                                                                    EXHIBIT 99.1

                    FOURTH AMENDED, RESTATED AND CONSOLIDATED

                             MASTER CREDIT AGREEMENT

                          DATED AS OF DECEMBER 27, 2002

                                      among

                             JDN REALTY CORPORATION

                                       and

                              FLEET NATIONAL BANK,

              THE OTHER LENDERS WHICH ARE PARTIES TO THIS AGREEMENT

                                       and

                          OTHER LENDERS THAT MAY BECOME

                            PARTIES TO THIS AGREEMENT

                                       and

                              FLEET NATIONAL BANK,

                                    AS AGENT

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                              AS SYNDICATION AGENT

                                       and

               COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                             AS DOCUMENTATION AGENT

                                       and

                             FLEET SECURITIES, INC.,

                                   AS ARRANGER

                                       and

                         DEUTSCHE BANC SECURITIES INC.,
               AS CO-LEAD ARRANGER AND JOINT BOOK RUNNING MANAGER

                               TABLE OF CONTENTS

Section 1.   DEFINITIONS AND RULES OF INTERPRETATION .....................................     2

             Section 1.1     Definitions .................................................     2

             Section 1.2     Rules of Interpretation .....................................    25

Section 2.   THE TERM LOAN FACILITY AND THE REVOLVING CREDIT FACILITY ....................    26

             Section 2.1     Term Loan ...................................................    26

             Section 2.2     Revolving Credit Loans ......................................    27

             Section 2.3     Facility Unused Fee .........................................    28

             Section 2.4     Reduction and Termination of Revolving Credit Commitments ...    28

             Section 2.5     Swing Loan Commitment .......................................    28

             Section 2.6     Interest on Loans ...........................................    31

             Section 2.7     Requests for Revolving Credit Loans .........................    31

             Section 2.8     Funds for Revolving Credit Loans ............................    32

             Section 2.9     Use of Proceeds .............................................    33

             Section 2.10    Letters of Credit ...........................................    34

Section 3.   REPAYMENT OF THE LOANS ......................................................    37

             Section 3.1     Stated Maturity .............................................    37

             Section 3.2     Mandatory Prepayments .......................................    37

             Section 3.3     Optional Prepayments ........................................    37

             Section 3.4     Partial Prepayments .........................................    38

             Section 3.5     Proceeds from Debt or Equity Offering; Sales ................    38

             Section 3.6     Effect of Prepayments .......................................    38

Section 4.   CERTAIN GENERAL PROVISIONS ..................................................    38

             Section 4.1     Conversion Options ..........................................    38

             Section 4.2     Closing Fee .................................................    39

             Section 4.3     Agent's Fee .................................................    39

             Section 4.4     Funds for Payments ..........................................    40

             Section 4.5     Computations ................................................    41

             Section 4.6     Inability to Determine LIBOR ................................    42

             Section 4.7     Illegality ..................................................    42

             Section 4.8     Additional Interest .........................................    42

             Section 4.9     Additional Costs, Etc .......................................    43

             Section 4.10    Capital Adequacy ............................................    44

             Section 4.11    Indemnity of Borrower .......................................    44

             Section 4.12    Default Interest; Late Charge ...............................    44

             Section 4.13    Certificate .................................................    44

             Section 4.14    Limitation on Interest ......................................    45

             Section 4.15    Certain Provisions Relating to Increased Costs ..............    45

Section 5.   COLLATERAL SECURITY .........................................................    46

             Section 5.1     Collateral ..................................................    46

             Section 5.2     Appraisals ..................................................    46

             Section 5.3     Replacement or Addition of Mortgaged Properties .............    46

             Section 5.4     Release of Mortgaged Property ...............................    48

             Section 5.5     Additional Guarantors .......................................    48

             Section 5.6     Release of Certain Subsidiary Guarantors ....................    49

             Section 5.7     Release of Collateral .......................................    49

Section 6.   REPRESENTATIONS AND WARRANTIES ..............................................    49

             Section 6.1     Corporate Authority, Etc ....................................    49

             Section 6.2     Governmental Approvals ......................................    50

             Section 6.3     Title to Properties .........................................    50

             Section 6.4     Financial Statements ........................................    51

             Section 6.5     No Material Changes .........................................    51

             Section 6.6     Franchises, Patents, Copyrights, Etc ........................    51

             Section 6.7     Litigation ..................................................    51

             Section 6.8     No Materially Adverse Contracts, Etc ........................    52

             Section 6.9     Compliance with Other Instruments, Laws, Etc ................    52

             Section 6.10    Tax Status ..................................................    52

             Section 6.11    No Event of Default .........................................    52

             Section 6.12    Holding Company and Investment Company Acts .................    52

             Section 6.13    Absence of UCC Financing Statements, Etc ....................    52

             Section 6.14    Setoff, Etc .................................................    53

             Section 6.15    Certain Transactions ........................................    53

             Section 6.16    Employee Benefit Plans ......................................    53

             Section 6.17    Disclosure ..................................................    53

             Section 6.18    Trade Name; Place of Business ...............................    54

             Section 6.19    Regulations T, U and X ......................................    54

             Section 6.20    Environmental Compliance ....................................    54

             Section 6.21    Subsidiaries ................................................    56

             Section 6.22    Leases ......................................................    56

             Section 6.23    Property ....................................................    57

             Section 6.24    Brokers .....................................................    57

             Section 6.25    Other Debt ..................................................    57

             Section 6.26    Solvency ....................................................    57

             Section 6.27    No Bankruptcy Filing ........................................    58

             Section 6.28    No Fraudulent Intent ........................................    58

             Section 6.29    Transaction in Best Interests of Borrower; Consideration ....    58

             Section 6.30    Contribution Agreement ......................................    58

             Section 6.31    Reaffirmation of Representations ............................    58

             Section 6.32    Transaction Documents .......................................    58

             Section 6.33    Management Agreement ........................................    59

             Section 6.34    Unsecured Bridge Loan Commitment ............................    59

Section 7.   AFFIRMATIVE COVENANTS .......................................................    59

             Section 7.1     Punctual Payment ............................................    59

             Section 7.2     Maintenance of Office .......................................    59

             Section 7.3     Records and Accounts ........................................    59

             Section 7.4     Financial Statements, Certificates and Information ..........    59

             Section 7.5     Notices .....................................................    61

             Section 7.6     Existence; Maintenance of Properties ........................    64

             Section 7.7     Insurance ...................................................    64

             Section 7.8     Taxes; Liens ................................................    67

             Section 7.9     Inspection of Properties and Books ..........................    67

             Section 7.10    Compliance with Laws, Contracts, Licenses, and Permits ......    67

             Section 7.11    Further Assurances ..........................................    68

             Section 7.12    Management ..................................................    68

             Section 7.13    Leases of the Property ......................................    68

             Section 7.14    Business Operations .........................................    68

             Section 7.15    Registered Servicemark ......................................    69

             Section 7.16    Ownership of Real Estate ....................................    69

             Section 7.17    Distributions of Income to the Borrower .....................    69

             Section 7.18    Limiting Agreements .........................................    69

             Section 7.19    [Intentionally Omitted.] ....................................    70

             Section 7.20    Plan Assets .................................................    70

             Section 7.21    Unsecured Bridge Loan Commitment ............................    70

Section 8.   NEGATIVE COVENANTS ..........................................................    70

             Section 8.1     Restrictions on Indebtedness ................................    70

             Section 8.2     Restrictions on Liens, Etc ..................................    71

             Section 8.3     Restrictions on Investments .................................    72

             Section 8.4     Merger, Consolidation .......................................    73

             Section 8.5     Sale and Leaseback ..........................................    74

             Section 8.6     Compliance with Environmental Laws ..........................    74

             Section 8.7     Distributions ...............................................    75

             Section 8.8     Asset Sales .................................................    76

             Section 8.9     Development Activity ........................................    76

             Section 8.10    Restriction on Prepayment of Indebtedness ...................    77

             Section 8.11    Zoning and Contract Changes and Compliance ..................    77

             Section 8.12    Derivative Obligations ......................................    77

             Section 8.13    Bankruptcy Remote Subsidiaries ..............................    77

             Section 8.14    Employment Contracts ........................................    77

Section 9.   FINANCIAL COVENANTS .........................................................    77

             Section 9.1     Borrowing Base ..............................................    77

             Section 9.2     Fixed Charge Coverage .......................................    78

             Section 9.3     Secured Debt Ratio ..........................................    78

             Section 9.4     Maximum Land Assets .........................................    78

             Section 9.5     Net Worth ...................................................    78

             Section 9.6     Liabilities to Assets Ratio .................................    78

             Section 9.7     EBITDA Coverage .............................................    78

             Section 9.8     Borrowing Base Assets .......................................    78

             Section 9.9     Limitation on Incurrence of Total Debt ......................    79

Section 10.  CLOSING CONDITIONS ..........................................................    79

             Section 10.1    Loan Documents ..............................................    79

             Section 10.2    Certified Copies of Organizational Documents ................    79

             Section 10.3    Resolutions .................................................    79

             Section 10.4    Incumbency Certificate; Authorized Signers ..................    79

             Section 10.5    Opinion of Counsel ..........................................    80

             Section 10.6    Payment of Fees .............................................    80

             Section 10.7    Insurance ...................................................    80

             Section 10.8    Performance; No Default .....................................    80

             Section 10.9    Representations and Warranties ..............................    80

             Section 10.10   Proceedings and Documents ...................................    80

             Section 10.11   Eligible Real Estate Qualification Documents ................    80

             Section 10.12   Compliance Certificate ......................................    80

             Section 10.13   [Intentionally Omitted.] ....................................    80

             Section 10.14   Endorsements to Title Policy ................................    81

             Section 10.15   Stockholder and Partner Consents ............................    81

             Section 10.16   [Intentionally Omitted.] ....................................    81

             Section 10.17   Contribution Agreement ......................................    81

             Section 10.18   Approval of Debt ............................................    81

             Section 10.19   Employment Contracts ........................................    81

             Section 10.20   Other .......................................................    81

Section 11.  CONDITIONS TO ALL BORROWINGS ................................................    81

             Section 11.1    Prior Conditions Satisfied ..................................    81

             Section 11.2    Representations True; No Default ............................    81

             Section 11.3    No Legal Impediment .........................................    82

             Section 11.4    Governmental Regulation .....................................    82

             Section 11.5    Proceedings and Documents ...................................    82

             Section 11.6    Borrowing Documents .........................................    82

             Section 11.7    Endorsement to Title Policy .................................    82

             Section 11.8    Future Advances Tax Payment .................................    82

Section 12.  EVENTS OF DEFAULT; ACCELERATION; ETC ........................................    83

             Section 12.1    Events of Default and Acceleration ..........................    83

             Section 12.2    Limitation of Cure Periods ..................................    86

             Section 12.3    Termination of Commitments ..................................    87

             Section 12.4    Remedies ....................................................    88

             Section 12.5    Distribution of Collateral Proceeds .........................    88

Section 13.  SETOFF ......................................................................    89

Section 14.  THE AGENT ...................................................................    89

             Section 14.1    Authorization ...............................................    89

             Section 14.2    Employees and Agents ........................................    90

             Section 14.3    No Liability ................................................    90

             Section 14.4    No Representations ..........................................    90

             Section 14.5    Payments ....................................................    91

             Section 14.6    Holders of Notes ............................................    92

             Section 14.7    Indemnity ...................................................    92

             Section 14.8    Agent as Lender .............................................    92

             Section 14.9    Resignation; Removal ........................................    92

             Section 14.10   Duties in the Case of Enforcement ...........................    93

             Section 14.11   Request for Agent Action ....................................    93

             Section 14.12   Reliance on Hedge Provider ..................................    93

Section 15.  EXPENSES ....................................................................    94

Section 16.  INDEMNIFICATION .............................................................    95

Section 17.  SURVIVAL OF COVENANTS, ETC ..................................................    95

Section 18.  ASSIGNMENT AND PARTICIPATION ................................................    96

             Section 18.1    Conditions to Assignment by Lenders .........................    96

             Section 18.2    Register ....................................................    97

             Section 18.3    New Notes ...................................................    97

             Section 18.4    Participations ..............................................    97

             Section 18.5    Pledge by Lender ............................................    98

             Section 18.6    No Assignment by Borrower ...................................    98

             Section 18.7    Disclosure ..................................................    98

             Section 18.8    Amendments to Mortgages .....................................    98

             Section 18.9    Co-Agents ...................................................    98

Section 19.  NOTICES .....................................................................    98

Section 20.  RELATIONSHIP ................................................................   100

Section 21.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE ..........................   100

Section 22.  HEADINGS ....................................................................   100

Section 23.  COUNTERPARTS ................................................................   100

Section 24.  ENTIRE AGREEMENT, ETC .......................................................   101

Section 25.  WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS ..............................   101

Section 26.  DEALINGS WITH THE BORROWER ..................................................   101

Section 27.  CONSENTS, AMENDMENTS, WAIVERS, ETC ..........................................   101

Section 28.  SEVERABILITY ................................................................   102

Section 29.  TIME OF THE ESSENCE .........................................................   102

Section 30.  NO UNWRITTEN AGREEMENTS .....................................................   102

Section 31.  REPLACEMENT NOTES ...........................................................   103

Section 32.  NO THIRD PARTIES BENEFITED ..................................................   103

Section 33.  INTERCREDITOR AGREEMENT .....................................................   103

                             EXHIBITS AND SCHEDULES

Exhibit A           FORM OF AMENDED AND RESTATED TERM LOAN NOTE

Exhibit B           FORM OF AMENDED AND RESTATED REVOLVING CREDIT NOTE

Exhibit C           FORM OF SWING NOTE

Exhibit D           FORM OF ASSIGNMENT OF LEASES AND RENTS

Exhibit E           FORM OF UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

Exhibit F           FORM OF INDEMNITY AGREEMENT REGARDING HAZARDOUS MATERIALS

Exhibit G           FORM OF MORTGAGE

Exhibit H           FORM OF REQUEST FOR REVOLVING CREDIT LOAN

Exhibit I           FORM OF LETTER OF CREDIT REQUEST

Exhibit J           FORM OF BORROWING BASE CERTIFICATE

Exhibit K           FORM OF COMPLIANCE CERTIFICATE

Exhibit L           FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

Schedule 1.1        COMMITMENTS

Schedule 1.2        CALCULATION OF DEBT SERVICE COVERAGE AMOUNT

Schedule 1.3        ELIGIBLE REAL ESTATE QUALIFICATION DOCUMENTS

Schedule 2.9(a)     EXISTING PRE-DEVELOPMENT PROPERTIES

Schedule 2.9(b)     EXISTING PROPERTIES UNDER CONSTRUCTION

Schedule 2.9(c)     ANNOUNCED PROJECTS

Schedule 2.10       EXISTING LETTERS OF CREDIT

Schedule 6.3        LIST OF ALL ENCUMBRANCES ON BORROWER ASSETS

Schedule 6.5        MATERIAL CHANGES TO MORTGAGED PROPERTIES

Schedule 6.7        PENDING LITIGATION OF BORROWER

Schedule 6.15       LIST OF TRANSACTIONS WITH AFFILIATES AND SUBSIDIARIES

Schedule 6.20       ENVIRONMENTAL RELEASES

Schedule 6.21(a)    SUBSIDIARIES OF THE BORROWER AND THE GUARANTORS

Schedule 6.21(b)    AFFILIATES OF THE BORROWER AND ITS SUBSIDIARIES

Schedule 6.22       MONETARY DEFAULTS UNDER LEASES

Schedule 6.25       MATERIAL LOAN AGREEMENTS

Schedule 8.3        ADDITIONAL INVESTMENTS

                    FOURTH AMENDED, RESTATED AND CONSOLIDATED
                             MASTER CREDIT AGREEMENT

             THIS FOURTH AMENDED, RESTATED AND CONSOLIDATED MASTER CREDIT AGREEMENT (this "Agreement") is made as of the 27th day of December, 2002, by and among JDN REALTY CORPORATION, a Maryland corporation ("Borrower"), having its principal place of business at 359 East Paces Ferry Road, Suite 400, Atlanta, Georgia 30305, FLEET NATIONAL BANK ("Fleet"), the other lending institutions which are parties to this Agreement as "Lenders", and the other lending institutions that may become parties hereto pursuant to Section 18 (together with Fleet, the "Lenders"), and FLEET NATIONAL BANK, as Agent for the Lenders (the "Agent"), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Syndication Agent ("Syndication Agent"), and COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as Documentation Agent ("Documentation Agent").

                                 R E C I T A L S

             WHEREAS, Borrower, Wachovia Bank, N.A. ("Wachovia"), individually and as agent, and the other lenders a party thereto entered into that certain Second Amended and Restated Credit Agreement, dated as of May 19, 2000 (as the same may have been amended, the "Original Revolving Credit Agreement"), pursuant to which the lenders a party thereto agreed to provide a revolving credit facility of up to $175,000,000.00 to Borrower upon the terms and conditions set forth therein; and

             WHEREAS, Borrower, Wachovia, individually and as agent, and the other lenders a party thereto entered into that certain Amended and Restated Term Loan Credit Agreement, dated as of May 19, 2000 (as the same may have been amended, the "Original Term Loan Agreement"), pursuant to which the lenders a party thereto agreed to provide to Borrower a term loan of $100,000,000.00 upon the terms and conditions set forth therein; and

             WHEREAS, Wachovia, individually and as agent, assigned its rights and obligations under the Original Revolving Credit Agreement and the Original Term Loan Agreement to Fleet, individually and as Agent; and

             WHEREAS, Borrower, Agent, Fleet and the lenders a party thereto entered into that certain Third Amended, Restated and Consolidated Master Credit Agreement, dated as of March 29, 2001 (as the same may have been amended, the "Third Amended Credit Agreement"), to consolidate the Original Revolving Credit Agreement, the Original Term Loan Agreement and the indebtedness described therein, and to amend and restate the Original Revolving Credit Agreement and the Original Term Loan Agreement, as so consolidated, in their entirety; and

             WHEREAS, Borrower, Agent, Fleet and the Lenders desire to extend the maturity date of the Indebtedness under the Third Amended Credit Agreement and to modify certain other provisions thereof;

             NOW, THEREFORE, in consideration of the recitals herein and mutual covenants and agreements contained herein, the parties hereto hereby amend and restate the Third Amended Credit Agreement in its entirety and covenant and agree as follows:

Section 1.   DEFINITIONS AND RULES OF INTERPRETATION.

             Section 1.1 Definitions. The following terms shall have the meanings set forth in this Section l or elsewhere in the provisions of this Agreement referred to below:

             Additional Guarantor. Each additional Subsidiary of Borrower which becomes a Guarantor pursuant to Section 5.5.

             Adjusted Consolidated EBITDA. For any period, the sum of the Consolidated EBITDA for such period less the Capital Improvement Reserve.

             Affiliate. An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member's interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.

             Agent. Fleet National Bank, acting as administrative agent for the Lenders, and its successors and assigns.

             Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Lenders.

             Agent's Special Counsel. McKenna Long & Aldridge LLP or such other counsel as selected by Agent.

             Agreement. This Fourth Amended, Restated and Consolidated Master Credit Agreement, including the Schedules and Exhibits hereto.

             Announced Projects. The Real Estate of Borrower and its Subsidiaries described on Schedule 2.9(c) hereto which Borrower has announced as a retail shopping center development and with respect to which such Person has purchased the land related thereto, has completed construction of certain phases of the development and on which construction activities are taking place as of the date hereof.

             Applicable Margin. On any date, the Applicable Margin set forth below based on the ratio of the Consolidated Total Liabilities of Borrower to the Consolidated Total Assets of Borrower:

PRICING LEVEL               RATIO                LIBOR RATE LOANS   BASE RATE LOANS
Pricing Level 1     Less than or equal to 55%         2.125%               0%

Pricing Level 2     Greater than 55%                  2.250%               0%

The initial Applicable Margin shall be at Pricing Level 1. The Applicable Margin shall not be adjusted based upon such ratio, if at all, until the first (1st) day of the first (1st) month following the delivery by Borrower to the Agent of the Compliance Certificate at the end of a fiscal quarter. In the event that Borrower shall fail to deliver to the Agent a quarterly Compliance Certificate on or before the date required by Section 7.4(c), then without limiting any other rights of the Agent and the Lenders under this Agreement, the Applicable Margin shall be at Pricing Level 2 until such failure is cured within any applicable cure period.

Notwithstanding the foregoing, from and after March 14, 2003, the Applicable Margin for LIBOR Rate Loans under Pricing Level 1 shall be increased to 2.375% and under Pricing Level 2 shall be increased to 2.50%. Such increase shall become effective immediately and shall be applicable to any currently effective Interest Periods.

             Arranger. Fleet Securities, Inc.

             Assignment and Acceptance Agreement. See Section 18.1.

             Assignment of Interests. The First Amended and Restated Assignment of Interests by Borrower to the Agent for the benefit of the Lenders relating to the partnership interests of Borrower in JDN Holdings and the stock of Borrower in JDN AL, JDN DCI and JDN LP, Inc., pursuant to which the Borrower's ownership interests in the Persons described therein are pledged to the Agent for the benefit of the Lenders, and each other Assignment of Interests which may hereafter be executed pursuant to Section 5.3, as the same may be modified or amended, and any further assignments, certificates, powers, consents, acknowledgments, estoppels or financing statements that may be delivered in connection therewith, and individually any one of them.

             Assignment of Leases and Rents. Each of the assignments of leases and rents from the Borrower or a Guarantor to the Agent, as it may be modified or amended, pursuant to which there shall be assigned to the Agent for the benefit of the Lenders a security interest in the interest of the Borrower or such Guarantor as lessor with respect to all Leases of all or any part of each Mortgaged Property, each such assignment entered into after the date hereof to be substantially in the form of Exhibit D annexed hereto, with such changes thereto as Agent may require as a result of state law or practice.

             Balance Sheet Date. September 30, 2002.

             Bankruptcy Code. Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.

             Base Rate. The greater of (a) the fluctuating annual rate of interest announced from time to time by the Agent at the Agent's Head Office as its "prime rate" or (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate (rounded upwards, if necessary, to the next one-eighth of one percent). The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective, without notice or demand of any kind.

             Base Rate Loans. Collectively, the Revolving Credit Base Rate Loans, the Term Base Rate Loans and Swing Loans bearing interest by reference to the Base Rate.

             Base Rent. With respect to any Lease, the minimum periodic contractual rent payable thereunder, excluding reimbursement or recovery of common area maintenance or other property operating expenses and excluding percentage rent.

             Borrower. As defined in the preamble hereto.

             Borrowing Base. At any time with respect to the Borrower, the Borrowing Base shall be the Borrowing Base for Eligible Real Estate included in the Mortgaged Property owned by the Borrower or any Guarantor. The Borrowing Base for Eligible Real Estate included in the Mortgaged Property shall be the amount which is the lesser of (a) sixty percent (60%) of the sum of the Mortgaged Property Asset Value of the Mortgaged Property, and (b) the sum of the Debt Service Coverage Amounts for each Mortgaged Property, and the amount which is the lesser of (a) and (b) shall be the Borrowing Base for Eligible Real Estate included in the Mortgaged Property. Notwithstanding the foregoing, the Borrowing Base attributable to a Mortgaged Property shall not exceed the amount to which recovery under the applicable Mortgage is limited.

             Building. With respect to each Mortgaged Property or parcel of Real Estate, all of the buildings, structures and improvements now or hereafter located thereon.

             Business Day. Any day on which banking institutions located in the same city and State as the Agent's Head Office are located are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

             Capital Improvement Reserve. With respect to any Real Estate now or hereafter owned or leased by the Borrower, any Guarantor or any of their respective Subsidiaries, a reserve for capital improvements, leasing commissions and tenant improvements in an amount equal to ten cents ($.10) multiplied by the Net Rentable Area contained therein. For purposes of this calculation, Net Rentable Area shall exclude square footage contained in Borrower's Rent Roll for any tenant who leases Real Estate pursuant to a ground lease.

             Capitalized Lease. A lease under which the discounted future rental payment obligations of the lessee or the obligor are required to be capitalized on the balance sheet of such Person in accordance with GAAP.

             CERCLA. See Section 6.20.

             Change of Control. A Change of Control shall exist upon the occurrence of any of the following:

             (a) any of the following Persons shall cease to hold the position set forth below: Craig Macnab - Chief Executive Officer of Borrower; John D. Harris, Jr. -- Chief Financial Officer of Borrower; and Lee Wielansky -- President and Chief Executive Officer of JDN DCI (each such Person a "Named Executive"); provided, however, that a Change of Control shall not have occurred if (i) the Named Executive is terminated (and such termination is not a Termination for Cause) and a competent and experienced successor for such Named Executive is approved by the Required Lenders within twenty (20) Business Days of such event, which approval may be granted or withheld by the Required Lenders in their sole and absolute discretion; or (ii) the Named Executive voluntarily terminates his employment with Borrower or JDN DCI, as applicable, is terminated as a result of a Termination for Cause or is terminated as a result of death or disability and Borrower (A) presents a plan for the replacement of the Named Executive reasonably acceptable to the Required Lenders within twenty (20) Business Days of such event, and (B) a competent and experienced successor for such Named Executive is approved by the Required Lenders within ninety (90) days of such event causing the termination of such employment, which approval may be granted or withheld by the Required Lenders in their sole and absolute discretion; or

             (b) any Person (including a Person's Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder) shall have acquired after March 29, 2001 beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of Borrower equal to at least twenty percent (20%); or

             (c) as of any date a majority of the Board of Directors of Borrower consists of individuals who were not either (i) directors of Borrower as of the corresponding date of the previous year (provided, however, that the initial Board of Directors for reference purposes of this clause (c)(i) shall be the Board of Directors as of March 29, 2001), (ii) selected or nominated to become directors by the Board of Directors of Borrower of which a majority consisted of individuals described in clause (c)(i) above, or (iii) selected or nominated to become directors by the Board of Directors of Borrower of which a majority consisted of individuals described in clause (c)(i), above and individuals described in clause (c)(ii), above.

             Closing Date. The first date on which all of the conditions set forth in Section 10 and Section 11 have been satisfied.

             Co-Arranger. Deutsche Bank Securities Inc.

             Code. The Internal Revenue Code of 1986, as amended.

             Collateral. All of the property, rights and interests of the Borrower and each Guarantor which are or are intended to be subject to the security interests, security title, liens and mortgages created by the Security Documents, including, without limitation, the Mortgaged Properties, and the Guaranty.

             Commitment. With respect to each Lender, the aggregate of (a) the Revolving Credit Commitment and (b) the Term Loan Commitment of such Lender, as set forth on Schedule 1.1 hereto, as the same may be changed from time to time in accordance with the terms of this Agreement.

             Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1.1 hereto as such Lender's percentage of the Total Commitment, as the same may be changed from time to time in accordance with the terms of this Agreement.

             Compliance Certificate. See Section 7.4(c).

             Condemnation Proceeds. All compensation, awards, damages, rights of action and proceeds awarded to the Borrower or a Guarantor by reason of any Taking, net of all reasonable amounts actually expended to collect the same.

             Consolidated. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

             Consolidated EBITDA. With respect to any period, an amount equal to the EBITDA of Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

             Consolidated Fixed Charges. For any period, determined on a consolidated basis in accordance with GAAP, the sum of (i) Consolidated Interest Incurred for the fiscal quarter just ended and the immediately preceding fiscal quarter, plus (ii) all dividends paid or declared but not yet paid by the Borrower on preferred stock during the fiscal quarter just ended and the immediately preceding fiscal quarter, plus (iii) the aggregate amount of scheduled principal amortization paid in the fiscal quarter just ended and the immediately preceding fiscal quarter as reflected on the Borrower's most recent quarterly consolidated financial statement submitted to the Agent and the Lenders, but excluding any principal payments under this Agreement and excluding any balloon payments on other Indebtedness, plus (iv) any amounts due and payable by the Borrower or any of its Subsidiaries under any ground leases to which any of them is a party for the fiscal quarter just ended and the immediately preceding fiscal quarter.

             Consolidated Interest Expense. For any period, interest expensed in respect of Indebtedness of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

             Consolidated Interest Incurred. For any period, interest incurred on all Indebtedness of Borrower and its Subsidiaries (regardless of whether such interest was expensed or capitalized in accordance with GAAP), determined on a consolidated basis in accordance with GAAP excluding amortization of deferred loan costs.

             Consolidated Liabilities. The sum of (i) all liabilities that, in accordance with GAAP, should be classified as liabilities on a consolidated balance sheet of Borrower and its Subsidiaries and the Guarantors, and (ii) to the extent not included in clause (i) of this definition, all Redeemable Preferred Stock.

             Consolidated Net Income. For any period, the Net Income of the Borrower and its Subsidiaries determined on a consolidated basis, but excluding
(i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

             Consolidated Tangible Net Worth. The total consolidated shareholders' equity of Borrower and its Subsidiaries as determined in accordance with GAAP, and less the sum of:

             (a) the total book value of all assets of the Borrower and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

             (b) all amounts representing any write-up in the book value of any assets of Borrower or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date.

             Consolidated Total Assets. On a consolidated basis for the Borrower and its Subsidiaries, Consolidated Total Assets shall mean the sum of (without duplication with respect to any Real Estate):

             (i) an amount equal to the product of (x) the Net Operating Income for the two (2) fiscal quarters just ended prior to the date of determination, times (y) two (2) (which is the annualization factor), divided by
(z) 0.10 (which is the capitalization rate), from each separate Real Estate owned by the Borrower or any Guarantor for at least two fiscal quarters; plus

             (ii) an amount equal to the book value as of the last day of the month just ended prior to the date of determination of Real Estate owned by the Borrower or any Guarantor for less than two fiscal quarters; plus

             (iii) the book value of Land Assets and Construction in Progress on the last day of the fiscal quarter just ended; plus

             (iv) the aggregate amount of all (x) unrestricted cash and accounts receivable which are not past due of the Borrower and the Guarantors and (y) restricted cash held by any person serving as a "qualified intermediary" for purposes of an exchange pursuant to Section 1031 of the Code on behalf of the Borrower or any Guarantor; plus

             (v) the book value of Borrower's interests in its Subsidiaries that are not Guarantors; plus

             (vi) the book value of Borrower's Minority Interests in Persons other than its Subsidiaries.

Consolidated Total Assets will be adjusted, as appropriate, for acquisitions, dispositions and other changes to the portfolio during a quarter. Properties acquired or assets under development completed during the quarter will be valued at cost for a maximum of ninety (90) days from acquisition or completion (and until the end of the following fiscal quarter); provided that thereafter such properties shall be valued as provided in clause (i) of this definition. All income, expense and value associated with Real Estate disposed of during any quarter will be eliminated from calculations.

             Consolidated Total Liabilities. At any time, for the Borrower and its Subsidiaries, determined on a consolidated basis without duplication, the sum of (i) Consolidated Liabilities, plus (ii) all Indebtedness of the Borrower or any Subsidiary, plus (iii) the face amount of all letters of credit issued for the account of the Borrower or any Subsidiary.

             Construction in Progress. For any retail Real Estate (or related improvements), calculated on a consolidated basis for the Borrower, the Guarantors and their respective Subsidiaries and Affiliates, the sum of (x) construction-in-progress as shown from time to time on the books and records of the Borrower and the Guarantors, maintained in accordance with GAAP, plus (y) the book value, calculated in accordance with GAAP, of any Real Estate that (i) previously constituted construction-in-progress and (ii) has not yet become a Stabilized Property.

             Contribution Agreement. That certain Contribution Agreement dated as of March 29, 2001 among the Borrower, the Subsidiary Guarantors and each Additional Guarantor which may hereafter become a party thereto, as the same may be modified, amended or ratified from time to time.

             Conversion/Continuation Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with
Section 4.1.

             Debt. Debt of the Borrower or any of its Subsidiaries means any indebtedness of the Borrower or any of its Subsidiaries, whether or not contingent, and without duplication, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Borrower or any of its Subsidiaries, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Borrower or any of its Subsidiaries as lessee which is reflected in the balance sheet of the Borrower or any of its Subsidiaries as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (i) through
(iii) above to the extent that any such items (other than letters of credit) would appear as a liability on the balance sheet of the Borrower or any of its Subsidiaries in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Borrower or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Borrower or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by the Borrower or any of its Subsidiaries whenever the Borrower or any of its Subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof).

             Debt Offering. The issuance and sale by the Borrower or any Guarantor of any debt securities of the Borrower or such Guarantor; provided, however, in no event shall either of the following be considered a Debt
Offering: (i) the issuance by the Borrower or any Guarantor of debt securities which are unsecured obligations of such Person the proceeds of which are used to repay or reduce the Borrower's indebtedness pursuant to any of the Unsecured Notes in accordance with the terms of this Agreement (but only to the extent such proceeds are so used), or (ii) the issuance by the Borrower or any Guarantor of any debt securities for consideration other than for cash or cash equivalents.

             Debt Service Coverage Amount. At any time determined by the Agent, an amount equal to the maximum principal amount of Loans that may be outstanding pursuant to the following formula:

                                    Adjusted NOI
                                    ------------ = P
                                      1.5 x D

Where P =         maximum principal balance of Loans that may be outstanding

D = the greater of (a) the greater of (i) the then-current annual yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of determination plus 2.0% payable on a 25-year mortgage style amortization schedule (expressed as a decimal), or (ii) .095, and (b) the actual blended rate of interest then payable with respect to the Loans (expressed as a decimal)

NOI = the product of (a) Net Operating Income from the Mortgaged Properties for the preceding two (2) fiscal quarters most recently ended multiplied by (b) two (2)

Adjusted NOI =    the sum of (a) NOI less (b) the Capital Improvement Reserve

Attached hereto as Schedule 1.2 is an example of the calculation of Debt Service Coverage Amount (such example is meant only as an illustration based upon the assumptions set forth in such example, and shall not be interpreted so as to limit the Agent in its good faith determination of the Debt Service Coverage Amount hereunder as hereinafter provided). The determination of the Debt Service Coverage Amount and the components thereof by the Agent shall, so long as the same shall be determined in good faith, be conclusive and binding absent manifest error.

             Default. See Section 12.1.

             Default Rate. See Section 4.12.

             Derivative Obligations. All Interest Rate Contracts and all other obligations of any Person in respect of any interest rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, forward equity transaction, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, forward transaction, collar transaction, currency swap, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

             Distribution. With respect to any Person, the declaration or payment of any cash, dividend or distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person; the purchase, redemption, exchange or other retirement by such Person of any shares of any class of capital stock or other beneficial interest of such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by such Person to its shareholders, partners, members or other owners as such; or any other distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person; provided, however, that the dividend or distribution of common stock of a Person shall not constitute a Distribution with respect to such Person.

             Documentation Agent. As defined in the preamble.

             Dollars or $. Dollars in lawful currency of the United States of America.

             Domestic Lending Office. Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

             Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Maturity Date is converted in accordance with Section 4.1.

             EBITDA. With respect to any Person (or any asset of any Person) for any period, an amount equal to the sum of (a) the Net Income of such Person (or attributable to such asset) for such period plus (b) depreciation, amortization, interest expensed, income taxes and any extraordinary or non-recurring losses (including, without limitation, losses from the sale or anticipated sale of land) deducted in calculating such Net Income minus (c) any extraordinary or non-recurring gains (including, without limitation, gains from the sale or anticipated sale of land) included in calculating such Net Income all as determined in accordance with GAAP. The Net Income of a Person (or any asset of a Person) shall be adjusted to reflect such Person's (or asset's) allocable share for the relevant period or as of the date of determination, taking into account such Person's respective ownership interest in other Persons or such assets. Notwithstanding anything in this Agreement to the contrary, any loss associated with a charge attributable to the settlement of the litigation described as items 1, 5 and 6 in Schedule 6.7 hereto shall, to the extent the same has been deducted in calculating EBITDA, be added back to EBITDA for the purposes of the covenants set forth in Section 9.2 and Section 9.7. Except as set forth in the definition of Funds from Operations, no similar adjustments shall be made in determining compliance with any other covenants set forth in this Agreement.

             Eligible Real Estate. Real Estate:

             (a) which is owned in fee (or a ground lease acceptable to the Agent in its reasonable discretion) by the Borrower or a Guarantor;

             (b) which is located within the contiguous 48 States of the continental United States, excluding those States which prescribe a "single-action" or similar rule limiting the rights of creditors secured by real property, which exclusion shall apply, without limitation, to the States of California and Washington except to the extent such exclusion is waived in writing by the Required Lenders with respect to a specific parcel of Real Estate;

             (c) which is improved by an income-producing retail shopping center consistent with Borrower's business strategy on the date of the Third Amended Credit Agreement;

             (d)           as to which all of the representations set forth in
Section 6 of this Agreement concerning Mortgaged Property are true and correct;

             (e) as to which the Agent and the Required Lenders, as applicable, have received and approved all Eligible Real Estate Qualification Documents, or will receive and approve them prior to inclusion of such Real Estate as a Mortgaged Property; and

             (f) which does not cause the Borrower to be in violation of the covenants set forth in Section 9.8.

             Eligible Real Estate Qualification Documents. See Schedule 1.3 attached hereto.

             Employee Benefit Plan. Any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by either of the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

             Employment Contracts. Employment agreements between Borrower and Craig Macnab and Lee Wielansky, respectively, pursuant to which Craig Macnab and Lee Wielansky agree to perform services for the Borrower as officers, such agreements to have a term extending not less than the Maturity Date and otherwise being in form and substance satisfactory to Agent.

             Environmental Engineer. National Assessment Corporation or another firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and acceptable to the Agent in its reasonable discretion and, so long as no Default or Event of Default exists hereunder, reasonably acceptable to the Borrower.

             Environmental Laws. See Section 6.20(a).

             Equity Offering. The issuance and sale after the Closing Date by the Borrower or any Guarantor of any equity securities of such Person; provided, however, that the issuance by the Borrower or any Guarantor of any equity securities of such Person or any securities or instruments convertible, exchangeable or exercisable for equity securities of such Person to any of the following shall not be deemed an Equity Offering: (i) any Person for consideration other than for cash or cash equivalents; (ii) any Person not previously employed by the Borrower or any Guarantor as a material inducement to such Person's entering into an employment contract with the Borrower or a Guarantor; (iii) directors, officers and employees of the Borrower or any Guarantor pursuant to an incentive stock or stock option, employee stock purchase, long-term incentive or stock bonus plans, whether now in effect or adopted in the future; or (iv) any Person pursuant to a dividend reinvestment or stock purchase program sponsored by the Borrower or any Guarantor, whether now in effect or adopted in the future.

             ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

             ERISA Affiliate. Any Person which is treated as a single employer with the Borrower, the Guarantors or their respective Subsidiaries under Section 414 of the Code.

             ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

             Event of Default. See Section 12.1.

             Existing Pre-Development Properties. The Real Estate of Borrower and its Subsidiaries described on Schedule 2.9(a) hereto as to which pre-development work has commenced as of the date of this Agreement.

             Existing Properties Under Construction. The Real Estate of Borrower and its Subsidiaries described on Schedule 2.9(b) hereto that is under construction as of the date of this Agreement, as such Schedule may be updated as provided in Section 7.5(h).

             Federal Funds Effective Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent.

             Fitch. Fitch, Inc. doing business as Fitch Ratings.

             Fleet. As defined in the preamble.

             Funds from Operations. With respect to any Person for any fiscal period, an amount equal to the Net Income (or Loss) of such Person for such period, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be recalculated to reflect funds from operations on the same basis. Notwithstanding anything in this Agreement to the contrary, non-cash impairment charges of $6,973,000.00 taken by Borrower during the year ended December 31, 2000, a non-cash charge of $5,400,000.00 taken by JDN DCI during the year ended December 31, 2000 related to the creation of a valuation allowance on deferred tax assets and any loss associated with a charge attributable to the settlement of the litigation described as items 1, 5 and 6 in Schedule 6.7 hereto shall, to the extent the same has been previously deducted in calculating Funds from Operations, be added back to Funds from Operations.

             GAAP. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

             Guarantee. A Guarantee by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

             Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

             Guarantors. Collectively, the Subsidiary Guarantors and each Additional Guarantor, and individually any one of them.

             Guaranty. The First Amended and Restated Unconditional Guaranty of Payment and Performance dated of even date herewith made by the Subsidiary Guarantors and each Unconditional Guaranty of Payment and Performance which is hereafter executed by an

Additional Guarantor, in favor of the Agent and the Lenders, as the same may be modified, amended or ratified, such Guaranty to be substantially in the form of Exhibit E attached hereto.

             Hazardous Substances. See Section 6.20(b).

             Hedge Obligations. All obligations of Borrower to any Lender or an Affiliate of a Lender to make any termination payments under any agreement with respect to an interest rate swap, collar, cap or floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with the satisfaction of the condition set forth in Section 10.16 of the Third Amended Credit Agreement, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

             Indebtedness. Indebtedness of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capitalized Leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance,
(vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument, (viii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (ix) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any), and (x) all Indebtedness of others Guaranteed by such Person.

             Indemnity Agreements. Each of the Indemnity Agreements Regarding Hazardous Materials now or hereafter made by the Borrower and Guarantor in favor of the Agent and the Lenders, as the same may be modified, amended or ratified, pursuant to which the Borrower and each Guarantor agree to indemnify the Agent and the Lenders with respect to Hazardous Substances and Environmental Laws, each such agreement entered into after the date hereof to be substantially in the form of Exhibit F annexed hereto.

             Insurance Proceeds. All insurance proceeds, damages, claims and rights of action and the right thereto under any insurance policies relating to any portion of any Collateral, net of all reasonable amounts actually expended to collect the same.

             Intercompany Debt. Debt to which the only parties are the Borrower and any of its Subsidiaries, but only so long as such Debt is held solely by the Borrower and any Subsidiary.

             Interest Payment Date. As to each Loan, the first (1st) day of each calendar month during the term of such Loan.

             Interest Period. With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such LIBOR Rate Loan and ending one, two, three or six months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Loan Request or Conversion/Continuation Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

             (i) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, such Interest Period shall end on the next succeeding LIBOR Business Day, unless such next succeeding LIBOR Business Day occurs in the next calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day, as determined conclusively by the Agent in accordance with the then current bank practice in London;

             (ii) if the Borrower shall fail to give notice as provided in Section 4.1, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and

             (iii) no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date.

             Interest Rate Contracts. Interest rate swap, collar, cap or similar agreements providing interest rate protection.

             Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person and owned by such Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each Investment any amount received as a return of capital; (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) may be deducted when paid; and (d) there shall not be deducted in respect of any Investment any decrease in the value thereof.

             Issuing Lender. Fleet, in its capacity as the Lender issuing the Letters of Credit.

             JDN AL. JDN Realty AL, Inc., an Alabama corporation.

             JDN DCI. JDN Development Company, Inc., a Delaware corporation.

             JDN Holdings. JDN Realty Holdings, L.P., a Georgia limited partnership.

             JDN LP, Inc. JDN Realty LP, Inc., a Delaware corporation.

             JDN Venture. Any Person formed by the Borrower or any Subsidiary:
(i) the accounts of which are not consolidated with Borrower in accordance with GAAP and (ii) in which the Borrower or such Subsidiary owns either (x) 50% or more of the beneficial interests therein, but does not have "control" thereof within the meaning set forth in the definition of Affiliate, or (y) 20% or more of the beneficial interests therein, but does have control thereof.

             Land Assets. Land with respect to which the commencement of grading, construction of improvements or infrastructure has not yet commenced, and all unimproved land according to GAAP. Land Assets shall not include "outparcels" held in the ordinary course of business for sale or lease.

             Lease Summaries. Summaries or abstracts of the material terms of the Leases. Such Lease Summaries shall be in form and substance reasonably satisfactory to the Agent.

             Leases. Leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in any Building or of any Real Estate.

             Lenders. Fleet, the other lending institutions which are party hereto and any other Person which becomes an assignee of any rights of a Lender pursuant to Section 18 (but not including any participant as described in Section 18).

             Letter of Credit. Any standby letter of credit issued at the request of the Borrower and for the account of the Borrower in accordance with
Section 2.10.

             Letter of Credit Request. See Section 2.10(a).

             LIBOR. As applicable to any Interest Period for any LIBOR Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/32nd of one percent) as determined on the basis of the offered rates for deposits in Dollars, for the period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two
(2) LIBOR Business Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, LIBOR shall be the rate (rounded upwards as described above, if necessary) for deposits in Dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two
(2) LIBOR Business Days prior to the beginning of such Interest Period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) LIBOR Business Days preceding the first day of such Interest Period as selected by Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) LIBOR Business Days preceding the first day of such Interest Period. In the event that Agent is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Rate Loan cannot be determined and the provisions of Section 4.6 shall apply. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Agent, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

             LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England.

             LIBOR Lending Office. Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining LIBOR Rate Loans.

             LIBOR Rate Loans. Collectively, the Revolving Credit LIBOR Rate Loans, Term LIBOR Rate Loans and Swing Loans bearing interest by reference to LIBOR.

             Lien. See Section 8.2.

             Loan Documents. This Agreement, the Notes, the Letter of Credit Request, the Security Documents and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower or any Guarantor in connection with the Loans.

             Loan Request. See Section 2.7.

             Loans. Collectively, the Revolving Credit Loans, the Term Loans and the Swing Loans.

             Major Tenant. A tenant of the Borrower or any Guarantor which leases space in a Mortgaged Property pursuant to a Lease which entitles it to occupy 25,000 square feet or more.

             Majority Lenders. As of any date, the Lender or Lenders whose aggregate Commitment Percentage is greater than fifty percent (50%) of the Total Commitment.

             Management Agreements. Agreements, whether written or oral, providing for the management of the Mortgaged Properties or any of them.

             Material Adverse Effect. A material adverse effect on (a) the business, properties, assets, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries considered as a whole; (b) the ability of Borrower or any Guarantor owning a Mortgaged Property to perform any of its obligations under the Loan Documents; or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of Agent or the Lenders thereunder.

             Maturing Notes. The $75,000,000.00 of 6.918% Mandatory Par Put Remarketed Securities Due March 31, 2013 issued pursuant to the Indenture, as amended, described in clause (ii) of the definition of "Unsecured Notes", which are subject to mandatory repayment on March 31, 2003.

             Maturity Date. January 1, 2004, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof, including without limitation and notwithstanding anything to the contrary in any of the Loan Documents, upon the consummation of the Transaction.

             Minimum Consolidated Tangible Net Worth. At any time, the sum of
(a) $400,000,000.00 plus (b) ninety percent (90%) of the aggregate net proceeds received by the Borrower or any Guarantor after the Closing Date in connection with any Equity Offering to any other Person.

             Minority Interest. As to any Person, an ownership or other equity investment in any other Person, which investment is not consolidated with the accounts of such Person in accordance with GAAP.

             Moody's. Moody's Investor Service, Inc.

             Mortgaged Property or Mortgaged Properties. The Eligible Real Estate owned by the Borrower or a Guarantor which is security for the Obligations pursuant to the Mortgages.

             Mortgaged Property Asset Value. With respect to any Eligible Real Estate included in the Mortgaged Property owned by the Borrower or a Guarantor, the amount equal to (a) the product of (i) the Net Operating Income for the two
(2) fiscal quarters just ended prior to the date of determination, times (ii) two (2) (which is the annualization factor), divided by (b) 0.10 (which is the capitalization rate).

             Mortgages. The Mortgages, Deeds to Secure Debt and/or Deeds of Trust from the Borrower or a Guarantor to the Agent for the benefit of the Lenders (or to trustees named therein acting on behalf of the Agent for the benefit of the Lenders), as the same may be modified or amended, pursuant to which the Borrower or a Guarantor has conveyed or granted a mortgage lien upon or a conveyance in fee simple of a Mortgaged Property as security for the Obligations, each such mortgage entered into after the date hereof to be substantially in the form of Exhibit G annexed hereto, with such changes thereto as Agent may require as a result of state law or practice.

             Multiemployer Plan. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

             Named Executive. See the definition of "Change of Control".

             Net Income (or Loss). With respect to any Person (or any asset of any Person) for any period, the net income (or loss) of such Person (or attributable to such asset), determined in accordance with GAAP. The net income (or loss) of a Person shall include, without duplication, the allocable share of the net income (or loss) of any other Person in which a Minority Interest is owned by such Person based on the ownership of such Person in such other Person.

             Net Operating Income. With respect to any Real Estate, for any period, "property revenues", consisting of minimum and percentage rents as determined in accordance with GAAP together with recoveries from tenants as determined in accordance with GAAP, all such amounts shall be attributable to such period and accrued according to GAAP, less (i) all "property expenses" consisting of expenses incurred or accrued by the Borrower, a Guarantor or their respective Subsidiaries that are directly related to the operation and ownership of such Real Estate, including real estate taxes, sales taxes, common area maintenance charges, accounting and administration, security, utilities, maintenance, janitorial, premiums for casualty and liability insurance, ground lease payments (excluding from the foregoing expenses for depreciation, amortization, interest and leasing commissions with respect to such Real Estate), and (ii) an allowance for property management expenses calculated at the greater of (A) three percent (3.0%) of Base Rent or (B) actual property management expenses. If such period is less than a year, expenses described in clause (i) above that are payable less frequently than monthly during the course of a year (e.g., real estate taxes and insurance premiums) shall be adjusted by "straight lining" the amounts so that such expenses are accrued on a monthly basis over the course of a year and fairly stated for each period.

             Net Rentable Area. With respect to any Real Estate, the floor area of any buildings, structures or improvements available for leasing to tenants determined in accordance with the Rent Roll for such Real Estate, the manner of such determination to be reasonably consistent for all Real Estate of the same type unless otherwise approved by the Agent.

             Notes. Collectively, the Revolving Credit Notes, the Term Loan Notes and the Swing Loan Note.

             Notice. See Section 19.

             Obligations. All indebtedness, obligations and liabilities of the Borrower or any Guarantor to any of the Lenders or the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Notes or the Letters of Credit, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

             Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination. With respect to Letters of Credit, the aggregate undrawn face amount of issued Letters of Credit.

             PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

             Permitted Liens. Liens, security interests and other encumbrances permitted by Section 8.2.

             Person. Any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

             Plan Assets. Assets of any employee benefit plan subject to Part 4, Subtitle A, Title I of ERISA.

             Potential Collateral. Any property of the Borrower or a Guarantor which is not at the time included in the Collateral and which consists of (i) Eligible Real Estate, or (ii) Real Estate which is capable of becoming Eligible Real Estate through the approval of the Required Lenders and the completion and delivery of Eligible Real Estate Qualification Documents.

             Pricing Level. Such term shall have the meaning established within the definition of Applicable Margin.

             Rating. With respect to the Borrower, the most recent rating issued from time to time by a Rating Agency as is applicable to Borrower as an issuer with respect to long-term debt (i.e., a corporate credit or issuer rating with respect to long-term debt), or if no such Rating is in effect, then the rating applicable to Borrower's senior unsecured debt.

             Rating Agencies. S&P, Moody's and Fitch.

             Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower, any Guarantor or any of their respective Subsidiaries, including, without limitation, the Mortgaged Properties.

             Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Agent with respect to any Loan referred to in such Note.

             Redeemable Preferred Stock. Any preferred stock issued by a Person which is at any time prior to the Maturity Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

             Register. See Section 18.2.

             REIT Status. With respect to Borrower, its status as a real estate investment trust as defined in Section 856(a) of the Code.

             Release. See Section 6.20(c)(iii).

             Rent Roll. A report prepared by the Borrower showing for each Mortgaged Property owned or leased by Borrower or a Guarantor, its occupancy, lease expiration dates, lease rent and other information in substantially the form presented to the Lenders prior to the date hereof or in such other form as may have been approved by the Agent.

             Required Lenders. As of any date, the Lender or Lenders whose aggregate Commitment Percentage is equal to or greater than sixty-six and 2/3 percent (66-2/3%) of the Total Commitment.

             Reserve Percentage. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves (including, without limitation, all base, supplemental, marginal and other reserves) under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D or any successor or similar regulation), if such liabilities were outstanding. The Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

             Revolving Credit Base Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

             Revolving Credit Commitment. With respect to each Revolving Credit Lender, the amount set forth on Schedule 1.1 hereto as the aggregate amount of such Revolving Credit Lender's Revolving Credit Commitment, as the same may be reduced from time to time in accordance with the terms of this Agreement.

             Revolving Credit Commitment Percentage. With respect to each Revolving Credit Lender, the percentage set forth on Schedule 1.1 hereto as such Revolving Credit Lender's percentage of the aggregate Revolving Credit Commitments of all of the Revolving Credit Lenders.

             Revolving Credit Lenders. Collectively, the Lenders which are the holders of the Revolving Credit Notes, such Revolving Credit Lenders being identified on Schedule 1.1 hereto.

             Revolving Credit LIBOR Rate Loans. Revolving Credit Loans bearing interest calculated by reference to LIBOR.

             Revolving Credit Loan or Loans. An individual Revolving Credit Loan or the aggregate Revolving Credit Loans, as the case may be, in the maximum principal amount of $150,000,000.00 to be made by the Revolving Credit Lenders hereunder as more particularly described in Section 2. Amounts drawn under a Letter of Credit shall also be considered Revolving Credit Loans as provided in
Section 2.10(f).

             Revolving Credit Notes. See Section 2.2(b).

             Secured Debt. Debt secured by any mortgage, trust deed, deed of trust, deed to secure debt, security agreement, pledge, conditional sale or other title retention agreement, capitalized lease, or other like agreement granting or conveying security title to or a security interest in real property or other tangible assets, other than those relating to Intercompany Debt. For purposes hereof, such Debt shall become Secured Debt at the time it first becomes secured by execution of any of the documents, instruments or agreements described in the immediately preceding sentence.

             Security Documents. Collectively, the Guaranty, the Mortgages, the Assignments of Leases and Rents, the Indemnity Agreements, the Assignment of Interests, UCC-1 financing statements and any further collateral assignments to the Agent for the benefit of the Lenders.

             S&P. Standard & Poor's Ratings Group.

             Short-term Investments. Investments described in subsections (a) through (g), inclusive, of Section 8.3. For all purposes of this Agreement and the other Loan Documents, the value of Short-term Investments at any time shall be the current market value thereof determined in a manner reasonably satisfactory to the Agent.

             Stabilized Property. At any time, Real Estate improved as retail shopping centers (i) which are at least ninety percent (90%) leased (pursuant to written Leases which have been signed by both landlord and tenant and under which the payment of Base Rent has commenced) or (ii) which are at least eighty percent (80%) occupied by tenants which have accepted the premises and signed (together with the landlord) a Lease, and with respect to which the date for the commencement of payment of Base Rent has been established.

             State. A state of the United States of America.

             Subordination, Attornment and Non-Disturbance Agreement. An agreement among the Agent, the Borrower or a Guarantor and a tenant under a Lease pursuant to which such tenant agrees to subordinate its rights under the Lease to the lien or security title of the applicable Mortgage and agrees to recognize the Agent or its successor in interest as landlord under the Lease in the event of a foreclosure under such Mortgage, and the Agent agrees to not disturb the possession of such tenant, such agreement to be in form and substance reasonably satisfactory to Agent.

             Subsidiary. Any corporation, association, partnership, limited liability company, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding voting interests or other economic interest, or any other entity the accounts of which are consolidated with the parent.

             Subsidiary Guarantors. JDN AL, JDN DCI, JDN Holdings, JDN LP, Inc., and the other parties to the Guaranty as of the Closing Date.

             Survey. An instrument survey of each parcel of Mortgaged Property prepared by a registered land surveyor which shall show the location of all buildings, structures, easements and utility lines on such property, shall be sufficient to remove the standard survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of the Mortgaged Property and shall not show any encroachments by others (or to the extent any encroachments are shown, such encroachments shall be acceptable to the Agent in its reasonable discretion), shall show rights of way, adjoining sites, establish building lines and street lines, the distance to and names of the nearest intersecting streets and such other details as the Agent may reasonably require; and shall show whether or not the Mortgaged Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law and shall otherwise be in form and substance reasonably satisfactory to the Agent.

             Surveyor Certification. With respect to each parcel of Mortgaged Property, a certificate executed by the surveyor who prepared the Survey with respect thereto, dated as of a recent date and containing such information relating to such parcel as the Agent or the Title Insurance Company may reasonably require, such certificate to be reasonably satisfactory to the Agent in form and substance.

             Swing Loan. See Section 2.5(a).

             Swing Loan Lender. Fleet, in its capacity as Swing Loan Lender.

             Swing Loan Commitment. The sum of $10,000,000.00, as the same may be changed from time to time in accordance with the terms of this Agreement.

             Swing Loan Note. See Section 2.5(b).

             Syndication Agent. As defined in the preamble.

             Taking. The taking or appropriation (including by deed in lieu of condemnation) of any Mortgaged Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner or any damage or injury or diminution in value through condemnation, inverse condemnation or other exercise of the power of eminent domain.

             Term Base Rate Loans. The Term Loans bearing interest by reference to the Base Rate.

             Term LIBOR Rate Loans. The Term Loans bearing interest by reference to LIBOR.

             Term Loan or Term Loans. An individual Term Loan or the aggregate Term Loans, as the case may be, in the maximum principal amount of $150,000,000.00 made by the Term Loan Lenders hereunder and evidenced by the Term Loan Notes.

             Term Loan Commitment. As to each Term Loan Lender, the amount equal to such Term Loan Lender's percentage set forth on Schedule 1.1 of the aggregate principal amount of the Term Loans from time to time outstanding.

             Term Loan Commitment Percentage. With respect to each Term Loan Lender, the percentage set forth on Schedule 1.1 hereto as such Term Loan Lender's percentage of the aggregate Term Loans.

             Term Loan Lenders. Collectively, the Lenders which are the holders of the Term Loan Notes, such Term Loan Lenders being identified on Schedule 1.1 hereto.

             Term Loan Notes. See Section 2.1(b).

             Termination For Cause. Termination by Borrower or JDN DCI of a Named Executive's employment by reason of (a) Named Executive's (i) failure to adhere to written policies of Borrower or JDN DCI, which failure has a material adverse effect on Borrower or JDN DCI, (ii) appropriation (or attempted appropriation) of a material business opportunity of Borrower or JDN DCI, including attempting to secure or securing any personal profit or benefit in connection with any transaction entered into on behalf of Borrower or JDN DCI, or (iii) misappropriation (or attempted misappropriation) of any of Borrower's or JDN DCI's funds or property, or (b) the conviction of, the indictment (or its procedural equivalent) for or the entry of a guilty plea or plea of no contest by a Named Executive with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

             Test Period. See Section 9.2.

             Third Amended Credit Agreement. As defined in the recitals.

             Title Insurance Company. Chicago Title Insurance Company and/or any other title insurance company or companies approved by the Agent and the Borrower.

             Title Policy. With respect to each parcel of Mortgaged Property, an ALTA standard form title insurance policy (or, if such form is not available, an equivalent, legally promulgated form of mortgagee title insurance policy reasonably acceptable to the Agent) issued by a Title Insurance Company (with such reinsurance as the Agent may reasonably require, any such reinsurance to be with direct access endorsements to the extent available under applicable law) in an amount as the Agent may reasonably require insuring the priority of the Mortgage thereon and that the Borrower or a Guarantor, as applicable, holds marketable fee simple title to or a valid and subsisting leasehold interest in such parcel, subject only to the encumbrances acceptable to Agent in its reasonable discretion and which shall not contain standard exceptions for mechanics liens, persons in occupancy (other than tenants as tenants only under Leases) or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its reasonable discretion, and shall contain (a) a revolving credit endorsement and (b) such other endorsements and affirmative insurance as the Agent may reasonably require and is available in the State in which the Real Estate is located, including but not limited to (i) a comprehensive endorsement,
(ii) a variable rate of interest endorsement, (iii) a usury endorsement, (iv) a doing business endorsement, (v) an ALTA form 3.1 zoning endorsement (in States where same is available from the Title Insurance Company without an opinion of counsel concerning such matters and where other evidence of zoning compliance has not been delivered to the Agent in the Agent's good faith business judgment), (vi) a "tie-in" endorsement relating to all Title Policies issued by such Title Insurance Company in respect of other Mortgaged Property and (vii) a "first loss" endorsement.

             Total Assets. As of any date, the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Borrower and its Subsidiaries determined in accordance with GAAP (but excluding intangibles and accounts receivable) after eliminating intercompany accounts and transactions.

             Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time.

                           Total Secured Debt. At any time, for the Borrower and
its Subsidiaries, determined on a consolidated basis, the sum of the following, but only if any Real Estate, or ownership interest of the owner thereof, is subject to a mortgage, deed of trust, deed to secure debt or similar instrument encumbering such Real Estate, or with respect to an owner of such Real Estate, a pledge of any equity interests in such Person with respect thereto: (i) all indebtedness for borrowed money; (ii) the deferred purchase price of Real Estate; (iii) all Capitalized Leases in which the Borrower is the tenant; (iv) all obligations to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument; and (v) all Guarantees of Indebtedness of Persons other than the Borrower and its Subsidiaries.

                           Transaction. The merger and related transactions
described in that certain Agreement and Plan of Merger dated as of October 4, 2002 among Borrower, Developers Diversified Realty Corporation and DDR Transitory Sub, Inc., as the same may be modified or amended from time to time.

                           Type. As to any Revolving Credit Loan or Term Loan,
its nature as a Base Rate Loan or a LIBOR Rate Loan.

                           Undepreciated Real Estate Assets. As of any date, the
cost (original cost plus capital improvements) of real estate assets of the Borrower and its Subsidiaries on such date, before depreciation and amortization, determined in accordance with GAAP.

                           Unsecured Bridge Loan Commitment. A loan commitment
to Borrower satisfactory to Agent from a financial institution satisfactory to Agent pursuant to which such financial institution shall agree to provide a $50,000,000 unsecured credit facility to Borrower for partial payment of the Maturing Notes on or before March 31, 2003.

                           Unsecured Notes. Collectively, (i) the $75,000,000.00
aggregate principal amount of 6.80% Notes Due 2004, and the $85,000,000.00 aggregate principal amount of 6.95% Notes Due 2007, both issued on August 4, 1997, pursuant to that certain Indenture dated as of July 15, 1997, made by Borrower in favor of First Union National Bank, as Trustee (the "Trustee"), as supplemented by that certain First Supplemental Indenture dated as of July 31, 1997, between Borrower and the Trustee, (ii) such of the $505,500,000.00 aggregate principal amount of JDN Realty Corporation Medium-Term Notes as may be issued under the Indenture described above, as supplemented by the First Supplemental Indenture described above and that certain Second Supplemental Indenture dated as of February 5, 1998, and that certain First Amendment to Second Supplemental Indenture, dated as of March 31, 1998, between Borrower and the Trustee (as supplemented, the "Indenture"), and (iii) such other unsecured indebtedness as may be issued by Borrower pursuant to the Indenture.

                           Wachovia. As defined in the recitals.

             Section 1.2   Rules of Interpretation.

                           (a)      A reference to any document or agreement
shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                           (b)      The singular includes the plural and the
plural includes the singular.

                           (c)      A reference to any law includes any
amendment or modification of such law.

                           (d)      A reference to any Person includes its
permitted successors and permitted assigns.

                           (e)      Accounting terms not otherwise defined
herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

                           (f)      The words "include", "includes" and
"including" are not limiting.

                           (g)      The words "approval" and "approved", as the
context requires, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

                           (h)      All terms not specifically defined herein or
by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein.

                           (i)      Reference to a particular "Section", refers
to that section of this Agreement unless otherwise indicated.

                           (j)      The words "herein", "hereof", "hereunder"
and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

Section 2.   THE TERM LOAN FACILITY AND THE REVOLVING CREDIT FACILITY.

             Section 2.1   Term Loan.

                           (a)      Subject to the terms and conditions set
forth in this Agreement, each of the Term Loan Lenders severally agrees to lend to the Borrower such Term Loan Lender's Term Loan Commitment Percentage of the Term Loan Commitment.

                           (b)      The Term Loans shall be evidenced by
separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (collectively, the "Term Loan Notes"), dated of even date with this Agreement (except as otherwise provided in Section 18.3) and completed with appropriate insertions. One Term Loan Note shall be payable to the order of each Term Loan Lender in the principal amount equal to such Term Loan Lender's Term Loan Commitment, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes Agent to make or cause to be made, at or about the time of receipt of any payment of principal thereof, an appropriate notation on Agent's Record reflecting the receipt of such payment. The outstanding amount of the Term Loans set forth on Agent's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Term Loan Lender, but

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

the failure to record, or any error in so recording, any such amount on Agent's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Term Loan Note to make payments of principal of or interest on any Term Loan Note when due. By delivery of the Term Loan Notes, there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the indebtedness evidenced by the "Term Loan Notes" (as defined in the Third Amended Credit Agreement), which indebtedness is instead allocated among the Term Loan Lenders as of the date hereof and evidenced by the Term Loan Notes in accordance with their respective Term Loan Commitment Percentages.

             Section 2.2   Revolving Credit Loans.

                           (a)      Subject to the terms and conditions set
forth in this Agreement, each of the Revolving Credit Lenders severally agrees to lend to the Borrower, and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.7, such sums as are requested by the Borrower for the purposes set forth in Section 2.9 up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the lesser of (i) such Revolving Credit Lender's Revolving Credit Commitment and (ii) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the sum of (A) the Borrowing Base minus (B) the sum of (1) the amount of all Outstanding Term Loans and (2) the aggregate Letters of Credit Outstanding; provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the outstanding principal amount of the Revolving Credit Loans (after giving effect to all amounts requested), Swing Loans and Letters of Credit Outstanding shall not at any time exceed the total Revolving Credit Commitment or cause a violation of the covenant set forth in Section
9.1. The Revolving Credit Loans shall be made pro rata in accordance with each Revolving Credit Lender's Revolving Credit Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in Section 10 and
Section 11 have been satisfied on the date of such request. No Revolving Credit Lender shall have any obligation to make Revolving Credit Loans to Borrower in the maximum aggregate principal outstanding balance of more than the principal face amount of its Revolving Credit Note.

                           (b)      The Revolving Credit Loans shall be
evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit B hereto (collectively, the "Revolving Credit Notes"), dated of even date with this Agreement (except as otherwise provided in Section 18.3) and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Revolving Credit Lender in the principal amount equal to such Revolving Credit Lender's Revolving Credit Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Revolving Credit Lender, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes Agent to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or the time of receipt of any payment of principal thereof, an appropriate notation on Agent's Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on Agent's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Revolving Credit Lender, but the failure to record, or any error in so recording, any such amount on Agent's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due. By delivery of the Revolving Credit Notes, there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the indebtedness evidenced by the "Revolving Credit Notes" as defined in the Third Amended Credit Agreement, which indebtedness (including any amount outstanding as a "Swing Loan" under the Third Amended Credit Agreement) is instead allocated among the Revolving Credit Lenders as of the date hereof and evidenced by the Revolving Credit Notes in accordance with their respective Revolving Credit Commitment Percentages.

             Section 2.3 Facility Unused Fee. The Borrower agrees to pay to the Agent for the account of the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages a facility unused fee calculated at the rate of 0.25% per annum on the average daily amount by which the total Revolving Credit Commitment exceeds the outstanding principal amount of Revolving Credit Loans and the Letters of Credit Outstanding during each calendar quarter or portion thereof commencing on the date hereof and ending on the Maturity Date. The facility unused fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, on any earlier date on which the applicable Revolving Credit Commitments shall be reduced or terminated and on the Maturity Date.

             Section 2.4 Reduction and Termination of Revolving Credit Commitments. The Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to reduce by $5,000,000 or an integral multiple of $1,000,000 in excess thereof (provided that in no event shall the total Revolving Credit Commitment be reduced in such manner to an amount less than $75,000,000.00) or to terminate entirely the unborrowed portion of the Revolving Credit Commitments (provided that in no event may the Revolving Credit Commitment be reduced or terminated unless the outstanding Term Loans are reduced to an equal amount or paid in full, as applicable), whereupon the Revolving Credit Commitments of the Revolving Credit Lenders shall be reduced pro rata in accordance with their respective Revolving Credit Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such termination or reduction to be without penalty except as otherwise set forth in Section 4.8; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto, the sum of Outstanding Revolving Credit Loans, the Outstanding Swing Loans and the Letters of Credit Outstanding would exceed the Revolving Credit Commitments of the Revolving Credit Lenders as so terminated or reduced. Promptly after receiving any notice from the Borrower delivered pursuant to this Section 2.4, the Agent will notify the Revolving Credit Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Revolving Credit Lenders the full amount of any facility fee under Section 2.3 then accrued on the amount of the reduction. No reduction or termination of the Revolving
Credit Commitment may be reinstated.

             Section 2.5   Swing Loan Commitment.

                           (a)      Subject to the terms and conditions set
forth in this Agreement, and if necessary to meet the Borrower's funding deadlines, Swing Loan Lender agrees to lend to the

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

Borrower (the "Swing Loans"), and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the date which is five
(5) Business Days prior to the Maturity Date upon notice by the Borrower to the Swing Loan Lender given in accordance with this Section 2.5, such sums as are requested by the Borrower for the purposes set forth in Section 2.9 in an aggregate principal amount at any one time outstanding not exceeding the Swing Loan Commitment; provided that at no time shall the aggregate principal balance of Swing Loans then outstanding, when added to the Swing Loan Lender's Revolving Credit Commitment Percentage of all other Outstanding Revolving Credit Loans (after giving effect to all amounts requested), exceed the lesser of (i) the Swing Loan Lender's Revolving Credit Commitment and (ii) the Swing Loan Lender's Revolving Credit Commitment Percentage of the Borrowing Base minus the sum of
(A) the Outstanding Loans (other than Swing Loans) plus (B) the Letters of Credit Outstanding, provided, further, that in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the outstanding principal amount of the Loans (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment. Swing Loans shall constitute "Loans" for all purposes hereunder, but shall not be considered the utilization of a Revolving Credit Lender's Revolving Credit Commitment. The funding of a Swing Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in Section 10 and Section 11 have been satisfied on the date of such funding.

                           (b)      The Swing Loans shall be evidenced by a
separate promissory note of the Borrower in substantially the form of Exhibit C hereto (the "Swing Note"), dated the date of this Agreement and completed with appropriate insertions. The Swing Loan Note shall be payable to the order of the Swing Loan Lender in the principal face amount equal to the Swing Loan Commitment and shall be payable as set forth below. The Borrower irrevocably authorizes the Swing Loan Lender to make or cause to be made, at or about the time of the Drawdown Date of any Swing Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on the Swing Loan Lender's Record reflecting the making of such Swing Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swing Loans set forth on the Swing Loan Lender's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Swing Loan Lender, but the failure to record, or any error in so recording, any such amount on the Swing Loan Lender's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Swing Loan Note to make payments of principal of or interest on any Swing Loan Note when due. By delivery of the Swing Loan Note, there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the indebtedness evidenced by the "Swing Loan Note" as defined in the Third Amended Credit Agreement.

                           (c)      Each borrowing of Swing Loan shall be
subject to the limits for Revolving Credit Base Rate Loans and Revolving Credit LIBOR Rate Loans set forth in Section 2.7. Borrower shall request a Swing Loan by delivering to the Swing Loan Lender a Loan Request no later than 11:00 a.m. (Boston time) on the requested Drawdown Date specifying the amount of the requested Swing Loan. The Loan Request shall also contain the statements and certifications required by Section 2.7(i)-(iii). Each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept such Swing Loan on the Drawdown Date. Notwithstanding anything herein to the contrary, a Swing Loan shall either be a Revolving Credit Base Rate Loan or a Revolving Credit LIBOR Rate Loan having an Interest Period of one

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

month, and in the event that the Borrower fails to specify whether it has selected a Revolving Credit Base Rate Loan or a Revolving Credit LIBOR Rate Loan, the Borrower shall be deemed conclusively to have selected a Revolving Credit LIBOR Rate Loan with an Interest Period of one month. Notwithstanding the foregoing, upon the date that the Revolving Credit Lenders shall be required to fund the Revolving Credit Loans pursuant to Section 2.5(d) to refund such Swing Loan, the interest rate shall be reset to a Revolving Credit LIBOR Rate Loan with an Interest Period as specified in the Loan Request given by the Borrower to the Agent in connection with such Swing Loan, or if no Interest Period is specified, then as a Revolving Credit Base Rate Loan in each case without any breakage or similar cost to the Borrower under Section 4.8 or otherwise. The proceeds of the Swing Loan will be made available by the Swing Loan Lender to the Borrower at the Agent's Head Office by crediting the account of the Borrower at such office with such proceeds.

                           (d)      The Swing Loan Lender shall within three (3)
Business Days after the Drawdown Date with respect to such Swing Loan, request each Revolving Credit Lender, including the Swing Loan Lender, to make a Revolving Credit Loan pursuant to Section 2.2 in an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the amount of the Swing Loan outstanding on the date such notice is given. Borrower hereby irrevocably authorizes and directs the Swing Loan Lender to so act on its behalf, and agrees that any amount advanced to the Agent for the benefit of the Swing Loan Lender pursuant to this Section 2.5(d) shall be considered a Revolving Credit Loan pursuant to Section 2.2. Unless any of the events described in paragraph (h), (i) or (j) of Section 12.1 shall have occurred (in which event the procedures of Section 2.5(e) shall apply), each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available to the Swing Loan Lender for the account of the Swing Loan Lender at the Agent's Head Office prior to 12:00 noon (Boston time) in funds immediately available no later than the third (3rd) Business Day after the date such notice is given just as if the Revolving Credit Lenders were funding directly to the Borrower, so that thereafter such Obligations shall be evidenced by the Revolving Credit Notes. The proceeds of such Revolving Credit Loan shall be immediately applied to repay the Swing Loans.

                           (e)      If prior to the making of a Revolving Credit
Loan pursuant to Section 2.5(d) by all of the Revolving Credit Lenders, one of the events described in Section 12.1(h), (i) or (j) shall have occurred, each Revolving Credit Lender will, on the date such Revolving Credit Loan pursuant to
Section 2.5(d) was to have been made, purchase an undivided participation interest in the Swing Loan in an amount equal to its Revolving Credit Commitment Percentage of such Swing Loan. Each Revolving Credit Lender will immediately transfer to the Swing Loan Lender in immediately available funds the amount of its participation and upon receipt thereof the Swing Loan Lender will deliver to such Revolving Credit Lender a Swing Loan participation certificate dated the date of receipt of such funds and in such amount.

                           (f)      Whenever at any time after the Swing Loan
Lender has received from any Revolving Credit Lender such Revolving Credit Lender's participation interest in a Swing Loan, the Swing Loan Lender receives any payment on account thereof, the Swing Loan Lender will distribute to such Revolving Credit Lender its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Loan Lender is required to

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

be returned, such Revolving Credit Lender will return to the Swing Loan Lender any portion thereof previously distributed by the Swing Loan Lender to it.

                           (g)      Each Revolving Credit Lender's obligation to
fund a Revolving Credit Loan as provided in Section 2.5(d) or to purchase participation interests pursuant to Section 2.5(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower or Guarantors may have against the Swing Loan Lender, the Borrower or Guarantors or anyone else for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or Guarantors or any of their respective Subsidiaries; (iv) any breach of this Agreement or any of the other Loan Documents by the Borrower or Guarantors or any Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Any portions of a Swing Loan not so purchased or converted may be treated by the Agent and Swing Loan Lender as a Revolving Credit Loan which was not funded by the non-purchasing Revolving Credit Lender as contemplated by Section 2.8 and
Section 12.5. Each Swing Loan, once so sold or converted, shall cease to be a Swing Loan for the purposes of this Agreement, but shall be a Revolving Credit Loan made by each Revolving Credit Lender under its Revolving Credit Commitment.

             Section 2.6   Interest on Loans.

                           (a)      Each Base Rate Loan shall bear interest for
the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is repaid or converted to a LIBOR Rate Loan at the rate per annum equal to the sum of the Base Rate plus the Applicable Margin.

                           (b)      Each LIBOR Rate Loan shall bear interest for
the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of LIBOR determined for such Interest Period plus the Applicable Margin.

                           (c)      The Borrower promises to pay interest on
each Loan in arrears on each Interest Payment Date with respect thereto.

                           (d)      Base Rate Loans and LIBOR Rate Loans may be
converted to Loans of the other Type as provided in Section 4.1.

             Section 2.7 Requests for Revolving Credit Loans. Except with respect to the initial Revolving Credit Loan on the Closing Date, the Borrower shall give to the Agent written notice in the form of Exhibit H hereto (or telephonic notice confirmed in writing in the form of Exhibit H hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") by 9:00 a.m. (Boston time) on the Business Day of the proposed Drawdown Date with respect to Revolving Credit Base Rate Loans and three (3) Business Days prior to the proposed Drawdown Date with respect to Revolving Credit LIBOR Rate Loans. Each such notice shall specify with respect to the requested Revolving Credit Loan the proposed principal amount of such Revolving Credit Loan, the Type of Revolving Credit Loan, the initial Interest Period (if applicable) for such

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

Revolving Credit Loan and the Drawdown Date. Each such notice shall also contain
(i) a general statement as to the purpose for which such advance shall be used (which purpose shall be in accordance with the terms of Section 2.9) and, if such funds are to be used for the purpose described in Section 2.9(f), a breakdown reasonably satisfactory to Agent of funds to be used for such purpose,
(ii) a certification by the chief financial officer or chief accounting officer of the Borrower that the Borrower and the Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Loan, and (iii) a current calculation of the Borrowing Base with such supporting information as the Agent may require adjusted in the best good faith estimate of the Borrower to give effect to the proposed advance. Promptly upon receipt of any such notice, the Agent shall notify each of the Revolving Credit Lenders thereof. Except as provided in this Section 2.7, each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Revolving Credit Lenders on the proposed Drawdown Date; provided that, in addition to the Borrower's other remedies against any Revolving Credit Lender which fails to advance its proportionate share of a requested Revolving Credit Loan, such Loan Request may be revoked by the Borrower by notice received by the Agent no later than the Drawdown Date if any Revolving Credit Lender fails to advance its proportionate share of the requested Revolving Credit Loan in accordance with the terms of this Agreement; and provided further that the Borrower shall be liable in accordance with the terms of this Agreement to any Revolving Credit Lender which is prepared to advance its proportionate share of the requested Revolving Credit Loan for any costs, expenses or damages actually incurred by such Revolving Credit Lender as a result of the Borrower's election to revoke such Loan Request. Nothing herein shall prevent the Borrower from seeking recourse against any Revolving Credit Lender that fails to advance its proportionate share of a requested Revolving Credit Loan as required by this Agreement. Each Loan Request shall be (a) for a Revolving Credit Base Rate Loan in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof; or (b) for a Revolving Credit LIBOR Rate Loan in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that there shall be no more than eight (8) LIBOR Rate Loans (including Revolving Credit LIBOR Rate Loans and Term LIBOR Rate Loans) outstanding at any one time.

             Section 2.8   Funds for Revolving Credit Loans.

                           (a)      Not later than 1:00 p.m. (Boston time) on
the proposed Drawdown Date of any Revolving Credit Loans, each of the Revolving Credit Lenders will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Revolving Credit Lender's Revolving Credit Commitment Percentage of the amount of the requested Revolving Credit Loans which may be disbursed pursuant to Section 2.2. Upon receipt from each Revolving Credit Lender of such amount, and upon receipt of the documents required by Section 10 and Section 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Revolving Credit Lenders by crediting such amount to the account of the Borrower maintained at the Agent's Head Office. The failure or refusal of any Revolving Credit Lender to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Revolving Credit Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Revolving Credit Lender from its several obligation hereunder to make available to the Agent the amount of such other Revolving Credit

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

Lender's Revolving Credit Commitment Percentage of any requested Revolving Credit Loans, including any additional Revolving Credit Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Revolving Credit Lender so failing or refusing. In the event of any such failure or refusal, the Revolving Credit Lenders not so failing or refusing shall be entitled to a priority secured position as against the Revolving Credit Lender or Revolving Credit Lenders so failing or refusing to make available to the Borrower the amount of its or their Revolving Credit Commitment Percentage for such Revolving Credit Loans as provided in Section 12.5.

                           (b)      Unless the Agent shall have been notified by
any Revolving Credit Lender prior to the applicable Drawdown Date that such Revolving Credit Lender will not make available to Agent such Revolving Credit Lender's Revolving Credit Commitment Percentage of a proposed Revolving Credit Loan, Agent may in its discretion assume that such Revolving Credit Lender has made such Revolving Credit Loan available to Agent in accordance with the provisions of this Agreement and the Agent may, if it chooses, in reliance upon such assumption make such Revolving Credit Loan available to the Borrower, and such Revolving Credit Lender shall be liable to the Agent for the amount of such advance. If such Revolving Credit Lender does not pay such corresponding amount upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Revolving Credit Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Revolving Credit Loan or (ii) from a Revolving Credit Lender at the Federal Funds Effective Rate.

             Section 2.9 Use of Proceeds. The Borrower will use the proceeds of the Loans and the Letters of Credit solely to (a) pay closing costs in connection with this Agreement; (b) pay costs incurred in connection with the development and construction by the Borrower and its Subsidiaries of the Existing Properties Under Construction, Announced Projects and the Existing Pre-Development Properties to be utilized for retail shopping centers (provided that from and after March 14, 2003, proceeds of the Loans and Letters of Credit may be used solely to pay costs incurred in connection with the development of Announced Projects in an aggregate amount not to exceed $50,000.00 in any fiscal quarter and the completion of construction by the Borrower and its Subsidiaries of the Existing Properties Under Construction); (c) pay closing costs in connection with the closing of the facility contemplated by the Unsecured Bridge Loan Commitment; (d) repay amounts due with respect to the Maturing Notes upon the mandatory tender thereof on March 31, 2003 in excess of $50,000,000.00; (e) fund capital expenses regarding existing operating shopping centers owned by Borrower or its Subsidiaries to operate and maintain such shopping centers on commercially reasonable terms and in sound condition; (f) for other business purposes approved by Agent (such approval not to be unreasonably withheld) consistent with (i) prior practices, (ii) the cash flow and financial projections previously delivered by the Borrower to the Agent and the Banks prior to the date of this Agreement and (iii) sound cash management processes;
(g) satisfy the indebtedness of Borrower or its Subsidiaries with respect to the Mortgage Note Payable - Richmond, Kentucky described in Schedule 6.25 upon the maturity thereof in accordance with its existing terms (provided that Borrower shall not be permitted to use proceeds under this Agreement for such purpose unless immediately following

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

the satisfaction of such Indebtedness, the availability on the Borrowing Base shall exceed the sum of (x) the Outstanding Revolving Credit Loans, plus (y) the Outstanding Swing Loans, plus (z) the amount of Letters of Credit Outstanding (after giving effect to all Letters of Credit requested and any Letters of Credit accepted but unpaid), by not less than $50,000,000.00; and (h) for such other purposes as the Required Lenders in their sole discretion from time to time may agree in writing. Notwithstanding anything herein to the contrary, Borrower shall not be entitled to receive a Loan for the purposes specified in
Section 2.9(d) unless Borrower shall have delivered to Agent evidence reasonably satisfactory to the Agent that the remaining balance of amounts due with respect to the Maturing Notes is being deposited with the trustee or other paying agent with respect thereto, and Agent may at its option disburse such amounts directly to such trustee or other paying agent.

             Section 2.10  Letters of Credit.

                           (a)      Subject to the terms and conditions set
forth in this Agreement, at any time and from time to time from the Closing Date through the day that is thirty (30) days prior to the Maturity Date, the Issuing Lender shall issue such Letters of Credit as the Borrower may request upon the delivery of a written request in the form of Exhibit I hereto (a "Letter of Credit Request") to the Issuing Lender, provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) upon issuance of such Letter of Credit, the Outstanding Letters of Credit (including Letters of Credit accepted but unpaid) shall not exceed Fifteen Million Dollars ($15,000,000.00),
(iii) in no event shall the sum of (A) the Revolving Credit Loans Outstanding,
(B) the sum of Swing Loans Outstanding and (C) the amount of Letters of Credit Outstanding (after giving effect to all Letters of Credit requested and any Letters of Credit accepted but unpaid) exceed the total Revolving Credit Commitment, (iv) in no event shall the outstanding principal amount of the Revolving Credit Loans, Swing Loans, Terms Loans and Letters of Credit Outstanding (after giving effect to any requested Letters of Credit) cause a violation of the covenant set forth in Section 9.1, (v) the conditions set forth in Section Section 10 and 11 shall have been satisfied, and (vi) in no event shall any amount drawn under a Letter of Credit be available for reinstatement or a subsequent drawing under such Letter of Credit. Each Letter of Credit Request shall be executed by an officer of Borrower. The Issuing Lender shall be entitled to conclusively rely on such Person's authority to request a Letter of Credit on behalf of Borrower. The Issuing Lender shall have no duty to verify the authenticity of any signature appearing on a Letter of Credit Request. The Borrower assumes all risks with respect to the use of the Letters of Credit. Unless the Issuing Lender and the Required Lenders otherwise consent, the term of any Letter of Credit shall not exceed a period of time commencing on the issuance of the Letter of Credit and ending on the date which is fifteen (15) days prior to the Maturity Date (but in any event the term shall not extend beyond the Maturity Date). The amount available to be drawn under any Letter of Credit shall reduce on a dollar-for-dollar basis the amount available to be drawn under the Revolving Credit Commitment as a Revolving Credit Loan.

                           (b)      Each Letter of Credit Request shall be
submitted to the Issuing Lender at least ten (10) Business Days (or such shorter period as the Issuing Lender may approve) prior to the date upon which the requested Letter of Credit is to be issued. Each such Letter of Credit Request shall contain (i) a statement as to the purpose for which such Letter of Credit shall be used (which purpose shall be in accordance with the terms of this Agreement), and (ii) a certification by the chief financial or chief accounting officer of Borrower that the Borrower is

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

and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of such Letter of Credit. The Borrower shall further deliver to the Issuing Lender such additional applications and documents as the Issuing Lender may require, in conformity with the then standard practices of its letter of credit department, in connection with the issuance of such Letter of Credit; provided that in the event of any conflict, the terms of this Agreement shall control.

                           (c)      The Issuing Lender shall, if it approves of
the content of the Letter of Credit Request (which approval shall not be unreasonably withheld), and subject to the conditions set forth in this Agreement, issue the Letter of Credit on or before ten (10) Business Days following receipt of the documents last due pursuant to Section 2.10(b). Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Lender in its reasonable discretion. Upon issuance of a Letter of Credit, the Issuing Lender shall provide notice of the issuance of such Letter of Credit to the Revolving Credit Lenders and shall provide a copy of such Letter of Credit to any Revolving Credit Lender that requests a copy.

                           (d)      Upon the issuance of a Letter of Credit,
each Revolving Credit Lender shall be deemed to have purchased a participation therein from Issuing Lender in an amount equal to its respective Revolving Credit Commitment Percentage of the amount of such Letter of Credit. No Revolving Credit Lender's obligation to participate in a Letter of Credit shall be affected by any other Revolving Credit Lender's failure to perform as required herein with respect to such Letter of Credit or any other Letter of Credit.

                           (e)      Upon the issuance of each Letter of Credit,
the Borrower shall pay to the Issuing Lender (i) for its own account, a Letter of Credit fee calculated at the rate of one-eighth of one percent (0.125%) per annum of the amount available to be drawn under such Letter of Credit (which fee shall not be less than $1,000.00 in any event), and (ii) for the accounts of the Revolving Credit Lenders in accordance with their respective percentage shares of participation in such Letter of Credit, a Letter of Credit fee calculated at the rate per annum equal to the Applicable Margin then applicable to Revolving Credit LIBOR Rate Loans on the amount available to be drawn under such Letter of Credit. Such fees shall be payable in quarterly installments in arrears with respect to each Letter of Credit on the first day of each calendar quarter following the date of issuance and continuing on each quarter or portion thereof thereafter, as applicable, or on any earlier date on which the Revolving Credit Commitments shall terminate and on the expiration or return of any Letter of Credit. In addition, the Borrower shall pay to Issuing Lender for its own account within five (5) days of demand of Issuing Lender the standard issuance, documentation and service charges for Letters of Credit issued from time to time by Issuing Lender.

                           (f)      In the event that any amount is drawn under
a Letter of Credit by the beneficiary thereof, the Borrower shall reimburse the Issuing Lender by having such amount drawn treated as an outstanding Revolving Credit Base Rate Loan under this Agreement and the Agent shall promptly notify each Revolving Credit Lender by telex, telecopy, telegram, telephone (confirmed in writing) or other similar means of transmission, and each Revolving Credit Lender shall promptly and unconditionally pay to the Agent, for the Issuing Lender's own account, an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of such Letter of Credit (to the extent of the amount drawn). If and to the extent any

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Revolving Credit Lender shall not make such amount available on the Business Day on which such draw is funded, such Revolving Credit Lender agrees to pay such amount to the Agent forthwith on demand, together with interest thereon, for each day from the date on which such draw was funded until the date on which such amount is paid to the Agent, at the Federal Funds Effective Rate until three (3) days after the date on which the Agent gives notice of such draw and at the Federal Funds Effective Rate plus 1% for each day thereafter. Further, such Revolving Credit Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, amounts due with respect to its participations in Letters of Credit and any other amounts due to it hereunder to the Agent to fund the amount of any drawn Letter of Credit which such Revolving Credit Lender was required to fund pursuant to this Section 2.10(f) until such amount has been funded (as a result of such assignment or otherwise). In the event of any such failure or refusal, the Revolving Credit Lenders not so failing or refusing shall be entitled to a priority secured position for such amounts as provided in Section 12.5. The failure of any Revolving Credit Lender to make funds available to the Agent in such amount shall not relieve any other Revolving Credit Lender of its obligation hereunder to make funds available to the Agent pursuant to this Section 2.10(f).

                           (g)      If after the issuance of a Letter of Credit
pursuant to Section 2.10(c) by the Issuing Lender, but prior to the funding of any portion thereof by a Revolving Credit Lender, one of the events described in
Section 12.1(h), (i) or (j) shall have occurred, each Revolving Credit Lender will, on the date such Revolving Credit Loan pursuant to Section 2.10(f) was to have been made, purchase an undivided participation interest in the Letter of Credit in an amount equal to its Revolving Credit Commitment Percentage of the amount of such Letter of Credit. Each Revolving Credit Lender will immediately transfer to the Issuing Lender in immediately available funds the amount of its participation and upon receipt thereof the Issuing Lender will deliver to such Revolving Credit Lender a Letter of Credit participation certificate dated the date of receipt of such funds and in such amount.

                           (h)      Whenever at any time after the Issuing
Lender has received from any Revolving Credit Lender any such Revolving Credit Lender's payment of funds under a Letter of Credit and thereafter the Issuing Lender receives any payment on account thereof, then the Issuing Lender will distribute to such Revolving Credit Lender its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Revolving Credit Lender's participation interest was outstanding and funded); provided, however, that in the event that such payment received by the Issuing Lender is required to be returned, such Revolving Credit Lender will return to the Issuing Lender any portion thereof previously distributed by the Issuing Lender to it.

                           (i)      The issuance of any supplement,
modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

                           (j)      Borrower assumes all risks of the acts,
omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither Agent, Issuing Lender nor any Lender will be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the issuance of any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of any beneficiary of any Letter of Credit to comply fully with the conditions required in order to demand payment under a Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document or draft required by or from a beneficiary in order to make a disbursement under a Letter of Credit or the proceeds thereof; (vii) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of Agent or any Lender. None of the foregoing will affect, impair or prevent the vesting of any of the rights or powers granted to Agent, Issuing Lender or the Lenders hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any act taken or omitted to be taken by Agent, Issuing Lender or the other Lenders in good faith will be binding on Borrower and will not put Agent, Issuing Lender or the other Lenders under any resulting liability to Borrower.

                           (k)      The Letter of Credit described on Schedule
2.10 hereto has been previously issued by Fleet. Such Letter of Credit shall remain in place as of the date of this Agreement and be deemed to be a Letter of Credit under this Agreement for all purposes.

Section 3.   REPAYMENT OF THE LOANS.

             Section 3.1 Stated Maturity. The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

             Section 3.2 Mandatory Prepayments. If at any time the sum of the aggregate outstanding principal amount of the Revolving Credit Loans, the Swing Loans and the Letters of Credit Outstanding exceeds the aggregate Revolving Credit Commitments, or the aggregate outstanding principal balance of the Revolving Credit Loans, the Term Loans, the Swing Loans and the Letters of Credit Outstanding exceeds the Borrowing Base, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Lenders, as applicable, for application to the Loans as provided in Section 3.4, together with any additional amounts payable pursuant to Section 4.8, except that the amount of any Swing Loans shall be paid solely to the Swing Loan Lender. In the event there shall have occurred a casualty with respect to any Mortgaged Property and the Borrower is required to repay the Loans pursuant to Section 7.7 or a Taking and the Borrower is required to repay the Loans pursuant to a Mortgage or Section 7.7, the Borrower shall prepay the Loans concurrently with the date of receipt by the Borrower or the Agent of any Insurance Proceeds or Condemnation Proceeds in respect of such casualty or Taking, as applicable, or as soon thereafter as is reasonably practicable, in the amount required pursuant to the relevant provisions of Section 7.7 or such Mortgage.

             Section 3.3 Optional Prepayments. The Borrower shall have the right, at its election, to prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium; provided, that if any prepayment of the outstanding amount of any LIBOR Rate Loans

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

pursuant to this Section 3.3 is made on a date that is not the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to Section 4.8. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least three (3) days prior written notice of any prepayment pursuant to this Section 3.3, in each case specifying the proposed date of prepayment of the applicable Revolving Credit Loans or Term Loans and the principal amount to be prepaid. Notwithstanding the foregoing, no prior notice shall be required for the prepayment of any Swing Loan.

             Section 3.4 Partial Prepayments. Each partial prepayment of the Loans under Section 3.3 shall be in a minimum amount of $1,000,000.00 or an integral multiple of $100,000 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment. Each partial payment under Section 3.2, Section 3.3 and Section 3.5 shall be applied first to the principal of any Outstanding Swing Loans, then, in the absence of instruction by the Borrower, to the principal of Revolving Credit Loans, and then to the principal of the Term Loans, and within each category, first to the principal of Base Rate Loans within such category and then to the principal of LIBOR Rate Loans within such category. Notwithstanding anything herein to the contrary, any prepayment of the Term Loans shall be accompanied by an equal reduction in the Revolving Credit Commitments pursuant to Section 2.4 (and a corresponding prepayment of the Revolving Credit Loans, if necessary).

             Section 3.5 Proceeds from Debt or Equity Offering; Sales. The Borrower shall cause the gross proceeds of any Debt Offering, Equity Offering, sale, refinancing or other capital event with respect to any asset of Borrower or any of its Subsidiaries (including, without limitation, a casualty or condemnation or return of capital with respect to such assets or any of such Person's direct or indirect interest therein) less all reasonable costs, fees, expenses, underwriting commissions, fees and discounts incurred in connection therewith and less any Indebtedness (other than the Obligations) secured by such asset to be satisfied as a part of such sale or refinance, to be paid by the Borrower or Guarantor, as applicable, to the Agent for the account of the Lenders as a prepayment of the Loans to the Borrower within ten (10) days after the receipt thereof (or if a payment within such period would require payment of amounts pursuant to Section 4.8, then such payment shall be made at the first expiration of an Interest Period thereafter) to be applied first to the then outstanding principal of the Loans in the same manner as partial prepayments pursuant to Section 3.4 and then to accrued and unpaid interest on the Loans. Borrower shall deliver to Agent together with any such prepayment a written notice describing the event requiring such prepayment and evidence reasonably satisfactory to Agent supporting the calculation of the amount paid pursuant to this Section 3.5. Nothing herein shall limit the provisions of Section 5.4. The terms of this Section 3.5 shall not apply to amounts funded pursuant to the Unsecured Bridge Loan Commitment.

             Section 3.6 Effect of Prepayments. Amounts of the Revolving Credit Loans prepaid under Section 3.2, Section 3.3 and Section 3.5 prior to the Maturity Date may be reborrowed as provided in Section 2. Any portion of the Term Loan that is prepaid may not be reborrowed.

Section 4.   CERTAIN GENERAL PROVISIONS.

             Section 4.1   Conversion Options.

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

                           (a)      The Borrower may elect from time to time to
convert any of its outstanding Revolving Credit Loans or Term Loans to a Revolving Credit Loan or Term Loan, respectively, of another Type and such Revolving Credit Loans or Term Loan shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day's prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Agent at least three (3) LIBOR Business Days' prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than eight (8) LIBOR Rate Loans (including both Revolving Credit Loans and Term Loans) outstanding at any one time; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Revolving Credit Loans or Term Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Revolving Credit Base Rate Loan or a Term Base Rate Loan in a principal amount of less than $1,000,000 or a Revolving Credit LIBOR Rate Loan or Term LIBOR Rate Loan in a principal amount of less than $2,000,000 and that the principal amount of each Loan shall be in an integral multiple of $100,000. On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion/Continuation Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

                           (b)      Any LIBOR Rate Loan may be continued as such
Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of Section 4.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

                           (c)      In the event that the Borrower does not
notify the Agent of its election hereunder with respect to any LIBOR Rate Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

             Section 4.2 Closing Fee. The Borrower agrees to pay to Fleet certain fees for services rendered or to be rendered in connection with the Loans as provided pursuant to an Agreement Regarding Fees dated as of even date herewith between the Borrower and Fleet. Fleet shall pay on the Closing Date to the other Lenders a closing fee in accordance with their separate agreement, and shall pay to the other Lenders on March 14, 2003 certain other fees in accordance with their separate agreement (provided that Fleet's obligation to pay such fees shall be subject to the prior payment by Borrower to Fleet of the amounts due to Fleet on such date pursuant to such Agreement Regarding Fees).

             Section 4.3 Agent's Fee. The Borrower shall pay to the Agent, for the Agent's own account, an annual Agent's fee as provided in the Agreement Regarding Fees dated of even date herewith

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

between Borrower and Fleet. The Agent's fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof. The Agent's fee shall also be paid upon the Maturity Date or earlier termination of the Commitments. The Agent's fee for any partial quarter shall be prorated.

             Section 4.4   Funds for Payments.

                           (a)      All payments of principal, interest,
facility fees, Letter of Credit fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, as the case may be, at the Agent's Head Office, not later than 1:00 p.m. (Boston time) on the day when due, in each case in lawful money of the United States in immediately available funds. The Agent is hereby authorized to charge the accounts of the Borrower with Fleet, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Lenders (including the Swing Loan Lender) under the Loan Documents.

                           (b)      All payments by the Borrower hereunder and
under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes (other than income or franchise taxes imposed on any Lender), levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Lenders (including the Swing Loan Lender) or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Agent to receive the same net amount which the Lenders or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under any other Loan Document.

                           (c)      Each Lender organized under the laws of a
jurisdiction outside the United States, if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and, which, pursuant to applicable provisions of (i) an income tax treaty between the United States and the country of residence of such Lender, (ii) the Code, or (iii) any applicable rules or regulations in effect under (i) or (ii) above, indicates the withholding status of such Lender; provided that nothing herein (including without limitation the failure or inability to provide such form or statement) shall relieve the Borrower of its obligations under Section 4.4(b). In the event that the Borrower shall have delivered the certificates or vouchers described above for any payments made by the Borrower and such Lender receives a refund of any taxes paid by the Borrower pursuant to Section 4.4(b), such Lender will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time

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

thereafter such Lender is required to return such refund, the Borrower shall promptly repay to such Lender the amount of such refund.

                           (d)      The obligations of the Borrower to the
Lenders under this Agreement (and of the Revolving Credit Lenders to make payments to the Issuing Lender with respect to Letters of Credit) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the other Loan Documents; (ii) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (iii) the existence of any claim, set-off, defense or any right which the Borrower or any of its Subsidiaries or Affiliates may have at any time against any beneficiary or any transferee of any Letter of Credit (or persons or entities for whom any such beneficiary or any such transferee may be acting) or the Lenders (other than the defense of payment to the Lenders in accordance with the terms of this Agreement) or any other person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction; (iv) any draft, demand, certificate, statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) any breach of any agreement between Borrower or any of its Subsidiaries or Affiliates and any beneficiary or transferee of any Letter of Credit; (vi) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit; (vii) payment by the Issuing Lender under any Letter of Credit against presentation of a sight draft, demand, certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct on the part of the Issuing Lender; (viii) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of such Letter of Credit; (ix) the legality, validity, form, regularity or enforceability of the Letter of Credit; (x) the failure of any payment by Issuing Lender to conform to the terms of a Letter of Credit (if, in Issuing Lender's good faith judgment, such payment is determined to be appropriate);
(xi) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (xii) the occurrence of any Default or Event of Default; and (xiii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such other circumstances or happenings shall not have been the result of gross negligence or willful misconduct on the part of the Issuing Lender.

             Section 4.5 Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The Outstanding Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount.

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

             Section 4.6 Inability to Determine LIBOR. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining LIBOR for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders absent manifest error) to the Borrower and the Lenders. In such event (a) any Loan Request with respect to a LIBOR Rate Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan and
(b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period applicable thereto, become a Base Rate Loan, and the obligations of the Lenders to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Lenders.

             Section 4.7 Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Lender or its LIBOR Lending Office shall assert that it is unlawful, for any Lender to make or maintain LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Lenders to make LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. Notwithstanding the foregoing, before giving such notice, the applicable Lender shall designate a different lending office if such designation will void the need for giving such notice and will not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender. In the event that the applicable Lender shall be replaced pursuant to Section 4.15, then to the extent the terms of this Section 4.7 are not otherwise applicable, Borrower again shall be permitted to request LIBOR Rate Loans.

             Section 4.8 Additional Interest. If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, or if repayment of the Loans has been accelerated as provided in Section 12.1, the Borrower will pay to the Agent upon demand for the account of the applicable Lenders in accordance with their respective Commitment Percentages (or to the Swing Loan Lender with respect to a Swing Loan), in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate such Lenders for any losses, costs or expenses which may reasonably be incurred as a result of such payment or conversion, including, without limitation, an amount equal to daily interest for the unexpired portion of such Interest Period on the LIBOR Rate Loan or portion thereof so repaid or converted at a per annum rate equal to the excess, if any, of (a) the interest rate calculated on the basis of LIBOR applicable to such LIBOR Rate Loan (including any spread over LIBOR) minus (b) the yield obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date most closely approximating the last day of such Interest Period (it being understood that the purchase of such securities shall not be required in order for such amounts to be payable) and that a Lender shall not be obligated or required to have actually obtained funds at LIBOR or to have actually reinvested such amounts as described above. Such amount shall be reduced to present value by using the rate on the United States Treasury Securities described in the foregoing sentence and the number of days remaining in the unexpired portion of the Interest Period in question.

             Section 4.9 Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                           (a)      subject any Lender or the Agent to any tax,
levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender's Commitment, a Letter of Credit or the Loans (other than taxes based upon or measured by the gross receipts, income or profits of such Lender or the Agent or its franchise tax), or

                           (b)      materially change the basis of taxation
(except for changes in taxes on gross receipts, income or profits or its franchise tax) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender under this Agreement or the other Loan Documents, or

                           (c)      impose or increase or render applicable any
special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law and which are not already reflected in any amounts payable by Borrower hereunder) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or

                           (d)      impose on any Lender or the Agent any other
conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender's Commitment, a Letter of Credit or any class of loans or commitments of which any of the Loans or such Lender's Commitment forms a part;

and the result of any of the foregoing is:

                                    (i)      to increase the cost to any Lender
of making, funding, issuing, renewing, extending or maintaining any of the Loans, the Letters of Credit or such Lender's Commitment, or

                                    (ii)     to reduce the amount of principal,
interest or other amount payable to any Lender or the Agent hereunder on account of such Lender's Commitment or any of the Loans or the Letters of Credit, or

                                    (iii)    to require any Lender or the Agent
to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as such

Lender or the Agent shall determine in good faith to be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Lender and the Agent in determining such amounts may use any reasonable averaging and attribution methods generally applied by such Lender or the Agent.

             Section 4.10 Capital Adequacy. If after the date hereof any Lender determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company' s capital as a consequence of such Lender's commitment to make Loans or participate in Letters of Credit hereunder to a level below that which such Lender or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such holding company' s then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify the Borrower thereof. The Borrower agrees to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Lender of a statement of the amount setting forth the Lender's calculation thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods generally applied by such Lender.

             Section 4.11 Indemnity of Borrower. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense that such Lender may sustain or incur as a consequence of
(a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, or (b) default by the Borrower in making a borrowing or a conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion/Continuation Request.

             Section 4.12 Default Interest; Late Charge. Following the occurrence and during the continuance of any Event of Default, and regardless of whether or not the Agent or the Lenders shall have accelerated the maturity of the Loans, all Loans shall bear interest payable on demand at a rate per annum equal to four percent (4%) above the rate that would otherwise be applicable at such time (the "Default Rate"), until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay a late charge equal to five percent (5.0%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid by the Borrower within ten (10) days of the date when due.

             Section 4.13 Certificate. A certificate setting forth any amounts payable pursuant to Section 4.8, Section 4.9, Section 4.10, Section 4.11 or
Section 4.12 and a reasonably detailed explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrower, shall be conclusive in the absence of manifest error.

             Section 4.14 Limitation on Interest. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all agreements between or among the Borrower, the Guarantors, the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This Section shall control all agreements between or among the Borrower, the Guarantors, the Lenders and the Agent.

             Section 4.15 Certain Provisions Relating to Increased Costs. If a Lender gives notice of the existence of the circumstances set forth in Section
4.7 or any Lender requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of Section 4.9 or Section 4.10, then, upon request of Borrower, such Lender, as applicable, shall use reasonable efforts in a manner consistent with such institution's practice in connection with loans like the Loan of such Lender to eliminate, mitigate or reduce amounts that would otherwise be payable by Borrower under the foregoing provisions, provided that such action would not be otherwise prejudicial to such Lender, including, without limitation, by designating another of such Lender's offices, branches or affiliates; the Borrower agreeing to pay all reasonably incurred costs and expenses incurred by such Lender in connection with any such action. Notwithstanding anything to the contrary contained herein, if no Default or Event of Default shall have occurred and be continuing, and if any Lender has given notice of the existence of the circumstances set forth in Section 4.7 or has requested payment or compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of Section 4.9 or Section 4.10 (each, an "Affected Lender"), then, within thirty (30) days after such notice or request for payment or compensation, Borrower shall have the one-time right as to such Affected Lender, to be exercised by delivery of written notice delivered to the Agent and the Affected Lender within thirty (30) days of receipt of such notice, to elect to cause the Affected Lender to transfer its Commitment. The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Affected Lender (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent). In the event that the Lenders do not elect to acquire all of the Affected Lender's Commitment, then the Agent shall endeavor to obtain a new Lender to acquire such remaining Commitment. Upon any such purchase of the Commitment of the Affected Lender, the Affected Lender's interest in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Affected Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest. The purchase price for the Affected Lender's Commitment shall equal any and all amounts outstanding and owed by Borrower to the Affected Lender, including principal and all accrued and unpaid interest or fees.

Section 5.   COLLATERAL SECURITY.

             Section 5.1 Collateral. The Obligations shall be secured by (i) a perfected first priority lien to be held by the Agent for the benefit of the Lenders on the Mortgaged Properties, pursuant to the terms of the Mortgages,
(ii) a perfected first priority security interest to be held by the Agent for the benefit of the Lenders in the Leases pursuant to the terms of the Assignments of Leases and Rents and (iii) the Indemnity Agreements and the other Security Documents. The Obligations shall be guaranteed pursuant to the Guaranty.

             Section 5.2 Appraisals. The Agent on behalf of the Lenders shall obtain an appraisal of the Mortgaged Property at any time that the regulatory requirements of a Lender generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Lender shall require an appraisal. Borrower shall pay the Agent on demand all reasonable out-of-pocket costs of no more than one (1) such appraisal per twelve
(12) month period for any Mortgaged Property. Any such appraisal obtained pursuant to this Section 5.2 shall be ordered by the Agent.

             Section 5.3   Replacement or Addition of Mortgaged Properties.

                           (a)      After the Closing Date, the Borrower shall
have the right, subject to the consent of the Required Lenders and the satisfaction by the Borrower of the conditions set forth in this Section 5.3, to add Potential Collateral to the Collateral or to replace any Mortgaged Property which is Collateral with Potential Collateral. Subject to Section 9.8(e), the Borrower from time to time after the Closing Date may also request that certain Real Estate of one or more Guarantors (collectively, the "Guarantor Collateral") be included as a Mortgaged Property for the purpose of increasing the Borrowing Base or replacing existing Collateral. In the event the Borrower desires to replace Collateral or add additional Potential Collateral or Guarantor Collateral as aforesaid, the Borrower shall provide written notice to the Agent of such request (which the Agent shall promptly furnish to the Lenders), together with all documentation and other information required to permit the Agent to determine whether such Real Estate is Eligible Real Estate. Thereafter, the Agent shall have ten (10) Business Days from the date of the receipt of such documentation and other information to advise the Borrower whether the Required Lenders consent to the acceptance of such Guarantor Collateral or Potential Collateral. Notwithstanding the foregoing, no Guarantor Collateral or Potential Collateral shall be included as Collateral unless and until the following conditions precedent shall have been satisfied:

                                    (i)      such Guarantor Collateral or
Potential Collateral shall be Eligible Real Estate;

                                    (ii)     the owner of any Guarantor
Collateral shall have executed a Guaranty, or, in the Agent's reasonable discretion, shall have been added as an additional Borrower hereunder pursuant to an amendment to this Agreement in form and substance reasonably satisfactory to the Agent and Agent's counsel;

                                    (iii)    the Borrower or the owner of the
Guarantor Collateral or Potential Collateral, as applicable, shall have executed and delivered to the Agent all Eligible Real Estate Qualification Documents (which may include an Assignment of Interests with respect to any direct or indirect interests in the owner of such Guarantor Collateral), all of which instruments, documents or agreements shall be in form and substance reasonably satisfactory to the Agent in its reasonable discretion; and

                                    (iv)     after giving effect to the
inclusion of such Guarantor Collateral or Potential Collateral, each of the representations and warranties made by or on behalf of the Borrower or the Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which it was made and shall also be true as of the time of the replacement or addition of Mortgaged Properties, with the same effect as if made at and as of that time (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing, and the Agent shall have received a certificate of the Borrower to such effect.

             The decision of the Required Lenders to grant or withhold their consent to the acceptance of Guarantor Collateral or Potential Collateral under this Section 5.3 shall be based on the factors set forth in this Section 5.3 and the other provisions of this Agreement relating to Eligible Real Estate and Mortgaged Properties.

             In connection with each such addition or substitution, the Borrower, within fifteen (15) Business Days of the Borrower's request to add such assets to the Collateral, shall pay to the Agent for the account of the Lenders a review fee of $10,000.00 for each asset to be added or replaced, which review fee shall be split equally among the Lenders, without regard to their respective Commitment Percentages.

                           (b)      Borrower may, at its option, obtain
preliminary approval of the Required Lenders of Guarantor Collateral or Potential Collateral by delivering to the Agent and each of the Lenders the following with respect to such Guarantor Collateral or Potential Collateral:

                                    (i)      a physical description of the Real
Estate;

                                    (ii)     current rent rolls, operating
statements and an operating and capital expenditure budget for such Real Estate reasonably satisfactory to the Required Lenders;

                                    (iii)    to the extent then available in
Borrower's files, a Survey, environmental report, copies of existing title insurance policies, engineering reports and similar information reasonably satisfactory to the Required Lenders; and

                                    (iv)     a certification to the knowledge of
Borrower that such Real Estate will satisfy (or is anticipated to satisfy upon the acceptance of such Real Estate as Collateral) each of the other conditions to the acceptance of Real Estate as Collateral. The Required Lenders shall have ten (10) Business Days following receipt of all of the foregoing items to grant or deny preliminary approval for such proposed Guarantor Collateral or Potential Collateral.

Agent shall notify the Borrower if and when the Required Lenders have granted such preliminary approval. In the event that the Required Lenders grant such preliminary approval, the Borrower shall satisfy the remaining requirements to the acceptance of such Collateral as provided in Section 5.3(a). Such Real Estate shall not be included in the Borrowing Base until the requirements of
Section 5.3(a) are satisfied.

             Section 5.4 Release of Mortgaged Property. Provided no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving effect to the transactions contemplated by this Section 5.4), the Agent shall release a Mortgaged Property from the lien or security title of the Security Documents encumbering the same upon the request of the Borrower subject to and upon the following terms and conditions:

                           (a)      the Borrower shall deliver to the Agent
written notice of its desire to obtain such release no later than ten (10) days prior to the date on which such release is to be effected;

                           (b)      the Borrower shall submit to the Agent with
such request a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Agent under Section 6.4 or Section 7.4 adjusted in the best good faith estimate of the Borrower to give effect to the proposed release and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such release;

                           (c)      all release documents to be executed by the
Agent shall be in form and substance reasonably satisfactory to the Agent;

                           (d)      the Borrower shall pay all reasonable costs
and expenses of the Agent in connection with such release, including without limitation, reasonable attorney's fees;

                           (e)      the Borrower shall pay to the Agent for the
account of the Lenders a release price, which payment shall be applied to reduce the outstanding principal balance of the Loans as provided in Section 3.4, in an amount equal to one hundred percent (100%) of the Borrowing Base value attributable to such Mortgaged Property;

                           (f)      subject to Borrower's right to prepay the
entire outstanding amount of the Loans in whole, but not in part, at no time during the term of this Agreement shall there be less than twenty five (25) Mortgaged Properties securing the Obligations; and

                           (g)      any release of a Mortgaged Property will not
cause the Borrower to be in violation of the covenants set forth in Section 9.8.

             Section 5.5 Additional Guarantors. In the event that Borrower shall, after March 29, 2001, have an Investment in any Subsidiary in which Borrower directly or indirectly owns a one hundred percent (100%) interest (including, without limitation, any Subsidiaries owned by JDN Development Investment, L.P. and JDN Holdings), Borrower shall cause each such Subsidiary to execute and deliver to Agent a Guaranty, and such Subsidiary shall become a Guarantor hereunder; provided, however, to the extent Borrower has an Investment in any such Subsidiary which is established as a special purpose entity to own Real Estate or equity interests related thereto and any loan documents, if any, to which any new Subsidiary directly owning title to any Real Estate is a party prohibit such new Subsidiary from guarantying the Obligations, Borrower shall not be obligated to cause such new Subsidiary to become a Guarantor. Borrower further covenants and agrees that Borrower shall cause each Subsidiary of Borrower that becomes a Guarantor pursuant to this Section 5.5 to become a party to the Contribution Agreement. The organizational agreements of each such Subsidiary created after March 29, 2001 shall specifically authorize each such Subsidiary to guarantee the Obligations and to execute the Contribution Agreement. Borrower shall further cause all representations, covenants and agreements in the Loan Documents with respect to Guarantors to be true and correct with respect to each such Subsidiary. In connection with the delivery of such Guaranty, Borrower shall deliver to the Agent such organizational agreements, resolutions, consents, opinions and other documents and instruments as the Agent may reasonably require. Nothing herein shall modify the provisions of Section 8.3(i).

             Section 5.6 Release of Certain Subsidiary Guarantors. In the event that a Subsidiary Guarantor shall transfer all of its assets for fair value and for cash in the ordinary course of its business, then such Subsidiary Guarantor may be released by Agent from liability under the Guaranty provided that the Borrower shall deliver to Agent evidence satisfactory to Agent that (a) the Borrower will be in compliance with all covenants of this Agreement after giving effect to such sale and release, (b) such Subsidiary Guarantor shall be legally dissolved after its release from the Guaranty, and (c) the net cash proceeds from such sale are being distributed to Borrower as part of such dissolution. The provisions of this Section 5.6 shall not apply to JDN AL, JDN DCI, JDN Holdings, JDN LP, Inc. or any Guarantor which may own a Mortgaged Property or any direct or indirect interest in a Mortgaged Property.

             Section 5.7 Release of Collateral. Upon the refinancing or repayment of the Obligations, then the Agent shall be entitled to release the Collateral from the lien and security interest of the Security Documents and to release the Guarantors, provided that Agent has not received a notice from the "Representative" (as defined in Section 14.12) or the holder of the Hedge Obligations that any Hedge Obligation is then due and payable to the holder thereof.

Section 6.   REPRESENTATIONS AND WARRANTIES.

             The Borrower represents and warrants to the Agent and the Lenders as follows.

             Section 6.1   Corporate Authority, Etc.

                           (a)      Incorporation; Good Standing. The Borrower
is a Maryland corporation duly organized pursuant to articles of incorporation filed with the Maryland Secretary of State, and is in good standing under the laws of Maryland. Borrower conducts its business in a manner which enables it to qualify as a real estate investment trust under, and to be entitled to the benefits of, Section 856 of the Code, and has elected to be treated as and is entitled to the benefits of a real estate investment trust thereunder. The Borrower (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (ii) is in good standing and is duly authorized to do business in the jurisdictions where the Mortgaged Properties owned or leased by it are located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of Borrower.

                           (b)      Subsidiaries. Each of the Guarantors and
each of the Subsidiaries of the Borrower and each Guarantor (i) is a corporation, limited partnership, general partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where a failure to be so qualified could have a materially adverse effect on the business, assets or financial condition of the Borrower, the Guarantors or such Subsidiary.

                           (c)      Authorization. The execution, delivery and
performance of this Agreement and the other Loan Documents to which any of the Borrower or any Guarantor is a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties (including, without limitation, any agreements relating to the Transaction), (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person, and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to Agent.

                           (d)      Enforceability. The execution and delivery
of this Agreement and the other Loan Documents to which any of the Borrower or any Guarantor is a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and general principles of equity.

             Section 6.2 Governmental Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or any Guarantor is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.

             Section 6.3   Title to Properties. Except as indicated on Schedule
6.3 hereto, the Borrower, the Guarantors and their respective Subsidiaries own or lease all of the assets reflected in the consolidated balance sheet of Borrower as at the Balance Sheet Date or acquired or leased since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date) or other adjustments that are not material in amount, subject to no rights of others, including any mortgages, leases pursuant to which Borrower or any of such

Subsidiaries is the lessee, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

             Section 6.4   Financial Statements. The Borrower has furnished to
Agent: (a) the consolidated balance sheet of Borrower and its Subsidiaries as of the Balance Sheet Date and the related consolidated statement of income and cash flow for the fiscal year then ended, (b) an unaudited statement of Net Operating Income for each of the Mortgaged Properties as of the Closing Date for the fiscal quarter ended September 30, 2002 reasonably satisfactory in form to the Agent and certified by the chief financial or accounting officer of Borrower as fairly presenting the Net Operating Income for such parcels for such periods, and (c) certain other financial information relating to the Borrower, the Guarantors and the Real Estate. Such balance sheet and statements have been prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for such periods. There are no liabilities, contingent or otherwise, of the Borrower or any of its Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

             Section 6.5 No Material Changes. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower, any Guarantor and their respective Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Borrower as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as set forth on Schedule 6.5 hereto, there has occurred no materially adverse change in the financial condition or business of any of the Mortgaged Properties from the condition shown on the statements of income delivered to the Agent pursuant to Section 6.4 other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of such Mortgaged Property.

             Section 6.6 Franchises, Patents, Copyrights, Etc. The Borrower, the Guarantors and their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others. None of the Mortgaged Properties is owned or operated under or by reference to any registered or protected trademark, trade name, service mark or logo.

             Section 6.7 Litigation. Except as stated on Schedule 6.7, there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of the Borrower threatened against the Borrower, any Guarantor or any of their respective Subsidiaries before any court, tribunal, arbitrator, mediator or administrative agency or board which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien, security title or security interest created or intended to be created pursuant hereto or thereto, which relate to or arise from the Transaction, or which if adversely determined could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 6.7, there are no judgments, final orders or awards outstanding against or affecting the Borrower, any Guarantor, any of their respective Subsidiaries or any Mortgaged Property. The litigation and investigations described in items 1, 2, 3, 4, 5 and 6 in Schedule 6.7 hereto have been settled and such settlements have received final approval by all applicable courts and other Persons, all funds or other consideration to be paid or otherwise provided in connection therewith has been fully paid or provided by Borrower and all claims relating to such litigation and investigations have been dismissed with prejudice.

             Section 6.8 No Materially Adverse Contracts, Etc. None of the Borrower, any Guarantor or any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. None of the Borrower, any Guarantor or any of their respective Subsidiaries is a party to any contract or agreement that has or could reasonably be expected to have a Material Adverse Effect.

             Section 6.9 Compliance with Other Instruments, Laws, Etc. None of the Borrower, the Guarantors or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties is bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to materially and adversely affect the financial condition, properties or business of such Person.

             Section 6.10 Tax Status. Each of the Borrower, the Guarantors and their respective Subsidiaries (a) has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject or has obtained an extension for filing, (b) has paid prior to delinquency all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and
(c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers or partners of such Person know of no basis for any such claim.

             Section 6.11 No Event of Default. No Default or Event of Default has occurred and is continuing.

             Section 6.12 Holding Company and Investment Company Acts. None of the Borrower, the Guarantors or any of their respective Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

             Section 6.13 Absence of UCC Financing Statements, Etc. Except with respect to Permitted Liens or as disclosed on the lien search reports delivered to and approved by the Agent, there is no financing statement (but excluding any financing statements that may be filed against Borrower, any Guarantor or their respective Subsidiaries without the consent or agreement of such Persons), security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any applicable filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of the Borrower, any Guarantor or their respective Subsidiaries or rights thereunder.

             Section 6.14 Setoff, Etc. The Collateral and the rights of the Agent and the Lenders with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses (provided that the foregoing representation shall not be deemed a representation as to any potential claims of tenants under Leases, which are covered by Section 6.22).

             Section 6.15  Certain Transactions. Except as disclosed on Schedule
6.15 hereto, none of the partners, officers, trustees, managers, members, directors, or employees of the Borrower, any Guarantor or any of their respective Subsidiaries is a party to any material agreement with the Borrower, any Guarantor or any of their respective Subsidiaries (other than for services as partners, managers, members, employees, officers and directors), including any such agreement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any partner, officer, trustee, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any partner, officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, which are on terms less favorable to the Borrower, a Guarantor or any of their respective Subsidiaries than those that would be obtained in a comparable arms-length transaction.

             Section 6.16 Employee Benefit Plans. The Borrower, each Guarantor and each ERISA Affiliate has fulfilled its obligation, if any, under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. Neither the Borrower, any Guarantor nor any ERISA Affiliate has
(a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. None of the Mortgaged Properties constitutes a "plan asset" of any Employee Plan, Multiemployer Plan or Guaranteed Pension Plan.

             Section 6.17 Disclosure. All of the representations and warranties made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and neither the Borrower nor any Guarantor has failed to disclose such information as is necessary to make such representations and warranties not misleading. There is no material fact or circumstance that has not been disclosed to the Agent and the Lenders, and the written information, reports and other papers and data with respect to the Borrower, any Subsidiary, any

Guarantor or the Mortgaged Properties (other than projections and estimates) furnished to the Agent or the Lenders in connection with this Agreement or the obtaining of the Commitments of the Lenders hereunder was, at the time so furnished, complete and correct in all material respects, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter in all material respects; provided that such representation shall not apply to (a) the accuracy of any engineering and environmental reports prepared by third parties or legal conclusions or analysis provided by the Borrower's and/or Guarantors' counsel (although the Borrower and the Guarantors have no reason to believe that the Agent and the Lenders may not rely on the accuracy thereof) or (b) budgets, projections and other forward-looking speculative information prepared in good faith by the Borrower (except to the extent the related assumptions were when made manifestly unreasonable).

             Section 6.18 Trade Name; Place of Business. Neither the Borrower nor any Guarantor uses any trade name and conducts business under any name other than its actual name set forth in the Loan Documents. The principal place of business of each of the Borrower and each Guarantor is 359 E. Paces Ferry Road, N.E., Suite 400, Atlanta, Georgia 30305.

             Section 6.19 Regulations T, U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224. Neither the Borrower nor any Guarantor is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

             Section 6.20 Environmental Compliance. The Borrower has taken all commercially reasonable steps to investigate the past and present conditions and usage of the Real Estate and the operations conducted thereon and, except as specifically set forth in the written environmental site assessment reports of the Environmental Engineer provided to the Agent on or before the date hereof, or in the case of Real Estate acquired after the date hereof, the environmental site assessment reports with respect thereto provided to the Agent, makes the following representations and warranties:

                           (a)      Neither the Borrower, any Guarantor, their
respective Subsidiaries nor to the best knowledge and belief of Borrower any operator of the Real Estate, nor any operations thereon, is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws"), which violation (i) involves Real Estate (other than the Mortgaged Properties) and would have a Material Adverse Effect or (ii) involves Mortgaged Property.

                           (b)      Neither the Borrower, any Guarantor nor any
of their respective Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C.
Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, any Guarantor or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

                           (c)      (i) No portion of the Real Estate has been
used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate except those which are being operated and maintained in compliance with Environmental Laws; (ii) in the course of any activities conducted by the Borrower, any Guarantor, their respective Subsidiaries or, to the best knowledge and belief of the Borrower, the operators of their properties, no Hazardous Substances have been generated or are being used on the Real Estate except in the ordinary course of business and in accordance with applicable Environmental Laws; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (other than the storing of materials in reasonable quantities to the extent necessary for the operation of an office building or retail establishment in the ordinary course of business, and in any event in compliance with all Environmental Laws) (a "Release") or threatened Release of Hazardous Substances on, upon, into or from the Mortgaged Properties, which Release would have a material adverse effect on the value of such Mortgaged Properties or adjacent properties, or from any other Real Estate, which Release could have a Material Adverse Effect; (iv) except as set forth on Schedule 6.20 hereto, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) any Hazardous Substances that have been generated on any of the Real Estate have been transported off-site in accordance with all applicable Environmental Laws. The representation set forth in this Section 6.20(c) with respect to activities of lessees and other third parties unrelated to Borrower or any Guarantor shall be limited to the best knowledge and belief of the Borrower.

                           (d)      None of the Borrower, any Guarantor, their
respective Subsidiaries nor the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement in each case by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Mortgages or to the effectiveness of any other transactions contemplated hereby except for such matters that shall be complied with as of the Closing Date.

                           (e)      There are no existing or closed sanitary
landfills, solid waste disposal sites, or hazardous waste treatment, storage or disposal facilities on or affecting the Real Estate.

                           (f)      There has been no claim by any party that
any use, operation, or condition of the Real Estate has caused any nuisance or any other liability or adverse condition on any other property which could reasonably be expected to have a Material Adverse Effect, nor is there any knowledge of any basis for such a claim.

                           (g)      In the event that any event or circumstance
described in Section 6.20 shall occur with respect to any Real Estate of Borrower, Guarantor or their respective Subsidiaries after the date hereof that Borrower is permitted to address pursuant to Section 8.6, such event or circumstance shall not constitute a misrepresentation of Borrower at any time the representations and warranties under this Section 6.20 are repeated or deemed repeated; provided further that the foregoing shall not limit the requirement that such representations with respect to Mortgaged Properties be correct when such properties are accepted as Collateral.

             Section 6.21 Subsidiaries. Schedule 6.21(a) sets forth, as of the date hereof, all of the Subsidiaries of the Borrower and the Guarantors, the form and jurisdiction of organization of each of the Subsidiaries, and the owners of the direct and indirect ownership interests therein. Schedule 6.21(b) sets forth, as of the date hereof, all of the Affiliates of the Borrower and its Subsidiaries that are not also Subsidiaries, the form and jurisdiction of organization of each of the Affiliates, the Borrower's or its Subsidiary's ownership interest therein and the other owners of the applicable Affiliates. No Person owns any legal, equitable or beneficial interest in any of the Persons set forth on Schedules 6.21(a) and 6.21(b) except as set forth on such Schedules.

             Section 6.22 Leases. The Borrower has delivered to the Agent true copies of the Leases relating to each Mortgaged Property required to be delivered as a part of the Eligible Real Estate Qualification Documents as of the date hereof. An accurate and complete Rent Roll and Lease Summary as of the date of inclusion of each Mortgaged Property in the Collateral with respect to all Leases of any portion of the Mortgaged Property has been provided to the Agent. The Leases reflected on such Rent Roll constitute as of the date thereof the sole agreements relating to leasing or licensing of space at such Mortgaged Property and in the Building relating thereto. No Major Tenant is entitled to any free rent, partial rent, rebate of rent payments, credit, offset or deduction in rent, including, without limitation, lease support payments or lease buy-outs, except as reflected in such Rent Roll. Except as set forth in
Schedule 6.22, the Leases reflected therein are, as of the date of inclusion of the applicable Mortgaged Property in the Collateral, in full force and effect in accordance with their respective terms, without any payment default or any other material default thereunder, nor are there any defenses, counterclaims, offsets, concessions or rebates available to any tenant thereunder, and neither the Borrower nor any Guarantor has given or made, any notice of any payment or other material default, or any claim, which remains uncured or unsatisfied, with respect to any of the Leases, and to the best of the knowledge and belief of the Borrower, there is no basis for any such claim or notice of default by any tenant. No property other than the Mortgaged Property which is the subject of the applicable Lease is

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necessary to comply with the requirements (including, without limitation, parking requirements) contained in such Lease.

             Section 6.23 Property. All of the Mortgaged Properties are in good condition and working order subject to ordinary wear and tear and casualty and condemnation permitted in the Loan Documents. All of the other Real Estate of the Borrower, Guarantors and their respective Subsidiaries is in good condition and working order subject to ordinary wear and tear and casualty and condemnation permitted in the Loan Documents, except for such portion of such Real Estate which is not occupied by any tenant and where such failure would not have a Material Adverse Effect. Such Real Estate, and the use and operation thereof, is in material compliance with all applicable zoning, building codes and other applicable governmental regulations. There are no unpaid or outstanding real estate or other taxes or assessments on or against any of the Mortgaged Properties which are payable by the Borrower or any Guarantor (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as permitted by this Agreement). There are no unpaid or outstanding real estate or other taxes or assessments on or against any other property of the Borrower, the Guarantors or any of their respective Subsidiaries which are payable by any of such Persons in any material amount (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as permitted by this Agreement). There are no pending eminent domain proceedings against any property of the Borrower, the Guarantors or their respective Subsidiaries or any part thereof, and, to the knowledge of the Borrower, no such proceedings are presently threatened or contemplated by any taking authority which may individually or in the aggregate have any Material Adverse Effect. None of the property of the Borrower, the Guarantors or their respective Subsidiaries is now damaged as a result of any fire, explosion, accident, flood or other casualty in any manner which individually or in the aggregate would have any Material Adverse Effect.

             Section 6.24 Brokers. Neither the Borrower, any Guarantor nor any of their respective Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

             Section 6.25 Other Debt. Neither the Borrower, any Guarantor nor any of their respective Subsidiaries is in default of the payment of any Indebtedness in an amount equal to or greater than $1,000,000.00 or the performance of any related agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party. Neither the Borrower nor any Guarantor is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of the Borrower or any Guarantor. Schedule 6.25 hereto sets forth all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon the Borrower and each Guarantor or their respective properties and entered into by the Borrower and/or such Guarantor as of the date of this Agreement with respect to any Indebtedness of the Borrower or any Guarantor in an amount equal to or greater than $1,000,000.00, and the Borrower has provided the Agent with true, correct and complete copies thereof.

             Section 6.26 Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to

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be made hereunder, neither the Borrower nor any Guarantor is insolvent on a balance sheet basis such that the sum of such Person's assets exceeds the sum of such Person's liabilities, the Borrower and each Guarantor is able to pay its debts as they become due, and the Borrower and each Guarantor has sufficient capital to carry on its business.

             Section 6.27 No Bankruptcy Filing. None of the Borrower or any Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and the Borrower has no knowledge of any Person contemplating the filing of any such petition against it or any Guarantor.

             Section 6.28 No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower or any Guarantor or any of their respective Subsidiaries with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

             Section 6.29 Transaction in Best Interests of Borrower; Consideration. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower, each Guarantor, their respective Subsidiaries and the creditors of such Persons. The direct and indirect benefits to inure to the Borrower, their respective Subsidiaries, the Guarantors and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents constitute substantially more than "reasonably equivalent value" (as such term is used in Section 548 of the Bankruptcy Code) and "valuable consideration," "fair value," and "fair consideration," (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower, the Guarantors and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents, and but for the willingness of each Guarantor to guaranty the Loan, the Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower, each Guarantor and their respective Subsidiaries to have available financing to conduct and expand their business.

             Section 6.30 Contribution Agreement. The Borrower and the Guarantors have executed and delivered the Contribution Agreement, and the Contribution Agreement constitutes the valid and legally binding obligations of such parties enforceable against them in accordance with the terms and provisions thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

             Section 6.31 Reaffirmation of Representations. Borrower hereby restates and reaffirms each of the representations and warranties made by Borrower or any Guarantor set forth in the Mortgage and the Assignment of Leases and Rents as if the same were fully set forth herein.

             Section 6.32 Transaction Documents. Borrower has delivered to Agent true, correct and complete copies of all agreements relating to the Transaction.

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             Section 6.33  Management Agreement. Neither the Borrower nor any
Guarantor has entered into any management agreement for any Real Estate which is a Mortgaged Property as of the date hereof after the date such Real Estate first became a Mortgaged Property.

             Section 6.34 Unsecured Bridge Loan Commitment. Borrower has delivered to Agent a true, correct and complete copy of the Unsecured Bridge Loan Commitment. The Unsecured Bridge Loan Commitment is in full force and effect.

Section 7.   AFFIRMATIVE COVENANTS.

             The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or issue Letters of Credit:

             Section 7.1 Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes, as well as all other sums owing pursuant to the Loan Documents.

             Section 7.2 Maintenance of Office. The Borrower and each Guarantor will maintain its respective chief executive office at 359 E. Paces Ferry Road, N.E., Suite 400, Atlanta, Georgia 30305, or at such other place in the United States of America as the Borrower or any Guarantor shall designate upon thirty (30) days prior written notice to the Agent and the Lenders, where notices, presentations and demands to or upon the Borrower or such Guarantor in respect of the Loan Documents may be given or made.

             Section 7.3 Records and Accounts. The Borrower and each Guarantor will (a) keep, and cause each of their respective Subsidiaries to keep, proper records and books of account in which true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of their respective Subsidiaries, contingencies and other reserves. Neither the Borrower, any Guarantor nor any of their respective Subsidiaries shall, without the prior written consent of the Required Lenders,
(x) make any material change to the accounting procedures used by such Person in preparing the financial statements and other information described in Section
6.4 or Section 7.4, or (y) change its fiscal year.

             Section 7.4 Financial Statements, Certificates and Information. Borrower will deliver or cause to be delivered to the Agent with sufficient copies for each of the Lenders:

                           (a)      as soon as practicable, but in any event not
later than ninety (90) days after the end of each fiscal year of Borrower, the audited consolidated balance sheet of Borrower and its Subsidiaries at the end of such year, and the related audited consolidated statements of income, changes in capital and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, and accompanied by an auditor's report prepared without qualification as to the scope of the audit by a nationally recognized accounting firm reasonably approved by Agent (the foregoing may be satisfied by delivery of the Form 10-K of the Borrower filed with the SEC), and any other information the Lenders may reasonably request to complete a financial analysis of the Borrower and its Subsidiaries, together with a written

                                      -59-

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statement from such accountants to the effect that they have read this
Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any Default or Event of Default they shall disclose in such statement any such Default or Event of Default;

                           (b)      as soon as practicable, but in any event not
later than forty-five (45) days after the end of each of the first three fiscal quarters of Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related unaudited consolidated statements of income and cash flows for the portion of Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP (the foregoing may be satisfied by delivery of the Form 10-Q of the Borrower filed with the SEC), together with a certification by the chief financial officer or accounting officer of Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

                           (c)      simultaneously with the delivery of the
financial statements referred to in subsections (a) and (b) above, a statement (a "Compliance Certificate") certified by the chief financial officer or chief accounting officer of Borrower in the form of Exhibit K hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance or non-compliance (as the case may be) with the covenants contained in Section 9 and the other covenants described in such certificate and (if applicable) setting forth reconciliations to reflect changes in GAAP since the Balance Sheet Date. Borrower shall submit with the Compliance Certificate a Borrowing Base Certificate in the form of Exhibit J attached hereto pursuant to which the Borrower shall calculate the amount of the Borrowing Base as of the end of the immediately preceding fiscal quarter of the Borrower. All income, expense and value associated with Real Estate or other Investments disposed of during any quarter will be eliminated from calculations, where applicable. The Compliance Certificate shall be accompanied by copies of the statements of Net Operating Income for such fiscal quarter for each of the Mortgaged Properties, prepared on a basis consistent with the statements furnished to the Lenders prior to the date hereof and otherwise in form and substance reasonably satisfactory to the Agent, together with a certification by the chief financial officer or chief accounting officer of Borrower that the information contained in such statement fairly presents the Net Operating Income of the Mortgaged Properties for such periods;

                           (d)      contemporaneously with the delivery of the
financial statements referred to in clause (a) above, the statement of all contingent liabilities involving amounts of $1,000,000.00 or more of the Borrower and its Subsidiaries which are not reflected in such financial statements or referred to in the notes thereto (including, without limitation, all guaranties, endorsements and other contingent obligations in respect of the indebtedness of others, and obligations to reimburse the issuer in respect of any letters of credit);

                           (e)      as soon as practicable but in any event not
later than forty-five (45) days after the end of each fiscal quarter of Borrower (including the fourth fiscal quarter in each year), a Rent Roll for each of the Mortgaged Properties and a consolidated operating statement for the

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Mortgaged Properties, and a copy of each Lease or amendment entered into with respect to a Mortgaged Property during such quarter;

                           (f)      simultaneously with the delivery of the
financial statement referred to in subsections (a) and (b) above, a supplemental investor package containing financial and statistical information related to the applicable quarter in the form delivered to the Agent prior to the Closing Date, together with a statement of sources and uses of funds with respect to properties under development;

                           (g)      contemporaneously with the filing or mailing
thereof, copies of all material of a financial nature, reports or proxy statements sent to the shareholders of the Borrower;

                           (h)      promptly after they are filed with the
Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower and each Guarantor;

                           (i)      promptly upon the filing hereof, copies of
all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall file with the SEC;

                           (j)      not later than five (5) Business Days after
the Borrower receives notice of the same from any of the Rating Agencies or otherwise learns of the same, notice of the issuance of any change in the Rating by any of the Rating Agencies in respect of the Borrower or any debt of the Borrower (including any change in the Rating), together with the details thereof, and of any announcement by any of the Rating Agencies that any such Rating is "under review" or that any such Rating has been placed on a watch list or that any similar action has been taken by any of the Rating Agencies;

                           (k)      evidence reasonably satisfactory to Agent of
the timely payment of all real estate taxes for the Mortgaged Properties;

                           (l)      not later than November 15 of each year, the
cash flow projections for the Borrower and its Subsidiaries for the next three
(3) years; and

                           (m)      from time to time such other financial data
and information in the possession of the Borrower, each Guarantor or their respective Subsidiaries (including without limitation auditors' management letters, status of litigation or investigations against the Borrower and any settlement discussions relating thereto, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrower or any Guarantor) as the Agent may reasonably request. Information concerning such litigation or settlement discussions shall not include attorney-client privileged communications, but shall otherwise include information which may be confidential or subject to a work-product privilege so that the Agent and the Lenders receive the same level of disclosure from the Borrower with respect to such matters as has been made prior to the Closing Date.

             Section 7.5   Notices.

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                           (a)      Defaults. The Borrower will immediately upon
becoming aware of same notify the Agent in writing of the occurrence of any Default or Event of Default, which notice shall describe such occurrence with reasonable specificity and shall state that such notice is a "notice of default". If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower, any Guarantor or any of their respective Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would either cause a Default or have a Material Adverse Effect, the Borrower shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

                           (b)      Environmental Events. The Borrower will give
notice to the Agent within five (5) Business Days of becoming aware of (i) any potential or known Release, or threat of Release, of any Hazardous Substances in an amount that may be required to be contained, removed or otherwise remediated at or from any Real Estate; (ii) any violation of any Environmental Law that the Borrower, any Guarantor or any of their respective Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency or (iii) any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves (A) any Mortgaged Property, (B) any other Real Estate and could reasonably be expected to have a Material Adverse Effect, or (C) or the Agent's liens or security title on the Collateral pursuant to the Security Documents.

                           (c)      Notification of Claims Against Collateral.
The Borrower will give notice to the Agent in writing within five (5) Business Days of becoming aware of any material setoff, claims (including, with respect to the Mortgaged Property, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Lenders with respect to the Collateral, are subject.

                           (d)      Notice of Litigation and Judgments. The
Borrower will give notice to the Agent in writing within five (5) Business Days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, any Guarantor or any of their respective Subsidiaries or to which the Borrower, any Guarantor or any of their respective Subsidiaries is or is to become a party involving an uninsured claim against any of the Borrower, any Guarantor or any of their respective Subsidiaries that could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Borrower and each Guarantor will give notice to the Agent, in writing, in form and detail reasonably satisfactory to the Agent and each of the Lenders, within ten days of any judgment not covered by insurance, whether final or otherwise, against any of the Borrower, any Guarantor or any of their respective Subsidiaries in an amount in excess of $1,000,000.

                           (e)      Notice of Proposed Sales, Encumbrances,
Refinance or Transfer of Non-Mortgaged Property. The Borrower will give notice to the Agent of any completed sale,

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encumbrance, refinance or transfer of any Real Estate (other than the Mortgaged
Properties) or other Investments of the type described in Section 8.3(i) of the Borrower, any Guarantor or their respective Subsidiaries within any fiscal quarter of Borrower, such notice to be submitted together with the Compliance Certificate provided or required to be provided to the Agent and the Lenders under Section 7.4 with respect to such fiscal quarter. The Compliance Certificate shall with respect to any completed sale, encumbrance, refinance or transfer be adjusted in the best good faith estimate of Borrower to give effect to such sale, encumbrance, refinance or transfer and demonstrate that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such sale, encumbrance, refinance or transfer. Notwithstanding the foregoing, in the event of any sale, encumbrance, refinance or transfer of any Real Estate or other Investment of the type described in
Section 8.3(i) involving Real Estate or such other Investment in an amount in excess of $50,000,000.00, the Borrower shall promptly give notice to the Agent of such transaction, which notice shall be accompanied by a Compliance Certificate prepared using the financial statements of Borrower most recently provided or required to be provided to the Agent and the Lenders under Section
6.4 or Section 7.4, adjusted as provided in this paragraph.

                           (f)      ERISA. The Borrower will give notice to the
Agent within five (5) Business Days after the Borrower or any ERISA Affiliate
(i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Guaranteed Pension Plan, Multiemployer Plan or Employee Benefit Plan, or knows that the plan administrator of any such plan has given or is required to give notice of any such reportable event; (ii) gives a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA; or (iii) receives any notice from the PBGC under Title IV or ERISA of an intent to terminate or appoint a trustee to administer any such plan.

                           (g)      Notification of Lenders. Within five (5)
Business Days after receiving any notice under this Section 7.5, the Agent will forward a copy thereof to each of the Lenders, together with copies of any certificates or other written information that accompanied such notice.

                           (h)      Notice of Designation of Additional Existing
Properties Under Construction. At any time prior to March 14, 2003, Borrower may deliver to Agent written notice that an Existing Pre-Development Property or Announced Project has become part of the Existing Properties Under Construction. No such designation as to an Existing Pre-Development Property may be made unless Borrower delivers to Agent reasonably satisfactory evidence to Agent that Borrower or its Subsidiary has acquired such land, has with respect to such property entered into a lease or commitment letter with an anchor tenant consistent with anchors of the other retail shopping centers of Borrower and its Subsidiaries (or, consistent with Borrower's business strategy prior to the date hereof, if such project does not contemplate the inclusion of an anchor tenant, Borrower delivers evidence to the reasonable satisfaction of Agent that construction activities should commence), and construction of above-ground improvements (not including infrastructure or other site improvements) has begun. Upon satisfaction of the foregoing conditions prior to March 14, 2003, a property that is one of the Existing Pre-Development Properties will become one of the Existing Properties Under Construction, and Agent may unilaterally amend
Schedule 2.9(b) to reflect such addition. In addition, no such designation as to an Announced Project may be made unless Borrower delivers to Agent reasonably satisfactory evidence to Agent that Borrower or its Subsidiary has with respect to such property entered into a lease or commitment letter with an anchor tenant consistent with

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anchors of the other retail shopping centers of Borrower and its Subsidiaries
(or, consistent with Borrower's business strategy prior to the date hereof, if such project does not contemplate the inclusion of an anchor tenant, Borrower delivers evidence to the reasonable satisfaction of Agent that construction activities should commence). Upon satisfaction of the foregoing condition prior to March 14, 2003, a property that is one of the Announced Projects will become one of the Existing Properties Under Construction, and Agent may unilaterally amend Schedule 2.9(b) to reflect such addition. No property may be added to Existing Properties Under Construction on or after March 14, 2003 without the consent of the Required Lenders.

             Section 7.6   Existence; Maintenance of Properties.

                           (a)      The Borrower will preserve and keep in full
force and effect its existence as a Maryland corporation. Each Guarantor will preserve and keep in full force and effect its legal existence in the jurisdiction of its incorporation or formation. The Borrower and each Guarantor will cause each of their respective Subsidiaries to preserve and keep in full force and effect their legal existence in the jurisdiction of its incorporation or formation. The Borrower will preserve and keep in full force all of its rights and franchises and those of its Subsidiaries, the preservation of which is necessary to the conduct of their business. Borrower shall at all times comply with all requirements and applicable laws and regulations necessary to maintain REIT status. The common stock of Borrower shall at all times be listed for trading and be traded on the New York Stock Exchange (NYSE), unless otherwise consented to by the Required Lenders. The Borrower shall continue to own directly or indirectly one hundred percent (100%) of the Guarantors.

                           (b)      The Borrower (i) will cause all of its
properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a material adverse effect on the condition of any Mortgaged Property or would cause a Material Adverse Effect. Without limitation of the obligations of the Borrower under this Agreement with respect to the maintenance of the Mortgaged Properties, the Borrower shall promptly and diligently comply with the recommendations of the Environmental Engineer concerning the maintenance, operation or upkeep of the Mortgaged Properties contained in the building inspection and environmental reports delivered to the Agent or otherwise obtained by Borrower or any Guarantor.

             Section 7.7   Insurance.

                           (a)      The Borrower will procure and maintain or
cause to be procured and maintained (i) insurance covering the Borrower and the Guarantors and their respective Subsidiaries, the Mortgaged Properties and their respective properties (the cost of such insurance to be borne by the insured thereunder) with financially sound and reputable insurers (or self-insurance provided by creditworthy tenants) in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy, and (ii) such insurance as is required by the Security Documents.

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                           (b)      The Borrower or the applicable Guarantor
shall pay all premiums on insurance policies. The liability insurance policies with respect to all Mortgaged Properties shall name the Agent and each Lender as an additional insured.

                           (c)      In the event of any loss or damage to the
Mortgaged Property, the Borrower or the applicable Guarantor shall give prompt written notice to the insurance carrier and the Agent. Each of the Borrower and the Guarantors hereby irrevocably authorizes and empowers the Agent, at the Agent's option and in the Agent's sole discretion or at the request of the Required Lenders in their sole discretion, as its attorney in fact, to make proof of such loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive Insurance Proceeds, and to deduct therefrom the Agent's expenses incurred in the collection of such Insurance Proceeds; provided, however, that so long as no Default or Event of Default has occurred and is continuing and so long as the Borrower or any Guarantor shall in good faith diligently pursue such claim, the Borrower or such Guarantor may make proof of loss and appear in any proceedings or negotiations with respect to the adjustment of such claim, except that the Borrower or such Guarantor may not settle, adjust or compromise any such claim without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed; provided, further, that the Borrower or such Guarantor may make proof of loss and adjust and compromise any claim under casualty insurance policies which is in an amount less than $500,000 so long as no Default or Event of Default has occurred and is continuing and so long as the Borrower or such Guarantor shall in good faith diligently pursue such claim. The Borrower and each Guarantor further authorize the Agent, at the Agent's option, to (i) apply the balance of such Insurance Proceeds to the payment of the Obligations whether or not then due, or (ii) if the Agent shall require the reconstruction or repair of the Mortgaged Property, to hold the balance of such proceeds as trustee to be used to pay taxes, charges, sewer use fees, water rates and assessments which may be imposed on the Mortgaged Property and the Obligations as they become due during the course of reconstruction or repair of the Mortgaged Property and to reimburse the Borrower or such Guarantor, in accordance with such terms and conditions as the Agent may prescribe, for the costs of reconstruction or repair of the Mortgaged Property, and upon completion of such reconstruction or repair to apply any excess to the payment of the Obligations.

                           (d)      Notwithstanding the foregoing or anything in
the Mortgages, the Agent shall make net Insurance Proceeds and Condemnation Proceeds available to the Borrower or such Guarantor to reconstruct and repair the Mortgaged Property, in accordance with such terms and conditions as the Agent may prescribe in the Agent's discretion for the disbursement of the proceeds, provided that (i) the cost of such reconstruction or repair is not estimated by the Agent to exceed fifty percent (50%) of the replacement cost of the damaged Building (as reasonably estimated by the Agent), (ii) no Event of Default shall have occurred and be continuing, (iii) the Borrower or such Guarantor shall have provided to the Agent additional cash security in an amount equal to the amount reasonably estimated by the Agent to be the amount in excess of such proceeds which will be required to complete such repair or restoration,
(iv) the Agent shall have approved the plans and specifications, construction budget, construction contracts, and construction schedule for such repair or restoration and reasonably determined that the repaired or restored Mortgaged Property will provide the Agent with adequate security for the Obligations (provided that the Agent shall not disapprove such plans and specifications if the Building is to

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be restored to its condition immediately prior to such damage), (v) the Borrower or such Guarantor shall have delivered to the Agent written agreements binding upon the Major Tenants and not less than seventy-five percent (75%) of the remaining tenants or other parties having present or future rights to possession of any portion of the affected Mortgaged Property or having any right to require repair, restoration or completion of the Mortgaged Property or any portion thereof (determined by reference to those tenants in the aggregate occupying or having rights to occupy not less than seventy-five percent (75%) of the Net Rentable Area of the Building so damaged, excluding the portion leased by the Major Tenants), agreeing upon a date for delivery of possession of the Mortgaged Property or their respective portions thereof, to permit time which is sufficient in the judgment of the Agent for such repair or restoration and approving the plans and specifications for such repair or restoration, or other evidence satisfactory to the Agent that none of such tenants or other parties may terminate their Leases as a result of such casualty or as a result of having a right to approve the plans and specifications for such repair or restoration,
(vi) the Agent shall reasonably determine that such repair or reconstruction can be completed prior to the Maturity Date, (vii) the Agent shall receive evidence reasonably satisfactory to it that any such restoration, repair or rebuilding complies in all respects with any and all applicable state, federal and local laws, ordinances and regulations, including without limitation, zoning laws, ordinances and regulations, and that all required permits, licenses and approvals relative thereto have been or will be issued in a manner so as not to materially impede the progress of restoration, (viii) the Agent shall receive evidence reasonably satisfactory to it that the insurer under such policies of fire or other casualty insurance does not assert any defense to payment under such policies against the Borrower, any Guarantor or the Agent, and (ix) with respect to any taking or condemnation, Agent shall determine that following such repair or restoration there shall be no more than the lesser of (i) a fifty percent (50%) reduction in occupancy or rental income from the Mortgaged
Property so affected by such specific condemnation or taking (excluding any proceeds from rental loss insurance or proceeds from such award allocable to rent) or (ii) a fifteen percent (15%) reduction in occupancy or in rental income from all of the Mortgaged Properties (excluding any proceeds from rental loss insurance or proceeds of such award allocable to rent), after giving effect to the current condemnation or taking and any previous condemnations or takings which may have occurred. Any excess Insurance Proceeds shall be paid to the Borrower, or if an Event of Default has occurred and is continuing, such proceeds shall be applied to the payment of the Obligations, unless in either case by the terms of the applicable insurance policy the excess proceeds are required to be returned to such insurer. Any excess Condemnation Proceeds shall be applied to the payment of the Obligations. In no event shall the provisions of this section be construed to extend the Maturity Date or to limit in any way any right or remedy of the Agent upon the occurrence of an Event of Default hereunder. If the Mortgaged Property is sold or the Mortgaged Property is acquired by the Agent, all right, title and interest of the Borrower and any Guarantor in and to any insurance policies and unearned premiums thereon and in and to the proceeds thereof resulting from loss or damage to the Mortgaged Property prior to the sale or acquisition shall pass to the Agent or any other successor in interest to the Borrower or purchaser of the Mortgaged Property.

                           (e)      The Borrower and the Guarantors will provide
to the Agent for the benefit of the Lenders Title Policies for all of the Mortgaged Properties of such Person. Each Title Policy shall also contain, to the extent available, a tie-in endorsement aggregating the insurance

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coverage provided under all of the policies issued by the same title insurance company relating to the Borrower and each Guarantor.

             Section 7.8 Taxes; Liens. The Borrower and the Guarantors will, and will cause their respective Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all taxes, assessments and other governmental charges imposed upon them or upon the Mortgaged Properties or the other Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom as well as all claims for labor, materials or supplies that if unpaid might by law become a lien or charge upon any of its property or other Liens affecting any of the Collateral or other property of Borrower, the Guarantors or their respective Subsidiaries, provided that any such tax, assessment, charge or levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings which shall suspend the collection thereof with respect to such property, neither such property nor any portion thereof or interest therein would be in any danger of sale, forfeiture or loss by reason of such proceeding and the Borrower, any such Guarantor or any such Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower, any such Guarantor or any such Subsidiary either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge or levy.

             Section 7.9 Inspection of Properties and Books. The Borrower and the Guarantors will, and will cause their respective Subsidiaries to, permit the Lenders, through the Agent or any representative designated by the Agent, at the Borrower's expense and upon reasonable prior notice, to visit and inspect any of the properties of the Borrower, each Guarantor or any of their respective Subsidiaries, to examine the books of account of the Borrower, each Guarantor and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower, any Guarantor and their respective Subsidiaries with, and to be advised as to the same by, their respective officers, all at such reasonable times and intervals as the Agent or any Lender may reasonably request, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall not be required to pay for such visits and inspections more often than once in any twelve (12) month period. The Lenders shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the normal business operations of the Borrower, the Guarantors and their respective Subsidiaries.

             Section 7.10 Compliance with Laws, Contracts, Licenses, and Permits. The Borrower and the Guarantors will, and will cause each of their respective Subsidiaries to, comply in all respects with (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, partnership agreement, limited liability company agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and
(v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, except where a failure to so comply with any of clauses (i) through (v) would not have a Material Adverse

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Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower, any Guarantor or their respective Subsidiaries may fulfill any of its obligations hereunder, the Borrower, such Guarantor or such Subsidiary will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof. Borrower shall develop and implement such programs, policies and procedures as are necessary to comply with the USA Patriot Act and shall promptly advise Agent in writing in the event that Borrower shall determine that any investors in Borrower are in violation of such act.

             Section 7.11 Further Assurances. The Borrower and each Guarantor will and will cause each of their respective Subsidiaries to, cooperate with the Agent and the Lenders and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

             Section 7.12 Management. The Borrower shall not and shall not permit any Guarantor to enter into any management agreement with a third party manager after the date hereof for any Mortgaged Property without the prior written consent of the Agent (which shall not be unreasonably withheld). Agent may condition any approval of a new manager upon the execution and delivery to Agent of collateral assignment of such management agreement to Agent and a subordination of the manager's rights thereunder to the rights of the Agent and the Lenders under the Loan Documents.

             Section 7.13 Leases of the Property. Neither the Borrower nor any Guarantor will lease all or any portion of a Mortgaged Property or amend, supplement or otherwise modify, terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or grant any concessions to or waive the performance of any obligations of any tenant, lessee or licensee under, any now existing or future Lease without the prior written consent of the Agent; provided, however, with respect to (a) any Lease which covers less than 25,000 square feet of a Mortgaged Property, the Borrower or any Guarantor may enter into leases, amend, supplement or otherwise modify, terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or granting concessions to or waive the performance of any obligations of any tenant, lessee or licensee under any such Lease in the ordinary course of business consistent with sound leasing and management practices for similar properties, or (b) any lease which covers 25,000 square feet or more of a Mortgaged Property, the Borrower or any Guarantor may enter into an amendment or modification of a Lease in the ordinary course of business consistent with sound leasing and management practices provided that such amendment or modification does not decrease any minimum rent, percentage rent or other financial obligation of the tenant thereunder, release any tenant or guarantor, shorten the term thereof, increase landlord obligations, or otherwise materially modify such lease.

             Section 7.14 Business Operations. The Borrower, the Guarantors and their respective Subsidiaries shall operate their respective businesses in substantially the same manner and in substantially the same fields and lines of business as such business is now conducted and in compliance with the terms and conditions of this Agreement and the Loan Documents.

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             Section 7.15  Registered Servicemark. Without the prior written consent of the Agent, none of the Mortgaged Properties shall be owned or operated by the Borrower or any Guarantor under any registered or protected trademark, tradename, servicemark or logo. Without limiting the foregoing, the Agent may condition its consent to the use of any of the foregoing upon the granting to the Agent for the benefit of the Lenders of a perfected first priority security interest therein.

             Section 7.16 Ownership of Real Estate. Without the prior written consent of Agent, all Real Estate and all interests (whether direct or indirect) of the Borrower, the Guarantors and any of their respective Subsidiaries in income-producing real estate assets now owned or leased or acquired or leased after March 29, 2001 shall be owned or leased directly by the Borrower; provided, however that (i) subject to the restrictions contained in Section 8.3, the Borrower shall be permitted to own or lease interests in Real Estate together with other third party joint venture partners; (ii) any Subsidiary may acquire Real Estate in a like-kind exchange of Real Estate of such Person; (iii) Real Estate may be owned by Subsidiaries of the Borrower as permitted in Section
8.13 or with respect to development permitted pursuant to Section 8.9; and (iv) a Subsidiary of the Borrower which has developed income-producing real estate may continue to own such property provided that the owner thereof is a Guarantor.

             Section 7.17 Distributions of Income to the Borrower. The Borrower shall cause all of its Subsidiaries to promptly distribute to the Borrower (but not less frequently than once each fiscal quarter of the Borrower, unless otherwise approved by the Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from its Subsidiaries' use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its debt service and operating expenses for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements to be made to such Subsidiary's assets and properties approved by such Subsidiary in the ordinary course of business consistent with its past practices.

             Section 7.18 Limiting Agreements. Should the Borrower, the Guarantors or any of their respective Subsidiaries enter into or modify any agreements or documents pertaining to any existing or future Indebtedness or Debt Offering providing for Indebtedness in excess of $500,000.00 or any Equity Offering, which agreements or documents include covenants, whether affirmative or negative, or any other provision which may have the same practical effect as any of the foregoing, which are individually or in the aggregate more restrictive against the Borrower, the Guarantors or their respective Subsidiaries than those set forth in Articles 8 or 9 of this Agreement, the Borrower shall promptly notify the Agent and, if requested by the Agent or the Required Lenders, the Borrower, the Agent, and the Lenders shall promptly amend this Agreement and the other Loan Documents to include some or all of such more restrictive provisions as determined by the Agent or the Required Lenders in their sole discretion, and the Borrower shall cause the Guarantors to consent to such amendment. The Borrower agrees to deliver to the Agent copies of any agreements or documents (or modifications thereof) pertaining to existing or future Indebtedness, Debt Offering or Equity Offering from the Borrower, the Guarantors or any of their respective Subsidiaries as the Agent from time to time may request. Notwithstanding the foregoing, this Section 7.18 shall not apply to covenants (whether affirmative or negative), warranties, defaults or events of default (or any other provision which may have the

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same practical effect as any of the foregoing) contained in any agreements or documents evidencing or securing Indebtedness that relate only to specific Real Estate that is collateral for such Indebtedness.

             Section 7.19  [Intentionally Omitted.]

             Section 7.20 Plan Assets. The Borrower will do, or cause to be done, all things necessary to ensure that none of the Mortgaged Properties will be deemed to be Plan Assets at any time.

             Section 7.21 Unsecured Bridge Loan Commitment. Borrower shall perform all of its covenants under the Unsecured Bridge Loan Commitment and any and all loan documents executed pursuant thereto, and shall not permit the occurrence of an event of default thereunder. Borrower shall not terminate the Unsecured Bridge Loan Commitment or any loan documents executed pursuant thereto. In the event that the Maturing Notes come due on March 31, 2003, then on or before March 28, 2003, the Borrower shall draw and cause to be funded $50,000,000 of proceeds contemplated under the Unsecured Bridge Loan Commitment. Such proceeds shall be used solely to pay the Maturing Notes on or before March 31, 2003. Borrower shall cause the Maturing Notes to be paid in full on or before March 31, 2003 in the event that the Maturing Notes mature or otherwise come due on March 31, 2003.

Section 8.   NEGATIVE COVENANTS.

             The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any of the Lenders has any obligation to make any Loans or issue any Letter of Credit:

             Section 8.1 Restrictions on Indebtedness. The Borrower will not, and will not permit its respective Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                           (a)      Indebtedness to the Lenders arising under
any of the Loan Documents;

                           (b)      current liabilities of the Borrower, the
Guarantors or their respective Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                           (c)      Indebtedness in respect of taxes,
assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8;

                           (d)      Indebtedness in respect of judgments only to
the extent, for the period and for an amount not resulting in a Default;

                           (e)      endorsements for collection, deposit or
negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

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                           (f)      Indebtedness in respect of reverse
repurchase agreements having a term of not more than 180 days with respect to Investments described in Section 8.3(d) or (e);

                           (g)      subject to the provisions of Section 9,
Indebtedness of the Borrower and its Subsidiaries; provided that, unless otherwise approved by Agent, no Indebtedness incurred after the Closing Date other than Indebtedness with respect to the facility contemplated by the Unsecured Bridge Loan Commitment that is recourse to Borrower shall bear a maturity date that is sooner than 180 days after the Maturity Date; and

                           (h)      unsecured Indebtedness of Subsidiaries of
the Borrower to Borrower provided that repayment of such Indebtedness shall be subordinate at all times to the repayment of the Obligations pursuant to a subordination agreement reasonably satisfactory to Agent.

             Section 8.2 Restrictions on Liens, Etc. The Borrower will not, and will not permit its Subsidiaries to (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of their respective property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of their property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against any of them that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over any of their general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse(provided that this clause (e) shall not prohibit a true sale of a land option or development agreement); or (f) incur or maintain any obligation to any holder of Indebtedness of any of such Persons which prohibits the creation or maintenance of any lien securing the Obligations (collectively, "Liens"); provided that the Borrower and any such Subsidiary may create or incur or suffer to be created or incurred or to exist:

                                    (i)      Liens on properties to secure
taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not then delinquent;

                                    (ii)     deposits or pledges made in
connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

                                    (iii)    Liens on assets other than the
Collateral, the Mortgaged Property or any interest therein (including the rents, issues and profits therefrom) in respect of judgments, awards or Indebtedness which is permitted by Section 8.1(d) or Section 8.1(g);

                                    (iv)     encumbrances on properties other
than the Mortgaged Property consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property

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

and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower, the Guarantors or any such Subsidiary is a party, purchase money security interests and other liens or encumbrances, which do not individually or in the aggregate have a materially adverse effect on the business of the Borrower on a consolidated basis;

                                    (v)      liens in favor of the Agent and the
Lenders under the Loan Documents to secure the Obligations and the Hedge Obligations; and

                                    (vi)     liens and encumbrances on a
Mortgaged Property expressly permitted under the terms of the Mortgage relating thereto.

             Section 8.3 Restrictions on Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                           (a)      marketable direct or guaranteed obligations
of the United States of America that mature within one (1) year from the date of purchase by the Borrower or any such Subsidiary;

                           (b)      marketable direct obligations of any of the
following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or bank of the United States of America;

                           (c)      demand deposits, certificates of deposit,
bankers acceptances and time deposits of any of the Lenders or any United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $1,000,000;

                           (d)      securities commonly known as "commercial
paper" issued by any Lender, or by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "P 1" if then rated by Moody's Investors Service, Inc., and not less than "A 1", if then rated by Standard & Poor's Corporation;

                           (e)      mortgage-backed securities guaranteed by the
Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "Aa" if then rated by Moody's Investors Service, Inc. and not less than "AA" if then rated by Standard & Poor's Corporation;

                           (f)      repurchase agreements having a term not
greater than 180 days and fully secured by securities described in the foregoing subsections (a), (b) or (e) with the Lenders, banks described in the foregoing subsection (c) or financial institutions or other corporations having total assets in excess of $500,000,000;

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

                           (g)      shares of so-called "money market funds"
registered with the Securities and Exchange Commission under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through (f) and have total assets in excess of $50,000,000;

                           (h)      subject to Section 7.16 and Section 9,
options, easements, licenses, fee interests and leasehold interests and similar interests in Real Estate utilized or to be utilized principally for retail shopping center purposes or a related purpose, including earnest money deposits relating thereto and transaction costs;

                           (i)      subject to the terms of this Agreement,
Investments in Subsidiaries of Borrower existing as of the date hereof;

                           (j)      loans or advances to employees and directors
not exceeding $1,000,000.00 in the aggregate principal amount outstanding at any time;

                           (k)      deposits required by government agencies or
public utilities;

                           (l)      loans and advances existing as of the date
of this Agreement by the Borrower and the Guarantors to any JDN Venture which are evidenced by notes (and, if requested by the Agent, acting at the direction of the Required Lenders, with such notes, together with any related mortgage, having been assigned to and pledged to the Agent, for the benefit of itself and the Lenders, as security for the payment of the Obligations and the Hedge Obligations) in an aggregate amount which, together with Investments permitted by Section 8.3(m), do not exceed ten percent (10%) of Borrower's Consolidated Total Assets as of the end of the most recent fiscal quarter of Borrower;

                           (m)      other Investments (i) existing as of the
date of this Agreement by the Borrower and the Guarantors (including Investments in Persons over which, after giving effect to such Investment, the Borrower or the Guarantors do not have control), (ii) in those properties or Persons described on Schedule 8.3 in the amounts set forth therein, or (iii) in an amount not to exceed $1,000,000.00, which Investments in the aggregate do not exceed five percent (5%) of Borrower's Consolidated Total Assets as of the end of the most recent fiscal quarter of Borrower; and

                           (n)      Investments existing as of the date of this
Agreement in any common stock issued by the Borrower which has been repurchased by the Borrower or any of its Subsidiaries, provided that in no event shall such Investments exceed in the aggregate $25,000,000.00 (based upon the cost to acquire such stock).

             Section 8.4 Merger, Consolidation. The Borrower will not, and will not permit its Subsidiaries to, become a party to any dissolution, liquidation, disposition of all or substantially all of its assets or business, merger, reorganization, consolidation or other business combination or agree to effect any asset acquisition, stock acquisition or other acquisition individually or in a series of transactions involving amounts in excess of $50,000,000.00 which may have a similar effect as any of the foregoing, in each case without the prior written consent of the Required Lenders, except for (i) the merger or consolidation of two or more Subsidiaries of the Borrower or any Guarantor, and (ii) the merger or consolidation of one or more of the Subsidiaries of the

Borrower with and into the Borrower where the Borrower is the sole surviving entity. Without limiting the foregoing, the consummation of the Transaction shall constitute a violation of this Section 8.4.

             Section 8.5 Sale and Leaseback. The Borrower will not, and will not permit its Subsidiaries, to enter into any arrangement, directly or indirectly, whereby the Borrower or any such Subsidiary shall sell or transfer any Real Estate owned by it in order that then or thereafter the Borrower or any such Subsidiary shall lease back such Real Estate.

             Section 8.6 Compliance with Environmental Laws. The Borrower will not, and will not permit its Subsidiaries or any other Person to, do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for small quantities of Hazardous Substances used in the ordinary course of business and in material compliance with all applicable Environmental Laws,
(b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws).

             The Borrower shall, and shall cause its Subsidiaries to:

                                    (i)      in the event of any change in
Environmental Laws governing the assessment, release or removal of Hazardous Substances, take all reasonable action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Mortgaged Properties in violation of applicable Environmental Laws; and

                                    (ii)     if any Release or disposal of
Hazardous Substances which any Person may be legally obligated to contain, correct or otherwise remediate or which may otherwise expose it to liability shall occur or shall have occurred on the Real Estate (including without limitation any such Release or disposal occurring prior to the acquisition or leasing of such Real Estate by the Borrower or any such Subsidiary), the Borrower shall, after obtaining knowledge thereof, cause the prompt containment and removal of such Hazardous Substances and remediation of the Real Estate in full compliance with all applicable laws and regulations and to the reasonable satisfaction of the Agent; provided, that each of the Borrower and its Subsidiaries shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Agent and no action shall have been commenced by any enforcement agency. The Agent may engage its own Environmental Engineer to review the environmental assessments and the compliance with the covenants contained herein. Notwithstanding the foregoing, if any Release or disposal of Hazardous Substances shall occur or shall have occurred on the Real Estate

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(except any such Release or disposal occurring prior to the acquisition or leasing of such Real Estate by the Borrower or any Guarantor and disclosed in an environmental assessment delivered to the Agent and the Lenders prior to the inclusion of such Real Estate in the Collateral) and such Real Estate is a Mortgaged Property, the Agent shall have the right to require that the Borrower provide to the Agent a substitute Mortgaged Property which is Eligible Real Estate within ninety (90) days of demand by the Agent in accordance with Section
5.3 or obtain the release of such Mortgaged Property pursuant to Section 5.4.

             At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time that the Agent or the Required Lenders shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances which any Person may be legally obligated to contain, correct or otherwise remediate or which otherwise may expose such Person to liability may have occurred, relating to any Mortgaged Property, or that any of the Mortgaged Property is not in compliance with Environmental Laws to the extent required by the Loan Documents, the Agent may at its election (and will at the request of the Required Lenders) obtain such environmental assessments of such Mortgaged Property prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to such Mortgaged Property and (ii) whether the use and operation of such Mortgaged Property comply with all Environmental Laws to the extent required by the Loan Documents. Environmental assessments may include detailed visual inspections of such Mortgaged Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are reasonably necessary or appropriate for a complete determination of the compliance of such Mortgaged Property and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the sole cost and expense of the Borrower, and shall be conducted to the extent reasonably practicable to minimize disruption to the conduct of business at such Mortgaged Property.

             Section 8.7 Distributions. The Borrower will not make any Distributions which would violate any of the following covenants:

                           (a)      The Borrower will not pay any Distributions
to its shareholders except as follows:

                                    (i)      For the fourth (4th) calendar
quarter of 2002, Borrower's quarterly dividend with respect to common stock outstanding as of the date of this Agreement, which dividend shall not exceed $0.27 per share;

                                    (ii)     For the first (1st) calendar
quarter of 2003, Borrower's quarterly dividend with respect to common stock outstanding as of the date of this Agreement, which dividend shall not exceed $0.20 per share;

                                    (iii)    For the first (1st) and second
(2nd) calendar quarters of 2003, Borrower shall be permitted to pay quarterly dividends on its preferred stock outstanding as of the date of this Agreement in the amount of $0.586 per share; and

                                    (iv)     From and after the payment by
Borrower of its Distribution to its common shareholders during the first (1st) calendar quarter of 2003 and the payment of its quarterly dividend on its preferred stock as provided in Section 8.7(a)(iii) during the second (2nd) calendar quarter of 2003, Borrower shall not make any Distributions to its common shareholders other than the amount which, when added to the amount of Distributions paid on its preferred stock pursuant to Section 8.7(a)(iii) for such quarter and all Distributions previously paid during such calendar year, do not exceed in the aggregate ninety percent (90%) of "REIT taxable income" (as defined in the Code) calculated on a cumulative basis for such calendar year;

                           (b)      Notwithstanding the terms of Section 8.7(a),
commencing with the third (3rd) calendar quarter of 2003 and for each calendar quarter thereafter, the Borrower shall not make any Distributions other than Distributions to its common or preferred shareholders provided that such Distributions in the aggregate do not exceed ninety percent (90%) of "REIT taxable income" calculated on a cumulative basis in a calendar year;

                           (c)      In the event that an Event of Default shall
have occurred and be continuing, the Borrower shall not make any Distributions other than the minimum Distributions required under the Code to maintain the REIT Status of Borrower, as evidenced by a certification of the chief financial officer of the Borrower containing calculations in reasonable detail reasonably satisfactory in form and substance to the Agent; and

                           (d)      In the event that an Event of Default shall
have occurred and be continuing and the maturity of the Obligations has been accelerated, the Borrower shall not make any Distributions whatsoever, either directly or indirectly.

             Section 8.8 Asset Sales. The Borrower will not, and will not permit its Subsidiaries to, sell, transfer or otherwise dispose of any asset other than for fair market value. In the event that such disposition is of Real Estate or equity interests having a value greater than $50,000,000.00, a Compliance Certificate demonstrating compliance with the covenants referred to therein after giving effect to such sale, transfer or other disposition.

             Section 8.9 Development Activity. The Borrower will not, and will not permit its Subsidiaries or Affiliates to, engage, directly or indirectly (including through any Affiliate in which the Borrower or its Subsidiaries owns a Minority Interest or through other Investments), in the development of properties without the prior written consent of the Required Lenders in their sole discretion; provided that without the consent of the Required Lenders, prior to March 14, 2003 the Borrower or any of its Subsidiaries or Affiliates may engage in the development of Existing Pre-Development Properties, Announced Projects and Existing Properties Under Construction, provided that the aggregate amount of Construction in Progress with respect thereto at any time shall not exceed thirty percent (30%) of the Consolidated Total Assets of Borrower, and from and after March 14, 2003, the Borrower or any of its Subsidiaries or Affiliates may only engage in the development of Announced Projects in an aggregate amount not to exceed $50,000.00 in any fiscal quarter and Existing Properties Under Construction provided that the aggregate amount of Construction in Progress at any time shall not exceed thirty percent (30%) of the Consolidated Total Assets of the Borrower. For purposes of this Section 8.9, the term "development" shall include the new construction of a shopping center or a substantial renovation or expansion of improvements to Real Estate which materially change the character or size thereof. The Borrower will, and will cause each of its Subsidiaries to, at all times that it is engaging in any development as provided herein, maintain available sources of capital acceptable to the Agent in its reasonable discretion equal to the total cost to acquire and complete such developments and to purchase such properties except where such a failure could not be reasonably expected to have a Material Adverse Effect. Amounts available to be disbursed for such purposes pursuant to this Agreement may be considered as a source of capital for the purposes of this Section 8.9.

             Section 8.10 Restriction on Prepayment of Indebtedness. The Borrower will not, and will not permit its Subsidiaries to, (a) prepay, redeem, defease, purchase or otherwise retire the principal amount, in whole or in part, of any Indebtedness other than the Obligations and the Hedge Obligations after the occurrence of any Event of Default, or (b) modify any document evidencing any Indebtedness (other than the Obligations) to accelerate the maturity date of such Indebtedness; provided, that this Section 8.10 shall not prohibit (x) the prepayment of Indebtedness which is financed solely from the proceeds of a new loan which would otherwise be permitted by the terms of Section 8.1; and (y) the prepayment of Indebtedness secured by Real Estate which is satisfied solely from the proceeds of a sale of the Real Estate securing such Indebtedness.

             Section 8.11 Zoning and Contract Changes and Compliance. Neither the Borrower nor any Guarantor shall initiate or consent to any zoning reclassification of any of its Mortgaged Property or seek any variance under any existing zoning ordinance or use or permit the use of any Mortgaged Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation. Neither the Borrower nor any Guarantor shall initiate any change in any laws, requirements of governmental authorities or obligations created by private contracts and Leases which now or hereafter may materially adversely affect the ownership, occupancy, use or operation of any Mortgaged Property.

             Section 8.12 Derivative Obligations. Neither the Borrower nor any of its Subsidiaries shall contract, create, incur, assume or suffer to exist any Derivative Obligations except the Interest Rate Contracts permitted pursuant to
Section 8.1.

             Section 8.13 Bankruptcy Remote Subsidiaries. Without the consent of the Agent, neither the Borrower nor any of its Subsidiaries shall create any new single purpose, special purpose or other so-called bankruptcy remote subsidiaries (such as an entity to be a borrower in a REMIC), as determined by the Agent in its reasonable discretion.

             Section 8.14 Employment Contracts. Borrower shall not modify or amend in any material respect any of the Employment Contracts, and shall cause the Employment Contracts at all times to remain in full force and effect.

Section 9.   FINANCIAL COVENANTS.

             The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or issue any Letter of Credit:

             Section 9.1 Borrowing Base. The Borrower shall not permit the outstanding principal balance of the Loans and the Letters of Credit Outstanding to be greater than the Borrowing Base.

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

             Section 9.2 Fixed Charge Coverage. Borrower will not permit the Adjusted Consolidated EBITDA of the Borrower and its Subsidiaries for any period of two consecutive fiscal quarters (treated as a single accounting) (the "Test Period") to be less than 1.40 times the Consolidated Fixed Charges of the Borrower and its Subsidiaries for the Test Period.

             Section 9.3 Secured Debt Ratio. Borrower will not permit the aggregate principal amount of all outstanding Secured Debt of the Borrower and its Subsidiaries other than Intercompany Debt to be greater than 40% of the Total Assets of the Borrower and its Subsidiaries.

             Section 9.4 Maximum Land Assets. The Borrower shall not permit the ratio of the value, determined in accordance with GAAP, of its direct and indirect interests in Land Assets to the Consolidated Total Assets of the Borrower and its Subsidiaries to exceed 0.05 to 1.

             Section 9.5 Net Worth. The Consolidated Tangible Net Worth of the Borrower will not at any time be less than Minimum Consolidated Tangible Net Worth.

             Section 9.6 Liabilities to Assets Ratio. The ratio of Consolidated Total Liabilities of Borrower and its Subsidiaries to Consolidated Total Assets of Borrower and its Subsidiaries at the end of any fiscal quarter shall not exceed 0.60 to 1.

             Section 9.7 EBITDA Coverage. The Consolidated EBITDA of Borrower and its Subsidiaries for the Test Period shall not be less than 2.00 times the Consolidated Interest Expense of Borrower and its Subsidiaries for such period.

             Section 9.8 Borrowing Base Assets. The Mortgaged Properties must satisfy all of the following conditions:

                           (a)      as of the end of each fiscal quarter, at
least eighty-five percent (85%) of the total Net Rentable Area of the Mortgaged Properties within the Borrowing Base (on a portfolio basis) shall be subject to arms-length written Leases requiring current rental payments which are in full force and effect and pursuant to which the tenants are paying rent;

                           (b)      as of the end of each fiscal quarter, at
least eighty-five percent (85%) of the total Net Rentable Area of the Mortgaged Properties within the Borrowing Base (on a portfolio basis) shall be physically occupied by tenants under arms-length written Leases which are in full force and effect;

                           (c)      no more than twenty percent (20%) of the
Borrowing Base (based upon the Borrowing Base value thereof) shall be located in any State; provided, however, that no more than forty percent (40%) of the Borrowing Base (based upon the Borrowing Base value thereof) shall be located in Georgia;

                           (d)      no one tenant shall comprise more than seven
and one-half percent (7.5%) (twenty percent (20%) if the tenant is Wal-Mart Stores, Inc., Lowe's Companies, Inc. or Lowe's Home Centers, Inc. and has a Rating of BBB- or better from S&P or Baa3 or better from Moody's, and ten percent (10%) for any other tenant that has a Rating of BBB- or better from S&P or Baa3 or better from Moody's) of the Net Operating Income generated by the Mortgaged Properties within the Borrowing Base;

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

                           (e)      no Mortgaged Property (based upon the
Borrowing Base value thereof) shall comprise more than fifteen percent (15%) of the Borrowing Base; and

                           (f)      the Mortgaged Property (based upon the
Borrowing Base value thereof) owned by the Guarantors shall not exceed twenty percent (20%) of the Borrowing Base.

In the event that the thresholds established in clauses (c), (d), (e) and (f) above shall be exceeded, the Borrowing Base shall exclude the excess above any such threshold but the remainder shall continue to be credited.

             Section 9.9 Limitation on Incurrence of Total Debt. The Borrower will not permit the aggregate principal amount of all outstanding Debt of the Borrower and its Subsidiaries determined in accordance with GAAP other than Intercompany Debt to be greater than 60% of Total Assets.

Section 10.  CLOSING CONDITIONS.

             The obligation of the Lenders to make the Loans or issue Letters of Credit shall be subject to the satisfaction of the following conditions precedent:

             Section 10.1 Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect. The Agent shall have received a fully executed counterpart of each such document, except that each Lender shall have received the fully executed original of its Note. The Agent is authorized by the Lenders to execute on behalf of the Lenders and Agent, as applicable, any amendments or ratifications to agreements securing or relating to the Third Amended Credit Agreement as Agent deems appropriate.

             Section 10.2 Certified Copies of Organizational Documents. The Agent shall have received from the Borrower and each Guarantor a copy, certified as of a recent date by the appropriate officer of each State in which such Person is organized or in which the Mortgaged Properties are located and a duly authorized officer or partner of such Person, as applicable, to be true and complete, of the partnership agreement or corporate charter of the Borrower and such Guarantor, as applicable (or a certification satisfactory to the Agent that there have been no changes to the foregoing from those provided to the Agent in connection with the execution of the Third Amended Credit Agreement), or its qualification to do business, as applicable, as in effect on such date of certification.

             Section 10.3 Resolutions. All action on the part of the Borrower and each applicable Guarantor, as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agent.

             Section 10.4 Incumbency Certificate; Authorized Signers. The Agent shall have received from Borrower and each applicable corporate Guarantor an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and

                                      -79-

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on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party. The Agent shall have also received from each applicable partnership Guarantor a certificate, dated as of the Closing Date, signed by a duly authorized representative of such Person and giving the name and specimen signature of each individual who shall be authorized to make Loan Requests and to give notices and to take other action on behalf of the Borrower under the Loan Documents.

             Section 10.5 Opinion of Counsel. The Agent shall have received an opinion addressed to the Lenders and the Agent and dated as of the Closing Date from counsel to the Borrower and each Guarantor in form and substance reasonably satisfactory to the Agent.

             Section 10.6 Payment of Fees. The Borrower shall have paid to the Agent the fees payable pursuant toSection 4.2.

             Section 10.7 Insurance. The Agent shall have received duplicate originals or certified copies of all policies of insurance required by this Agreement.

             Section 10.8 Performance; No Default. Borrower and the applicable Guarantors shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

             Section 10.9 Representations and Warranties. The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

             Section 10.10 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent's counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions, assurances, consents, approvals or documents as the Agent and the Agent's counsel may reasonably require.

             Section 10.11 Eligible Real Estate Qualification Documents. The Eligible Real Estate Qualification Documents for each Mortgaged Property included in the Collateral as of the Closing Date shall have been delivered to the Agent at the Borrower's expense and shall be in form and substance satisfactory to the Agent. The foregoing requirement has been satisfied with respect to the Mortgaged Property as of the Closing Date.

             Section 10.12 Compliance Certificate. The Agent shall have received a Compliance Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter for which Borrower has provided financial statements under
Section 6.4 adjusted in the best good faith estimate of Borrower as of the Closing Date.

             Section 10.13 [Intentionally Omitted.]

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             Section 10.14 Endorsements to Title Policy. To the extent available under applicable law, the Agent shall have received a "date down" endorsement to each Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Agent, which endorsement shall bring forward the date of the Title Policy to the Closing Date and reflect the execution of this Agreement and the recording of amendments to the Security Documents described in the Title Policy.

             Section 10.15 Stockholder and Partner Consents. The Agent shall have received evidence reasonably satisfactory to the Agent that all necessary stockholder, partner, member or other consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents have been obtained.

             Section 10.16 [Intentionally Omitted.]

             Section 10.17 Contribution Agreement. The Agent shall have received an executed counterpart of the Contribution Agreement.

             Section 10.18 [Intentionally Omitted.]

             Section 10.19 Employment Contracts. The Agent shall have received copies of the executed Employment Contracts, each of which shall be in full force and effect.

             Section 10.20 Other. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent's Special Counsel may reasonably have requested.

Section 11.  CONDITIONS TO ALL BORROWINGS.

             The obligations of the Lenders to make any Loan or issue any Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

             Section 11.1 Prior Conditions Satisfied. All conditions set forth in Section 10 shall continue to be satisfied as of the date upon which any Loan is to be made or any Letter of Credit is to be issued.

             Section 11.2 Representations True; No Default. Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which they were made and shall also be true in all material respects as of the time of the making of such Loan or the issuance of such Letter of Credit, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing.

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             Section 11.3  No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or issue such Letter of Credit.

             Section 11.4 Governmental Regulation. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

             Section 11.5 Proceedings and Documents. All proceedings in connection with such Loan or Letter of Credit shall be reasonably satisfactory in substance and in form to the Agent, and the Agent's counsel in form and substance and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents and such other certificates, opinions, assurances, consents, approvals or documents as the Agent and the Agent's counsel may reasonably require.

             Section 11.6 Borrowing Documents. The Agent shall have received a fully completed Loan Request for such Loan and the other documents and information (including, without limitation, a Compliance Certificate) as required by Section 2.7, or a fully completed Letter of Credit Request required by Section 2.10 in the form of Exhibit I hereto fully completed, as applicable.

             Section 11.7 Endorsement to Title Policy. At such times as Agent shall determine in its discretion, to the extent available under applicable law, a "date down" endorsement to each Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Agent, which endorsement shall, expressly or by virtue of a proper "revolving credit" clause or endorsement in each Title Policy, increase the coverage of each Title Policy to the aggregate amount of all Loans advanced and outstanding and Letters of Credit issued and outstanding on or before the effective date of such endorsement (provided that the amount of coverage under an individual Title Policy for an individual Mortgaged Property need not equal the aggregate amount of all Loans), or if such endorsement is not available, such other evidence and assurances as the Agent may reasonably require (which evidence may include, without limitation, an affidavit from the Borrower stating that there have been no changes in title from the date of the last effective date of the Title Policy).

             Section 11.8 Future Advances Tax Payment. As a condition precedent to any Lender's obligations to make any Loans available to the Borrower hereunder, the Borrower will pay to the Agent any mortgage, recording, intangible, documentary stamp or other similar taxes and charges which the Agent reasonably determines to be payable as a result of such Loan to any state or any county or municipality thereof in which any of the Mortgaged Properties are located, and deliver to the Agent such affidavits or other information which the Agent reasonably determines to be necessary in connection with such payment in order to insure that the Mortgages on Mortgaged Property located in such state secure the Borrower's obligation with respect to the Loans then being requested by the Borrower. The provisions of this Section 11.8 shall not limit the Borrower's obligations under other provisions of the Loan Documents, including without limitation Section 15 hereof.

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Section 12.  EVENTS OF DEFAULT; ACCELERATION; ETC.

             Section 12.1 Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                           (a)      the Borrower shall fail to pay any principal
of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                           (b)      the Borrower shall fail to pay any interest
on the Loans, any reimbursement obligations with respect to the Letters of Credit or any other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                           (c)      the Borrower shall fail to comply with the
covenant contained in Section 9.1 and such failure shall continue to exist after written notice thereof shall have been given to the Borrower by the Agent and the cure period provided in Section 12.2 shall have ended;

                           (d)      the Borrower shall fail to comply with any
covenant contained in Section 9.2, Section 9.3, Section 9.4, Section 9.5,
Section 9.6, Section 9.7, Section 9.8 or Section 9.9 and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent;

                           (e)      any of the Borrower, the Guarantors, or any
of their respective Subsidiaries shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents which they are required to perform (other than those specified in the other subclauses of this Section 12 or in the other Loan Documents);

                           (f)      any representation or warranty made by or on
behalf of the Borrower, the Guarantors, or any of their respective Subsidiaries in this Agreement or any other Loan Document, or any report, certificate, financial statement, request for a Loan, Letter of Credit Request, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan, the issuance of any Letter of Credit or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                           (g)      any of the Borrower, the Guarantors, or any
of their respective Subsidiaries (i) shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness, or (ii) shall fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any obligation for borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; provided that the events described in this Section 12.1(g) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in this Section 12.1(g), involve singly or in the aggregate obligations for borrowed money or credit received totaling in excess of $5,000,000.00;

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

                           (h)      any of the Borrower, the Guarantors, or any
of their respective Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver for it or any substantial part of its assets, (ii) shall commence any case or other proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

                           (i)      a petition or application shall be filed for
the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrower, the Guarantors, or any of their respective Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;

                           (j)      a decree or order is entered appointing a
trustee, custodian, liquidator or receiver for any of the Borrower, the Guarantors, or any of their respective Subsidiaries or adjudicating any such Person, bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                           (k)      there shall remain in force, undischarged,
unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, one or more uninsured or unbonded final judgments against any of the Borrower, the Guarantors, or any of their respective Subsidiaries that, either individually or in the aggregate, exceed $5,000,000;

                           (l)      any of the Loan Documents or the
Contribution Agreement shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or the express prior written agreement, consent or approval of the Lenders, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents or the Contribution Agreement shall be commenced by or on behalf of any of the Borrower or the Guarantors, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination, or issue a judgment, order, decree or ruling, to the effect that any one or more of the Loan Documents or the Contribution Agreement is illegal, invalid or unenforceable in accordance with the terms thereof;

                           (m)      any dissolution, termination, partial or
complete liquidation, merger or consolidation of any of the Borrower or any Guarantor shall occur or any sale, transfer or other disposition of the assets of any of the Borrower or any Guarantor shall occur other than as permitted under the terms of this Agreement or the other Loan Documents;

                           (n)      with respect to any Guaranteed Pension Plan,
an ERISA Reportable Event shall have occurred and the Required Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any of the

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

Borrower, the Guarantors or any of their respective Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $2,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                           (o)      any suit or proceeding shall be filed
against or with respect to the Borrower, any Guarantor, any of their respective Subsidiaries or any Collateral which in the good faith business judgment of the Required Lenders after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them if adversely determined, would have a materially adverse effect on the ability of the Borrower, any Guarantor or any of their respective Subsidiaries to perform each and every one of its obligations under and by virtue of the Loan Documents and such suit or proceeding shall not have been dismissed within sixty (60) days following the filing thereof;

                           (p)      the Borrower, any Guarantor or any of their
respective Subsidiaries or any Person so connected with any of them shall be indicted for a federal crime, a punishment for which could include the forfeiture of (i) any assets of Borrower, any Guarantor or any of their respective Subsidiaries which in the good faith judgment of the Required Lenders could have a Material Adverse Effect, or (ii) the Collateral;

                           (q)      any Guarantor denies that it has any
liability or obligation under the Guaranty or any other Loan Document, or shall notify the Agent or any of the Lenders of such Guarantor's intention to attempt to cancel or terminate the Guaranty or any other Loan Document, or shall fail to observe or comply with any term, covenant, condition or agreement under the Guaranty or any other Loan Document beyond any applicable cure period;

                           (r)      any Change of Control shall occur; or

                           (s)      an Event of Default under any of the other
Loan Documents shall occur;

then, and in any such event, the Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes, the Letters of Credit and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section 12.1(h), Section 12.1(i) or
Section 12.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of presentment, demand, protest or other notice of any kind from any of the Lenders or the Agent. Upon demand by Agent or the Required Lenders in their absolute and sole discretion after the occurrence of an Event of Default, and regardless of whether the conditions precedent in this Agreement for a Revolving Credit Loan have been satisfied, the Revolving Credit Lenders will cause a Revolving Credit Loan to be made in the undrawn amount of all Letters of Credit. The proceeds of any such Revolving Credit Loan will be pledged to and held by Agent as security for

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

any amounts that become payable under the Letters of Credit and all other Obligations and Hedge Obligations. In the alternative, if demanded by Agent in its absolute and sole discretion after the occurrence of an Event of Default, Borrower will deposit with and pledge to Agent cash in an amount equal to the amount of all undrawn Letters of Credit. Such amounts will be pledged to and held by Agent for the benefit of the Lenders as security for any amounts that become payable under the Letters of Credit and all other Obligations and Hedge Obligations. Upon any draws under Letters of Credit, at Agent's sole discretion, Agent may apply any such amounts to the repayment of amounts drawn thereunder and upon the expiration of the Letters of Credit any remaining amounts will be applied to the payment of all other Obligations and Hedge Obligations or if there are no outstanding Obligations or Hedge Obligations and Lenders have no further obligation to make Revolving Credit Loans or issue Letters of Credit or if such excess no longer exists, such proceeds deposited by Borrower will be released to Borrower. If at any time the aggregate amount of funds pledged to Agent as collateral for such Letters of Credit shall exceed one hundred percent (100%) of the aggregate face amount of all amounts available to be drawn under such Letters of Credit (including any amounts that may be reinstated thereunder), Agent shall release the amount of such excess deposited by the Borrower to the Borrower.

             Section 12.2  Limitation of Cure Periods.

                           (a)      Notwithstanding anything contained in
Section 12.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 12.1(b) in the event that the Borrower cures such Default within five (5) days following receipt of written notice of such Default, provided, however, that Borrower shall not be entitled to receive more than two (2) notices in the aggregate pursuant to this clause
(i) in any period of 365 days ending on the date of any such occurrence of Default, and provided further that no such cure period shall apply to any payments due upon the maturity of the Notes, and (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 12.1(e) in the event that the Borrower cures such Default within thirty (30) days following receipt of written notice of such default, provided that the provisions of this clause (ii) shall not pertain to defaults consisting of a failure to provide insurance as required by Section 7.7(a), to any default consisting of a failure to comply with Section 4.2, Section 7.4(c), Section 7.21, Section 8.1, Section 8.2, Section 8.4, Section 8.7(b), Section 8.7(c),
Section 8.7(d) or to any Default excluded from any provision of cure of defaults contained in any other of the Loan Documents, and (iii) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 8.7(a) resulting from events occurring after the declaration of a Distribution and not reasonably anticipated by Borrower that cause Borrower's estimate of its Funds from Operations to be incorrect, in the event that the Borrower cures such Default on or before the end of the next fiscal quarter of Borrower occurring after such Default.

                           (b)      Notwithstanding the provisions of subsection
(c) and (d) of Section 12.1, the cure period provided therein shall not be allowed and the occurrence of a Default thereunder immediately shall constitute an Event of Default for all purposes of this Agreement and the other Loan Documents if, within the period of twelve months immediately preceding the occurrence of such Default, there shall have occurred two periods of cure or portions thereof under any one or more than one of said subsections.

                           (c)      In the event that there shall occur any
Default under Section 12.1(c), then within five (5) Business Days after receipt of notice of such Default from the Agent or the Required

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Lenders the Borrower may elect to cure such Default by providing additional
Collateral consisting of Potential Collateral, and/or to reduce the outstanding Loans to it, in which event such actions shall be completed within such five (5) Business Day period (or within thirty (30) days following the expiration of the initial five (5) Business Day period in the event that the Borrower intends to provide additional Mortgaged Property). The Borrower's notice of its election pursuant to the preceding sentence shall be delivered to the Agent within the period of five (5) Business Days provided above, and if not so delivered Borrower's cure period shall immediately terminate and such Default shall become an Event of Default. In the event that Borrower elects to add additional Mortgaged Property and fails within the time provided herein, the cure period shall terminate and such Default immediately shall constitute an Event of Default. In the event that the Borrower shall elect under Section 12.2(c) to provide additional Collateral consisting of Potential Collateral, the Real Estate to be added to the Collateral shall be Eligible Real Estate and on or prior to the expiration of the thirty (30) day period referred to above each of the Eligible Real Estate Qualification Documents shall have been completed at the Borrower's expense and provided to the Agent for the benefit of the Lenders and all other conditions to the acceptance of such Real Estate as a Mortgaged Property shall have been satisfied.

                           (d)      In the event that there shall occur any
Default that affects only certain Mortgaged Property or the owner(s) thereof (if such owner is a Guarantor), then within five (5) Business Days after receipt of notice of such Default from the Agent or the Required Lenders the Borrower may elect to cure such Default by electing to remove such Mortgaged Property from the Borrowing Base and by reducing the outstanding Loans by the amount of the Borrowing Base attributable to such Mortgaged Property, or by substituting for such Mortgaged Property additional Collateral consisting of Potential Collateral for the Collateral to which such Default relates, in which event such actions shall be completed within five (5) Business Days following the expiration of the initial five (5) Business Day period (or within thirty (30) days following the expiration of the initial five (5) Business Day period in the event that the Borrower intends to provide additional Mortgaged Property). The Borrower's notice of its election pursuant to the preceding sentence shall be delivered to the Agent within the period of five (5) Business Days provided above, and if not so delivered Borrower's cure period shall immediately terminate and such Default shall become an Event of Default. In the event that Borrower elects to add additional Mortgaged Property and fails within the time provided herein, the cure period shall terminate and such Default immediately shall constitute an Event of Default. In the event that the Borrower shall elect under Section 12.1(d) to provide additional Collateral consisting of Potential Collateral, the Real Estate to be added to the Collateral shall be Eligible Real Estate and on or prior to the expiration of the thirty (30) day period referred to above each of the Eligible Real Estate Qualification Documents shall have been completed at the Borrower's expense and provided to the Agent for the benefit of the Lenders and all other conditions to the acceptance of such Real Estate as a Mortgaged Property shall have been satisfied.

             Section 12.3 Termination of Commitments. If any one or more Events of Default specified in Section 12.1(h), Section 12.1(i) or Section 12.1(j) shall occur, then immediately and without any action on the part of the Agent or any Lender any unused portion of the credit hereunder shall terminate and the Lenders shall be relieved of all obligations to make Loans or issue Letters of Credit to the Borrower. If any other Event of Default shall have occurred, the Agent, upon the election of the Required Lenders, shall by notice to the Borrower terminate the obligation to make Loans and issue Letters of Credit to the Borrower. No termination under this Section 12.3 shall relieve the

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Borrower of its obligations to the Lenders arising under this Agreement or the other Loan Documents.

             Section 12.4 Remedies. In case any one or more Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 12.1, the Agent on behalf of the Lenders may, with the consent of the Required Lenders but not otherwise, proceed to protect and enforce their rights and remedies under this Agreement, the Notes and/or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, including to the full extent permitted by applicable law the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents, the obtaining of the ex parte appointment of a receiver, and, if any amount shall have become due, by declaration or otherwise, the enforcement of the payment thereof. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. If Borrower or any Guarantor fails to perform any agreement or covenant contained in this Agreement or any of the other Loan Documents beyond any applicable period for notice and cure, Agent may itself perform, or cause to be performed, any agreement or covenant of such Person contained in this Agreement or any of the other Loan Documents which such Person shall fail to perform, and the out-of-pocket costs of such performance, together with any reasonable expenses, including reasonable attorneys' fees actually incurred (including attorneys' fees incurred in any appeal) by Agent in connection therewith, shall be payable by Borrower upon demand and shall constitute a part of the Obligations and shall if not paid within five (5) days after demand bear interest at the rate for overdue amounts as set forth in this Agreement. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorney's fees.

             Section 12.5 Distribution of Collateral Proceeds. In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral or other assets of Borrower or the Guarantors, such monies shall be distributed for application as follows:

                           (a)      First, to the payment of, or (as the case
may be) the reimbursement of the Agent for or in respect of, all reasonable costs, expenses, disbursements and losses which shall have been paid, incurred or sustained by the Agent to protect or preserve the Collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent or the Lenders to such monies;

                           (b)      Second, to all other Obligations (including
any interest, expenses or other obligations incurred after the commencement of a bankruptcy) in such order or preference as the Required Lenders shall determine; provided, that (i) Swing Loans shall be repaid first,

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(ii) distributions in respect of such other Obligations shall include, on a pari passu basis, the Agent's fee payable pursuant to Section 4.3; (iii) in the event that any Lender shall have wrongfully failed or refused to make an advance under Section 2.5(d), Section 2.7 or Section 2.10(f) and such failure or refusal shall be continuing, advances made by other Lenders during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b), and (iv) except as otherwise provided in clause (ii), Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses (but excluding the Swing Loans) shall be made among the Lenders pro rata; and provided, further that the Required Lenders may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

                           (c)      Third, to termination payments due with
respect to the Hedge Obligations; and

                           (d)      Fourth, the excess, if any, shall be
returned to the Borrower or to such other Persons as are entitled thereto.

Section 13.  SETOFF.

             Regardless of the adequacy of any Collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch where such deposits are held) or other sums credited by or due from any Lender to the Borrower or the Guarantors and any securities or other property of the Borrower or the Guarantors in the possession of such Lender may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower or the Guarantors to such Lender. Each of the Lenders agrees with each other Lender that if such Lender shall receive from the Borrower or the Guarantors, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender (but excluding the Swing Loan Note) any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

Section 14.  THE AGENT.

             Section 14.1 Authorization. The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of the Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement

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

or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender or to create an agency or fiduciary relationship. Agent shall act as the contractual representative of the Lenders hereunder, and notwithstanding the use of the term "Agent", it is understood and agreed that Agent shall not have any fiduciary duties or responsibilities to any Lender by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the duties and responsibilities of which are limited to those expressly set forth in this Agreement and the other Loan Documents and responsibilities. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Lenders pursuant to this Agreement and the other Loan Documents.

             Section 14.2 Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

             Section 14.3 No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to any of the Lenders for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence.

             Section 14.4 No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any of the other Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower, the Guarantors or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the creditworthiness or financial condition of the Borrower, the Guarantors, or any of their respective Subsidiaries, or the value of the Collateral or any other assets of the Borrower or the Guarantors. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, based upon such information and documents as it deems

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appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan
Documents.

             Section 14.5  Payments.

                           (a)      A payment by the Borrower or any Guarantor
to the Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees to distribute to each Lender not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Lender's pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents. In the event that the Agent fails to distribute such amounts within one Business Day as provided above, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

                           (b)      If in the opinion of the Agent the
distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court. In the event that the Agent shall refrain from making any distribution of any amount received by it as provided in this Section 14.5(b), the Agent shall endeavor to hold such amounts in an interest bearing account and at such time as such amounts may be distributed to the Lenders, the Agent shall distribute to each Lender, based on their respective Commitment Percentages, its pro rata share of the interest or other earnings from such deposited amount.

                           (c)      Notwithstanding anything to the contrary
contained in this Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower or the Guarantors, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Lenders or as a result of other payments by the Delinquent Lenders to the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

             Section 14.6  Holders of Notes. Subject to the terms of
Section 18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

             Section 14.7 Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

             Section 14.8 Agent as Lender. In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

             Section 14.9 Resignation; Removal. The Agent may resign at any time by giving 60 days' prior written notice thereof to the Lenders and the Borrower. The Required Lenders may remove the Agent from its capacity as Agent for failure to perform its material obligations under this Agreement provided that the Required Lenders shall have given prior written notice to the Agent of its failure to perform any of its material obligations under this Agreement and such failure shall not have been cured within thirty (30) calendar days after receipt of notice of such failure (or such failure cannot reasonably be cured within such thirty (30) day period, then within such longer period of time as may be necessary to complete such cure so long as Agent commences such cure within such thirty (30) day period and thereafter diligently pursues such cure to completion). Upon any such resignation or removal, the Required Lenders shall have the right to appoint as a successor Agent any Lender or any financial institution whose senior debt obligations are rated not less than "A2" or its equivalent by Moody's or not less than "A2" or its equivalent by S&P and which has a net worth of not less than $500,000,000. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or its removal, then the retiring or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be any Lender or any financial institution whose senior debt obligations are rated not less than "A2" or its equivalent by Moody's or not less than "A" or its equivalent by S&P and which has a net worth of not less than $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations hereunder as Agent thereafter arising. After any retiring or removed Agent's resignation or removal, the provisions of this Agreement

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

and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

             Section 14.10 Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Required Lenders may direct, subject to the terms of any intercreditor agreement among the Agent and the Lenders, the Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes that the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

             Section 14.11 Request for Agent Action. Agent and the Lenders acknowledge that in the ordinary course of business of the Borrower, (a) Borrower and Guarantors will enter into leases or rental agreements covering Mortgaged Properties that may require the execution of a Subordination, Attornment and Non-Disturbance Agreement in favor of the tenant thereunder, (b) a Mortgaged Property may be subject to a Taking, (c) Borrower or a Guarantor may desire to enter into easements or other agreements affecting the Mortgaged Properties, or take other actions or enter into other agreements in the ordinary course of business which similarly require the consent, approval or agreement of the Agent. In connection with the foregoing, the Lenders hereby expressly authorize the Agent to (w) execute and deliver to the Borrower and the Guarantors Subordination, Attornment and Non-Disturbance Agreements with any tenant under a Lease upon such terms as Agent in its good faith judgment determines are appropriate (Agent in the exercise of its good faith judgment may agree to allow some or all of the casualty, condemnation, restoration or other provisions of the applicable Lease to control over the applicable provisions of the Loan Documents), (x) execute releases of liens in connection with any Taking, (y) execute consents or subordinations in form and substance satisfactory to Agent in connection with any easements or agreements affecting the Mortgaged Property, or (z) execute consents, approvals, or other agreements in form and substance satisfactory to the Agent in connection with such other actions or agreements as may be necessary in the ordinary course of Borrower's business.

             Section 14.12 Reliance on Hedge Provider. For purposes of applying payments received in accordance with Section 12.5, the Agent shall be entitled to rely upon the trustee, paying agent or other similar representative (each, a "Representative") or, in the absence of such a Representative, upon the holder of the Hedge Obligations for a determination (which each holder of the Hedge Obligations agrees (or shall agree) to provide upon request of the Agent) of the outstanding Hedge Obligations owed to the holder thereof. Unless it has actual knowledge (including by way of written notice from such holder) to the contrary, the Agent, in acting hereunder, shall be entitled to assume that no Hedge Obligations are outstanding.

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

Section 15.  EXPENSES.

             The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders (other than taxes based upon the Agent's or any Lender's gross or net income, except that the Agent and the Lenders shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes assessed by any State in which Mortgaged Property or other Collateral is located, such indemnification to be limited to taxes due solely on account of the granting of Collateral under the Security Documents and to be net of any credit allowed to the indemnified party from any other State on account of the payment or incurrence of such tax by such indemnified party), including any recording, mortgage, documentary or intangibles taxes in connection with the Mortgages and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Lenders after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Lender with respect thereto), (c) all title insurance premiums, engineer's fees, environmental reviews and the reasonable fees, expenses and disbursements of the counsel to the Agent and any local counsel to the Agent incurred in connection with the preparation, administration, syndication or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participations granted under
Section 18.4), and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) all other reasonable out of pocket fees, expenses and disbursements of the Agent actually incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, the addition or substitution of additional Mortgaged Properties or other Collateral, the review of leases and Subordination, Attornment and Non-Disturbance Agreements, the making of each advance hereunder, the issuance of Letters of Credit, and the syndication of the Commitments pursuant to Section 18 (without duplication of those items addressed in subparagraph (c), above), (e) all reasonable internal charges of the Agent (determined in good faith and in accordance with the Agent's internal policies applicable generally to its customers) for commercial finance exams, (f) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Lender or the Agent) actually incurred by any Lender or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantors or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any of the Lenders' relationship with the Borrower or the Guarantors, (g) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings, and (h) all reasonable fees, expenses and disbursements (including reasonable attorneys' fees and costs) which may be incurred by Fleet in connection with the execution and delivery of this Agreement and the other Loan Documents (without duplication of any of the items listed above). The covenants of this Section 15 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

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

Section 16.  INDEMNIFICATION.

             The Borrower agrees to indemnify and hold harmless the Agent and the Lenders and each director, officer, employee, agent and Person who controls the Agent or any Lender from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby or the Transaction including, without limitation, (a) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Mortgaged Properties or the Loans, (b) any condition of the Mortgaged Properties, (c) any actual or proposed use by the Borrower of the proceeds of any of the Loans or Letters of Credit,
(d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower, the Guarantors, or any of their respective Subsidiaries comprised in the Collateral, (e) the Borrower and the Guarantors entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Mortgaged Property, (g) with respect to the Borrower, the Guarantors and their respective Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury, nuisance or damage to property), or (h) shareholder or other lawsuits threatened or filed, or investigations undertaken, as a result of or in any way arising out of or relating to the contemplation of the Transaction, the execution of documents relating to the Transaction, or the consummation of the Transaction, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrower shall not be obligated under this Section 16 to indemnify any Person for liabilities arising from such Person's own gross negligence or willful misconduct. In litigation, or the preparation therefor, the Lenders and the Agent shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this
Section 16 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

Section 17.  SURVIVAL OF COVENANTS, ETC.

             All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or the Guarantors or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Letters of Credit remain outstanding or any Lender has any obligation to make any Loans or issue any Letters of Credit. The indemnification obligations of the Borrower provided herein and in the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate delivered to any Lender or the Agent at any time by or on behalf of the Borrower or the Guarantors or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

Section 18.  ASSIGNMENT AND PARTICIPATION.

             Section 18.1 Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it); provided that (a) the Agent and, so long as no Default or Event of Default exists hereunder, the Borrower shall have each given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (provided that (i) such consent shall not be required for any assignment to another Lender, to a lender which is and remains under common control with the assigning Lender or to a wholly-owned Subsidiary of such Lender, provided that such assignee shall remain a wholly-owned Subsidiary of such Lender, and (ii) the consent of Agent shall not be required if an Event of Default exists and is continuing so long as the assignee is an institutional lender), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined) an Assignment and Acceptance Agreement in the form of Exhibit L annexed hereto, together with any Notes subject to such assignment, (d) in no event shall any voting, consent or approval rights of a Lender be assigned to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower or any Guarantor, which rights shall instead be allocated pro rata among the other remaining Lenders, (e) if such assignee is to become a Revolving Credit Lender, such assignee shall have a net worth or unfunded commitments as of the date of such assignment of not less than $200,000,000, unless waived by the Agent and the Borrower, (f) such assignee shall acquire an interest in the Loans of not less than $5,000,000 (or if less, the remaining Loans of the assignor), unless waived by the Agent, and so long as no Default or Event of Default exists hereunder, the Borrower, and (g) such assignee shall be subject to the terms of any intercreditor agreement among the Lenders and the Agent. Upon execution, delivery, acceptance and recording of such Assignment and Acceptance Agreement, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Lenders and have the rights and obligations of a Lender hereunder, (ii) the assigning Lender shall, upon payment to the Agent of the registration fee referred to in Section 18.2, be released from its obligations under this Agreement arising after the effective date of such assignment with respect to the assigned portion of its interests, rights and obligations under this Agreement, and (iii) the Agent may unilaterally amend
Schedule 1.1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Lender as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower. Notwithstanding anything herein to the contrary, in the event that Agent shall at any time hold a Commitment less than $40,000,000.00, then such Agent shall promptly provide written notice thereof to the Lenders and the Required Lenders shall have the right, to be exercised within fifteen (15) days of delivery of such notice by such Agent, to elect to remove such Agent as Agent and replace such Agent as Agent under the Loan Documents, subject to the terms of Section 14.9.

             Section 18.2 Register. The Agent shall maintain on behalf of the Borrower a copy of each assignment delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentages of and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $3,500 (provided that with respect to any assignment by a Lender to a Subsidiary as provided herein, the assigning Lender shall pay to Agent its reasonable expenses incurred in connection with such assignment in lieu of such registration fee).

             Section 18.3 New Notes. Upon its receipt of an Assignment and Acceptance Agreement executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall record the information contained therein in the Register. Within five (5) Business Days after receipt of notice of such assignment from Agent, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assigned to such assignee pursuant to such Assignment and Acceptance Agreement and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance Agreement and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

             Section 18.4 Participations. Each Lender may sell participations to one or more Lenders or other entities in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, rights granted to the Lenders under
Section 4.8, Section 4.9 and Section 4.10, (c) such participation shall not entitle the participant to the right to approve waivers, amendments or modifications, (d) such participant shall have no direct rights against the Borrower, (e) such sale is effected in accordance with all applicable laws, and
(f) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by any of the Borrower or any Guarantor. Any Lender which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

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             Section 18.5  Pledge by Lender. Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341 or to such other Person as the Agent may approve to secure obligations of such lenders. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

             Section 18.6 No Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each of the Lenders.

             Section 18.7 Disclosure. Borrower agrees to promptly cooperate with any Lender in connection with any proposed assignment or participation of all or any portion of its Commitment. Each of the Lenders and the Agent acknowledges and agrees for itself that certain written information provided and to be provided by the Borrower contains confidential non-public information related to Borrower and JDN DCI and agrees to keep any information delivered or made available by the Borrower to it confidential from anyone other than its employees, officers, attorneys and other advisors who are or are expected to become engaged in evaluating, administering or syndicating the Loan or rendering advice in connection therewith, and each of Agent and the Lenders agrees not to trade in the Borrower's securities in violation of Section 10(b) of the Securities Exchange Act of 1934, as amended, or Rule 10b-5 thereunder, provided that nothing herein shall prevent any of the foregoing Persons from disclosing such information (a) to any potential assignees or participants who have agreed to maintain the confidentiality of such information in the manner and to the extent provided in this Section 18.7, (b) upon the order of any court or administrative agency or upon the request of any administrative agency or authority having jurisdiction over any of the foregoing Persons or such potential assignees or participants, (c) upon the request or demand of any regulatory agency or authority, (d) to the extent that such information has been publicly disclosed other than as a result of a disclosure by the foregoing Persons, (e) otherwise as required by law or (f) to the extent necessary to enforce the Loan Documents. In addition, the Lenders may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty's professional advisors (so long as such contractual counterparty or professional advisors to such contractual counterparty agree to be bound by the provisions of this Section 18.7).

             Section 18.8 Amendments to Mortgages. Upon any such assignment or participation, the Borrower and the Guarantors shall, upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment or participation.

             Section 18.9 Co-Agents. Neither the Documentation Agent, the Syndication Agent or any Arranger or Co-Arranger shall have any additional rights or obligations under the Loan Documents, except for those rights, if any, as a Lender.

Section 19.  NOTICES.

             Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 19 referred to as "Notice"), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

                  If to the Agent or Fleet:

                  Fleet National Bank
                  100 Federal Street
                  Boston, Massachusetts 02110
                  Attn:  Real Estate Division

                  With a copy to:

                  Fleet National Bank
                  115 Perimeter Center Place, N.E.
                  Suite 500
                  Atlanta, Georgia 30346
                  Attn:  Dan Stegemoeller
                  Telecopy No.:  (770) 390-8434

                  If to the Borrower:

                  JDN Realty Corporation
                  359 E. Paces Ferry Road
                  Suite 400
                  Atlanta, Georgia 30305
                  Attn:  Chief Financial Officer
                  Telecopy No.:  (404) 364-6446

to any other Lender which is a party hereto, at the address for such Lender set forth on its signature page hereto, and to any Lender which may hereafter become a party to this Agreement, at such address as may be designated by such Lender. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by telegraph, telecopy, telefax or telex is permitted, upon being sent and confirmation of receipt. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Lender or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

Section 20.  RELATIONSHIP.

             Neither the Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower, the Guarantors or their respective Subsidiaries arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Lender and Agent, and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

Section 21.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

             THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN OR THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN Section 19. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

Section 22.  HEADINGS.

             The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

Section 23.  COUNTERPARTS.

             This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

Section 24.  ENTIRE AGREEMENT, ETC.

             The Loan Documents express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

Section 25.  WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

             EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS Section 25. THE BORROWER ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS Section 25 WITH LEGAL COUNSEL AND THAT THE BORROWER AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

Section 26.  DEALINGS WITH THE BORROWER.

             The Lenders and their Affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantors and their respective Subsidiaries or any of their Affiliates regardless of the capacity of the Lender hereunder.

Section 27.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

             Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantors of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Lenders. Notwithstanding the foregoing, there shall be no modification or waiver of any of the covenants set forth in Section 8.7, Section 8.9 or in Section 9 without the written consent of the Required Lenders. Notwithstanding the foregoing, none of the following may occur without the written consent of each Lender: a reduction in the rate of interest on the Notes; an increase in the amount of the Commitments of the Lenders (except as provided in Section 18.1); a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon or fee payable under the Loan Documents; a change in the amount of any fee payable to a Lender hereunder; the postponement of any date fixed for any payment of principal of or interest on the Loan; an extension of the Maturity Date; a change in the manner of distribution of any payments to the Lenders or the Agent; the release of the Borrower or any Guarantor or any Collateral except as otherwise provided in Section 5.4, Section 5.6, Section 5.7 or
Section 14.11; an amendment of the definition of Majority Lenders or Required Lenders or of any requirement for consent by all of the Lenders; any modification to require a Lender to fund a pro rata share of a request for an advance of the Loan made by the Borrower other than based on its Commitment Percentage; an amendment to this Section 27; an increase in the advance rate within the Borrowing Base; a modification or waiver of Section 9.6 or
Section 9.8; an amendment of any of the definitions used within Section 9.6 or
Section 9.8, or of the definition of Borrowing Base or any definitions used within such definition; a waiver of any indemnity of a Lender; or an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Lenders or the Required Lenders to require a lesser number of Lenders to approve such action. The provisions of Section 14 may not be amended without the written consent of the Agent. There shall be no amendment, modification or waiver of any provision in the Loan Documents with respect to Swing Loans without the consent of the Swing Loan Lender, nor any amendment, modification or waiver of any provision in the Loan Documents with respect to Letters of Credit without the consent of the Issuing Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon any of the Borrower or the Guarantors shall entitle the Borrower or any Guarantor to other or further notice or demand in similar or other circumstances.

Section 28.  SEVERABILITY.

             The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

Section 29.  TIME OF THE ESSENCE.

             Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower and the Guarantors under this Agreement and the other Loan Documents.

Section 30.  NO UNWRITTEN AGREEMENTS.

             THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE

PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.

Section 31.  REPLACEMENT NOTES.

             Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

Section 32.  NO THIRD PARTIES BENEFITED.

             This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, the Agent and the holders of the Hedge Obligations, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. All conditions to the performance of the obligations of the Agent and the Lenders under this Agreement, including the obligation to make Loans, are imposed solely and exclusively for the benefit of the Agent and the Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Agent and the Lenders will refuse to make Loans in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Agent and the Lenders at any time if in their sole discretion they deem it desirable to do so. In particular, the Agent and the Lenders make no representations and assume no obligations as to third parties concerning the quality of the construction by the Borrower or any of its Subsidiaries of any development or the absence therefrom of defects.

Section 33.  INTERCREDITOR AGREEMENT.

             The Lenders and Agent hereby acknowledge and agree that all references to the "Credit Agreement" and the "Loan" set forth in that certain Intercreditor Agreement dated as of March 29, 2001, among the Lenders and Agent executed in connection with the Third Amended Credit Agreement shall be deemed references to the Agreement and the Loan (as such terms are defined herein), respectively.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

               IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be executed by its duly authorized representatives as of the date first set forth above.

                                        BORROWER:

                                        JDN REALTY CORPORATION,
                                        a Maryland corporation

                                        By: /s/ John D. Harris, Jr.
                                           Name: John D. Harris, Jr.
                                           Title: Chief Financial Officer

                                                       (CORPORATE SEAL)

                                        FLEET NATIONAL BANK,
                                        individually and as Agent

                                        By: /s/ Jeffrey L. Warwick
                                           Name: Jeffrey L. Warwick
                                           Title: Senior Banker

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                        individually and as Syndication Agent

                                        By: /s/ Linda Wang
                                           Name: Linda Wang
                                           Title: Vice President

Address:

Deutsche Bank Trust Company Americas
200 Crescent Court, Suite 550
Dallas, Texas 75201
Attention:  Ann Ramsey
Telecopier number:  214-740-7910

                                        COMMERZBANK AG, NEW YORK AND
                                        GRAND CAYMAN BRANCHES,
                                        individually and as Documentation Agent

                                        By: /s/ E. Marcus Perry
                                            ----------------------------------
                                            Name: E. Marcus Perry
                                                  ----------------------------
                                            Title: Assistant Vice President
                                                   ---------------------------

                                         By: /s/ R. William Knickerbocker
                                            ----------------------------------
                                            Name: R. William Knickerbocker
                                                  ----------------------------
                                            Title: Assistant Vice President
                                                   ---------------------------


Address:

Commerzbank AG, New York and
Grand Cayman Branches
2 World Financial Center
New York, New York 10281
Attention:  Mr. Marcus Perry
Telecopier number:  212-266-7565

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION

                                        By: /s/ Mark D. Imig
                                           ----------------------------------
                                           Name: Mark D. Imig
                                                 ----------------------------
                                           Title: Vice President
                                                  ---------------------------


Address:

Wells Fargo Bank, National Association
Real Estate Group
2859 Paces Ferry Road, Suite 1805
Atlanta, Georgia 30339
Attention:  Loan Administration Manager
Telecopier number:  770-435-2262

                                        U. S. BANK NATIONAL ASSOCIATION

                                        By: /s/ Maureen A. Dunne
                                           ----------------------------
                                           Name:  Maureen A. Dunne
                                                 ----------------------
                                           Title: Senior Vice President
                                                 ----------------------

Address:

U. S. Bank National Association
Commercial Real Estate Department
10th Floor
425 Walnut Street
CN-OH-W10C
Cincinnati, Ohio 45202
Attention:  Ms. Maureen A. Dunne
Telecopier number:  (513) 632-5590

                                        KEYBANK NATIONAL ASSOCIATION

                                        By: /s/ Ashley Smith Reiser
                                           ------------------------
                                           Name:  Ashley S. Reiser
                                                -------------------
                                           Title: Vice President
                                                 ------------------

Address:

KeyBank National Association
129 Public Square
Cleveland, Ohio 44114-1306
Attention:  Mr. Daniel R. Heberle
Telecopier number:  216-689-4997

                                        PNC BANK, NATIONAL ASSOCIATION

                                        By: /s/ Brendan B. McCarthy
                                           Name: Brendan B. McCarthy
                                           Title: Vice President

Address:

PNC Bank, National Association
249 Fifth Avenue
One PNC Plaza
Mail Stop P1-POPP-19-2
Pittsburgh, Pennsylvania 15222
Attention:  Wayne Robertson
Telecopier number:  412-762-6500

                                        SOUTHTRUST BANK, NATIONAL ASSOCIATION

                                        By: /s/ Lynn Larussa
                                        Name: Lynn F. LaRussa
                                           Title: Senior Vice President

Address:

Southtrust Bank, National Association
Institutional Real Estate Group
420 North 20th Street, Suite 1100
Birmingham, Alabama 35203
Attention:  Ms. Lynn W. Feuerlein
Telecopier number:  205-254-8270

                                        ING PRIME RATE TRUST

                                        By: /s/ William E. Nutting, Jr.
                                           Name: William E. Nutting, Jr.
                                           Title: Vice President

Address:

ING Prime Rate Trust
c/o ING Investments LLC
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258-2034
Attention:  Jason Groom
Telecopier:  480-477-2076

                                       FIRST TENNESSEE BANK NATIONAL ASSOCIATION

                                       By: /s/ Timothy Collins
                                          Name: Timothy Collins
                                          Title: SVP

Address:

First Tennessee Bank National Association
701 Market Street
Chattanooga, Tennessee 37402
Attention:  Mr. Timothy L. Collins
Telecopier number:  423-757-4040

                                        SOVEREIGN BANK

                                        By: /s/ T. Gregory Donohue
                                           Name: T. Gregory Donohue
                                           Title: Vice President

Address:

Sovereign Bank
75 State Street
MA 1 SST 04 11
Boston, Massachusetts 02109
Attn:  T. Gregory Donohue
Telecopier number:  617/757-5653

                                    EXHIBIT A

               FORM OF SECOND AMENDED AND RESTATED TERM LOAN NOTE

$______________                                              _____________, 2002

         FOR VALUE RECEIVED, the undersigned, JDN REALTY CORPORATION, a Maryland corporation ("Maker"), hereby promises to pay to ______________________ ("Payee"), or order, in accordance with the terms of that certain Fourth Amended, Restated and Consolidated Master Credit Agreement, dated as of December 27, 2002, as from time to time in effect, among Maker, Fleet National Bank, for itself and as Agent, and such other Lenders as may be from time to time named therein (the "Credit Agreement"), to the extent not sooner paid, on or before the Maturity Date, the principal sum of _________________ ($__________), with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount of Term Loans hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

         Payments hereunder shall be made to the Agent for the Payee at 100 Federal Street, Boston, Massachusetts 02110, or at such other address as Agent may designate from time to time.

         This Note is one of one or more Term Loan Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

         Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned Maker. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Maker and the Lenders and the Agent.

         In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

         This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction).

         The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

         This Note is delivered in amendment and restatement of certain of the "Term Loan Notes" delivered pursuant to the Third Amended Credit Agreement, as provided in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has duly executed this Note on the day and year first above written.

                                        JDN REALTY CORPORATION,
                                        a Maryland corporation

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                                        (CORPORATE SEAL)

                                    EXHIBIT B

            FORM OF SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE

$______________                                             _____________, 2002

         FOR VALUE RECEIVED, the undersigned, JDN REALTY CORPORATION, a Maryland corporation ("Maker"), hereby promises to pay to ________________ __________________ ("Payee"), or order, in accordance with the terms of that certain Fourth Amended, Restated and Consolidated Master Credit Agreement, dated as of December 27, 2002, as from time to time in effect, among Maker, Fleet National Bank, for itself and as Agent, and such other Lenders as may be from time to time named therein (the "Credit Agreement"), to the extent not sooner paid, on or before the Maturity Date, the principal sum of _________________ ($__________), or such amount as may be advanced by the Payee under the Credit Agreement as a Revolving Credit Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

         Payments hereunder shall be made to the Agent for the Payee at 100 Federal Street, Boston, Massachusetts 02110, or at such other address as Agent may designate from time to time.

         This Note is one of one or more Revolving Credit Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

         Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned Maker. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Maker and the Lenders and the Agent.

         In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

         This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction).

         The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

         This Note is delivered in amendment and restatement of certain of the "Revolving Credit Notes" delivered pursuant to the Third Amended Credit Agreement, as provided in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has duly executed this Note on the day and year first above written.

                                        JDN REALTY CORPORATION,
                                        a Maryland corporation

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                                         (CORPORATE SEAL)

                                    EXHIBIT C

                  FORM OF AMENDED AND RESTATED SWING LOAN NOTE

$______________                                             _____________, 2002

         FOR VALUE RECEIVED, the undersigned, JDN REALTY CORPORATION, a Maryland corporation ("Maker"), hereby promises to pay to ________________ __________________ ("Payee"), or order, in accordance with the terms of that certain Fourth Amended, Restated and Consolidated Master Credit Agreement, dated as of December 27, 2002, as from time to time in effect, among Maker, Fleet National Bank, for itself and as Agent, and such other Lenders as may be from time to time named therein (the "Credit Agreement"), to the extent not sooner paid, on or before the Maturity Date, the principal sum of _________________ ($__________), or such amount as may be advanced by the Payee under the Credit Agreement as a Swing Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

         Payments hereunder shall be made to the Agent for the Payee at 100 Federal Street, Boston, Massachusetts 02110, or at such other address as Agent may designate from time to time.

         This Note is one of one or more Swing Loan Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

         Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned Maker. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Maker and the Lenders and the Agent.

         In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

         This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction).

         The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

         This Note is delivered in amendment and restatement of the "Swing Loan Note" delivered pursuant to the Third Amended Credit Agreement, as provided in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has duly executed this Note on the day and year first above written.

                                        JDN REALTY CORPORATION,
                                        a Maryland corporation

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                                         (CORPORATE SEAL)

                                    EXHIBIT D

                     FORM OF ASSIGNMENT OF LEASES AND RENTS

PREPARED BY AND AFTER
RECORDING, RETURN TO:

William F. Timmons, Esq.
Long Aldridge & Norman LLP
303 Peachtree Street N.E., Suite 5300
Atlanta, Georgia 30308

--------------------------------------------------------------------------------

                         ASSIGNMENT OF LEASES AND RENTS

                                    (GEORGIA)

                               (________________)

         THIS ASSIGNMENT OF LEASES AND RENTS (this "Assignment") is made as of _____________, ____, by JDN REALTY CORPORATION, a Maryland corporation ("Assignor"), having its principal place of business at 359 East Paces Ferry Road, Atlanta, Georgia 30305, to FLEET NATIONAL BANK, a national banking association ("Fleet"), as Agent for itself and each other lender (collectively, the "Banks") which is or may hereafter become a party to that certain Fourth Amended, Restated and Consolidated Master Credit Agreement, dated as of December 27, 2002 by and among Assignor, Fleet, as Agent and the Banks (as the same may be varied, amended, restated, renewed, consolidated, extended or otherwise supplemented from time to time, the "Credit Agreement") (Fleet, in its capacity as Agent, is hereinafter referred to as "Agent").

         ASSIGNOR, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER to Agent, for the ratable benefit of the Banks, as collateral security, the entire lessor's interest in and to all leases, subleases, tenant contracts, rental agreements, occupancy agreements or agreements of a similar nature, now or hereafter affecting the Property (as defined in the Deed to Secure Debt and Security Agreement dated of even date herewith executed by Assignor in favor of Agent (the "Instrument")), or any part thereof, which Property includes that certain lot or piece of land, more particularly described in Exhibit A attached hereto, together with all guarantees of the foregoing and letters of credit or other security relating to the performance or obligations of any tenants, lessees or licensee thereunder (all of the leases and other agreements and guarantees described above together with all present and future leases and present and future agreements and any amendment, modification, extension or renewal of the same are hereinafter collectively referred to as the "Leases");

         TOGETHER WITH all rents, income, issues, revenues and profits arising from the Leases and renewals thereof and together with all rents, income, issues and profits from the use, enjoyment and occupancy of the Property (including, but not limited to, minimum rents, additional rents, percentage rents, deficiency rents, security deposits and liquidated damages following default under any Leases, all proceeds payable under any policy of insurance, all of Assignor's rights to recover monetary amounts from any lessee under the Leases in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of defaults under the Leases, including rejection of a Lease, together with any sums of money that may now or at any time hereafter be or become due and payable to Assignor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and all future oil, gas and mining Leases covering the Property or any part thereof, and all proceeds and other amounts paid or owing to Assignor under or pursuant to any and all contracts and bonds relating to the construction, erection or renovation of the Property and all rents under and as defined in the Lease) (all of the rights described above hereinafter collectively referred to as the "Rents").

         THIS ASSIGNMENT is made for the purposes of securing the following described indebtedness (collectively the "Secured Obligations"):

            (a) The debt evidenced by (i) those certain Second Amended and Restated Revolving Credit Notes made by Assignor in the aggregate principal amount of One Hundred Fifty Million and No/100 Dollars ($150,000,000), those certain Second Amended and Restated Term Loan Notes made by Assignor in the aggregate principal amount of One Hundred Fifty Million and No/100 Dollars ($150,000,000) and that certain Amended and Restated Swing Loan Note made by Assignor in the principal amount of Ten Million and No/100 Dollars ($10,000,000), each of which has been issued pursuant to the Credit Agreement and each of which is due and payable in full on or before January 1, 2004, and (ii) each other note as may be issued under the Credit Agreement, each as originally executed, or if varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated from time to time as so varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated (collectively, the "Note").

            (b) The payment, performance and discharge of each and every obligation, covenant and agreement of Assignor contained herein and in the other Loan Documents (as defined in the Credit Agreement).

            (c) Any and all additional advances made by any Bank to protect or preserve the Property or the lien and security title hereof in and to the Property, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not Assignor remains the owner of the Property at the time of such advances).

            (d) Any and all other indebtedness now or hereafter owing by Assignor to any Bank pursuant to the terms of the Credit Agreement, whether now existing or hereafter arising or incurred, however evidenced or incurred, whether express or implied, direct or indirect, absolute or contingent, due or to become due, including, without limitation, all principal, interest, fees, expenses, yield maintenance amounts and indemnification amounts, and all renewals, modifications, consolidations, replacements and extensions thereof.

            (e) The full and prompt payment and performance by Assignor of each and all of the Hedge Obligations (as defined in the Credit Agreement).

            (f)   The Enforcement Costs (as defined in the Instrument).

         Assignor warrants to Agent that (a) Assignor is the sole owner of the entire lessor's interest in the Leases; (b) the Leases have not been altered, modified or amended in any manner whatsoever except as disclosed to Agent and, to the best knowledge of Obligor, are valid, enforceable and in full force and effect; (c) neither the Leases nor the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (d) none of the Rents have been collected for more than one (1) month in advance; (e) Assignor has full power and authority to execute and deliver this Assignment and the execution and delivery of this Assignment has been duly authorized and does not conflict with or constitute a default under any law, judicial order or other agreement affecting Assignor or the Property; and (f) there exist no known offsets or defenses to the payment of any portion of the Rents.

         Assignor covenants with Agent that Assignor (a) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to materially impair the value of the Leases as security for the Secured Obligations; (b) shall not collect any Rents more than one (1) month in advance; (c) shall not execute any other assignment of lessor's interest in the Leases or the Rents; (d) shall execute and deliver at the request of Agent all such further assurances, confirmations or assignments in connection with the Property as Agent shall from time to time reasonably require; (e) shall deliver to Agent executed copies of all Leases now existing or hereafter arising.

         THIS ASSIGNMENT is made on the following terms, covenants and conditions:

         1. Present Assignment. Assignor does hereby absolutely and unconditionally assigns to Agent, Assignor's right, title and interest in and to any and all Leases and Rents, it being intended by Assignor that this assignment constitute a present, absolute assignment and not an assignment for additional security only. Assignor agrees to execute and deliver to Agent such additional instruments, in form and substance satisfactory to Agent, as may hereinafter be requested by Agent to further evidence and confirm said assignment. Such assignment to Agent shall not be construed to bind Agent to the performance of any of the covenants, conditions, or provisions contained in any of the Leases or otherwise to impose any obligation upon Agent. Agent is hereby granted and assigned by Assignor the right to enter the Property for the purpose of enforcing its interest in the Leases and the Rents, this Assignment constituting a present, absolute and unconditional assignment of the Leases and Rents. Assignor shall authorize and direct, and does hereby authorize and direct, each and every present and future tenant under the Leases to pay all Rents directly to Agent after an Event of Default upon receipt of written demand from Agent. It is the intent of Assignor and Agent hereunder that the Rents hereby absolutely assigned are no longer, during the term of this Assignment, property of Assignor or property of any estate of Assignor as defined by 11 U.S.C.
Section 541, and shall not constitute collateral, cash or otherwise, of Assignor.

         2. License. Although this Assignment constitutes a present and absolute assignment of all Rents, so long as there shall exist no Event of Default under the Instrument or the Credit Agreement, Assignor shall have a mere license, revocable as set forth herein to collect, but not more than thirty (30) days prior to accrual, all Rents and to retain, use and enjoy the same. Upon the occurrence of any Event of Default, the license granted in this Paragraph 2 shall automatically, without further act by Agent, cease and terminate, and thereafter, any Rents received by Assignor shall be held in trust for the benefit of, and shall be immediately remitted by Assignor to, Agent.

         3. Remedies of Agent. If an Event of Default under the Instrument or the Credit Agreement shall have occurred and be continuing, Assignor, upon demand of Agent, shall forthwith surrender to Agent the actual possession of the Property and if, and to the extent, permitted by law, Agent itself, or by such officers or agents as it may appoint, may enter and take possession of all the Property without the appointment of a receiver, or an application therefor, and may exclude Assignor and its agents and employees wholly therefrom, and may have joint access with Assignor to the books, papers and accounts of Assignor pertaining to the Property. If Assignor shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Agent, Agent may obtain a judgment or decree conferring upon Agent the right to immediate possession or requiring Assignor to deliver immediate possession of the Property to Agent, to the entry of which judgment or decree Assignor hereby specifically consents. Upon every such entering upon or taking of possession, Agent may hold, store, use, operate, manage and control the Property and conduct the business thereof, and, from time to time (a) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (b) insure or keep the Property insured; (c) manage and operate the Property and exercise all the rights and powers of Assignor to the same extent as Assignor could in its own name or otherwise with respect to the same; and (d) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Agent, all as Agent from time to time may determine to be in its best interest, including, without limitation, the modification, enforcement, cancellation or acceptance of surrender of any Leases now in effect or hereafter in effect on the Property or any part thereof; the removal and eviction of any sublessee, and; any increases or decreases in Rents. Agent may collect and receive all the Rents, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Property (including compensation for the services of all persons employed for such purposes); (ii) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (iii) the cost of such insurance; (iv) such taxes, assessments and other similar charges as Agent may at its option pay; (v) other proper charges upon the Property or any part thereof; and (vi) the reasonable compensation, expenses and disbursements of the attorneys and agents of Agent, Agent shall apply the remainder of the monies and proceeds so received by Agent in the manner provided for in Section 12.5 of the Credit Agreement. Anything in this Paragraph 3 to the contrary notwithstanding, Agent shall not be obligated to discharge or perform the duties of a landlord to any tenant or incur any liability as a result of the exercise by

Agent of its rights under this Assignment, and Agent shall be liable to account only for the rents, income, issues, profits and revenues actually received by Agent. Whenever all that is due upon such interest, deposits and principal installments and under any of the terms, covenants, conditions and agreements under the Instrument and the Credit Agreement, shall have been paid and all Events of Default made good, Agent shall surrender possession of the Property to Assignor, its successors or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing. In connection with any action taken by the Agent pursuant to this Paragraph 3, the Agent shall not be liable for any loss sustained by Assignor resulting from any act or omission of the Agent in administering, managing, operating or controlling the Property, including a loss arising from the ordinary negligence of the Agent, unless such loss is caused by its own gross negligence or willful misconduct and bad faith, nor shall the Agent be obligated to perform or discharge any obligation, duty or liability of Assignor. Assignor hereby assents to, ratifies and confirms any and all actions of the Agent with respect to the Property taken under this Paragraph 3.

         4. No Liability of Agent. The Agent is fully authorized to receive and receipt for said revenues and proceeds; to endorse and cash any and all checks and drafts payable to the order of Assignor or the Agent for the account of Assignor received from or in connection with said revenues or proceeds and apply the proceeds thereof to the payment of the Secured Obligations, when received, regardless of the maturity of any of the Loans, or any installment thereof; and to execute transfer and division orders in the name of Assignor, or otherwise, with warranties binding Assignor. The Agent shall not be liable for any delay, neglect, or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder; but shall have the right, at its election, in the name of Assignor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by the Agent in order to collect such funds and to protect the interests of the Agent and/or Assignor, with all costs, expenses and attorney's fees incurred in connection therewith being paid by Assignor.

         5. Other Remedies and Non-Waiver. No right, power or remedy conferred upon or reserved to Agent by this Assignment is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Agent or of any Banks to exercise any right, power or remedy accruing upon any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein; and every right, power and remedy given by this Assignment to Agent may be exercised from time to time and as often as may be deemed expedient by Agent. No consent or waiver, expressed or implied, by Agent to or of any breach or default by Assignor in the performance of the obligations thereof hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Assignor hereunder. Failure on the part of Agent to complain of any act or failure to act or to declare an Event of Default under the Instrument or the Credit Agreement, irrespective of how long such failure continues, shall not constitute a waiver by Agent of its rights hereunder or impair any rights, powers or remedies of Agent consequent on any breach or default by Assignor. Nothing contained in this Assignment and no act done or omitted by Agent pursuant to the power and rights granted to Agent hereunder shall be deemed to be a waiver by Assignee of its rights and remedies under the other Loan Documents and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Agent under the terms thereof. The right of the Agent to collect the Rent and to enforce any other security thereof held by it may be exercised by Agent either prior to simultaneously with or subsequent to any action taken by it hereunder.

         6. Conflict with Credit Agreement Provisions. Obligor hereby acknowledges and agrees that, in the event of any conflict between the terms hereof and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

         7. No Mortgagee in Possession. Nothing herein contained shall be construed as constituting Agent a "mortgagee in possession" in the absence of the taking of actual possession of the Property by Agent. In the exercise of the powers herein granted to Agent, no liability shall be asserted or enforced against Agent, all such liability being expressly waived and released by Assignor.

         8. No Oral Change. This Assignment may not be modified, amended, waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Assignor or Agent, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         9. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Assignment may be used interchangeable in singular or plural form and the word "Assignor" shall mean "each Assignor and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Agent" shall mean "Agent and any subsequent beneficiary of the Instrument," the word "Loans" shall have the meaning set forth in the Credit Agreement, the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the words "Property" shall include any portion of the Property and any interest therein; whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. All other capitalized terms used, but not defined herein, shall have the meaning set forth in the Credit Agreement.

         10. Inapplicable Provisions. If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

         11. Counterparts. This Assignment may be executed in any number of counterparts each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.

         12. GOVERNING LAW; JURISDICTION. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS CHOSEN PURSUANT TO SECTION 3.04 OF THE INSTRUMENT. ASSIGNOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE CHOSEN PURSUANT TO

SECTION 3.04 OF THE INSTRUMENT IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT.

         13. Successors and Assigns. Assignor may not assign its rights under this Assignment. Assignor hereby acknowledges and agrees that Agent may assign this Assignment without Assignor's consent. Subject to the foregoing, this Assignment shall be binding upon, and shall inure to the benefit of, Assignor and the Agent and their respective successors and assigns.

         14. Termination of Assignment. Upon payment in full of the Secured Obligations and the delivery and recording of a satisfaction, release or discharge of the Instrument duly executed by Agent, this Assignment shall become and be void and of no effect.

         15. Indemnification. Assignor shall and does hereby agree to indemnify and to hold Agent and the Banks harmless for, from and against any and all costs, expenses, claims, demands, liability, loss or damage (including all costs, expenses, and attorneys' fees incurred in the defense thereof) asserted against, imposed on or incurred by Agent or the Banks in connection with or as a result of this Assignment or the exercise of any rights or remedies under this Assignment or under any of the Leases or by reason of any alleged obligations or undertakings of Agent or the Banks to perform or discharge any of the terms, covenants or agreements contained in any of the Leases; provided, however, that nothing herein shall be construed to obligate Assignor to indemnify and hold Agent or the Banks harmless for, from and against any and all costs, expenses, claims, demands, liability, loss or damage asserted against, imposed on or incurred by Agent or the Banks by reason of Agent's or a Bank's willful misconduct or gross negligence. Should Agent or a Bank incur any such costs, expenses, liabilities, loss or damage, or in the defense of any such claims or demands, for which it is to be indemnified by Assignor as aforesaid, the amount thereof shall be added to the Obligations, shall bear interest at the interest rate for overdue amounts stated in the Credit Agreement from the date incurred until paid (but in no event shall the interest payable exceed the maximum amount allowed by law), shall be secured by this Assignment, the Instrument and the other Loan Documents, and shall be payable immediately upon demand.

         THIS ASSIGNMENT shall inure to the benefit of Agent and any subsequent beneficiary of the Instrument and shall be binding upon Assignor, and Assignor's heirs, executors, administrators, successors and assigns and any subsequent owner of the Property.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         Assignor has executed this instrument under seal as of the day and year first above written.

                                           ASSIGNOR:

Signed, sealed and delivered               JDN REALTY CORPORATION, a Maryland
by Assignor in the presence of:            corporation

_______________________________            By:__________________________________
Unofficial Witness                         Printed Name:________________________
                                           Printed Title:_______________________

_______________________________
Notary Public
                                           Attest:______________________________
Commission Expiration Date:                Printed Name:________________________
                                           Printed Title:_______________________

  [NOTARIAL SEAL]
                                                    [CORPORATE SEAL]

                                    EXHIBIT A

                                Legal Description

                                    EXHIBIT E

            FORM OF UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

              FIRST AMENDED AND RESTATED UNCONDITIONAL GUARANTY OF
                             PAYMENT AND PERFORMANCE

         FOR AND IN CONSIDERATION OF the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid or delivered to the undersigned JDN DEVELOPMENT COMPANY, INC., a Delaware corporation ("JDN DCI"), JDN REALTY AL, INC., an Alabama corporation ("JDN AL"), JDN REALTY HOLDINGS, L.P., a Georgia limited partnership ("JDN Holdings"), JDN REALTY LP, INC., a Delaware corporation ("JDN LP"), and the other parties executing this Guaranty as a Guarantor (JDN DCI, JDN AL, JDN Holdings, JDN LP and such other parties are sometimes hereinafter referred to individually as "Guarantor" and collectively as "Guarantors"), the receipt and sufficiency whereof are hereby acknowledged by Guarantors, and for the purpose of seeking to induce FLEET NATIONAL BANK, a national banking association (hereinafter referred to as "Lender", which term shall also include each other Lender which may now be or hereafter become a party to the "Loan Agreement" (as hereinafter defined), any Lender acting as the Issuing Lender under the Loan Agreement and shall also include any such individual Lender acting as agent for all of the Lenders), to extend credit or otherwise provide financial accommodations to JDN REALTY CORPORATION, a Maryland corporation (hereinafter referred to as "Borrower"), which extension of credit and provision of financial accommodations will be to the direct interest, advantage and benefit of Guarantors, Guarantors do hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantee to Lender:

         (a) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of the Revolving Credit Notes made by Borrower to the order of the Revolving Credit Lenders in the aggregate principal face amount of One Hundred Fifty Million and No/100 Dollars ($150,000,000.00), together with interest as provided in the Revolving Credit Notes and together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

         (b) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of the Term Loan Notes made by Borrower to the order of the Term Loan Lenders in the aggregate principal face amount of One Hundred Fifty Million and No/100 Dollars ($150,000,000.00), together with interest as provided in the Term Loan Notes and together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

         (c) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of the Swing Loan Note made by Borrower to the order of Fleet National Bank ("Fleet") in the principal face amount of Ten Million and No/100 Dollars ($10,000,000.00), together with interest as provided in the Swing Loan Note and together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

         (d) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of each other note as may be issued under that certain Fourth Amended, Restated and Consolidated Master Credit Agreement dated of even date herewith (hereinafter referred to as the "Loan Agreement") among Borrower, Fleet, for itself and as agent, and the other lenders now or hereafter a party thereto, together with interest as provided in each such note, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof (the Revolving Credit Notes, the Term Loan Notes, the Swing Loan Note, and each of the notes described in this subparagraph (d) is hereinafter referred to collectively as the "Note"); and

         (e) the full and prompt payment and performance of all obligations of Borrower to Lender under the terms of the Loan Agreement, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

         (f) the full and prompt payment and performance of any and all obligations of Borrower to Lender under the Security Documents, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

         (g) the full and prompt payment and performance of any "Hedge Obligations" (as defined in the Loan Agreement); and

         (h) the full and prompt payment and performance of any and all other obligations of Borrower to Lender under any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note or the Loan Agreement (the Note, the Loan Agreement, the Security Documents and said other agreements, documents and instruments are hereinafter collectively referred to as the "Loan Documents" and individually referred to as a "Loan Document"). All terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

         1. Agreement to Pay and Perform; Costs of Collection. Guarantors do hereby agree that if the Note is not paid by Borrower in accordance with its terms, or if any and all sums which are now or may hereafter become due from Borrower to Lender under the Loan Documents are not paid by Borrower in accordance with their terms, or if any and all other obligations of Borrower to Lender under the Note and the Loan Documents are not performed by Borrower in accordance with their terms, Guarantors will immediately make such payments and perform such obligations. Guarantors further agree to pay Lender on demand all reasonable costs and expenses (including court costs and reasonable attorneys' fees and disbursements) paid or incurred by Lender in endeavoring to collect the indebtedness guaranteed hereby, to enforce any of the other obligations of Borrower guaranteed hereby, or any portion thereof, or to enforce this Guaranty, and until paid to Lender, such sums shall bear interest at the default rate set forth in the Loan Agreement unless collection from Guarantors of interest at such rate would be contrary to applicable law, in which event such sums shall bear interest at the highest rate which may be collected from Guarantors under applicable law.

         2. Reinstatement of Refunded Payments. If, for any reason, any payment to Lender of any of the obligations guaranteed hereunder is required to be refunded by Lender to Borrower, or paid or turned over to any other person, including, without limitation, by reason of the operation of bankruptcy, reorganization, receivership or insolvency laws or similar laws of general application relating to creditors' rights and remedies now or hereafter enacted, Guarantors agree to pay to the Lender on demand an amount equal to the amount so required to be refunded, paid or turned over (the "Turnover Payment"), the obligations of Guarantors shall not be treated as having been discharged by the original payment to Lender giving rise to the

Turnover Payment, and this Guaranty shall be treated as having remained in full force and effect for any such Turnover Payment so made by Lender, as well as for any amounts not theretofore paid to Lender on account of such obligations.

         3. Rights of Lender to Deal with Collateral, Borrower and Other Persons. Each Guarantor hereby consents and agrees that Lender may at any time, and from time to time, without thereby releasing any Guarantor from any liability hereunder and without notice to or further consent from any other Guarantor, either with or without consideration: release or surrender any lien or other security of any kind or nature whatsoever held by it or by any person, firm or corporation on its behalf or for its account, securing any indebtedness or liability hereby guaranteed; substitute for any collateral so held by it, other collateral of like kind, or of any kind; modify the terms of the Note or the Loan Documents; extend or renew the Note for any period; grant releases, compromises and indulgences with respect to the Note or the Loan Documents and to any persons or entities now or hereafter liable thereunder or hereunder; release any other Guarantor, surety, endorser or accommodation party of the Note, the Security Documents or any other Loan Documents; or take or fail to take any action of any type whatsoever. No such action which Lender shall take or fail to take in connection with the Note or the Loan Documents, or any of them, or any security for the payment of the indebtedness of Borrower to Lender or for the performance of any obligations or undertakings of Borrower, nor any course of dealing with Borrower or any other person, shall release any Guarantor's obligations hereunder, affect this Guaranty in any way or afford any Guarantor any recourse against Lender. The provisions of this Guaranty shall extend and be applicable to all replacements, supplements, renewals, amendments, extensions, consolidations, restatements and modifications of the Note and the Loan Documents, and any and all references herein to the Note and the Loan Documents shall be deemed to include any such replacements, supplements, renewals, extensions, amendments, consolidations, restatements or modifications thereof. Without limiting the generality of the foregoing, Guarantors acknowledge the terms of Section 18.3 of the Loan Agreement and agrees that this Guaranty shall extend and be applicable to each new or replacement note delivered by Borrower pursuant thereto without notice to or further consent from Guarantors.

         4. No Contest with Lender; Subordination. So long as any obligation hereby guaranteed remains unpaid or undischarged, Guarantors will not, by paying any sum recoverable hereunder (whether or not demanded by Lender) or by any means or on any other ground, claim any set-off or counterclaim against Borrower in respect of any liability of Guarantors to Borrower or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with Lender in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Borrower or the benefit of any other security for any obligation hereby guaranteed which, now or hereafter, Lender may hold or in which it may have any share. Guarantors hereby expressly waive any right of contribution from or indemnity against Borrower, whether at law or in equity, arising from any payments made by Guarantors pursuant to the terms of this Guaranty, and Guarantors acknowledge that Guarantors have no right whatsoever to proceed against Borrower for reimbursement of any such payments. In connection with the foregoing, Guarantors expressly waive any and all rights of subrogation to Lender against Borrower, and Guarantors hereby waive any rights to enforce any remedy which Lender may have against Borrower and any rights to participate in any collateral for Borrower's obligations under the Loan Documents. Guarantors hereby subordinate any and all indebtedness of Borrower now or hereafter owed to Guarantors to all indebtedness of Borrower to Lender, and agree with Lender that (a) Guarantors shall not demand or accept any payment from Borrower on account of such indebtedness, (b) Guarantors shall not claim any offset or other reduction of Guarantors' obligations hereunder because of any such indebtedness, and (c) Guarantors shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents because of any such indebtedness; provided, however, that, if Lender so requests, such indebtedness shall be collected, enforced and received by Guarantors as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender, but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty except to the extent the principal amount of such outstanding indebtedness shall have been reduced by such payment.

         5. Waiver of Defenses. Guarantors hereby agree that their obligations hereunder shall not be affected or impaired by, and hereby waive and agree not to assert or take advantage of any defense based on:

         (a) any statute of limitations in any action hereunder or for the collection of the Note or for the payment or performance of any obligation hereby guaranteed;

         (b) the incapacity, lack of authority, death or disability of Borrower or any other person or entity, or the failure of Lender to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of Borrower or any Guarantor or any other person or entity;

         (c) the dissolution or termination of existence of Borrower, any Guarantor or any other Person;

         (d) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower or any other Person;

         (e) the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, Borrower or any Guarantor, or any of Borrower's or any Guarantor's properties or assets;

         (f) the damage, destruction, condemnation, foreclosure or surrender of all or any part of the Collateral or the Real Estate or any of the improvements located thereon;

         (g) the failure of Lender to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or nonaction on the part of any other person whomsoever in connection with any obligation hereby guaranteed;

         (h) any failure or delay of Lender to commence an action against Borrower or any other Person, to assert or enforce any remedies against Borrower under the Note or the Loan Documents, or to realize upon any security;

         (i) any failure of any duty on the part of Lender to disclose to any Guarantor any facts it may now or hereafter know regarding Borrower, any other Person or the Collateral, whether such facts materially increase the risk to Guarantors or not;

         (j) failure to accept or give notice of acceptance of this Guaranty by Lender;

         (k) failure to make or give notice of presentment and demand for payment of any of the indebtedness or performance of any of the obligations hereby guaranteed;

         (l) failure to make or give protest and notice of dishonor or of default to Guarantors or to any other party with respect to the indebtedness or performance of obligations hereby guaranteed;

         (m) except as otherwise specifically provided in this Guaranty, any and all other notices whatsoever to which Guarantors might otherwise be entitled;

         (n) any lack of diligence by Lender in collection, protection or realization upon any collateral securing the payment of the indebtedness or performance of obligations hereby guaranteed;

         (o) the invalidity or unenforceability of the Note or any of the Loan Documents;

         (p) the compromise, settlement, release or termination of any or all of the obligations of Borrower under the Note or the Loan Documents;

         (q) any transfer by Borrower or any other Person of all or any part of the security encumbered by the Loan Documents;

         (r) the failure of Lender to perfect any security or to extend or renew the perfection of any security; or

         (s) to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Guarantors might otherwise be entitled, it being the intention that the obligations of Guarantors hereunder are absolute, unconditional and irrevocable.

         6. Guaranty of Payment and Performance and Not of Collection. This is a Guaranty of payment and performance and not of collection. The liability of Guarantors under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other person, nor against securities or liens available to Lender, its successors, successors in title, endorsees or assigns. Guarantors hereby waive any right to require that an action be brought against Borrower or any other person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Lender in favor of Borrower or any other person.

         7. Rights and Remedies of Lender. In the event of an Event of Default under the Note or the Loan Documents, or any of them, that is continuing (it being understood that the Lender has no obligation to accept cure after an Event of Default occurs), Lender shall have the right to enforce its rights, powers and remedies thereunder or hereunder or under any other agreement, document or instrument now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced or secured by the Note or the Loan Documents, in any order, and all rights, powers and remedies available to Lender in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. Accordingly, Guarantors hereby authorize and empower Lender upon the occurrence of any Event of Default under the Note or the Loan Documents, at its sole discretion, and without notice to Guarantors, to exercise any right or remedy which Lender may have, including, but not limited to, judicial foreclosure, exercise of rights of power of sale, acceptance of a deed or assignment in lieu of foreclosure, appointment of a receiver to collect rents and profits, exercise of remedies against personal property, or enforcement of any assignment of leases, as to any security, whether real, personal or intangible. At any public or private sale of any security or collateral for any indebtedness or any part thereof guaranteed hereby, whether by foreclosure or otherwise, Lender may, in its discretion, purchase all or any part of such security or collateral so sold or offered for sale for its own account and may apply against the amount bid therefor all or any part of the balance due it pursuant to the terms of the Note or Security Documents or any other Loan Document without prejudice to Lender's remedies hereunder against Guarantors for deficiencies. If the indebtedness guaranteed hereby is partially paid by reason of the election of Lender to pursue any of the remedies available to Lender, or if such indebtedness is otherwise partially paid, this Guaranty shall nevertheless remain in full force and effect, and Guarantors shall remain liable for the entire balance of the indebtedness guaranteed hereby even though any rights which Guarantors may have against Borrower may be destroyed or diminished by the exercise of any such remedy.

         8. Application of Payments. Guarantors hereby authorize Lender, without notice to Guarantors, to apply all payments and credits received from Borrower or from Guarantors or realized from any security in such manner and in such priority as Lender in its sole judgment shall see fit to the indebtedness, obligation and undertakings which are the subject of this Guaranty.

         9. Business Failure, Bankruptcy or Insolvency. In the event of the business failure of any Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to any Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of any Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for any Guarantor or any Guarantor's properties or assets, Lender may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of Lender allowed in any proceedings relative to such Guarantor, or any of such Guarantor's properties or assets, and, irrespective of whether the indebtedness or other obligations of Borrower guaranteed hereby shall then be due and payable, by declaration or otherwise, Lender shall be entitled and empowered to file and prove a claim for the whole amount of any sums or sums owing with respect to the indebtedness or other obligations of Borrower guaranteed hereby, and to collect and receive any moneys or other property payable or deliverable on any such claim. Guarantors covenant and agree that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Guarantors shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. Section 105 or any other provision of the Bankruptcy Code, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Guarantors by virtue of this Guaranty or otherwise.

         10. Financial Statements and Other Information. Guarantors hereby represent and warrant to Lender that all financial statements of Guarantors and their respective Subsidiaries heretofore delivered by Guarantors to Lender are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial condition of Guarantors and their respective Subsidiaries as at the close of business on the date thereof and the results of operations for the period then ended; that no material adverse change has occurred in the assets, liabilities, financial condition or business of Guarantors and their respective Subsidiaries as shown or reflected therein since the date thereof; and that Guarantors and their respective Subsidiaries have no liabilities or known contingent liabilities involving material amounts which are not reflected in such financial statements or referred to in the notes thereto other than Guarantors' obligations under this Guaranty. Guarantors will permit any representative designated by Lender, at Guarantors' expense, to visit and inspect any of the properties of Guarantors and their respective Subsidiaries, to examine the records and books of account of Guarantors and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of Guarantors with, and to be advised as to the same by, its officers, all at such reasonable times and intervals Lender may reasonably request.

         11. Covenants of Guarantors. Guarantors hereby covenant and agree with Lender that until all indebtedness guaranteed hereby has been completely repaid, all obligations and undertakings of Borrower under, by reason of, or pursuant to the Note, any Letter of Credit and the Loan Documents have been completely performed and Lender has no further obligation to make Loans or issue Letters of Credit to Borrower pursuant to the Loan Agreement, Guarantors shall, and shall cause their respective Subsidiaries to, at all times comply with all covenants and provisions of the Loan Agreement and the Loan Documents applicable to Guarantors. Guarantors will cooperate with Lender and execute such further instruments and documents as Lender shall reasonably request to carry out to their satisfaction the transactions contemplated by this Guaranty and the other Loan Documents.

         12. Security and Rights of Set-off. Guarantors hereby grant to Lender, as security for the full and prompt payment and performance of Guarantors' obligations hereunder, a continuing lien on and security interest in any and all securities or other property belonging to Guarantors now or hereafter held by Lender and in any and all deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of Lender where the deposits are held) now or hereafter held by Lender and other sums credited by or due from Lender to a Guarantor or subject to withdrawal by a Guarantor; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, during the continuance of any Event of Default under the Note or the Loan Documents, Lender may at any time and without notice to Guarantors set-off and apply the whole or any portion or portions of any or all such deposits and other sums against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom. Any security now or hereafter held by or for Guarantors and provided by Borrower, or by anyone on Borrower's behalf, in respect of liabilities of Guarantors hereunder shall be held in trust for Lender as security for the liabilities of Guarantors hereunder.

         13. Changes in Writing; No Revocation. This Guaranty may not be changed orally, and no obligation of Guarantors can be released or waived by Lender except by a writing signed by a duly authorized officer of Lender. This Guaranty shall be irrevocable by Guarantors until all indebtedness guaranteed hereby has been completely repaid and all obligations and undertakings of Borrower under, by reason of, or pursuant to the Note, the Letters of Credit and the Loan Documents have been completely performed and the Lenders have no further obligation to advance Loans or issue Letters of Credit under the Loan Agreement.

         14. Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Guaranty (hereinafter in this paragraph referred to as "Notice") must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing the same in the United States mail, postpaid and registered or certified, return receipt requested, at the addresses set forth below. Each Notice shall be effective upon being delivered personally or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to any such Notice must be given or any action taken with respect thereto, however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier or, if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit and the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, Guarantors or Lender shall have the right from time to time and at any time during the term of this Guaranty to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America. For the purposes of this Guaranty:

         The address of Lender is:

         Fleet National Bank, as Agent
         100 Federal Street
         Boston, Massachusetts 02110
         Attn:  Real Estate Division

         with a copy to:

         Fleet National Bank, as Agent
         115 Perimeter Center Place, N.E., Suite 500
         Atlanta, Georgia 30346
         Attn: Dan Stegemoeller

and a copy to each other Lender which may now or hereafter become a party to the Loan Agreement at such address as may be designated by such Lender.

         The address of Guarantors is:

         c/o JDN Realty Corporation
         359 East Paces Ferry Road, Suite 400
         Atlanta, Georgia 30305
         Attn:  Chief Financial Officer

         15. GOVERNING LAW. GUARANTORS ACKNOWLEDGE AND AGREE THAT THIS GUARANTY AND THE OBLIGATIONS OF GUARANTORS HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF

MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

         16. CONSENT TO JURISDICTION; WAIVERS. GUARANTORS HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMIT TO PERSONAL JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND (B) WAIVE ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY(LENDER HAVING ALSO WAIVED SUCH RIGHT TO TRIAL BY JURY), (II) TO OBJECT TO JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS OR VENUE IN ANY PARTICULAR FORUM WITHIN THE COMMONWEALTH OF MASSACHUSETTS, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN OR IN ADDITION TO ACTUAL DAMAGES. EACH LENDER IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS UNDER THE LAWS OF ANY STATE TO THE RIGHT, IF ANY, TO TRIAL BY JURY. GUARANTORS AGREE THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTORS AT THE ADDRESS SET FORTH IN PARAGRAPH 14 ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST GUARANTORS PERSONALLY, AND AGAINST ANY PROPERTY OF GUARANTORS, WITHIN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF GUARANTORS AND LENDER HEREUNDER OR OF THE SUBMISSION HEREIN MADE BY GUARANTORS TO PERSONAL JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS. EACH GUARANTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. GUARANTORS CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND ACKNOWLEDGE THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH 16. GUARANTORS ACKNOWLEDGE THAT THEY HAVE HAD AN OPPORTUNITY TO REVIEW THIS PARAGRAPH 16 WITH THEIR LEGAL COUNSEL AND THAT GUARANTORS AGREE TO THE FOREGOING AS THEIR FREE, KNOWING AND VOLUNTARY ACT.

         17. Successors and Assigns. The provisions of this Guaranty shall be binding upon Guarantors and their respective heirs, successors, successors in title, legal representatives, and assigns, and shall inure to the benefit of Lender, its successors, successors in title, legal representatives and assigns. No Guarantor shall assign or transfer any of its rights or obligations under this Guaranty without the prior written consent of Lender.

         18. Assignment by Lender. This Guaranty is assignable by Lender in whole or in part in conjunction with any assignment of the Note or portions thereof, and any assignment hereof or any transfer or assignment of the Note or portions thereof by Lender shall operate to vest in any such assignee the rights and powers, in whole or in part, as appropriate, herein conferred upon and granted to Lender.

         19. Severability. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

         20. Disclosure. Guarantors agree that in addition to disclosures made in accordance with standard banking practices, any Lender may disclose information obtained by such Lender pursuant to this Guaranty to assignees or participants and potential assignees or participants hereunder.

         21. NO UNWRITTEN AGREEMENTS. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         22. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Guarantors under this Guaranty.

         23. Ratification. Guarantors do hereby restate, reaffirm and ratify each and every warranty and representation regarding Guarantors or their Subsidiaries set forth in the Loan Agreement as if the same were more fully set forth herein.

         24. Joint and Several Liability. Each of the Guarantors covenants and agrees that each and every covenant and obligation of Guarantors hereunder shall be the joint and several obligations of each of the Guarantors.

         25. Amendment and Restatement. This Guaranty is given pursuant to the Loan Agreement and amends, restates and supersedes in its entirety that certain Unconditional Guaranty of Payment and Performance dated March 29, 2001 from Guarantors in favor of Lender given in connection with the Third Amended, Restated and Consolidated Master Credit Agreement dated as of March 29, 2001.

         26. Counterparts. This Guaranty and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Guaranty it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         IN WITNESS WHEREOF, Guarantors have executed this Guaranty under seal as of this 27th day of December, 2002.

                                    JDN DEVELOPMENT COMPANY, INC., a
                                    Delaware corporation

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                                          [SEAL]

                                    JDN REALTY AL, INC., an Alabama corporation

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                                          [SEAL]

                                    JDN REALTY HOLDINGS, L.P., a Georgia limited partnership

                                    By: JDN Realty Corporation, a Maryland
                                    corporation, its sole general partner

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                                           [SEAL]

                                    JDN REALTY LP, INC., a Delaware corporation

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                                           [SEAL]

                                      JDN REAL ESTATE-BRIDGEWOOD
                                      FORT WORTH, L.P.
                                      JDN REAL ESTATE-CONYERS, L.P.
                                      JDN REAL ESTATE-CUMMING, L.P.
                                      JDN REAL ESTATE-ERIE, L.P.
                                      JDN REAL ESTATE-FAYETTEVILLE, L.P.
                                      JDN REAL ESTATE-FRISCO, L.P.
                                      JDN REAL ESTATE-GULF BREEZE II, L.P.
                                      JDN REAL ESTATE-HAMILTON, L.P.
                                      JDN REAL ESTATE-HICKORY CREEK, L.P.
                                      JDN REAL ESTATE-LAKELAND, L.P.
                                      JDN REAL ESTATE-MCDONOUGH II, L.P.
                                      JDN REAL ESTATE-MCKINNEY, L.P.
                                      JDN REAL ESTATE-MESQUITE, L.P.
                                      JDN REAL ESTATE-OVERLAND PARK, L.P.
                                      JDN REAL ESTATE-PARKER PAVILIONS, L.P.
                                      JDN REAL ESTATE-PENSACOLA, L.P.
                                      JDN REAL ESTATE-PIONEER HILLS II, L.P.
                                      JDN REAL ESTATE-POOLER, L.P.
                                      JDN REAL ESTATE-SACRAMENTO, L.P.
                                      JDN REAL ESTATE-TURNER HILL, L.P.
                                      JDN REAL ESTATE-WEST LAFAYETTE, L.P.
                                      JDN REAL ESTATE-WEST LANSING, L.P.
                                      JDN REAL ESTATE-STONE MOUNTAIN, L.P.
                                      JDN REAL ESTATE-SUWANEE, L.P.
                                      JDN REAL ESTATE-OAKLAND, L.P.
                                      JDN REAL ESTATE-FREEHOLD, L.P.
                                      JDN REAL ESTATE-APEX, L.P.
                                      each a Georgia limited partnership

                                      By: JDN Development Investment, L.P., a
                                      Georgia limited partnership, their sole
                                      general partner

                                      By: JDN Development Company, Inc., its
                                      sole general partner

                                      By:____________________________
                                      Name:__________________________
                                      Title:_________________________

                                                 (CORPORATE SEAL)

                                      JDN REAL ESTATE-MCDONOUGH, L.P., a Georgia limited partnership

                                      By: JDN Realty Holdings, L.P., a Georgia
                                      limited partnership, its sole general
                                      partner

                                      By: JDN Realty Corporation, a Maryland
                                      corporation, its sole general partner

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                                 (CORPORATE SEAL)

                                      CHESTERFIELD EXCHANGE, LLC
                                      FAYETTEVILLE EXCHANGE, LLC,
                                      each a Georgia limited liability company

                                      By: JDN Realty Corporation, a Maryland
                                      corporation, their manager

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                                 (CORPORATE SEAL)

                                      HICKORY HOLLOW EXCHANGE, LLC,
                                      a Georgia limited liability company

                                      By: JDN Development Company, Inc., a
                                      Delaware corporation, its manager

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                                 (CORPORATE SEAL)

                                      JDN INTERMOUNTAIN DEVELOPMENT, PARKER
                                      PAVILION, LLC, a Georgia limited
                                      liability company

                                      By: JDN Real Estate-Parker Pavilions,
                                      L.P., a Georgia limited partnership, its
                                      manager

                                      By: JDN Development Investment, L.P.,
                                      a Georgia limited partnership, its sole
                                      general partner

                                      By: JDN Development Company, Inc., a
                                      Delaware corporation, its sole general
                                      partner

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                                 (CORPORATE SEAL)

                                      JDN REAL ESTATE-NORWOOD, LLC (formerly
                                      known as JDN Real Estate-Norwood, L.P.), a Georgia limited liability company

                                      By: JDN Development Investment, L.P.,
                                      a Georgia limited partnership, its member
                                      and sole manager

                                      By: JDN Development Company, Inc., a
                                      Delaware corporation, its sole general
                                      partner

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                                 (CORPORATE SEAL)

                                      CANAL STREET PARTNERS, L.L.C., a Michigan limited liability company

                                      By: JDN Realty Corporation, a Maryland
                                      corporation, its manager

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                                 (CORPORATE SEAL)

                                      BLACK CHERRY LIMITED LIABILITY COMPANY,
                                      a Colorado limited liability company

                                      By: JDN Realty Corporation, a Maryland
                                      corporation, its sole member

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                                 (CORPORATE SEAL)

                                      GEORGIA FINANCE CORPORATION,
                                      a Delaware corporation

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                                  (CORPORATE SEAL)

                                      JDN REALTY CORPORATION GP, INC.,
                                      a Delaware corporation

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                                  (CORPORATE SEAL)

                                      JDN INTERMOUNTAIN DEVELOPMENT CORP.,
                                      a Delaware corporation

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                                 (CORPORATE SEAL)

                                      JDN DEVELOPMENT LP, INC.,
                                      a Delaware corporation

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                                 (CORPORATE SEAL)

                                      JDN OF ALABAMA REALTY CORPORATION, an
                                      Alabama corporation

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                                 (CORPORATE SEAL)

                                      WHF, INC., a Georgia corporation

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                                 (CORPORATE SEAL)

                                      MITCHELL BRIDGE ASSOCIATES, INC., a
                                      Georgia corporation

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                                 (CORPORATE SEAL)

                                      FAYETTEVILLE BLACK INVESTMENT, INC.,
                                      a Georgia corporation

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                                 (CORPORATE SEAL)

                                      JDN DEVELOPMENT INVESTMENT, L.P.,
                                      a Georgia limited partnership

                                      By: JDN Development Company, Inc., its
                                      sole general partner

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                                 (CORPORATE SEAL)

         Lender joins in the execution of this Guaranty for the sole and limited purpose of evidencing its agreement to waiver of the right to trial by jury contained in Section 16(b)(i) hereof and Section 25 of the Loan Agreement.

                                      FLEET NATIONAL BANK,
                                      as Agent for Lender

                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________

                                    EXHIBIT F

            FORM OF INDEMNITY AGREEMENT REGARDING HAZARDOUS MATERIALS

                INDEMNITY AGREEMENT REGARDING HAZARDOUS MATERIALS

         THIS INDEMNITY AGREEMENT (this "Agreement"), is made as of this ____ day of _______________, by JDN REALTY CORPORATION, a Maryland corporation ("Borrower"), JDN DEVELOPMENT COMPANY, INC., a Delaware corporation ("JDN DCI"), JDN REALTY HOLDINGS, L.P., a Georgia limited partnership ("JDN Holdings"), JDN REALTY LP, INC., a Delaware corporation ("JDN LP"), and the other parties executing this Agreement as Guarantors (JDN DCI, JDN Holdings, JDN LP and such other parties are hereinafter referred to collectively as "Guarantors"), for the benefit of FLEET NATIONAL BANK, a national banking association ("Fleet"), as Agent for itself and such other lenders which may now or hereafter become parties to the "Loan Agreement" (as hereinafter defined) (Fleet in its capacity as Agent is hereinafter referred to as "Agent", and Fleet, for itself, and such other lenders are hereinafter referred to collectively as the "Lenders").

                              W I T N E S S E T H:

         WHEREAS, Borrower is the owner of certain real property more particularly described on Schedule "A" attached hereto and incorporated herein by this reference (such real property is hereinafter referred to as the "Land"; the Land, together with all improvements now or hereafter located in, on or under the Land, collectively, the "Property"), which Property is encumbered by the "Mortgages", as such term is defined in the Loan Agreement, dated of even date herewith and more fully described in Exhibit "A" attached hereto and incorporated herein by this reference;

         WHEREAS, Lenders have provided to Borrower a credit facility in the amount of up to $300,000,000.00 (the "Loan") pursuant to that certain Fourth Amended, Restated and Consolidated Master Credit Agreement, dated as of December 27, 2002, between Lenders, Agent and Borrower (the "Loan Agreement"), which Loan is evidenced by certain Notes from Borrower to Lenders as described in the Loan Agreement (together with all amendments, modifications, consolidations, increases, supplements and extensions thereof, the "Note") and secured by, among other things, the Mortgages on the Property;

         WHEREAS, as a condition to adding the Property as "Mortgaged Property" (as described in the Loan Agreement), Lenders have required Borrower and Guarantors to provide certain indemnities concerning Hazardous Materials (as hereinafter defined) presently upon, in or under the Property, or hereafter placed or otherwise located thereon or therein;

         WHEREAS, to induce Lenders to add the Property as Mortgaged Property, Borrower and Guarantors have agreed to provide this Agreement for Lenders' and Agent's benefit.

         NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lenders and Agent, by their acceptance of delivery hereof, and Borrower and Guarantors hereby agree as follows:

         1. Definitions. Capitalized terms that are used herein that are not otherwise defined herein shall have the meanings set forth in the Loan Agreement. The following definitions shall apply for purposes of this Agreement:

                  (a) "Environmental Law" shall mean any federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision, whether now existing or hereinafter enacted, promulgated or issued, with respect to any Hazardous Materials, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes, and regulations promulgated thereunder, and amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. ss.9601 et seq.); (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss.6901 et seq.); (iii) the Hazardous Materials Transportation Act (49 U.S.C. ss.1801 et seq.); (iv) the Toxic Substances Control Act (15 U.S.C. ss.2061 et seq.); (v) the Clean Water Act (33 U.S.C. ss.1251 et seq.); (vi) the Clean Air Act (42 U.S.C. ss.7401 et seq.); (vii) the Safe Drinking Water Act (21 U.S.C. ss.349; 42 U.S.C. ss.201 and ss.300f et seq.); (viii) the National Environmental Policy Act of 1969 (42 U.S.C. ss.4321);
(ix) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); and (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. ss.1101 et seq.); and (xi) the Texas Water Code and the Texas Solid Waste Disposal Act.

                  (b) "Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law. Without limiting the generality of the foregoing, the term shall mean and include:

                           (i) "hazardous substances" as defined in the
Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, or Title III of the Superfund Amendment and Reauthorization Act, each as amended, and regulations promulgated thereunder;

                           (ii) "hazardous waste" and "regulated substances" as
defined in the Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder;

                           (iii) "hazardous materials" as defined in the
Hazardous Materials Transportation Act, as amended, and regulations promulgated thereunder; and

                           (iv) "chemical substance or mixture" as defined in
the Toxic Substances Control Act, as amended, and regulations promulgated thereunder.

                  (c) "Indemnified Parties" shall mean each of Lenders, Agent, their respective parent, subsidiaries and affiliates, each of their respective shareholders, directors, officers, employees and agents, each trustee under a Mortgage, and the successors and assigns of any of them; and "Indemnified Party" shall mean any one of the Indemnified Parties.

                  (d) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, or discarding, burying, abandoning, or disposing into the environment.

                  (e) "Threat of Release" shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the environment which may result from such Release.

         2. Indemnity Agreement. Borrower and Guarantors, each jointly and severally, covenant and agree, at their sole cost and expense, to indemnify, defend (at trial and appellate levels and with attorneys, consultants and experts acceptable to Lenders) and hold each Indemnified Party harmless against and from any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys', consultants' and experts' fees and disbursements incurred in investigating, defending against, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against such Indemnified Party or the Property and, and arising directly or indirectly from or out of: (A) the Release or Threat of Release of any Hazardous Materials on, in, under or affecting all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within the control of Borrower or any Guarantor; (B) the violation of any Environmental Laws relating to or affecting the Property, the Borrower or any Guarantor, whether or not caused by or within the control of Borrower or any Guarantor; (C) the failure of Borrower or any Guarantor to comply fully with the terms and conditions of this Agreement or Sections 6.18, 7.5(b) or 8.6 of the Loan Agreement; (D) the violation of any Environmental Laws in connection with other real property of Borrower or any Guarantor which gives or may give rise to any rights whatsoever in any party with respect to the Property by virtue of any Environmental Laws; or (E) the enforcement of this Agreement, including, without limitation, (i) the costs of assessment, containment and/or removal of any and all Hazardous Materials from all or any portion of the Property or any surrounding areas, (ii) the costs of any actions taken in response to a Release or Threat of Release of any Hazardous Materials on, in, under or affecting all or any portion of the Property or any surrounding areas to prevent or minimize such Release or Threat of Release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and (iii) costs incurred to comply with the Environmental Laws in connection with all or any portion of the Property or any surrounding areas; provided, however, nothing contained in this paragraph shall require Borrower or Guarantors to indemnify any Indemnified Party from any matter, cost or expense arising or resulting solely from such Indemnified Party's own gross negligence or willful misconduct. Borrower's and Guarantors' obligations hereunder are separate and distinct from Borrower's and Guarantors' obligations under the "Loan Documents" (as hereinafter defined), and Lenders', Agent's and the other Indemnified Parties' rights under this Agreement shall be in addition to all rights of Agent and Lenders under the Mortgages, the Note, the Loan Agreement, that certain Unconditional Guaranty of Payment and Performance (the "Guaranty") given to Lenders and Agent by Guarantors in connection with the Loan and under any other documents or instruments evidencing, securing or relating to the Loan (the Mortgages, the Note, the Loan Agreement, the Guaranty and such other documents or instruments, as amended or modified from time to time, being herein referred to as the "Loan Documents"), and payments by Borrower or any Guarantor under this Agreement shall not reduce Borrower's obligations and liabilities under any of the Loan Documents. Nothing herein shall require Borrower or Guarantors to indemnify any Indemnified Party from any matter, cost or expense relating to a Release of Hazardous Substances or violation of any Environmental Law first occurring after the Lender or its nominee acquires title to the applicable Property by the exercise of its foreclosure remedies or by deed in lieu of foreclosure.

         3. Survival.

                  (a) Except as expressly provided in Paragraph 2, above, the indemnity set forth above in Paragraph 2 shall survive the repayment of the Loan and any exercise of any remedies under the Mortgages, including without limitation, the power of sale, or any other remedy in the nature of foreclosure, and shall not merge with any deed given by Borrower or any Guarantor to Agent or Lenders in lieu of foreclosure or any deed under a power of sale.

                  (b) It is agreed and intended by Borrower, Guarantors, Lenders and Agent that the indemnity set forth above in Paragraph 2 may be assigned or otherwise transferred by each Lender or Agent to its successors and assigns and to any subsequent purchaser of all or any portion of the Property by, through or under Agent or Lenders, without notice to Borrower or Guarantors and without any further consent of Borrower or Guarantors. To the extent consent of any such assignment or transfer is required by law, advance consent to any such assignment or transfer is hereby given by Borrower and Guarantors in order to maximize the extent and effect of the indemnity given hereby.

         4. No Waiver. The liabilities of Borrower and Guarantors under this Agreement shall in no way be limited or impaired by, and Borrower and Guarantors hereby consent to and agree to be bound by, any amendment or modification of the provisions of the Loan Documents (but excluding amendments to this Agreement unless made in accordance with Paragraph 10 below) to or with Lenders or Agent by Borrower or Guarantors or any person who succeeds Borrower or any Guarantor as owner of a Property. In addition, notwithstanding any terms of any of the Loan Documents to the contrary, the liability of Borrower and Guarantors under this Agreement shall in no way be limited or impaired by: (i) any extensions of time for performance required by any of the Loan Documents; (ii) except as expressly provided in Paragraph 2, above, any sale, assignment or foreclosure of the Note or the Mortgages or any sale or transfer of all or part of the Property; (iii) any exculpatory provision in any of the Loan Documents limiting Lenders' or Agent's recourse to property encumbered by the Mortgages or to any other security, or limiting Lenders' or Agent's rights to a deficiency judgment against Borrower; (iv) the accuracy or inaccuracy of the representations and warranties made by Borrower or any Guarantor under any of the Loan Documents;
(v) the release of Borrower or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in the Loan Documents by operation of law, Lenders' or Agent's voluntary act, or otherwise;
(vi) the release or substitution, in whole or in part, of any security for the Note; (vii) Lenders' or Agent's failure to record a Mortgage or file any UCC-1 financing statements (or Lenders' or Agent's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; or (viii) any indemnification that might be provided by a tenant of any Property; and, in any such case, whether with or without notice to Borrower or Guarantors and with or without consideration.

         5. Waiver by Borrower and Guarantors. BORROWER AND GUARANTORS WAIVE ANY RIGHT OR CLAIM OF RIGHT TO CAUSE A MARSHALLING OF BORROWER'S ASSETS OR TO CAUSE LENDERS OR AGENT TO PROCEED AGAINST ANY OF THE SECURITY FOR THE LOAN BEFORE PROCEEDING UNDER THIS

AGREEMENT AGAINST BORROWER AND GUARANTORS OR TO PROCEED AGAINST BORROWER AND GUARANTORS IN ANY PARTICULAR ORDER. BORROWER AND GUARANTORS AGREE THAT ANY PAYMENTS REQUIRED TO BE MADE HEREUNDER SHALL BECOME DUE ON DEMAND. BORROWER AND GUARANTORS EXPRESSLY WAIVE AND RELINQUISH ALL RIGHTS AND REMEDIES (INCLUDING ANY RIGHTS OF SUBROGATION) ACCORDED BY APPLICABLE LAW TO INDEMNITORS. BORROWER AND GUARANTORS COVENANT AND AGREE THAT UPON THE COMMENCEMENT OF A VOLUNTARY OR INVOLUNTARY BANKRUPTCY PROCEEDING BY OR AGAINST BORROWER, NEITHER BORROWER NOR ANY GUARANTOR SHALL SEEK A SUPPLEMENTAL STAY OR OTHERWISE PURSUANT TO 11 U.S.C. ss.105 OR ANY OTHER PROVISION OF THE BANKRUPTCY REFORM ACT OF 1978, AS AMENDED, OR ANY OTHER DEBTOR RELIEF LAW (WHETHER STATUTORY, COMMON LAW, CASE LAW, OR OTHERWISE) OF ANY JURISDICTION WHATSOEVER, NOW OR HEREAFTER IN EFFECT, WHICH MAY BE OR BECOME APPLICABLE, TO STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT THE ABILITY OF LENDER TO ENFORCE ANY RIGHTS OF LENDER OR AGENT AGAINST GUARANTORS BY VIRTUE OF ANY THIS AGREEMENT OR OTHERWISE.

         6. Delay. No delay on Lenders' or Agent's part in exercising any right, power or privilege under any of the Loan Documents shall operate as a waiver of any privilege, power or right hereunder.

         7. Releases. Any one or more of Borrower and Guarantors or any other party liable upon or in respect of this Agreement or the Loan may be released without affecting the liability of any party not so released.

         8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the undersigned individually as fully and completely as if all had signed but one instrument so that the joint and several liability of each of the undersigned hereunder shall be unaffected by the failure of any of the undersigned to execute any or all of the said counterparts.

         9. Notices. Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement shall be given in the manner provided in the Loan Agreement, or if to a Guarantor, in the manner provided in the Guaranty.

         10. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         11. Effect. Except as herein provided, this Agreement shall be binding upon Borrower and Guarantors and their respective successors, successors-in-title and assigns, and shall inure to the benefit of Lenders, Agent, the other Indemnified Parties, and their respective successors and assigns. Notwithstanding the foregoing, Borrower and Guarantors, without the prior written consent of Lenders in each instance, may not assign, transfer or set over to another, in whole or in part, all or any part of their benefits, rights, duties and obligations hereunder, including, but not limited to, performance of and compliance with conditions hereof.

         12. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND INTERPRETED AND DETERMINED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). BORROWER AND GUARANTORS HEREBY IRREVOCABLY AND UNCONDITIONALLY
(A) SUBMIT TO PERSONAL JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND
(B) WAIVE ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, OR (II) TO OBJECT TO JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS OR VENUE IN ANY PARTICULAR FORUM (INCLUDING FEDERAL) WITHIN THE COMMONWEALTH OF MASSACHUSETTS. BORROWER AND GUARANTORS AGREE THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AND GUARANTORS AT THE ADDRESSES SET FORTH IN THE LOAN AGREEMENT AND THE GUARANTY, RESPECTIVELY, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT LENDERS OR AGENT FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST BORROWER OR GUARANTORS PERSONALLY, AND AGAINST ANY PROPERTY OF BORROWER OR GUARANTORS, WITHIN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF BORROWER, GUARANTORS, LENDERS AND AGENT HEREUNDER OR OF THE SUBMISSION HEREIN MADE BY BORROWER AND GUARANTORS TO PERSONAL JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS.

         IN WITNESS WHEREOF, Borrower and Guarantors have caused this Agreement to be executed under seal as of the day and year first written above.

                                      BORROWER:

                                      JDN REALTY CORPORATION,
                                      a Maryland corporation

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------
                                                       (CORPORATE SEAL)


                                      GUARANTORS:

                                      JDN DEVELOPMENT COMPANY, INC.,
                                      a Delaware corporation

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------
                                                       (CORPORATE SEAL)


                                      JDN REALTY AL, INC.,
                                      an Alabama corporation

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------
                                                       (CORPORATE SEAL)

                                       JDN REALTY HOLDINGS, L.P.,
                                       a Georgia limited partnership

                                       By:  JDN Realty Corporation,
                                            a Maryland corporation,
                                            its sole general partner

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------
                                                          (CORPORATE SEAL)



                                       JDN REALTY LP, INC.,
                                       a Delaware corporation

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                                       (CORPORATE SEAL)

                                 JDN REAL ESTATE-BRIDGEWOOD
                                 FORT WORTH, L.P.
                                 JDN REAL ESTATE-CONYERS, L.P.
                                 JDN REAL ESTATE-CUMMING, L.P.
                                 JDN REAL ESTATE-ERIE, L.P.
                                 JDN REAL ESTATE-FAYETTEVILLE, L.P.
                                 JDN REAL ESTATE-FRISCO, L.P.
                                 JDN REAL ESTATE-GULF BREEZE II, L.P.
                                 JDN REAL ESTATE-HAMILTON, L.P.
                                 JDN REAL ESTATE-HICKORY CREEK, L.P.
                                 JDN REAL ESTATE-LAKELAND, L.P.
                                 JDN REAL ESTATE-MCDONOUGH II, L.P.
                                 JDN REAL ESTATE-MCKINNEY, L.P.
                                 JDN REAL ESTATE-MESQUITE, L.P.
                                 JDN REAL ESTATE-OVERLAND PARK, L.P.
                                 JDN REAL ESTATE-PARKER PAVILIONS, L.P.
                                 JDN REAL ESTATE-PENSACOLA, L.P.
                                 JDN REAL ESTATE-PIONEER HILLS II, L.P.
                                 JDN REAL ESTATE-POOLER, L.P.
                                 JDN REAL ESTATE-SACRAMENTO, L.P.
                                 JDN REAL ESTATE-TURNER HILL, L.P.
                                 JDN REAL ESTATE-WEST LAFAYETTE, L.P.
                                 JDN REAL ESTATE-WEST LANSING, L.P.
                                 JDN REAL ESTATE-STONE MOUNTAIN, L.P.
                                 JDN REAL ESTATE-SUWANEE, L.P.
                                 JDN REAL ESTATE-OAKLAND, L.P.
                                 JDN REAL ESTATE-FREEHOLD, L.P.
                                 JDN REAL ESTATE-APEX, L.P.
                                 each a Georgia limited partnership

                                 By: JDN Development Investment, L.P., a Georgia limited partnership, their sole general partner

                                 By: JDN Development Company, Inc., its sole
                                 general partner

                                 By:
                                    ------------------------------------
                                 Name:
                                      ----------------------------------
                                 Title:
                                       ---------------------------------
                                                (CORPORATE SEAL)

                             JDN REAL ESTATE-MCDONOUGH, L.P., a
                             Georgia limited partnership

                             By: JDN Realty Holdings, L.P., a Georgia limited partnership, its sole general partner

                             By: JDN Realty Corporation, a Maryland corporation, its sole general partner

                             By:
                                ---------------------------------------------
                             Name:
                                  -------------------------------------------
                             Title:
                                   ------------------------------------------
                                                 (CORPORATE SEAL)


                             CHESTERFIELD EXCHANGE, LLC
                             FAYETTEVILLE EXCHANGE, LLC,
                             each a Georgia limited liability company

                             By: JDN Realty Corporation, a Maryland corporation, their manager

                             By:
                                ------------------------------------------------
                             Name:
                                  ----------------------------------------------
                             Title:
                                   ---------------------------------------------
                                                 (CORPORATE SEAL)


                             HICKORY HOLLOW EXCHANGE, LLC,
                             a Georgia limited liability company

                             By: JDN Development Company, Inc., a Delaware corporation, its manager

                             By:
                                ------------------------------------------------
                             Name:
                                  ----------------------------------------------
                             Title:
                                   ---------------------------------------------
                                                 (CORPORATE SEAL)

                           JDN INTERMOUNTAIN DEVELOPMENT,
                           PARKER PAVILION, LLC, a Georgia limited
                           liability company

                           By: JDN Real Estate-Parker Pavilions, L.P., a Georgia limited partnership, its manager

                           By: JDN Development Investment, L.P., a Georgia limited partnership, its sole general partner

                           By: JDN Development Company, Inc., a Delaware corporation, its sole general partner

                           By:
                              ------------------------------------
                           Name:
                                ----------------------------------
                           Title:
                                 ---------------------------------
                                          (CORPORATE SEAL)

                             JDN REAL ESTATE-NORWOOD, LLC (formerly
                             known as JDN Real Estate-Norwood, L.P.), a Georgia limited liability company

                             By: JDN Development Investment, L.P., a Georgia limited partnership, its member and sole manager

                             By: JDN Development Company, Inc., a Delaware corporation, its sole general partner

                             By:
                                ------------------------------------------------
                             Name:
                                  ----------------------------------------------
                             Title:
                                   ---------------------------------------------
                                                  (CORPORATE SEAL)


                             CANAL STREET PARTNERS, L.L.C., a Michigan limited liability company

                             By: JDN Realty Corporation, a Maryland corporation, its manager

                             By:
                                ------------------------------------------------
                             Name:
                                  ----------------------------------------------
                             Title:
                                   ---------------------------------------------
                                                  (CORPORATE SEAL)


                             BLACK CHERRY LIMITED LIABILITY COMPANY,
                             a Colorado limited liability company

                             By: JDN Realty Corporation, a Maryland corporation, its sole member

                             By:
                                ------------------------------------------------
                             Name:
                                  ----------------------------------------------
                             Title:
                                   ---------------------------------------------
                                                  (CORPORATE SEAL)

                                GEORGIA FINANCE CORPORATION,
                                a Delaware corporation

                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------
                                                    (CORPORATE SEAL)


                                JDN REALTY CORPORATION GP, INC.,
                                a Delaware corporation

                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------
                                                    (CORPORATE SEAL)


                                JDN INTERMOUNTAIN DEVELOPMENT CORP.,
                                a Delaware corporation

                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------
                                                    (CORPORATE SEAL)


                                JDN DEVELOPMENT LP, INC., a Delaware corporation

                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------
                                                    (CORPORATE SEAL)

                                  JDN OF ALABAMA REALTY CORPORATION,
                                  an Alabama corporation

                                  By:
                                     --------------------------------------
                                  Name:
                                       ------------------------------------
                                  Title:
                                        -----------------------------------
                                                  (CORPORATE SEAL)


                                  WHF, INC., a Georgia corporation

                                  By:
                                     --------------------------------------
                                  Name:
                                       ------------------------------------
                                  Title:
                                        -----------------------------------
                                                  (CORPORATE SEAL)


                                  MITCHELL BRIDGE ASSOCIATES, INC.,
                                  a Georgia corporation

                                  By:
                                     --------------------------------------
                                  Name:
                                       ------------------------------------
                                  Title:
                                        -----------------------------------
                                                  (CORPORATE SEAL)


                                  FAYETTEVILLE BLACK INVESTMENT, INC.,
                                  a Georgia corporation

                                  By:
                                     --------------------------------------
                                  Name:
                                       ------------------------------------
                                  Title:
                                        -----------------------------------
                                                  (CORPORATE SEAL)

                                   JDN DEVELOPMENT INVESTMENT, L.P.,
                                   a Georgia limited partnership

                                   By: JDN Development Company, Inc., its sole
                                   general partner

                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------
                                                    (CORPORATE SEAL)

                                    EXHIBIT A

                                    MORTGAGES

                                   SCHEDULE A

                               LEGAL DESCRIPTIONS

                                    EXHIBIT G

                                FORM OF MORTGAGE

PREPARED BY AND
AFTER RECORDING RETURN TO:
William F. Timmons, Esq.
Long, Aldridge & Norman, LLP
303 Peachtree Street, N.E.
Suite 5300
Atlanta, Georgia 30308

                               DEED TO SECURE DEBT

                             AND SECURITY AGREEMENT

                                    (GEORGIA)

                              (__________________)

         THIS INSTRUMENT (this "Instrument") is made and entered into as of this __ day of ___________, ____, by and between JDN REALTY CORPORATION, a Maryland corporation, having a mailing address of 359 East Paces Ferry Road, Suite 400, Atlanta, Georgia 30305 ("Obligor"), and FLEET NATIONAL BANK, a national banking association ("Fleet"), having a mailing address of 100 Federal Street, Boston, Massachusetts 02110, Attn: Real Estate Division, as Agent for itself and each other lender (collectively, the "Banks") which is or may hereafter become a party to that certain Fourth Amended, Restated and Consolidated Master Credit Agreement, dated as of December 27, 2002, by and among Obligor, Fleet, as Agent and Banks (as the same may be varied, amended, restated, renewed, consolidated, extended or otherwise supplemented from time to time, the "Credit Agreement") (Fleet, in its capacity as Agent, is hereinafter referred to as "Agent").

                              W I T N E S S E T H:

         FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the indebtedness and other obligations of Obligor hereinafter set forth, Obligor does hereby grant, bargain, sell, convey, assign, transfer and set over unto Agent, for the ratable benefit of Banks and their successors and assigns all of the following described land and interests in land, estates, easements, rights, improvements, property, fixtures, equipment, furniture, furnishings, appliances and appurtenances (collectively, the "Property"):

            (a) All those tracts or parcels of land and easements more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof (the "Land").

            (b) All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, fire extinguishers and any other safety equipment required by governmental regulation or law, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus, refrigerating plants, refrigerators, cooking apparatus and appurtenances, window screens, awnings and storm sashes, which are or shall be owned by Obligor and attached to said buildings, structures or improvements and all other furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles, building supplies and materials, books and records, chattels, inventory, accounts, farm products, consumer goods, general intangibles and personal property of every kind and nature whatsoever now or hereafter owned by Obligor and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of the Property, including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, or proceeds from a permitted sale of any of the foregoing, and all the right, title and interest of Obligor in any such furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles and personal property subject to or covered by any prior security agreement, conditional sales contract, chattel mortgage or similar lien or claim, together with the benefit of any deposits or payments now or hereafter made by Obligor or on behalf of Obligor, all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Property as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Instrument.

            (c) All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversion and reversions, remainder and remainders, whatsoever, in any way belonging, relating or appertaining to the Land or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Obligor.

            (d) All income, rents, issues, profits and revenues of the Property from time to time accruing (including, without limitation, all payments under leases or tenancies (collectively, the "Leases"), proceeds of insurance, condemnation payments, tenant security deposits whether held by Obligor or in a trust account, and escrow funds), and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Obligor of, in and to the same; reserving only the right to Obligor to collect the same (other than insurance proceeds and condemnation payments) so long as Obligor is not in default hereunder.

            (e) All transferable building service, building maintenance, construction, development, management, indemnity, and other similar agreements and contracts, written or oral, express or implied, now or hereafter entered into, arising or in any manner related to the construction, design, improvement, use, operation, ownership, occupation, enjoyment, sale, conversion or other disposition (voluntary or involuntary) of the Property, or the buildings and improvements now or hereafter located thereon, or any other interest in the Property, or any combination thereof, including without limitation all property management agreements, sales contracts, purchase options, option agreements, rights of first refusal, contract deposits, earnest money deposits, prepaid items and payments due and to become due thereunder, and further including all payment and performance bonds, construction guaranties, warranties and other undertakings, construction contracts, architects agreements, general contract agreements, design agreements, engineering agreements, technical service agreements, architectural plans and specifications, drawings, surveys, renderings and models, sewer and water and other utility agreements, permits, approvals, licenses, agreements, contracts, building permits, service contracts, advertising contracts, purchase orders and equipment leases, personal property leases, tradenames, trademarks, servicemarks and logos, and all goodwill symbolized thereby or pertaining thereto and all causes of action relating thereto.

            (f) All accounts, instruments, accounts receivable, documents, causes of action, claims, names by which the Property or the improvements thereon may be operated or known, all rights to carry on business under such names, all telephone numbers or listings, all rights, interest and privileges of which Obligor may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Property or the improvements thereon, and all notes or chattel paper now or hereafter arising from or by virtue of any transactions relating to the Property or the improvements located thereon.

            (g) All assets related to the ownership or operation of the Property or the improvements now or hereafter erected thereon, including, without limitation, accounts (including, without limitation, health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, documents, general intangibles (including, without limitation, payment intangibles and software), goods (including, without limitation, inventory, equipment, fixtures and accessions), instruments (including, without limitation, promissory notes), investment property, letter-of-credit rights, letters of credit, money, supporting obligations, as-extracted collateral, timber to be cut and all proceeds and products of anything described or referred to above in this Subsection (g), in each case as such terms are defined under the Uniform Commercial Code as in effect in the applicable jurisdiction.

            (h) All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Agent pursuant to this Instrument, the Credit Agreement or any other of the Loan Documents (as defined in the Credit Agreement).

            (i) All proceeds, products, substitutions and accessions of the foregoing of every type.

         TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Agent for the ratable benefit of Banks and their respective successors and assigns, IN FEE SIMPLE forever; and Obligor covenants that Obligor is lawfully seized and possessed of the Property as aforesaid, and has good right to convey the same, that the same is unencumbered except for those matters expressly set forth in Exhibit "B" attached hereto and by this reference made a part hereof (the "Permitted Encumbrances"), and that Obligor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to those matters set forth in said Exhibit "B" attached hereto.

         This conveyance is intended to operate and is to be construed as a deed passing the title to the Property to Agent and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and is given to secure the following described indebtedness (collectively, the "Secured Obligations"):

            (a) The debt evidenced by (i) those certain Second Amended and Restated Revolving Credit Notes made by Obligor in the aggregate principal amount of One Hundred Fifty Million and No/100 Dollars ($150,000,000), those certain Second Amended and Restated Term Loan Notes made by Obligor in the aggregate principal amount of One Hundred Fifty Million and No/100 Dollars ($150,000,000) and that certain Amended and Restated Swing Loan Note made by Obligor in the principal amount of Ten Million and No/100 Dollars ($10,000,000), each of which has been issued pursuant to the Credit Agreement and each of which is due and payable in full on or before January 1, 2004 and (ii) each other note as may be issued under the Credit Agreement, each as originally executed, or if varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated from time to time as so varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated (collectively, the "Note").

            (b) The payment, performance and discharge of each and every obligation, covenant and agreement of Obligor contained herein, in the Credit Agreement, and in the other Loan Documents (as defined in the Credit Agreement).

            (c) Any and all additional advances made by any Bank to protect or preserve the Property or the lien and security title hereof in and to the Property, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not Obligor remains the owner of the Property at the time of such advances).

            (d) Any and all other indebtedness now or hereafter owing by Obligor to any Bank pursuant to the terms of the Credit Agreement, whether now existing or hereafter arising or incurred, however evidenced or incurred, whether express or implied, direct or indirect, absolute or contingent, due or to become due, including, without limitation, all principal, interest, fees, expenses, yield maintenance amounts and indemnification amounts, and all renewals, modifications, consolidations, replacements and extensions thereof.

            (e) The full and prompt payment and performance by Obligor of each and all of the Hedge Obligations (as defined in the Credit Agreement).

            (f) All reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the enforcement and collection of the Secured Obligations, including, without limitation, all attorneys' fees and disbursements, and all other such costs and expenses described in and incurred pursuant to the Note, the Credit Agreement, this Instrument, and the other Loan Documents (as defined in the Credit Agreement) (collectively, the "Enforcement Costs").

         Should the Secured Obligations secured by this Instrument be paid according to the tenor and effect thereof when the same shall become due and payable, and should Obligor perform all covenants herein contained in a timely manner, then this Instrument shall be cancelled and surrendered.

         Obligor hereby further covenants and agrees with Agent as follows:

                                   ARTICLE 1

         1.01 Payment of Secured Obligations. Obligor will pay the Secured Obligations according to the tenor thereof and all other sums now or hereafter secured hereby promptly as the same shall become due.

         1.02 Representations and Warranties. Obligor represents and warrants to Agent, for the ratable benefit of Banks, that, as of the date hereof:

                  (a)      [INTENTIONALLY OMITTED]

                  (b) Obligor has no notice, information or knowledge of any change contemplated in any applicable law, ordinance, regulation, or restriction; or any judicial, administrative, governmental or quasi-governmental action; of any action by adjacent land owners; or of any natural or artificial conditions existing upon the Property which would materially limit, restrict, or prevent the contemplated or intended use and purpose of the Property.

                  (c) There is no pending condemnation or similar proceeding affecting the Property, or any portion thereof, nor to the best knowledge of Obligor, is any such action being presently contemplated.

                  (d) No part of the Property is being used for agricultural purposes or being used for a personal residence by Obligor or any shareholder of Obligor.

                  (e) The Property is undamaged by fire, windstorm, or other casualty.

                  (f) The Property complies in all material respects with all zoning and subdivision ordinances, energy and environmental codes, building and use restrictions and codes, and any requirements with respect to licenses, permits and agreements necessary for the lawful use and operation of the Property.

                  (g) The heating, electrical, sanitary sewer plumbing, storm sewer plumbing, potable water plumbing and other building equipment, fixtures and fittings in the existing improvements on the Property are in good condition and working order, are adequate in quantity and quality for normal and usual use, and are fit for the purposes intended and the use contemplated.

                  (h) The Property is covered by a tax parcel(s) which pertain to the Property only and not to any property which is not subject to this Instrument.

                  (i) The Property is improved with a shopping center and related parking and has frontage on, and direct access for ingress and egress to a public street.

                  (j) Obligor has good and clear record and marketable title in fee to such of the Property as is real property, subject to no liens, encumbrances or restrictions other than Permitted Encumbrances. There has been no labor or materials furnished to the Property on behalf of Obligor that has not been paid for in full.

         1.03     Taxes, Liens and Other Charges.

                  (a) In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of debts secured by deeds to secure debt or the manner of collecting taxes so as to adversely affect Banks, Obligor will promptly pay any such tax. If Obligor fails to make such prompt payment or if, in the opinion of Agent, any such state, federal, municipal, or other governmental law, order, rule or regulation prohibits Obligor from making such payment or would penalize Banks if Obligor makes such payment or if, in the opinion of Agent, the making of such payment might result in the imposition of interest beyond the maximum amount permitted by applicable law, then the entire balance of the principal sum secured by this Instrument and all interest accrued thereon shall, at the option of Agent, become immediately due and payable unless Obligor shall substitute property unaffected by such tax considerations for the Property and otherwise satisfy the conditions for release of the Property set forth in Section 5.4 of the Credit Agreement.

                  (b) Obligor will pay all taxes, liens, assessments and charges of every character including all utility charges, whether public or private, already levied or assessed or that may hereafter be levied or assessed upon or against the Property as required under the Credit Agreement.

                  (c) Obligor will not suffer any mechanic's, materialmen's, laborer's, statutory or other lien to be created and to remain outstanding upon all or any part of the Property other than Permitted Encumbrances.

         1.04     Insurance.

                  (a) To the extent insurance is not provided or self -insured by the tenant, Obligor shall procure for, deliver to and maintain for the benefit of Agent and Banks during the term of this Instrument, original insurance policies (or a master policy) issued by insurance companies, in amounts, in form and substance, and with expiration dates acceptable to Agent and containing non-contributory standard mortgagee clauses, their equivalent or a satisfactory mortgagee loss payable endorsement in favor of Agent, providing the following types of insurance on the Property:

                           (i)      insurance against loss or damage by fire,
lightning, vandalism, malicious mischief and flood (if the Land is in an area which is considered a flood risk area by the U.S. Department of Housing and Urban Development), and against such other hazards as are presently included in so-called "all risk replacement cost insurance" and against such other insurable hazards as, under good insurance practices, from time to time are insured against for properties of similar character and location; the amount of which insurance shall be not less than the balance of the Secured Obligations evidenced by the Note and the Credit Agreement nor less than one hundred percent (100%) of the full replacement cost of the Property without deduction for depreciation (less the value of any portion of the Property, if any, that is self-insured by creditworthy tenants as determined by Agent in its reasonable discretion); and which policies of insurance shall contain satisfactory replacement cost endorsements;

                           (ii)     Reserved;

                           (iii)    rent or business interruption insurance
against loss of income arising out of damage or destruction by fire, lightning, vandalism, malicious mischief and flood and such other hazards as are presently included in so-called "all risk replacement cost insurance" in the amount equal to the gross annual income derived by Obligor from the Property; and

                           (iv)     Commercial general liability insurance
against claims for personal injury (to include, without limitation, bodily injury and personal and advertising injury) and property damage liability, all on an occurrence basis, if commercially available, with such coverages as the Agent may reasonably request (including, without limitation, contractual liability coverage, completed operations coverage for a period of two years following completion of construction of any improvements on the Land, and coverages equivalent to an ISO broad form endorsement), with a general aggregate limit of not less than $2,000,000, a completed operations aggregate limit of not less than $2,000,000, and a combined single "per occurrence" limit of not less than $1,000,000 for bodily injury and property damage and $5,000 for medical payments;

                           (v)      During the course of construction or repair
of any improvements on the Land, to the extent not provided by the general contractor, owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance required by clause (iv) above;

                           (vi)     Employers liability insurance;

                           (vii)    Umbrella liability insurance with limits of
not less than $20,000,000 to be in excess of the limits of the insurance required by clauses (iv), (v) and (vi) above, with coverage at least as broad as the primary coverages of the insurance required by clauses (iv), (v) and (vi) above, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy. All such policies shall be endorsed to provide defense coverage obligations;

                           (viii)   Workers' compensation insurance for all
employees of the Obligor; and

                           (ix)     Such other insurance in such form and in
such amounts as may from time to time be reasonably required by the Agent against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Property.

         Obligor shall pay all premiums on insurance policies. The insurance policies provided for in clauses (iv), (v) and (vii) above with respect to the Property shall name the Agent and each

Bank as an additional insured and shall contain a cross liability/severability endorsement. The insurance policies provided for in clauses (i), (ii), and (iii) above shall name the Agent as mortgagee and loss payee, shall be first payable in case of loss to the Agent, and shall contain mortgagee clauses and lender's loss payable endorsements in form and substance acceptable to the Agent. Obligor shall deliver duplicate originals or certified copies of all such policies to the Agent.

         All policies of insurance required by this Instrument shall contain clauses or endorsements to the effect that (i) no act or omission of the Obligor or any of its Subsidiaries (as defined in the Credit Agreement) or anyone acting for the Obligor or any such Subsidiary (including, without limitation, any representations made in the procurement of such insurance), which might otherwise result in a forfeiture of such insurance or any part thereof, no occupancy or use of the Property for purposes more hazardous then permitted by the terms of the policy, and no foreclosure or any other change in title to the Property or any part thereof, shall affect the validity or enforceability of such insurance insofar as the Agent is concerned, (ii) the insurer waives any right of setoff, counterclaim, subrogation, or any deduction in respect of any liability of the Obligor or any such Subsidiary and the Agent, (iii) such insurance is primary and without right of contribution from any other insurance which may be available, (iv) such policies shall not be modified, canceled or terminated prior to the scheduled expiration date thereof without the insurer thereunder giving at least 30 days prior written notice to the Agent by certified or registered mail, and (v) that the Agent or the Banks shall not be liable for any premiums thereon or subject to any assessments thereunder, and shall in all events be in amounts sufficient to avoid any coinsurance liability.

         Neither the Obligor nor any of its Subsidiaries shall carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Instrument unless such insurance complies with the terms and provisions of this Section 1.04.

                  (b) Agent is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies maintained pursuant to this Paragraph 1.04, in accordance with the terms and provisions of the Credit Agreement, and to collect and receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Agent, instead of to Obligor and Agent jointly. In the event any insurance company fails to disburse directly and solely to Agent but disburses instead either solely to Obligor or to Obligor and Agent jointly, Obligor agrees immediately to endorse and transfer such proceeds to Agent. Upon the failure of Obligor to endorse and transfer such proceeds as aforesaid, Agent may execute such endorsements or transfers for and in the name of Obligor and Obligor hereby irrevocably appoints Agent as Obligor's agent and attorney-in-fact so to do. Agent shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

                  (c) At least thirty (30) days prior to the expiration date of each policy maintained pursuant to this Paragraph 1.04, a renewal or replacement thereof satisfactory to Agent shall be delivered to Agent. Obligor shall deliver to Agent receipts evidencing the payment for all such insurance policies and renewals or replacements. The delivery of any insurance policies hereunder shall constitute an assignment of all unearned premiums as further security hereunder. In the event of the foreclosure of this Instrument or any other transfer of title to the Property in extinguishment of the Secured Obligations secured hereby, all right, title and interest of Obligor in and to all insurance policies then in force shall pass to the purchaser or Agent.

         1.05 Condemnation. If all or any "material" portion of the Property shall be damaged or taken through condemnation (which term when used in this Instrument shall include any damage or taking by any governmental authority or any transfer by private sale in lieu thereof), either temporarily or permanently, then Agent shall be entitled to receive all compensation, awards and other payments or relief thereof, and Agent is hereby authorized, at its option, to commence, appear in and prosecute, in its own or in Obligor's name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by Obligor to Agent. After deducting from said condemnation proceeds all of its expenses incurred in the collection and administration of such sums, including attorney's fees, Agent may apply the net proceeds or any part thereof, at its option, (a) to the payment of the Secured Obligations hereby secured, whether or not due and in whatever order Agent elects, (b) to the repair and/or restoration of the Property or (c) for any other purposes or objects for which Agent is entitled to advance funds under this Instrument, all without affecting the lien of this Instrument; and any balance of such monies then remaining shall be paid to Obligor. Obligor agrees to execute such further assignment of any compensation, awards, damages, claims, rights of action and proceeds as Agent may require. For the purposes of this Section 1.05 any condemnation or taking shall be deemed to be "material" in the event that (a) such taking has a material adverse effect upon the means of access from the public streets to the improvements or the number of parking spaces available at the Property (unless Obligor shall provide reasonable substitutes therefor), (b) the improvements are severed by such taking, (c) the taking makes it impractical or inefficient (after the restoration or repair of the Property) for the continued conduct of business at the Property in the same manner as such business was conducted prior to such taking as determined by Agent, or (d) Agent shall determine that following such repair or restoration there shall be a fifteen percent (15%) or more reduction in the occupancy or in rental income (excluding any proceeds from rental loss insurance or proceeds from such award allocable to rent).

         1.06 Restoration and Repair. Notwithstanding anything to the contrary contained herein, in the case of a casualty loss or a condemnation affecting the Property, Agent shall allow any insurance or condemnation proceeds paid to Agent to be applied in accordance with the terms and provisions of the Credit Agreement.

        1.07      Care, Use and Management of Property.

                  (a) Obligor will keep, or cause to be kept, the buildings, roads and walkways, landscaping and all other improvements of any kind now or hereafter erected on the Land or any part thereof in good condition and repair, will not commit or suffer any material waste and will not do or suffer to be done anything which will increase the risk of fire or other hazard to the Property or any part thereof.

                  (b) Obligor will not remove or demolish nor alter the structural character of any building located on the Land in a manner that would materially and adversely affect its value without the written consent of Agent.

                  (c) If the Property or any part thereof is materially damaged by fire or any other cause, Obligor will give immediate written notice thereof to Agent.

                  (d) To the extent permitted under the terms of the applicable Leases, each Bank or its representative is hereby authorized to enter upon and inspect the Property at any time during normal business hours.

                  (e) Obligor will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the Property or any part thereof.

                  (f) If all or any part of the Property shall be damaged by fire or other casualty, Obligor will promptly restore the Property to the equivalent of its original condition; and if a part of the Property shall be damaged through condemnation, Obligor will promptly restore, repair or alter the remaining portions of the Property in a manner satisfactory to Agent. Notwithstanding the foregoing, Obligor shall not be obligated to so restore unless in each instance, Agent agrees to make available to Obligor (pursuant to a procedure satisfactory to Agent) any net insurance or condemnation proceeds actually received by Agent hereunder in connection with such casualty loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration; provided, however, that the insufficiency of any such insurance or condemnation proceeds to defray the entire expense of restoration shall in no way relieve Obligor of its obligation to restore. In the event all or any portion of the Property shall be damaged or destroyed by fire or other casualty or by condemnation, Obligor shall promptly deposit with Agent a sum equal to the amount by which the estimated cost of the restoration of the Property (as determined by Agent in its good faith judgment) exceeds the actual net insurance or condemnation proceeds received by Agent in connection with such damage or destruction.

         1.08 Leases and Other Agreements Affecting Property. Obligor will duly and punctually perform in all material respects all terms, covenants, conditions and agreements binding upon it under any Lease or any other agreement of any nature whatsoever which involves or affects the Property or any part thereof. Obligor will not enter into, modify, surrender or terminate, either orally or in writing, any Lease now existing or hereafter created upon the Property or any part thereof, nor will Obligor permit an assignment or a subletting by any tenant other than in accordance with the terms of the Credit Agreement. Obligor will not accept payment of rent more than one (1) month in advance without the prior written consent of Agent. In order to further secure payment of the Secured Obligations and the observance, performance and discharge of Obligor's obligations, Obligor hereby collaterally assigns, transfers and sets over unto Agent all of Obligor's right, title and interest in, to and under all Leases affecting the Property or any part thereof and in and to all of the rents, issues, profits, revenues, awards and other benefits now or hereafter arising from the use and enjoyment of the Property or any part thereof; reserving only the right to Obligor to collect and use the same so long as Obligor is not in default hereunder.

         Agent shall be entitled to require, and Obligor shall use its best efforts to obtain, the execution of tenant estoppels and subordination, non-disturbance and attornment agreements from any Major Tenant (as defined in the Credit Agreement) in a form specified by the related tenant Lease, if any, and acceptable to Agent. Obligor hereby authorizes and directs each present and future tenant of the Property to pay to Agent all rents and any other sums due Obligor as landlord and to perform for the direct benefit of Agent any other obligations of such tenant to Obligor as landlord, as if Agent were the landlord under such tenant's Lease, immediately upon receipt of a written demand by Agent to make such payment or perform such obligation during the existence of an Event of Default. No such demand by Agent shall constitute or be deemed to constitute any assumption by Agent of any obligations of the landlord under such tenant's Lease. No such demand by Agent shall constitute or be deemed to constitute any wrongful interference by Agent in the affairs or business relationships for ascertaining whether any such demand by Agent is authorized or whether a default by Obligor has occurred under this Instrument. Obligor hereby waives any right, claim or action Obligor may now or hereafter have against any such tenant by reason of such tenant's payment to or performance for Agent as described above, and any such payment to or performance for Agent shall discharge the obligation of such tenant to make such payment to, or perform such obligation for, Obligor.

         Obligor shall furnish the Agent with signed copies of all new, modified or renewal Leases affecting the Property, as required pursuant to the terms and provisions of the Credit Agreement.

         1.09     Security Agreement.

                  (a) Insofar as the machinery, apparatus, equipment, fittings, fixtures, building supplies and materials, and articles of personal property either referred to or described in this Instrument, or in any way connected with the use and enjoyment of the Property is concerned, this Instrument is hereby made and declared to be a security agreement, encumbering each and every item of personal property (the "Personal Property") included herein, in compliance with the provisions of the Uniform Commercial Code as enacted in the applicable jurisdiction as set forth in Section 3.04 below. A financing statement or statements reciting this Instrument to be a security agreement, affecting all of said personal property aforementioned, shall be appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Agent's sole election. Obligor and Agent agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this declaration and hereby stated intention of Obligor and Agent that everything used in connection with the production of income from the Property and/or adapted for use therein and/or which is described or reflected in this Instrument, is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or
(iii) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to (1) the proceeds of any fire and/or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Obligor's interest as lessor in any present or future Lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to Lease or otherwise, shall never be construed as in anyway altering any of the rights of Agent as determined by this Instrument or impugning the priority of Agent's lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Agent in the event any court shall at any time hold with respect to the foregoing (1), (2) or (3), that notice of Agent's priority of interest to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records.

                  (b) Obligor warrants that (i) Obligor's (that is, "Debtor's") correct legal name (including, without limitation, punctuation and spacing) indicated on the public record of Obligor's jurisdiction of organization, identity or corporate structure, residence or chief executive office and jurisdiction of organization are as set forth in Subparagraph 1.09(c) hereof; (ii) Obligor (that is, "Debtor") has been using or operating under said name, identity or corporate structure without change for the time period set forth in Subparagraph 1.09(c) hereof, and (iii) the location of the collateral secured by this Instrument is upon the Land. Obligor covenants and agrees that Obligor shall not change any of the matters addressed by clauses (i) or (iii) of this Subparagraph 1.09(b) unless it has given Agent thirty (30) days prior written notice of any such change and has executed or authorized at the request of Agent, such additional financing statements or other instruments to be filed in such jurisdictions as Agent may deem necessary or advisable in its sole discretion to prevent any filed financing statement from becoming misleading or losing its perfected status.

                  (c) The information contained in this Subparagraph 1.09(c) is provided in order that this Instrument shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of Georgia, for instruments to be filed as financing statements. The names of the "Debtor" and the "Secured Party", the identity or corporate structure, jurisdiction of organization, organizational number, federal tax identification number, and residence or chief executive office of "Debtor", and the time period for which "Debtor" has been using or operating under said name and identity or corporate structure without change, are as set forth in Schedule 1 of Exhibit "C" attached hereto and by this reference made a part hereof; the mailing address of the "Secured Party" from which information concerning the security interest may be obtained, and the mailing address of "Debtor", are as set forth in Schedule 2 of Exhibit "C" attached hereto; and a statement indicating the types, or describing the items, of collateral secured by this Instrument is set forth hereinabove.

                  (d) Exhibit "C" correctly sets forth all names and tradenames that Obligor has used within the last five years, and also correctly sets forth the locations of all of the chief executive offices of Obligor over the last five years.

                  (e)      The Obligor hereby covenants and agrees that:

                           (i)      Obligor shall not merge or consolidate into,
or transfer any of the Property to, any other person or entity except as permitted under the Credit Agreement.

                           (ii)     Obligor shall, at any time and from time to
time, whether or not the Official Text of Revised Article 9, 2000 Revision, of the Uniform Commercial Code promulgated by the American Law Institute and the National Conference of Commissioners on Uniform State Laws or a version thereof ("UCC Revised Article 9") is in effect in any particular jurisdiction, take such steps as Agent may reasonably request for Agent (A) to obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Property, stating that the bailee holds possession of such Property on behalf of Agent, (B) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights, or electronic chattel paper (as such terms are defined by UCC Revised Article 9 with corresponding provisions thereof defining what constitutes "control" for such items of collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (C) otherwise to insure the continued perfection and priority of the Agent's security interest in any of the Property and of the preservation of its rights therein, whether in anticipation of or following the effectiveness of UCC Revised Article 9 in any jurisdiction. If Obligor shall at any time, whether or not UCC Revised Article 9 is in effect in any particular jurisdiction, acquire a "commercial tort claim" (as such term is defined in UCC Revised Article 9 with respect to the Property or any portion thereof), Obligor shall promptly notify Agent thereof in writing, providing a reasonable description and summary thereof, and shall execute a supplement to this Instrument in form and substance acceptable to Agent granting a security interest in such commercial tort claim to Agent.

                           (iii)    Obligor hereby authorizes Agent, its counsel
or its representative, at any time and from time to time, to file financing statements, amendments and continuations that describe or relate to the Property or any portion thereof in such jurisdictions as Agent may deem necessary or desirable in order to perfect the security interests granted by Obligor under this Instrument or any other Loan Document, and such financing statements may contain, among other items as Agent may deem advisable to include therein, the federal tax identification number of Obligor, and may describe the property covered by such financing statements as "all assets of Obligor," "all personal property of Obligor" or words of similar effect.

         1.10 Further Assurances; After-Acquired Property. At any time, and from time to time, upon request by Agent, Obligor will make, execute and deliver or cause to be made, executed and delivered, to Agent and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be rerecorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Agent, any and all such other and further deeds to secure debt, security agreements, financing statements, notice filings, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of Agent, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligation of Obligor under the Note, the Credit Agreement and this Instrument and (b) this Instrument as a first and prior lien upon and security title in and to all of the Property, whether now owned or hereafter acquired by Obligor. Upon any failure by Obligor so to do, Agent may make, execute, record, file, re-record and/or refile any and all such deeds to secure debt, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Obligor and Obligor hereby irrevocably appoints Agent the agent and attorney-in-fact of Obligor so to do. The lien hereof will automatically attach, without further act, to all after acquired property attached to and/or used in the operation of the Property or any part thereof.

         1.11 Expenses. Obligor will pay or reimburse Agent, upon demand therefor, for all reasonable attorney's fees, costs and expenses incurred by Agent in any suit, action, legal proceeding or dispute of any kind in which Banks or Agent is made a party or appears as party plaintiff or defendant, affecting or arising in connection with the Secured Obligations secured hereby, this Instrument or the interest created herein, or the Property, including, but not limited to, the exercise of the power of sale contained in this Instrument, any condemnation action involving the Property or any action to protect the security hereof; and any such amounts paid by Banks or Agent shall be added to the Secured Obligations secured by the lien of this Instrument.

         1.12 Subrogation. Agent shall be subrogated to the claims and liens of all parties whose claims or liens are discharged or paid with the proceeds of the Secured Obligations secured hereby.

         1.13 Limit of Validity. If from any circumstances whatsoever fulfillment of any provision of this Instrument or of the Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Instrument or under the Note that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this Paragraph 1.13 shall control every other provision of this Instrument and of the Note.

         1.14 Use of Property. Obligor shall not be permitted to alter or change the use of the Property or to abandon the Property without the prior written consent of Agent.

         1.15 Conveyance of Property. Obligor hereby acknowledges to Agent that (a) the identity and expertise of Obligor was and continues to be a material circumstance upon which Agent has relied in connection with, and which constitute valuable consideration to Agent for, the extending to Obligor of the loan evidenced by the Note, and (b) any change in such identity or expertise could materially impair or jeopardize the security for the payment of the Secured Obligations granted to Agent by this Instrument. Obligor therefore covenants and agrees with Agent, as part of the consideration for the extending to Obligor of the loans evidenced by the Note, that Obligor shall not convey, transfer, assign, further encumber or pledge any or all of its interest in the Property except as permitted under the Credit Agreement.

                                   ARTICLE 2

         2.01 Events of Default. The terms "Default" and "Event of Default" as used herein shall have the following meanings:

                  "Default" shall mean any event which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

                  "Event of Default" shall mean (a) any default in the payment of the obligations of Obligor hereunder or under any of the other Loan Documents (as defined in the Credit Agreement) when the same shall become due and payable which is not cured within any grace or notice and cure period provided in the Credit

                  Agreement or such other Loan Documents, if any, subject to any limitations in the Credit Agreement on the right of Obligor to receive notices of default or (b) any default in the performance of any other obligations of Obligor hereunder which is not cured within any cure period provided in the Credit Agreement (it being acknowledged by Obligor that no such cure period is provided with respect to a failure to maintain insurance as required in Section 1.04, any default under Section 1.09, any default under Section 1.15, or any default excluded from any provision for cure of defaults contained in the Credit Agreement, the Security Documents (as defined in the Credit Agreement) or any other agreement evidencing or securing the Secured Obligations), or (c) any representation or warranty of Obligor hereunder proving to be false or incorrect in any material respect upon the date when made or deemed to have been repeated, or (d) any default in the performance of the obligations of Obligor or any other Person under any of the Security Documents beyond the expiration of any applicable notice and cure period, (e) the occurrence of any "Event of Default" under the Credit Agreement, or (f) any amendment to or termination of a financing statement naming Obligor as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by, or caused by, or at the instance of Obligor or by, or caused by, or at the instance of any principal, member, general partner or officer of Obligor (collectively, "Obligor Party") without the prior written consent of Agent; or (g) any amendment to or termination of a financing statement naming Obligor as debtor and Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by any party other than an Obligor Party or Agent or Agent's counsel without the prior written consent of Agent and Obligor fails to use its best efforts to cause the effect of such filing to be completely nullified to the reasonable satisfaction of Agent within ten (10) days after notice to Obligor thereof."

         2.02 Acceleration of Maturity. If an Event of Default shall have occurred and be continuing, then the entire Secured Obligations secured hereby shall, at the option of Agent and as permitted by the terms of the Credit Agreement, immediately become due and payable without notice or demand, time being of the essence of this Instrument.

         2.03     Right to Enter and Take Possession.

                  (a) If an Event of Default shall have occurred and be continuing, Obligor upon demand of Agent, shall forthwith surrender to Agent the actual possession of the Property and if, and to the extent, permitted by law, Agent itself, or by such officers or agents as it may appoint, may enter and take possession of all the Property without the appointment of a receiver, or an application therefor, and may exclude Obligor and its agents and employees wholly therefrom, and may have joint access with Obligor to the books, papers and accounts of Obligor.

                  (b) If Obligor shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Agent, Agent may obtain a judgment or decree conferring upon Agent the right to immediate possession or requiring Obligor to deliver immediate possession of the Property to Agent. Obligor will pay to Agent, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Agent, its attorneys and agents; and all such expenses and compensation shall, until paid, be secured by the lien of this Instrument.

                  (c) Upon every such entering upon or taking of possession, Agent may hold, store, use, operate, manage and control the Property and conduct the business thereof, and, from time to time (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Property insured; (iii) manage and operate the Property and exercise all the rights and powers of Obligor to the same extent as Obligor could in its own name or otherwise with respect to the same; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Agent, all as Agent from time to time may determine to be in its best interest. Agent may collect and receive all the rents, issues, profits and revenues from the Property, including those past due as well as those accruing thereafter, and, after deducting (1) all expenses of taking, holding, managing and operating the Property (including compensation for the services of all persons employed for such purposes); (2) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (3) the cost of such insurance; (4) such taxes, assessments and other similar charges as Agent may at its option pay; (5) other proper charges upon the Property or any part thereof; and (6) the reasonable compensation, expenses and disbursements of the attorneys and agents of Agent, Agent shall apply the remainder of the monies and proceeds so received by Agent, in accordance with Section 12.5 of the Credit Agreement. Agent shall have no obligation to discharge any duties of a landlord to any tenant or to incur any liability as a result of any exercise by Agent of any rights under this Instrument or otherwise. Agent shall not be liable for any failure to collect rents, issues, profits and revenues from the Property, nor shall Agent be liable to account for any such rents, issues, profits or revenues unless actually received by Agent.

                  (d) Whenever all that is due upon the Secured Obligations and under any of the terms, covenants, conditions and agreements of this Instrument, shall have been paid and all Events of Default made good, Agent shall surrender possession of the Property to Obligor, its successors or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

         2.04 Performance by Agent. If Obligor shall Default in the payment, performance or observance of any term, covenant or condition of this Instrument, Agent may, so long as such Default continues, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Agent in connection therewith, shall be secured hereby and shall be, upon demand, immediately repaid by Obligor to Agent with interest thereon at the Default Rate (as defined in the Credit Agreement). Agent shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Agent is hereby empowered to enter and to authorize others to enter upon the Land or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Obligor or any person in possession holding under Obligor.

         2.05 Receiver. If an Event of Default shall have occurred and be continuing, Agent, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without notice and without regard to the occupancy or value of any security for the Secured

Obligations secured hereby or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Property and to collect and apply the rents, issues, profits and revenues thereof. The receiver shall have all of the rights and powers permitted under the laws of the State of Georgia. Obligor will pay to Agent upon demand all expenses, including receiver's fees, attorney's fees, costs and agent's compensation, incurred pursuant to the provisions of this Paragraph 2.05; and all such expenses shall be secured by this Instrument.

         2.06     Enforcement.

                  (a) If an Event of Default shall have occurred and be continuing, Agent, at its option, may sell the Property or any part of the Property at public sale or sales at the usual place for conducting sales in the county in which the Land or any part of the Land is situated, to the highest bidder for cash, in order to pay the Secured Obligations secured hereby and accrued interest thereon and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including actual attorney's fees, if incurred, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff's sales are advertised in said county. At any such public sale, Agent may execute and deliver to the purchaser a conveyance of the Property or any part of the Property in fee simple, with full warranties of title and to this end, Obligor hereby constitutes and appoints Agent the agent and attorney-in-fact of Obligor to make such sale and conveyance, and thereby to divest Obligor of all right, title or equity that Obligor may have in and to the Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Obligor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Secured Obligations secured hereby and shall not be exhausted by one exercise thereof but may be exercised until full payment of all Secured Obligations secured hereby.

                  (b) If an Event of Default shall have occurred and be continuing, Agent may, in addition to and not in abrogation of the rights covered under subparagraph (a) of this Paragraph 2.06, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Secured Obligations or the performance of any term, covenant, condition or agreement of this Instrument or any other right, and (ii) to pursue any other remedy available to it, all as Agent shall determine most effectual for such purposes.

         2.07 Purchase by Agent. Upon any foreclosure sale, Agent, on behalf of the Banks, may bid for and purchase the Property and shall be entitled to apply all or any part of the Secured Obligations secured hereby as a credit to the purchase price.

         2.08 Application of Proceeds of Sale. The proceeds received by Agent as a result of a foreclosure sale of the Property or the exercise of any other rights or remedies hereunder, shall be applied in the manner provided for in Section 12.5 of the Credit Agreement.

         2.09 Obligor as Tenant Holding Over. In the event of any such foreclosure sale by Agent, Obligor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

         2.10 Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Obligor agrees to the full extent permitted by law, that in case of a Default or Event of Default on the part of Obligor hereunder, neither Obligor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Instrument, or the absolute sale of the Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Obligor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien hereof.

         2.11 Waiver of Homestead. Obligor hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Property as against the collection of the Secured Obligations, or any part hereof.

         2.12 Leases. Agent, at its option, is authorized to foreclose this Instrument subject to the rights of any tenants of the Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Obligor, a defense to any proceedings instituted by Agent to collect the sums secured hereby.

         2.13 Discontinuance of Proceedings and Restoration of the Parties. In case Agent shall have proceeded to enforce any right, power or remedy under this Instrument by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Agent, then and in every such case Obligor and Agent shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Agent shall continue as if no such proceeding had been taken.

         2.14 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Agent by this Instrument is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

         2.15     Waiver.

                  (a) No delay or omission of Agent or of any Bank to exercise any right, power or remedy accruing upon any Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Default, or acquiescence therein; and every right, power and remedy given by this Instrument to Agent may be exercised from time to time and as often as may be deemed expedient by Agent. No consent or waiver, expressed or implied, by

Agent to or of any breach or Default by Obligor in the performance of the obligations thereof hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or Default in the performance of the same or any other obligations of Obligor hereunder. Failure on the part of Banks to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by any Bank of its rights hereunder or impair any rights, powers or remedies consequent on any breach or Default by Obligor.

                  (b) If Banks or Agent on behalf of the Banks, (i) grant forbearance or an extension of time for the payment of any sums secured hereby;
(ii) take other or additional security for the payment of any sums secured hereby; (iii) waive or do not exercise any right granted herein or in the Note, the Credit Agreement or any other Loan Documents (as defined in the Credit Agreement); (iv) release any part of the Property from the lien of this Instrument or otherwise changes any of the terms, covenants, conditions or agreements of the Note or this Instrument; (v) consent to the filing of any map, plat or replat affecting the Property; (vi) consent to the granting of any easement or other right affecting the Property; or (vii) make or consent to any agreement subordinating the lien hereof, any such act or omission shall not release, discharge, modify, change or affect the original liability under the Note, the Credit Agreement, this Instrument or any other obligation of Obligor or any subsequent purchaser of the Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor; nor shall any such act or omission preclude Agent from exercising any right, power or privilege herein granted or intended to be granted in the event of any Default then made or of any subsequent Default; nor, except as otherwise expressly provided in an instrument or instruments executed by Agent, shall the lien of this Instrument be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Property, Agent, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Property or the Secured Obligations secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

         2.16 Suits to Protect the Property. Agent shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Property by any acts which may be unlawful or in violation of this Instrument, (b) to preserve or protect its interest in the Property and in the rents, issues, profits and revenues arising therefrom, and
(c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Banks.

         2.17 Agent May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Obligor, its creditors or its property, Agent, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Agent allowed in such proceedings for the entire amount due and payable by Obligor under this Instrument at the date of the institution of such proceedings and for any additional amount which may become due and payable by Obligor hereunder after such date.

         2.18 WAIVER OF OBLIGOR'S RIGHTS. BY EXECUTION OF THIS INSTRUMENT AND BY INITIALING THIS PARAGRAPH 2.18, OBLIGOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF AGENT AND/OR BANKS TO ACCELERATE THE SECURED OBLIGATIONS AND THE POWER OF ATTORNEY GIVEN HEREIN TO AGENT TO SELL THE PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY OBLIGOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS INSTRUMENT; (B) WAIVES ANY AND ALL RIGHTS WHICH OBLIGOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY AGENT OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO AGENT, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS INSTRUMENT; (C) ACKNOWLEDGES THAT OBLIGOR HAS READ THIS INSTRUMENT AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS INSTRUMENT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO OBLIGOR AND OBLIGOR HAS CONSULTED WITH COUNSEL OF OBLIGOR'S CHOICE PRIOR TO EXECUTING THIS INSTRUMENT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF OBLIGOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY OBLIGOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

                              INITIALED BY OBLIGOR:

         2.19 Claims Against Agent and Banks. No action at law or in equity shall be commenced, or allegation made, or defense raised, by Obligor against Agent or Banks for any claim under or related to this Instrument, the Note, the Credit Agreement or any other instrument, document, transfer, conveyance, assignment or loan agreement given by Obligor with respect to the Secured Obligations secured hereby, or related to the conduct of the parties thereunder, unless written notice of such claim, expressly setting forth the particulars of the claim alleged by Obligor, shall have been given to Agent within sixty (60) days from and after the initial awareness of Obligor of the event, omission or circumstances forming the basis of Obligor for such claim. Any failure by Obligor to timely provide such written notice to Agent shall constitute a waiver by Obligor of such claim.

         2.20     Intentionally omitted.

         2.21     Indemnification; Subrogation; Waiver of Offset.

                  (a) Obligor shall indemnify, defend and hold Agent and the Banks harmless for, from and against any and all liability, Secured Obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Agent's reasonable attorneys' fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by Agent and the Banks in connection with the Secured Obligations, this Instrument, the Property, or any part thereof, or the exercise by Agent of any rights or remedies granted to it under this Instrument; provided, however, that nothing herein shall be construed to obligate Obligor to indemnify, defend and hold harmless Agent and the Banks for, from and against any and all liabilities, Secured Obligations, losses, damages, penalties, claims, actions, suits, costs and expenses asserted against, imposed on or incurred by Agent or a Bank by reason of Agent's or such Bank's willful misconduct or gross negligence if a judgment is entered against Agent or a Bank by a court of competent jurisdiction after the exhaustion of all applicable appeal periods.

                  (b) If Agent or a Bank is made a party defendant to any litigation or any claim is threatened or brought against Agent or a Bank concerning the Secured Obligations, this Instrument, the Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Obligor shall indemnify, defend and hold Agent and the Banks harmless for, from and against all liability by reason of said litigation or claims, including reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Agent and the Banks in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment; provided, however, that nothing in this Section 2.21(b) shall be construed to obligate Obligor to indemnify, defend and hold harmless Agent or a Bank for, from and against any and all liabilities or claims imposed on or incurred by Agent or a Bank by reason of Agent's or such Bank's willful misconduct or gross negligence if a judgment is entered against Agent or a Bank by a court of competent jurisdiction after exhaustion of all applicable appeal periods. If Agent commences an action against Obligor to enforce any of the terms hereof or to prosecute any breach by Obligor of any of the terms hereof or to recover any sum secured hereby, Obligor shall pay to Agent its reasonable attorneys' fees (together with reasonable appellate counsel, fees, if any) and expenses. The right to such attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Obligor breaches any term of this Instrument, Agent may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Obligor, Obligor shall pay Agent reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Agent, whether or not an action is actually commenced against Obligor by reason of such breach. All references to "attorneys" in this Subsection and elsewhere in this Instrument shall include without limitation any attorney or law firm engaged by Agent and Agent's in-house counsel, and all references to "fees and expenses" in this Subsection and elsewhere in this Instrument shall include without limitation any fees of such attorney or law firm and any allocation charges and allocation costs of Agent's in-house counsel.

                  (c) A waiver of subrogation shall be obtained by Obligor from its insurance carrier and, consequently, Obligor waives any and all right to claim or recover against Agent, its officers, employees, agents and representatives, for loss of or damage to Obligor, the Property, Obligor's property or the property of others under Obligor's control from any cause insured against or required to be insured against by the provisions of this Instrument.

                  (d) ALL SUMS PAYABLE BY OBLIGOR HEREUNDER SHALL BE PAID WITHOUT NOTICE (EXCEPT AS MAY OTHERWISE BE PROVIDED HEREIN), DEMAND, COUNTERCLAIM, SETOFF, DEDUCTION OR DEFENSE AND WITHOUT ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION OR REDUCTION, AND THE SECURED OBLIGATIONS AND LIABILITIES OF OBLIGOR HEREUNDER SHALL IN NO WAY BE RELEASED, DISCHARGED OR OTHERWISE AFFECTED BY REASON OF: (I) ANY DAMAGE TO OR DESTRUCTION OF OR ANY CONDEMNATION OR SIMILAR TAKING OF THE PROPERTY OR ANY PART THEREOF; (II) ANY RESTRICTION OR PREVENTION OF OR INTERFERENCE WITH ANY USE OF THE PROPERTY OR ANY PART THEREOF;
(III) ANY TITLE DEFECT OR ENCUMBRANCE OR ANY EVICTION FROM THE LAND OR THE IMPROVEMENTS ON THE LAND OR ANY PART THEREOF BY TITLE PARAMOUNT OR OTHERWISE;
(IV) ANY BANKRUPTCY, INSOLVENCY, REORGANIZATION, COMPOSITION, ADJUSTMENT, DISSOLUTION, LIQUIDATION, OR OTHER LIKE PROCEEDING RELATING TO AGENT, OR ANY ACTION TAKEN WITH RESPECT TO THIS INSTRUMENT BY ANY TRUSTEE OR RECEIVER OF AGENT, OR BY ANY COURT, IN SUCH PROCEEDING; (V) ANY CLAIM WHICH OBLIGOR HAS, OR MIGHT HAVE, AGAINST AGENT; (VI) ANY DEFAULT OR FAILURE ON THE PART OF AGENT TO PERFORM OR COMPLY WITH ANY OF THE TERMS HEREOF OR OF ANY OTHER AGREEMENT WITH OBLIGOR; OR (VII) ANY OTHER OCCURRENCE WHATSOEVER, WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING, WHETHER OR NOT OBLIGOR SHALL HAVE NOTICE OR KNOWLEDGE OF ANY OF THE FOREGOING. OBLIGOR WAIVES ALL RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE TO ANY ABATEMENT, SUSPENSION, DEFERMENT, DIMINUTION, OR REDUCTION OF ANY SUM SECURED HEREBY AND PAYABLE BY OBLIGOR.

                                   ARTICLE 3

         3.01 Successors and Assigns. This Instrument shall inure to the benefit of and be binding upon Obligor and Agent and their respective heirs, executors, legal representatives, successors and assigns. Whenever a reference is made in this Instrument to Obligor or Agent such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of Obligor or Agent.

         3.02 Terminology. All personal pronouns used in this Instrument whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles and Articles are for convenience only and neither limit nor amplify the provisions of this Instrument itself, and all references herein to Articles, Paragraphs or subparagraphs thereof, shall refer to the corresponding Articles, Paragraphs or subparagraphs thereof, of this Instrument unless specific reference is made to such Articles, Paragraphs or subparagraphs thereof of another document or instrument.

         3.03 Severability. If any provision of this Instrument or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Instrument and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         3.04 Applicable Law. This Instrument will be governed by the substantive laws of the Commonwealth of Massachusetts, without giving effect to its principles of choice of law or conflicts of law (except with respect to choice of law or conflicts of law provisions of its Uniform Commercial Code), and the laws of the United States applicable to transactions in Massachusetts; provided, however, that those provisions of this Instrument that pertain to the creation, nature, transfer, priority or enforcement of a lien or other security interest in real property, or fixtures shall be governed by the laws of the State of Georgia; and provided, further, however, that the provisions of this Instrument that pertain to the creation or enforcement of security interests in personal property shall be governed by the laws of the State of Georgia, unless an agreement which is contained in a Loan Document other than this Instrument specifically designates the laws of a different state to govern all or certain provisions pertaining to the creation or enforcement of security interests in personal property or particular items or types of personal property, in which case the laws of such designated state shall govern to the extent provided. In the event that the application of the foregoing choice of law provision would result in the creation or enforcement of a security interest in a particular item of, or in rights in and to, personal property being governed by the laws of more than one state, then the creation and enforcement of the security interest in such particular item of, or in such rights in and to, personal property shall be governed by the laws of the Commonwealth of Massachusetts. Should any obligation or remedy under this Instrument be invalid or unenforceable pursuant to the laws provided herein to govern, the laws of any other state referred to herein or of another state whose laws can validate and apply thereto shall govern.

         3.05 Notices. Except as otherwise provided herein, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered the next succeeding Domestic Business Day (as defined in the Credit Agreement) after timely delivery to the courier, if sent by overnight courier; at the time delivered by hand, if personally delivered; or when receipt is acknowledged, if (i) telecopied (followed by delivery of written copy thereof sent by overnight courier on the same day as such notice is given), or (ii) sent by registered or certified mail, return receipt requested, addressed to Obligor or Agent as follows:

         If to Obligor:

                           JDN Realty Corporation
                           359 East Paces Ferry Road
                           Suite 400
                           Atlanta, Georgia 30305
                           Attn: Chief Financial Officer
                           Telecopy Number: (404) 364-6446
                           Telephone Number: (404) 262-3252

         with a copy to:
                           Waller Lansden Dortch & Davis, PLLC
                           Nashville Suite Center
                           511 Union Street, Suite 2100
                           Nashville, Tennessee 37219-8966
                           Attn: Ralph Davis, Esq.

                           Telecopy Number: (615) 244-6804
                           Telephone Number: (615) 244-6380

         If to Agent:

                           Fleet National Bank, as Agent
                           100 Federal Street
                           Boston, Massachusetts 02110
                           Attention: Real Estate Division

         With a copy to:

                           Fleet National Bank, as Agent
                           Suite 500
                           115 Perimeter Center Place, N.E.
                           Atlanta, Georgia 30346
                           Attention: Mr. Jeffrey L. Warwick
                           Telecopy No.: (770) 390-8434
                           Telephone No.: (770) 390-6566
         And a copy to:

                           McKenna Long & Aldridge LLP
                           Suite 5300
                           303 Peachtree Street, N.E.
                           Atlanta, Georgia 30308
                           Attention: William F. Timmons, Esq.
                           Telecopy No.: (404) 527-4198
                           Telephone No.: (404) 527-4149

         or, to such other address as any party may designate for itself by like notice.

         3.06 Conflict with Credit Agreement Provisions. Obligor hereby acknowledges and agrees that, in the event of any conflict between the terms hereof and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

         3.07 Assignment. This Instrument is assignable by Agent, and any assignment hereof by Agent shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Agent.

         3.08 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Obligor under this Instrument, the Note, the Credit Agreement and any and all other instruments now or hereafter evidencing, securing or otherwise relating to the Secured Obligations.

         IN WITNESS WHEREOF, Obligor has executed this Instrument under seal, as of the day and year first above written.

Signed, sealed and delivered                  JDN REALTY CORPORATION, a Maryland
by Obligor in the presence of:                corporation

______________________________                By:_______________________________
Unofficial Witness                            Printed Name:_____________________
                                              Printed Title:____________________
______________________________
Notary Public                                 Attest:___________________________
                                              Printed Name:_____________________
Commission Expiration Date:                   Printed Title:____________________

       [NOTARIAL SEAL]                                    [CORPORATE SEAL]

                                   EXHIBIT "A"

                               Description of Land

                                   EXHIBIT "B"

                             Permitted Encumbrances

         Permitted encumbrances are such matters as are shown on Schedule B-1 to the Title Insurance Policy issued by _________ Title Insurance Company to the Agent in connection with this Instrument, dated the date of recordation of this Instrument issued pursuant to ________ Title Insurance Company Commitment No.
________.

                                   EXHIBIT "C"

                                   Schedule 1

                  (Description of "Debtor" and "Secured Party")

A.       Debtor:

         JDN REALTY CORPORATION a corporation organized under the laws of the State of Maryland. Debtor has been using or operating under said name and identity or corporate structure without change since December 2, 1993.

         Names and Tradenames used within last five years:  JDN Realty
         Corporation.

         Location of all chief executive offices over last five years: (i) 359 East Paces Ferry Road, Suite 400, Atlanta, Georgia 30305, and (ii) 3340 Peachtree Road, N.E., Suite 1530, Atlanta, Georgia 30326.

         Organizational Number: D03778735

         Federal Tax Identification Number: 58-1468053

B.       Secured Party:

         FLEET NATIONAL BANK, a national banking association, as Agent.

--------------------------------------------------------------------------------

                                   Schedule 2

           (Notice Mailing Addresses of "Debtor" and "Secured Party")

A.       The mailing address of Debtor is:

         JDN REALTY CORPORATION
         359 East Paces Ferry Road, Suite 400
         Atlanta, Georgia 30305

B.       The mailing address of Secured Party is:

         FLEET NATIONAL BANK, as Agent
         100 Federal Street
         Boston, Massachusetts 02110
         Attn: Real Estate Division

                                    EXHIBIT H

                    FORM OF REQUEST FOR REVOLVING CREDIT LOAN

Fleet National Bank, as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn:  Dan Stegemoeller

Ladies and Gentlemen:

         Pursuant to the provisions of Section 2.7 of the Fourth Amended, Restated and Consolidated Master Revolving Credit Agreement dated as of December 27, 2002 (as the same may hereafter be amended, the "Credit Agreement"), among JDN Realty Corporation (the "Borrower"), Fleet National Bank for itself and as Agent, and the other Lenders from time to time party thereto, the undersigned Borrower hereby requests and certifies as follows:

         1. Revolving Credit Loan. The undersigned Borrower hereby requests a [REVOLVING CREDIT LOAN UNDER SECTION 2.2] [SWING LOAN UNDER
 SECTION 2.5] of the Credit Agreement:

                  Principal Amount:  $__________
                  Type (LIBOR Rate, Base Rate):
                  Drawdown Date:
                  Interest Period for LIBOR Rate Loans:

by credit to the general account of the Borrower with the Agent at the Agent's Head Office.

                  [IF THE REQUESTED LOAN IS A SWING LOAN AND THE BORROWER DESIRES FOR SUCH LOAN TO BE A LIBOR RATE LOAN FOLLOWING ITS CONVERSION AS PROVIDED IN SECTION 2.5(d), SPECIFY THE INTEREST PERIOD FOLLOWING
CONVERSION:_________________]

         2. Use of Proceeds. Such Loan shall be used for the following purposes permitted by Section 2.9 of the Credit Agreement:

                  [DESCRIBE PERMITTED PURPOSE OF REVOLVING CREDIT LOAN AND FUNDS TO BE USED FOR EACH PERMITTED PURPOSE; IF PROCEEDS ARE TO BE USED TO PAY FOR ITEMS PERMITTED IN SECTION 2.9(f), PROVIDE SUPPORTING DETAIL REQUIRED BY AGENT]

         3. No Default. The undersigned chief financial officer or chief accounting officer of Borrower certifies that the Borrower and the Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby. No condemnation proceedings are pending or, to the undersigned knowledge, threatened against any Mortgaged Property.

         4. Representations True. Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or their respective Subsidiaries, contained in the Credit

Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true in all material respects as of the date on which it was made and at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default has occurred and is continuing.

         5. Other Conditions. All other conditions to the making of the Loan requested hereby set forth in the Credit Agreement have been satisfied.

         6. Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

         IN WITNESS WHEREOF, the undersigned has duly executed this request this _____ day of _____________, 200__.

                                        JDN REALTY CORPORATION,
                                        a Maryland corporation

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________
                                                        (CORPORATE SEAL)

                                    EXHIBIT I

                        FORM OF LETTER OF CREDIT REQUEST

                                                 INSTRUCTIONS FOR COMPLETING THE
[FLEET LOGO]              APPLICATION AND AGREEMENT FOR STANDBY LETTER OR CREDIT
--------------------------------------------------------------------------------

GENERAL         Please type and provide any additional instructions in the space
INSTRUCTIONS    provided. If you have any questions, please phone the Letter of
                Credit Department: (717) 330-4214 or 1-800-370-7519 Ext 4214

HOW TO          Follow the instructions below to complete the application form.
COMPLETE THE
FORM

     WHERE                                        DO THIS
-------------------------------------------------------------------------------------------------------------------
To:                           Check the box for the Fleet Bank where you will submit this application.

Deliver the letter            Select how you wish Fleet to deliver the letter of credit (LC).
of credit.

Advising Bank                 --   If the beneficiary has specified the name and address of their bank, enter it here (please include the city and country).

                              --   Otherwise leave the box blank.

Applicant                     Enter the complete legal name and address of the company or individual applying for the LC.

Beneficiary                   --   Enter the beneficiary's complete legal name and full address (PO Box is not acceptable).

                              --   If available, provide the name of a contact.

Amount                        Enter the currency of the LC and the amount in both figures and words.

This letter of credit         If you have agreed to allow the LC to be transferred in its entirety to another party
is transferable.              as beneficiary, check this box; otherwise, leave it blank.

Partial Drawings              If you have agreed to allow for partial drawings, check PERMITTED; otherwise check PROHIBITED.

All bank charges              Check this box unless you agree to pay charges assessed by banks other than
other than Fleet              Fleet
Bank's...

Expiry Date.                  Enter the last date on which this LC will be available for payment. This must be a valid business day.

Statement                     Enter the wording of a quoted statement which the beneficiary must present when drawing on the LC.

Attached is a format          Check this box if you are attaching a sample format for the LC.

Special instructions:         Use this space to indicate additional instructions regarding the LC.

Signature                     --   Enter the complete legal name of the company or individual applying for the LC

                              --   The application must be signed by an individual who is authorized to request the bank to issue the LC.

UPON            Once you have completed the application, please submit it to
COMPLETION      your Relationship Manager or Branch Manager for approval

(FLEET LOGO)              Application and Agreement for Standby Letter of Credit

To: (Please Check One) Issuing Bank

[ ] Fleet National Bank    [ ] Fleet Bank, N.A.       [ ] Fleet Bank of Maine        [ ] Fleet Bank - NH

Please issue an irrevocable Standby Letter of Credit Substantially in accordance with this application.

Deliver the Letter of Credit:                                                                      (For Bank Use Only)
[ ] Directly to the beneficiary by courier, Attn:                                                  L/C No.
                                                  -------------------------                               ----------------

[ ] Through your correspondent by [ ] courier, [ ] Swift/Telex for delivery to the beneficiary     D/T No.
                                                                                                          ----------------

Advising Bank (Name and Address)                                        Applicant (Name and Address)



Beneficiary (Name and Address)                                          Amount
                                                                              ---------------------------------------------
                                                                              INCLUDING CURRENCY IF NOT U.S. DOLLARS

                                                                        Amount in Words:
                                                                                        -----------------------------------

                                                                        ---------------------------------------------------
[ ] The Letter of Credit is transferrable.                              Partial drawings are [ ] Permissible [ ] Prohibited


[ ] All bank charges, other than Fleet Bank's,                          Expiry Date:
    are for beneficiary's account.

Available by beneficiary's drafts at sight accompanied by the following:

[ ] A statement purportedly signed by an authorized officer of the beneficiary reading as follows: (Please use correct terms.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[ ] Attached is a format which is an integral part of this application.

[ ] Special Instructions:
                         -------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

we hereby certify that the transactions covered by this Application and Agreement are not prohibited under any existing Laws and regulations of the United States, including the Foreign Assets Control Regulations of the United States Treasury Department and that any transaction covered by this Application and Agreement complies in every respect with all existing United States Government Laws and Regulations.

Reference to any document, instrument or agreement is for identification purposes only and such document, instrument or agreement will not be incorporated into the terms of the Letter of Credit.

This credit will be subject to the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce currently in effect.

         (FOR BANK USE ONLY)                        We agree to all the terms and conditions on the face and reverse hereof.
    Relationship Manager approval
     (also indicates approval of
        applicant's authority)

                                                    Company/Bank Name:
-----------------------------------------                             ------------------------------------------------------
          AUTHORIZED SIGNATURE

                                                    BY
-----------------------------------------             ----------------------------------------------------------------------
                  DATE                                AUTHORIZED SIGNATURE TITLE                                 DATE

Internal Form #13429 "Standby LC Set-
Up/Change" is required with each
application.

                                    EXHIBIT J

                       FORM OF BORROWING BASE CERTIFICATE

                            BORROWING BASE WORKSHEET

A.       Mortgaged Property Asset Value Test

         1.       Net Operating Income for Real Estate owned by
                  Borrower or Guarantor for at least 2 quarters    $____________

                  (NOTE: Management expenses, calculated as the greater of actual property management expenses for such period or 3% of Base Rent, to be deducted in calculating Net Operating Income)

         2.       Amount on A.1 multiplied by 2                    $____________

         3.       Amount on A.2 divided by 0.10                    $____________

         4.       60% of A.3 (Mortgaged Property Asset Value)      $____________

B.       Debt Service Coverage Test

         1.       Adjusted NOI

                  a.       Annualized Net Operating Income
                           (from A.2 above)                        $____________

                  b.       Capital Improvement Reserve
                           ($0.10 multiplied by Net
                           Rentable Area in Mortgaged
                           Properties)                             $0.10 x __=__

                  c.       Adjusted NOI equals the sum of
                           B.1(a) minus B.1(b)                     $____________

         2.       Debt Constant

                  Enter the greater of (a) the greater of (i) the then-current annual yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of determination plus 2.0% payable on a 25-year mortgage style amortization schedule (expressed as a decimal), or (ii) .095, and (b) the actual blended rate of interest then payable with respect to the Loans (expressed as a decimal) _______________

         3. Calculate Debt Service Coverage Amount pursuant to the following formula:

                  P =      Adjusted NOI
                           ------------
                           1.5 x D

                  P = maximum principal balance of Loans that may be outstanding

                  Adjusted NOI = Amount from B.1(c)

                  D =      figure from B.2

                  [SHOW CALCULATION]

C.       Borrowing Base is the Greater of A.4 or the result
         determined for "P" pursuant to the formula in B.3          $___________

         (enter figure in Line IV.D of Compliance Certificate)

                                    EXHIBIT K

                         FORM OF COMPLIANCE CERTIFICATE

Fleet National Bank, as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn:  Dan Stegemoeller

Ladies and Gentlemen:

         Reference is made to the Fourth Amended, Restated and Consolidated Master Revolving Credit Agreement dated as of December 27, 2002 (as the same may hereafter be amended, the "Credit Agreement") by and among JDN Realty Corporation (the "Borrower"), Fleet National Bank for itself and as Agent, and the other Lenders from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

         Pursuant to the Credit Agreement, Borrower is furnishing to you herewith (or have most recently furnished to you) the consolidated financial statement of Borrower for the fiscal period ended _______________ (the "Balance Sheet Date"). Such financial statement has been prepared in accordance with GAAP and presents fairly the consolidated financial position of Borrower covered thereby at the date thereof and the results of its operations for the periods covered thereby, subject in the case of interim statements only to normal year-end audit adjustments.

         This certificate is submitted in compliance with requirements of
Section 5.4(b), Section 7.4(c), Section 7.5(e), Section 8.8 or
Section 10.12 of the Credit Agreement. If this certificate is provided under a provision other than Section 7.4(c), the calculations provided below are made using the consolidated financial statement of Borrower as of the Balance Sheet Date adjusted in the best good faith estimate of Borrower to give effect to the making of a Loan, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the estimate of Borrower of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer is the chief financial officer or chief accounting officer of Borrower.

         The undersigned representatives have caused the provisions of the Loan Documents to be reviewed and have no knowledge of any Default or Event of Default. (Note: If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower with respect thereto.)

         Borrower is providing the attached information to demonstrate compliance as of the date hereof with the covenants described in the attachment hereto.

         IN WITNESS WHEREOF, the undersigned have duly executed this Compliance Certificate this _____ day of ___________, 200__.

                                        JDN REALTY CORPORATION,
                                        a Maryland corporation

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                                        (CORPORATE SEAL)

                                   APPENDIX TO
                             COMPLIANCE CERTIFICATE

I.     Section 8.3.  Investments.

        A.       Investments pursuant to Section 8.3(l)
                 andSection 8.3(m)

                 1.       Investments permitted by Section 8.3(l)    $__________

                 2.       Investments permitted by Section 8.3(m)    $__________

                 3.       Sum of A.1 plus A.2                        $__________

                          Consolidated Total Assets                  $__________
                          (Attach worksheet showing calculation
                          of Consolidated Total Assets)

                           A.3 is ___% of A.4

                           A.3 may not exceed 10% of A.4

        B.       Investments pursuant to Section 8.3(m)

                 1.       Investments permitted by Section 8.3(m)    $__________

                 2.       Consolidated Total Assets (from I.A.4)     $__________

                          B.1 is ___% of B.2

                          B.1 may not exceed 5% of B.2

        C.       Investments pursuant to Section 8.3(n)

                 Aggregate amount of Common Stock Repurchased as of $__________ Closing Date

         Amount repurchased may not exceed $25,000,000.00

II.      Section 8.7.  Distributions.

         A.       Attach Worksheet of Distributions for
                  previous quarter (or quarters, as applicable)

                  Distributions may not exceed amount permitted pursuant to Section 8.7

III.     Section 8.9.  Development Activity.

         A.       Aggregate Amount of Construction in Progress       $__________
                  for Existing Projects under Construction,
                  Existing Pre-Development Properties and Announced
                  Projects (after March 14, 2003, such development is limited to Existing Properties Under
                  Construction and Announced Projects up to $50,000 per quarter)

         B.       Consolidated Total Assets (from I.A.4)             $__________

         C.       A is ___% of B

                  A may not exceed 30% of B

IV.      Section 9.1.  Borrowing Base.

         A.       Total Outstanding principal balance of Loans       $__________
                  (after giving effect to any Revolving Credit
                  Loan Request or Swing Loan Request)

         B.       Total Outstanding Letters of Credit (after         $__________
                  giving effect to any Letter of Credit Request)

         C.       Sum of A plus B                                    $__________

                  Borrowing Base                                     $__________
                  (Attach Borrowing Base Worksheet)

                  C may not exceed D

V.       Section 9.2.  Fixed Charge Coverage.

         A.       Adjusted Consolidated EBITDA

                  1.       Consolidated EBITDA for previous 2 quarters

                           For quarter ending _________

                                                                     $__________

                           For quarter ending _________              $__________

                           Total Consolidated EBITDA for
                           previous 2 quarters                       $__________

                  2.       Capital Improvement Reserve               $__________

                  3.       A.1 minus A.2 (Adjusted Consolidated EBITDA)

                                                                     $__________

         B.       Consolidated Fixed Charges

                  1.       Consolidated Interest Incurred for
                           previous 2 quarters

                           For quarter ending ___________            $__________

                           For quarter ending ___________            $__________

                           Total Consolidated Interest Incurred for previous two quarters
                                                                     $__________

                  2. Dividends paid or declared but not yet paid on preferred stock for previous 2 quarters

                           For quarter ending ___________            $__________

                           For quarter ending ___________            $__________

                           Total Dividends                           $__________

                  3. Scheduled principal amortization for previous 2 quarters

                           For quarter ending ___________            $__________

                           For quarter ending ___________            $__________

                           Total Principal Amortization              $__________

                  4.       Ground lease payments for previous 2 quarters

                           For quarter ending ___________            $__________

                           For quarter ending ___________            $__________

                           Total Ground Lease Payments               $__________

                  5.       Sum of 1 through 4                        $__________

                           Ratio of A.3 to B.5                        __________

                           A.3 may not be less than 1.40 times B.5

VI.      Section 9.3.  Secured Debt Ratio.

         A.       Total Secured Debt of Borrower and its             $__________
                  Subsidiaries (excluding Intercompany Debt)

         B.       Total Assets                                       $__________

                  Ratio of A to B                                    ___________

                  A may not exceed 40% of B

VII.     Section 9.4.  Land Assets.

         A.       Value of direct and indirect interests in
                  Land Assets                                        $__________

         B.       Consolidated Total Assets (from I.A.4)             $__________

                  Ratio of A to B                                    ___________

                  A may not exceed 5% of B

VIII.    Section 9.5.  Net Worth.

         A.       Consolidated Tangible Net Worth

                  Consolidated Shareholder's Equity                  $__________

                  Minus total book value of intangible assets       ($_________)

                  Minus asset write-up amounts                      ($_________)

                  Total                                              $__________

         B.       Equity Offerings

                  1.       Aggregate net proceeds from Equity
                           Offerings after Closing Date              $__________

                  2.       $400,000,000.00 plus 90% of B.1           $__________

                           Total of A may not be less than B.2

IX.      Section 9.6.  Liabilities to Assets Ratio.

         A.       Consolidated Total Liabilities

                  1.       Consolidated Liabilities                  $__________

                  2. Plus Indebtedness Guaranteed by Borrower $__________ or any Subsidiary

                  3.       Plus Letters of Credit issued for the     $__________
                           account of Borrower and its Subsidiaries

                           Consolidated Total Liabilities            $__________

         B.       Consolidated Total Assets (from item I.A.4)        $__________

         C.       Ratio of A to B                                    ___________

                  Ratio may not exceed 0.60 to 1

X.       Section 9.7.  EBITDA Coverage.

         A.       Consolidated EBITDA for previous 2 quarters

                  For quarter ending                                 $__________

                  For quarter ending                                 $__________

                  Total Consolidated EBITDA for previous 2 quarters  $__________

         B. Consolidated Interest Expense for previous 2 quarters

                  For quarter ending                                 $__________

                  For quarter ending                                 $__________

                  Total Consolidated Interest Expense for previous 2 $__________ quarters

         C.       Ratio of A to B                                     __________

                  Ratio of A to B shall not be less than 2:1

XI.      Section 9.8.  Borrowing Base Assets.

         A.       Percentage of total Net Leasable Area in
                  Mortgaged Properties subject to arms-length written leases requiring current rental payments which are in full force and effect and pursuant to which tenants are paying rent

                  (Percentage may not be less than 85%)               _________%

         B.       Percentage of total Net Leasable Area in
                  Mortgaged Properties physically
                  occupied by tenants under arms-length
                  written leases which are in full
                  force and effect

                  (Percentage may not be less than 85%)               _________%

         C.       Does the Borrowing Base value in any state            Yes/No
                  exceed 20% (or 40% for Georgia only)? (Attach schedule showing location of Mortgaged
                  Properties by State and Borrowing Base value within each State)

                  (Borrowing Base value within any State may not exceed 20% (or 40% for Georgia only))

         D.       Tenant Concentration of Borrowing Base                Yes/No
                  (Attach schedule showing tenant concentrations within Mortgaged Properties; if a tenant generates more than 7.5% of the Net
                  Operating Income from the Mortgaged Properties, state whether such tenant has a Rating of BBB- or better from S&P or Baa3 or from Moody's)

                  (No one tenant may comprise more than 7.5%
                  (20% if the tenant is Wal-Mart Stores,
                  Inc., Lowe's Companies, Inc. or Lowe's
                  Homes Centers, Inc. and has a Rating of
                  BBB- or better from S&P or Baa3 or better from Moody's, and ten percent (10%) for any other tenant that has a Rating of BBB-or better from S&P or Baa3 or better from Moody's) of Net Operating Income generated by the Mortgaged Properties)

         E.       Does any Mortgaged Property (based upon               Yes/No
                  the Borrowing Base value thereof) comprise more than 15% of the Borrowing Base?

                  (No Mortgaged Property may comprise more than 15% of the Borrowing Base.)

         F.       Percentage of Mortgaged Properties (based
                  on Borrowing Base Value) owned by
                  Guarantor                                           _________%

                  (Percentage may not exceed 20%)

XII.     Section 9.9.  Limitation on Incurrence of Total Debt.

         A.       Debt (excluding Intercompany Debt)                  $_________

         B.       Total Assets                                        $_________

         C.       Ratio of A to B                                     _________%
                  Ratio of A to B shall not be greater than 60%

                                    WORKSHEET

                            CONSOLIDATED TOTAL ASSETS

         A.       Capitalized Net Operating Income for Real
                  Estate owned by Borrower or Guarantor at least 2 quarters

                  1.       Net Operating Income for Real
                           Estate owned by Borrower or
                           Guarantor for at least 2 quarters
                                                                      $_________

                           (NOTE: Management expenses,
                           calculated as the greater of
                           actual property management
                           expenses for such period or 3% of
                           Base Rent, to be deducted in
                           calculating Net Operating Income)

                  2.       Amount of A.1 multiplied by 2

                  3.       Amount on A.2 divided by 0.10              $_________

         B. Book Value as of end of month just ended of Real Estate owned by Borrower or Guarantor less than 2 quarters

                                                                      $_________

         C. Book Value as of end of quarter just ended of Land Assets and Construction in Progress

                                                                      $_________

         D.       Aggregate of unrestricted cash and
                  accounts receivable not past due and
                  restricted cash held by "qualified
                  intermediary"

                                                                      $_________

         E.       Book Value of Borrower's interest in
                  Subsidiaries that are not Guarantors

                                                                      $_________

         F.       Book Value of Borrower's Minority
                  Interests in Persons other than its
                  Subsidiaries

                                                                      $_________

                  Consolidated Total Assets equals sum of             $_________
                  A plus B plus C
                  plus D plus E plus F

                  (Enter figure in Line I.A.4 of Compliance
                  Certificate)

                              EXHIBIT L

             FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

         THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Agreement") dated ____________________, by and between ____________________________ ("Assignor"), and ____________________________ ("Assignee").

                     W I T N E S E T H:

         WHEREAS, Assignor is a party to that certain Fourth Amended, Restated and Consolidated Master Credit Agreement, dated December 27, 2002, by and among JDN REALTY CORPORATION, a Maryland corporation ("Borrower"), the other lenders that are or may become a party thereto, and FLEET NATIONAL BANK, as Agent (the "Loan Agreement"); and

         WHEREAS, Assignor desires to transfer to Assignee [DESCRIBE ASSIGNED COMMITMENTS] under the Loan Agreement and its rights with respect to the Commitment assigned and its Outstanding Loans with respect thereto;

         NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

         7. Definitions. Terms defined in the Loan Agreement and used herein without definition shall have the respective meanings assigned to such terms in the Loan Agreement.

         8.       Assignment.

         (a) Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by Assignee to Assignor pursuant to Paragraph 5 of this Agreement, effective as of the "Assignment Date" (as defined in Paragraph 7 below), Assignor hereby irrevocably sells, transfers and assigns to Assignee, without recourse, a portion of its [REVOLVING CREDIT] [TERM LOAN]
Note in the amount of $_______________ representing a $_______________
[REVOLVING CREDIT] [TERM LOAN] Commitment, and a ____________________ percent (_____%) [REVOLVING CREDIT] [TERM LOAN] Commitment Percentage, and a corresponding interest in and to all of the other rights and obligations under the Loan Agreement and the other Loan Documents relating thereto (the assigned interests being hereinafter referred to as the "Assigned Interests"), including Assignor's share of all outstanding [Revolving Credit] [Term Loan] Loans with respect to the Assigned Interests and the right to receive interest and principal on and all other fees and amounts with respect to the Assigned Interests, all from and after the Assignment Date, all as if Assignee were an original Lender under and signatory to the Loan Agreement having a [REVOLVING CREDIT] [TERM LOAN] Commitment Percentage equal to the amount of the respective Assigned Interests.

         (b) Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of Assignor with respect to the Assigned Interests from and after the Assignment

Date as if Assignee were an original Lender under and signatory to the Loan Agreement and the "Intercreditor Agreement" (as hereinafter defined), which obligations shall include, but shall not be limited to, the obligation to make Loans to the Borrower with respect to the Assigned Interests and to indemnify the Agent as provided therein (such obligations, together with all other obligations set forth in the Loan Agreement and the other Loan Documents are hereinafter collectively referred to as the "Assigned Obligations"). Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Interests.

         9.       Representations and Requests of Assignor.

         (a) Assignor represents and warrants to Assignee (i) that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (ii) that as of the date hereof, before giving effect to the assignment contemplated hereby the principal face amount of Assignor's [REVOLVING CREDIT] [TERM LOAN] Note is $____________ and the aggregate outstanding principal balance of the [REVOLVING CREDIT] [TERM LOAN] Loans made by it equals $____________, and (iii) that it has forwarded to the Agent the [REVOLVING CREDIT] [TERM LOAN] Note held by Assignor. Assignor makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness or sufficiency of any Loan Document or any other instrument or document furnished pursuant thereto or in connection with the Loan, the collectability of the Loans, the continued solvency of the Borrower or the Guarantors or the continued existence, sufficiency or value of the Collateral or any assets of the Borrower or the Guarantors which may be realized upon for the repayment of the Loans, or the performance or observance by the Borrower or the Guarantors of any of their respective obligations under the Loan Documents to which it is a party or any other instrument or document delivered or executed pursuant thereto or in connection with the Loan; other than that it is the legal and beneficial owner of, or has the right to assign, the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim.

         (b) Assignor requests that the Agent obtain replacement notes for each of Assignor and Assignee as provided in the Loan Agreement.

         10. Representations of Assignee. Assignee makes and confirms to the Agent, Assignor and the other Lenders all of the representations, warranties and covenants of a Lender under Articles 14 and 18 of the Loan Agreement and Paragraph 4 of the Intercreditor Agreement. Without limiting the foregoing, Assignee (a) represents and warrants that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (b) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it has and will, independently and without reliance upon Assignor, any other Lender or the Agent and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Loans, the Loan Documents, the creditworthiness of the Borrower and the Guarantors and the value of the assets of the Borrower and the Guarantors, and taking or not taking action under the Loan Documents and any intercreditor agreement among the Lenders and the Agent (the

"Intercreditor Agreement"); (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents and the Intercreditor Agreement; (e) agrees that, by this Assignment, Assignee has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents and the Intercreditor Agreement are required to be performed by it as a Lender; (f) represents and warrants that Assignee does not control, is not controlled by, is not under common control with and is otherwise free from influence or control by, the Borrower or any Guarantor, (g) represents and warrants that Assignee is subject to control, regulation or examination by a state or federal regulatory agency,
(h) agrees that if Assignee is not incorporated under the laws of the United States of America or any State, it has on or prior to the date hereof delivered to Borrower and Agent certification as to its exemption (or lack thereof) from deduction or withholding of any United States federal income taxes and (i) if Assignee is an assignee of a portion of the Revolving Credit Loans, it has a net worth or unfunded capital commitment as of the date hereof of not less than $200,000,000.00 unless waived in writing by Borrower and Agent.

         11. Payments to Assignor. In consideration of the assignment made pursuant to Paragraph 1 of this Agreement, Assignee agrees to pay to Assignor on the Assignment Date, an amount equal to $____________ representing the aggregate principal amount outstanding of the [REVOLVING CREDIT] [TERM] Loans owing to Assignor under the Loan Agreement and the other Loan Documents with respect to the Assigned Interests.

         12. Payments by Assignor. Assignor agrees to pay the Agent on the Assignment Date the registration fee required by Section 18.2 of the Loan Agreement.

         13.      Effectiveness.

         (a) The effective date for this Agreement shall be _______________ (the "Assignment Date"). Following the execution of this Agreement, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance and recording in the Register by the Agent.

         (b) Upon such acceptance and recording and from and after the Assignment Date, (i) Assignee shall be a party to the Loan Agreement and the Intercreditor Agreement and, to the extent of the Assigned Interests, have the rights and obligations of a Lender thereunder, and (ii) Assignor shall, with respect to the Assigned Interests, relinquish its rights and be released from its obligations under the Loan Agreement and the Intercreditor Agreement.

         (c) Upon such acceptance and recording and from and after the Assignment Date, the Agent shall make all payments in respect of the rights and interests assigned hereby accruing after the Assignment Date (including payments of principal, interest, fees and other amounts) to Assignee.

         (d) All outstanding LIBOR Rate Loans shall continue in effect for the remainder of their applicable Interest Periods and Assignee shall accept the currently effective interest rates on its Assigned Interest of each LIBOR Rate Loan.

         14. Notices. Assignee specifies as its address for notices and its Lending Office for all assigned Loans, the offices set forth below:

         Notice Address:   _____________________
                           _____________________
                           _____________________
                           _____________________
                           Attn:________________
                           Facsimile: __________

          Domestic Lending Office:  Same as above

          Eurodollar Lending Office:Same as above

         15. Payment Instructions. All payments to Assignee under the Loan Agreement shall be made as provided in the Loan Agreement in accordance with the following instructions:

                  _____________________
                  _____________________
                  _____________________
                  _____________________
                  _____________________

                  _____________________

         16. Governing Law. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT FOR ALL PURPOSES AND TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

         17. Counterparts. This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

         18. Amendments. This Agreement may not be amended, modified or terminated except by an agreement in writing signed by Assignor and Assignee, and consented to by Agent.

         19. Successors. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted by the terms of Loan Agreement and the Intercreditor Agreement.

                         [signatures on following page]

         IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, as of the date first above written.

                                        ASSIGNEE:

                                        ________________________________________

                                        By:_____________________________________
                                           Title:_______________________________

                                        ASSIGNOR:

                                        ________________________________________

                                        By:_____________________________________
                                           Title:_______________________________

RECEIPT ACKNOWLEDGED AND
ASSIGNMENT CONSENTED TO BY:

FLEET NATIONAL BANK, as Agent

By:_____________________________
      Title:____________________

ASSIGNMENT CONSENTED TO BY:

JDN REALTY CORPORATION

By:_____________________________
      Title:____________________

                                  SCHEDULE 1.1

                             LENDERS AND COMMITMENTS

                                                           Revolving Credit                  Revolving Credit
                 Name and Address                             Commitment                  Commitment Percentage
                 ----------------                             ----------                  ---------------------
Fleet National Bank                                         $22,500,000.00                        15.00%
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attention:  Mr. Dan Stegemoeller
Facsimile:  770-390-8434

LIBOR Lending Office
         Same as above

Commerzbank AG, New York and                                $25,000,000.00                        16.67%
  Grand Cayman Branches
2 World Financial Center
New York, New York   10281
Attention:  Mr. Marcus Perry
Facsimile:  212-266-7565

LIBOR Lending Office
         Same as above

Deutsche Bank Trust Company Americas                        $20,000,000.00                        13.33%
200 Crescent Court, Suite 550
Dallas, Texas 75201
Attention:  Ann Ramsey
Facsimile number:  214-740-7910

LIBOR Lending Office
         Same as above

                             Schedule 1.1 - Page 1

                                                           Revolving Credit                  Revolving Credit
                 Name and Address                             Commitment                  Commitment Percentage
                 ----------------                             ----------                  ---------------------
Wells Fargo Bank, National Association                      $17,500,000.00                        11.67%
Real Estate Group
2859 Paces Ferry Road, Suite 1805
Atlanta, Georgia 30339
Attention:  Loan Administration Manager
Facsimile:  770-435-2262

LIBOR Lending Office
         Same as above

U.S. Bank National Association                              $15,000,000.00                        10.00%
Commercial Real Estate Department
10th Floor
425 Walnut Street
CN-OH-W10C
Cincinnati, Ohio 45202
Attention:  Ms. Maureen A. Dunne
Facsimile:  513-632-5590

LIBOR Lending Office
         Same as above

KeyBank National Association                                $12,500,000.00                         8.33%
129 Public Square
Cleveland, Ohio   44114-1306
Attention:  Mr. Daniel R. Heberle
Facsimile:  216-689-4997

LIBOR Lending Office
         Same as above

PNC Bank, National Association                              $12,500,000.00                         8.33%
249 Fifth Avenue
One PNC Plaza
Mail Stop P1-POPP-19-2
Pittsburgh, Pennsylvania   15222
Attention:  Wayne Robertson
Facsimile:  412-762-6500

LIBOR Lending Office
         Same as above

                             Schedule 1.1 - Page 2

                                                           Revolving Credit                  Revolving Credit
                 Name and Address                             Commitment                  Commitment Percentage
                 ----------------                             ----------                  ---------------------
Southtrust Bank                                             $12,500,000.00                         8.33%
Institutional Real Estate Group
420 North 20th Street, Suite 1100
Birmingham, Alabama   35203
Attention:  Ms. Lynn W. Feuerlein
Facsimile:  205-254-8270

LIBOR Lending Office
         Same as above

First Tennessee Bank National Association                   $ 7,500,000.00                         5.00%
701 Market Street
Chattanooga, Tennessee   37402
Attention:  Mr. Timothy L. Collins
Facsimile:  423-757-4040

LIBOR Lending Office
         Same as above

Sovereign Bank                                              $ 5,000,000.00                         3.33%
75 State Street
MA 1 SST 04 11
Boston, Massachusetts 02109
Attention:  T. Gregory Donohue
Facsimile:  617-757-5653

LIBOR Lending Office
         Same as above

         Total                                              $150,000,000.00                         100%

         Percentages may not equal 100% due to rounding.

                             Schedule 1.1 - Page 3

                                    TERM LOAN

                                                                Term Loan                        Term Loan
                 Name and Address                               Commitment                 Commitment Percentage
                 ----------------                               ----------                 ---------------------
Fleet National Bank                                           $22,500,000.00                       15.00%
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attention:  Mr. Dan Stegemoeller
Facsimile:  770-390-8434

LIBOR Lending Office
         Same as above

Commerzbank AG, New York and                                  $25,000,000.00                       16.67%
  Grand Cayman Branches
2 World Financial Center
New York, New York   10281
Attention:  Mr. Marcus Perry
Facsimile:  212-266-7565

LIBOR Lending Office
         Same as above

Wells Fargo Bank, National Association                        $17,500,000.00                       11.67%
Real Estate Group
2859 Paces Ferry Road, Suite 1805
Atlanta, Georgia   30339
Attention:  Loan Administration Manager
Facsimile:  770-435-2262

LIBOR Lending Office
         Same as above

                              Schedule 1.1 - Page 4

                                                              Term Loan                         Term Loan
                Name and Address                             Commitment                   Commitment Percentage
                ----------------                             ----------                   ---------------------
U.S. Bank National Association                             $15,000,000.00                         10.00%
Commercial Real Estate Department
10th Floor
425 Walnut Street
CN-OH-W10C
Cincinnati, Ohio 45202
Attention:  Ms. Maureen A. Dunne
Facsimile:  513-632-5590

LIBOR Lending Office
         Same as above

KeyBank National Association                               $12,500,000.00                          8.33%
129 Public Square
Cleveland, Ohio   44114-1306
Attention:  Mr. Daniel R. Heberle
Facsimile:  216-689-4997

LIBOR Lending Office
         Same as above

PNC Bank, National Association                             $12,500,000.00                          8.33%
249 Fifth Avenue
One PNC Plaza
Mail Stop P1-POPP-19-2
Pittsburgh, Pennsylvania   15222
Attention:  Wayne Robertson
Facsimile:  412-762-6500

LIBOR Lending Office
         Same as above

Southtrust Bank                                            $12,500,000.00                          8.33%
Institutional Real Estate Group
420 North 20th Street, Suite 1100
Birmingham, Alabama   35203
Attention:  Ms. Lynn W. Feuerlein
Facsimile:  205-254-8270

LIBOR Lending Office
         Same as above

                             Schedule 1.1 - Page 5

                                                              Term Loan                         Term Loan
                Name and Address                             Commitment                   Commitment Percentage
                ----------------                             ----------                   ---------------------
Deutsche Bank Trust Company Americas                       $10,000,000.00                         6.67%
200 Crescent Court, Suite 550
Dallas, Texas  75201
Attention:  Ann Ramsey
Facsimile number:  214-740-7910

LIBOR Lending Office
         Same as above

ING Prime Rate Trust                                       $10,000,000.00                         6.67%
c/o ING Investments LLC
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258-2034
Attention:  Jason Groom
Facsimile:  480-477-2076

LIBOR Lending Office
         Same as above

First Tennessee Bank National Association                  $ 7,500,000.00                         5.00%
701 Market Street
Chattanooga, Tennessee   37402
Attention:  Mr. Timothy L. Collins
Facsimile:  423-757-4040

LIBOR Lending Office
         Same as above

Sovereign Bank                                             $ 5,000,000.00                         3.33%
75 State Street
MA 1 SST 04 11
Boston, Massachusetts 02109
Attention:  T. Gregory Donohue
Facsimile:  617-757-5653

LIBOR Lending Office
         Same as above

         Total                                             $150,000,000.00                         100%

         Percentages may not equal 100% due to rounding.

                              Schedule 1.1 - Page 6

                                TOTAL COMMITMENTS

                Name and Address                              Commitment                  Commitment Percentage
                ----------------                              ----------                  ---------------------
Fleet National Bank                                        $ 45,000,000.00                        15.00%

Commerzbank AG, New York and Grand Cayman                  $ 50,000,000.00                        16.67%
Branches

Wells Fargo Bank, National Association                     $ 35,000,000.00                        11.67%

Deutsche Bank Trust Company Americas                       $ 30,000,000.00                        10.00%

U.S. Bank National Association                             $ 30,000,000.00                        10.00%

KeyBank National Association                               $ 25,000,000.00                        8.33%

PNC Bank, National Association                             $ 25,000,000.00                        8.33%

Southtrust Bank                                            $ 25,000,000.00                        8.33%

First Tennessee Bank National Association                  $ 15,000,000.00                        5.00%

ING Prime Rate Trust                                       $ 10,000,000.00                        3.33%

Sovereign Bank                                             $ 10,000,000.00                        3.33%

         Total:                                            $300,000,000.00                         100%

         Percentages may not equal 100% due to rounding.

                              Schedule 1.1 - Page 7

                                  SCHEDULE 1.2

                   CALCULATION OF DEBT SERVICE COVERAGE AMOUNT

Debt Service Coverage Amount. At any time determined by the Agent, an amount equal to the maximum principal amount of Loans that may be outstanding pursuant to the following formula:

                              Adjusted NOI
                              ------------ = P
                                1.5 x D

         Where    P =               maximum principal balance of Loans that may
                                    be outstanding

         D = the greater of (a) the greater of (i) the then-current annual yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of determination plus 2.0% payable on a 25-year mortgage style amortization schedule (expressed as a decimal), or (ii) .095, and
                                    (b) the actual blended rate of interest then payable with respect to the Loans (expressed as a decimal)

         NOI = the product of (a) Net Operating Income from the Mortgaged Properties for the preceding two (2) fiscal quarters most recently ended multiplied by (b) two (2)

         Adjusted NOI =             the sum of (a) NOI less (b) the Capital
                                    Improvement Reserve

AT CLOSING

         D =                        Greater of:
                                    (a)(i) 10 Yr Treasuries on 3/16/02=4.75%
                                    plus 2.0% = 6.75% Amortized over 25 results in a constant of 8.29% (a)(ii) 9.50% (b) 1 month Libor = 5.0% plus 2.125% = 7.125%

         Adjusted NOI =             $51,832,378

                                    $51,832,378  =  $363,735,986
                                    -----------
                                    1.5 X .095

                              Schedule 1.2 - Page 1

                                  SCHEDULE 1.3

                  ELIGIBLE REAL ESTATE QUALIFICATION DOCUMENTS

With respect to any parcel of Real Estate of the Borrower or a Guarantor proposed to be included in the Collateral, each of the following:

                  (a) Security Documents. Such Security Documents relating to such Real Estate as the Agent shall in good faith require, duly executed and delivered by the respective parties thereto.

                  (b) Enforceability Opinion. If required by the Agent, the favorable legal opinion of counsel to Borrower or such Guarantor, from counsel reasonably acceptable to the Agent and qualified to practice in the State in which such Real Estate is located, addressed to the Lenders and the Agent covering the enforceability of such Security Documents and such other matters as the Agent shall reasonably request.

                  (c) Perfection of Liens. Evidence reasonably satisfactory to the Agent that the Security Documents are effective to create in favor of the Agent a legal, valid and enforceable first lien or security title and security interest in such Real Estate and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such liens or security title or security interests have been duly effected.

                  (d) Survey and Taxes. The Survey of such Real Estate, together with the Surveyor Certification and evidence of payment of all real estate taxes, assessments and municipal charges on such Real Estate which on the date of determination are required to have been paid under Section 7.8.

                  (e) Title Insurance; Title Exception Documents. The Title Policy covering such Real Estate, including all endorsements thereto, and together with proof of payment of all fees and premiums for such policy, and true and accurate copies of all documents listed as exceptions under such policy.

                  (f) UCC Certification. A certification from the Title Insurance Company, records search firm, or counsel satisfactory to the Agent that a search of the appropriate public records disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect any property, rights or interests of the Borrower or such Guarantor that are or are intended to be subject to the security interest, security title, assignments, and mortgage liens created by the Security Documents relating to such Real Estate except to the extent that the same are discharged and removed prior to or simultaneously with the inclusion of the Real Estate in the Collateral.

                  (g) Management Agreement. A true copy of the Management Agreement, if any, relating to such Real Estate, which shall be in form and substance reasonably satisfactory to the Agent.

                  (h) Leases. True copies of all Major Tenant Leases relating to such Real Estate together with Lease Summaries for all such Leases if available, together with true copies of such

                             Schedule 1.3 - Page 1
other Leases (and Lease Summaries with respect thereto) as the Agent or the Required Lenders may request and a Rent Roll for such Real Estate certified by the Borrower or Guarantor as accurate and complete as of a recent date, each of which shall be in form and substance reasonably satisfactory to the Required Lenders.

                  (i) Lease Form. The form of Lease, if any, to be used by the Borrower or such Guarantor in connection with future leasing of such Mortgaged Property, which shall be in form and substance reasonably satisfactory to the Agent.

                  (j) Subordination Agreements. A Subordination, Attornment and Non-Disturbance Agreement from each Major Tenant and each other tenant of such Real Estate as required by the Agent (provided that Borrower shall only be obligated to use reasonable efforts to obtain such agreements).

                  (k) Estoppel Certificates. Estoppel certificates from each Major Tenant, and from all other tenants of such Real Estate as requested by Agent, such certificates to be dated not more than sixty (60) days prior to the inclusion of such Real Estate in the Collateral, each such estoppel certificate to be in form and substance reasonably satisfactory to the Agent, provided, however, that Borrower shall only be obligated to use reasonable efforts to obtain such estoppels.

                  (l) Certificates of Insurance. Each of (i) a current certificate of insurance as to the insurance maintained by the Borrower or such Guarantor on such Real Estate (including flood insurance if necessary) from the insurer or an independent insurance broker dated as of the date of determination, identifying insurers, types of insurance, insurance limits, and policy terms; (ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer); and (iii) such further information and certificates from the Borrower or such Guarantor, its insurers and insurance brokers as the Agent may reasonably request, all of which shall be in compliance with the requirements of this Agreement.

                  (m) Certification Regarding Physical Condition. A certification from the chief executive or chief financial officer of Borrower that such Real Estate complies with the terms of Section 6.23.

                  (n) Hazardous Substance Assessments. A hazardous waste site assessment report addressed to the Agent (or the subject of a reliance letter addressed to, and in a form reasonably satisfactory to, the Agent) concerning Hazardous Substances and asbestos on such Real Estate dated or updated not more than three months prior to the inclusion of such Real Estate in the Collateral, from the Environmental Engineer, such report to contain no qualifications except those that are acceptable to the Required Lenders in their sole discretion and to otherwise be in form and substance satisfactory to the Agent in its sole discretion.

                  (o) Zoning and Land Use Compliance. Such evidence regarding zoning and land use compliance as the Agent may require and approve in its reasonable discretion.

                  (p) Budget. An operating and capital expenditure budget for such Real Estate in form and substance reasonably satisfactory to the Required Lenders. The capital expenditure budget

                             Schedule 1.3 - Page 2
for the Real Estate must show adequate reserves or cash flow to cover capital expenditure needs of the Real Estate.

                  (q) Operating Statements. Operating statements for such Real Estate in the form of such statements delivered to the Lenders under
Section 7.4(c) covering each of the four fiscal quarters ending immediately prior to the addition of such Real Estate to the Collateral, to the extent available. Such operating statements shall be subject to the approval of the Required Lenders.

                  (r) Environmental Disclosure. Such evidence regarding compliance with Section 6.20(d) as Agent may require.

                  (s) Additional Documents. Such other agreements, documents, certificates, reports or assurances as the Agent may reasonably require.

                             Schedule 1.3 - Page 3

                                SCHEDULE 2.9(a)

                      EXISTING PRE-DEVELOPMENT PROPERTIES



Project                  Total Costs
-------                  -----------
 1. Apex, NC             $38,851,684

 2. Bennett, CO          $13,241,777

 3. Boulder, CO          $13,241,777

 4. Egg Harbor, NJ       $20,004,614

 5. Freehold, NJ         $34,905,511

 6. Grand Junction, CO    $4,716,901

 7. John's Creek II       $5,000,000

 8. Lakewood, CO         $20,004,614

 9. McKinney, TX          $8,227,553

10. Middletown, NJ       $13,241,777

11. Nashville, TN        $10,415,646

12. Oakland, TN           $5,919,682

13. Parker South, CO     $16,262,074

14. Philadelphia, PA     $14,589,009


                            Schedule 2.9(a) - Page 1

                                SCHEDULE 2.9(b)

                     EXISTING PROPERTIES UNDER CONSTRUCTION



Project                  Net GLA        Total Costs
-------                  -------        -----------
 1. Aurora, CO           139,473 sf     $18,404,403

 2. Fayetteville, AR       50,375 sf      $5,413,080

 3. Frisco, TX            21,000 sf      $3,594,811

 4. Fort Collins, CO      21,840 sf      $6,054,680

 5. Grandville, MI        35,170 sf      $4,514,746

 6. Gulf Breeze, FL       14,490 sf      $2,480,362

 7. Hamilton, NJ         465,279 sf     $78,922,413

 8. Lansing, MI           21,000 sf      $3,291,129

 9. Mesquite, TX          93,587 sf     $13,070,056

10. Norwood, MA          146,933 sf      $7,228,364

11. Overland Park, KS     19,600 sf      $4,806,027

12. Sacramento, CA        17,855 sf      $3,943,502

13. St. John's, MO        22,200 sf      $2,790,915

14. Turner Hill, GA       52,900 sf      $7,063,218

                            Schedule 2.9(b) - Page 1

                                SCHEDULE 2.9(c)

                              ANNOUNCED PROPERTIES

               Project             Net GLA        Total Costs

 1.   Beaver Valley II, CO      83,550 sf       $ 9,267,260
 2.   Chesterfield, MI         105,745 sf       $14,007,546
 3.   Erie, PA                  34,872 sf       $ 4,938,403
 4.   Frisco LP, TX              9,800 sf       $ 1,588,994
 5.   Grandville, MI            38,960 sf       $ 4,905,341
 6.   Irving, TX                95,300 sf       $10,981,622
 7.   Lansing, MI               70,500 sf       $ 9,599,210
 8.   McDonough South, GA       46,555 sf       $ 5,639,897
 9.   McKinney, TX              69,235 sf       $ 8,727,735
10.   Overland Park, KS         55,575 sf       $10,878,350
11.   Stone Mountain           115,396 sf       $14,628,282



                             Schedule 2.10 - Page 1

                                 SCHEDULE 2.10

                           EXISTING LETTERS OF CREDIT

1.   $551,663.75 Letter of Credit issued in favor of the Town of Parker (CO).

2. $42,076.43 Letter of Credit issued in favor of the Town of Parker (CO) Water and Sanitation District.

3. $236,900.00 Letter of Credit issued in favor of the City of Franklin, TN (Wal-Mart).

4.   $75,000.00 Letter of Credit issued in favor of Mack-Cali (Hamilton).

5.   $47,100.00 Letter of Credit issued in favor of the Town of Parker (Flat
     Acres).


                             Schedule 1.3 - Page 2

                                  SCHEDULE 6.3

                  LIST OF ALL ENCUMBRANCES ON BORROWER ASSETS

The following is a listing of all encumbrances on the Borrower assets (excluding the Mortgage Properties).

                                              PRINCIPAL BALANCE AS OF 9/30/02
                                              -------------------------------
Mortgage note payable - Richmond, KY                   $  5,705,000
Mortgage note payable - Milwaukee, WI                  $  3,792,000
Mortgage note payable - Marietta, GA                   $ 10,252,000
Mortgage note payable - Lilburn, GA                    $ 11,703,000
Mortgage note payable - Woodstock, GA                  $ 11,007,000
Mortgage note payable - Hendersonville, TN             $ 10,065,000
Mortgage note payable - Alpharetta, GA                 $ 12,576,000
Mortgage note payable - Denver, CO                     $ 29,929,000
Mortgage note payable - Allentown, PA                  $ 19,915,000
Construction loan payable - Aurora, CO                 $          0*
Construction loan payable - Grandville, MI             $ 10,074,000
Construction loan payable - Mesquite, TX               $ 12,184,000
Construction loan payable - St. John, MO               $  4,061,000
                                                       ------------
Total Principal Balance on Encumbered Assets           $141,263,000

*This loan closed in the third quarter, however, funding did not occur until October 2002.



                             Schedule 6.3 - Page 1

                                  SCHEDULE 6.5

                    MATERIAL CHANGES TO MORTGAGED PROPERTIES

1. Property 375 - Freeway Junction, Stockbridge, Georgia - Kmart rejected their lease due to bankruptcy filing.

2. Property 410 - Cross Pointe Center, Fayetteville, North Carolina - Currently under redevelopment. Former General Cinema and shop space demolished for new Bed, Bath & Beyond and new shop space. Currently in teardown stage.

3. Property 605 - Columbia Square, Columbia Tennessee - Former Albertson's space to be assigned to Kroger (currently under LOI).

4. Property 720 - Bermuda Square, Chester, Virginia - Auto Zone filed Chapter 11 and rejected their lease.


                             Schedule 6.5 - Page 1

                                  SCHEDULE 6.7

                             LITIGATION OF BORROWER

1. A number of class action lawsuits have been filed by the Borrower's common and preferred shareholders in federal and state court against the Borrower, its subsidiary, JDN DCI, and certain current and former officers and directors of those companies. The lawsuits were filed after a February 14, 2000 announcement by the Borrower that it had discovered certain undisclosed compensation arrangements, payments and related party transactions involving two former employees of JDN DCI, which were not accurately reported on the books and records of JDN DCI and the Borrower for the years ended December 31, 1994 through 1998. The multiple class actions filed in federal court allege violations of the federal securities laws, and allege that by failing to report the compensation arrangements, payments and related party transactions and other matters to the public in the Borrower's financial statements, public filings, and otherwise, the defendants made or participated in making material misstatements or omissions which caused the plaintiffs to purchase the Borrower's stock at an artificially inflated price. The plaintiffs seek compensatory damages of an indeterminate amount, interest, attorney's fees, expert's fees and other costs and disbursements. The federal class actions have been consolidated and are pending in the United States District Court for the Northern District of Georgia.

2. On April 28, 2000, Lake Lucerne Estates Civic Club, Inc., a nonprofit homeowners association located in Gwinnett County, Georgia, and a number of individual plaintiffs, filed suit against JDN DCI, Lowe's Companies, Inc., and Haygood Contracting, Inc. The suit was filed in the Superior Court of Fulton County, Georgia. The complaint asserts trespass, nuisance and negligence against JDN DCI in connection with the development of a shopping center anchored by Lowe's.

3. The Company is also subject to a formal order of investigation initiated by the SEC as of August 2, 2000. Pursuant to this order, the Company has voluntarily provided certain documents and other information to the SEC regarding the compensation arrangements, unauthorized benefits and related party transactions. By letter dated March 5, 2001, the SEC staff advised the Company that it intended to recommend that the SEC institute an administrative proceeding against the Company. The Company continues to cooperate fully with the SEC staff in order to resolve this matter as expeditiously as practicable. Management of the Company does not expect that the resolution of this matter will have a material adverse effect on the Company's business, financial condition or results of operation. However, the Company is unable to predict with certainty the timing or ultimate outcome of this matter.

4. In a lawsuit filed in Superior Court of Gwinnett County, Georgia on February 2, 2000, Dogwood Drive, L.L.C. ("Dogwood") brought claims against the Borrower and WHF, Inc. ("WHF"), a wholly-owned subsidiary of JDN DCI. Until April 1999, WHF owned a seventy-two percent (72%) interest in Dogwood and served as the operating member of the entity. The complaint asserts, among other things, breach of fiduciary duty against WHF and improper receipt of funds by the Borrower. The case is currently in the discovery phase.

5. A class action lawsuit was also filed by the Borrower's shareholders against the Borrower, JDN DCI, and four former officers and/or directors of those companies in the Superior Court of Fulton County, Georgia. The complaint contains substantially the same factual allegations asserted in the federal class actions, but purports to seek relief under state law for "lost dividends". The amended complaint contains claims of conversion and purported violations of the Georgia RICO statute, and the plaintiffs seek compensatory and punitive damages, attorney fees and expenses, interest and equitable relief.

6. In July 2000, a purported derivative actions was filed in federal district court against the Borrower as a nominal defendant, and certain former and current officers and directors of the Borrower. The lawsuit was filed in the United State District Court for the Northern District of Georgia. The plaintiffs allege that the individual defendants breached certain duties between 1994 and 1998 in connection with undisclosed compensation arrangements, payments and related party transactions discussed above. The complaints allege claims for breach of fiduciary duty, abuse of control, waste of corporate assets, unjust enrichment and gross mismanagement. Similar actions have been filed in the Superior Court and the State Court of Fulton County.

7. On October 7, 2002, a JDN shareholder filed a purported class action and derivative suit in the Superior Court of Fulton County, Georgia, against JDN, JDN's board of directors and DDR alleging claims of breach of fiduciary duty, waste, abuse of control, and unjust enrichment. The complain seeks declaratory relief, an order enjoining consummation of the merger and an accounting for unspecified damages. All defendants have moved to dismiss the complaint on several grounds. The defendants' motion is pending.

8. On October 10, 2002, a JDN shareholder filed a purported class action suit in the Circuit Court for Baltimore, Maryland, against JDN and JDN's board of directors alleging a claim of breach of fiduciary duty. The complaint seeks declaratory relief, an order enjoining consummation of the merger and unspecified damages. On November 22, 2002, the defendants removed the action to the United States District Court for the District of Maryland. On December 2, 2002, the defendants moved to stay the Maryland litigation pending the outcome of the Georgia litigation or, in the alternative, to dismiss the case. On December 11, 2002, the plaintiff filed a motion to remand the action to the Circuit Court for Baltimore, Maryland. Those motions are pending.

                                 SCHEDULE 6.15
                                 -------------

             LIST OF TRANSACTIONS WITH AFFILIATES AND SUBSIDIARIES

None

















                            Schedule 6.15 -- Page 1

                                 SCHEDULE 6.20

                             ENVIRONMENTAL RELEASES


None













                            Schedule 6.20 -- Page 1

                                SCHEDULE 6.21(a)
                SUBSIDIARIES OF THE BORROWER AND THE GUARANTORS



                                                FORM/
                                                JURISDICTION
                                                OF
SUBSIDIARY NAME                                 ORGANIZATION  OWNERSHIP
------------------------------------------------------------------------------------------------------------------------------------
 1. Black Cherry Limited Liability Company      Colorado       JDN Realty Corporation - 100%
 2. CANAL STREET PARTNERS, L.L.C.-?             MICHIGAN       JDN REALTY CORPORATION - 100%
 3. Chesterfield Exchange, L.L.C.               Georgia        JDN Realty Corporation - 100%
 4. Fayetteville Black Investment, Inc.         Georgia        JDN Development Company, Inc. - 100%
 5. Fayetteville Exchange, L.L.C.               Georgia        JDN Realty Corporation - 100%
 6. Freehold Marketplace, Inc.(f/k/a WHF Inc.)  Georgia        JDN Development Company, Inc. - 100%
 7. Georgia Finance Corporation                 Delaware       JDN Realty Corporation - 100%
 8. Hickory Hollow Exchange, L.L.C.             Georgia        JDN Development Company, Inc. - 100%
 9. JDN Development Company, Inc.               Delaware       JDN Realty Corporation - 100% Voting; 100% Non-Voting
10. JDN Development Investment, LP              Georgia        JDN Development Company, Inc. (GP); JDN Development LP, Inc. (LP)
11. JDN Development LP, Inc.                    Delaware       JDN Development Company, Inc. - 100%
12. JDN Intermountain Development Corp.         Delaware       JDN Development Company, Inc. - 100%
13. JDN Intermtn. Dev., Parker Pavilion L.L.C.  Georgia        JDN Real Estate Parker Pavilions, L.P. - 100%
14. JDN of Alabama Realty Corporation           Alabama        JDN Development Company, Inc. - 100%
15. JDN Real Estate - Apex, LP                  Georgia        JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
16. JDN Real Estate - Bridgewood Fort Worth LP  Georgia        JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
17. JDN Real Estate - Conyers, LP               Georgia        JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
18. JDN Real Estate - Cumming, LP               Georgia        JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
19. JDN Real Estate - Erie, LP                  Georgia        JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
20. JDN Real Estate - Fayetteville, LP          Georgia        JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
21. JDN Real Estate - Freehold, LP              Georgia        JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
22. JDN Real Estate - Frisco, LP                Georgia        JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
23. JDN Real Estate - Gulf Breeze, II, LP       Georgia        JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
24. JDN Real Estate - Hamilton, LP              Georgia        JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
25. JDN Real Estate - Hickory Creek, LP         Georgia        JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
26. JDN Real Estate - Lakeland, LP              Georgia        JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
27. JDN Real Estate - McDonough II, LP          Georgia        JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
28. JDN Real Estate - McDonough, LP             Georgia        JDN Realty Holdings, L.P. (GP); JDN Development Investment, L.P. (LP)
29. JDN Real Estate - McKinney, LP              Georgia        JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
30. JDN REAL ESTATE - MESQUITE, LP -?           GEORGIA        JDN DEVELOPMENT INVESTMENT, L.P. (GP); JDN REALTY HOLDINGS, L.P. (LP)


                                                       Schedule 6.21(b) - Page 1

31. JDN Real Estate - Norwood, LLC              Georgia      JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
32. JDN REAL ESTATE - OAKLAND, LP-?             GEORGIA      JDN DEVELOPMENT INVESTMENT, L.P. (GP); JDN REALTY HOLDINGS, L.P. (LP)
33. JDN Real Estate - Overland Park, LP         Georgia      JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
34. JDN Real Estate - Parker Pavillions, LP     Georgia      JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
35. JDN Real Estate - Pensacola, LP             Georgia      JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
36. JDN Real Estate - Pioneer Hills, II, LP     Georgia      JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
37. JDN Real Estate - Pooler, LP                Georgia      JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
38. JDN Real Estate - Sacramento, LP            Georgia      JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
39. JDN Real Estate - Stone Mtn., LP            Georgia      JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
40. JDN Real Estate - Suwanee, LP               Georgia      JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
41. JDN Real Estate - Turner Hill, LP           Georgia      JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
42. JDN Real Estate - West Lafayette, LP        Georgia      JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
43. JDN Real Estate - West Lansing, LP          Georgia      JDN Development Investment, L.P. (GP); JDN Realty Holdings, L.P. (LP)
44. JDN Realty AL, Inc.                         Alabama      JDN Realty Corporation - 100%
45. JDN Realty Corporation, GP, Inc.            Delaware     JDN Realty Corporation - 100%
46. JDN Realty Holdings, L.P.                   Georgia      JDN Realty Corporation (GP); JDN Realty LP, Inc. (LP)
47. JDN Realty LP, Inc.                         Delaware     JDN Realty Corporation - 100%
48. Mitchell Bridge Associates, Inc.            Georgia      JDN Development Company, Inc. - 100%

                               SCHEDULE 6.21 (b)
         SCHEDULE OF BORROWER'S AND GUARANTORS' OWNERSHIP OF AFFILIATES
                           WHICH ARE NOT SUBSIDIARIES

                                                       FORM/
                                                       JURISDICTION
    OWNERSHIP                                          OF ORGANIZATION     OWNERSHIP
----------------------------------------------------   ---------------     --------------------------------------------------------
 1. FlatAcres MarketCenter, LLC                        Georgia             Goldberg Property Associates, Inc. (100%)
 2. Ft. Collins Partners, LLC                          Colorado            Goldberg Property Associates, Inc. (100%)
 3. Goldberg Property Associates, Inc.                 Colorado            JDN Intermountain Development Corp. (100%); Mark Goldberg
                                                                           owns  20% of Second Class of Non-Voting Stock
 4. Hendon/Atlantic Rim John Creek LLC                 Georgia             Hendon Johns Creek, LLC (50%); JDN Realty Corporation
                                                                           (49%); Hendon Invest Inc (1%)
 5. Hendon/JDN Johns Creek Village, LLC                Georgia             Hendon/Johns Creek Village, LLC (51%); JDN Real Estate -
                                                                           Suwanee, LP (49%)
 6. JDN Intermountain Development Pioneer Hills, LLC   Georgia             Goldberg Property Associates, Inc. (100%)
 7. JDN West Allis Associates, Limited Partnership     Georgia             JDN Realty Corporation - 100% of GP Interest, third
                                                                           parties own 100% LP Interest
 8. JDN-Zaremba Venture I, LLC                         Delaware            JDN Real Estate - Pooler, LP (50% and Managing Member);
                                                                           Zaremba Foxfield Pooler, LP (50%) Third Party
 9. Metro Station Development Company LLC              Mississippi         Mattice Properties, Inc. (50%) - JDN Development Company,
                                                                           Inc. (50%)
10. Pecan Park, LLC                                    Mississippi         Andrew Mattice (50%); JDN Development Company, Inc. (50%)
11. Pepperell Corners, L.P.                            Alabama             JDN of Alabama Realty Corporation - 10.84% LP Interest,
                                                                           1% GP Interest; third parties own 89.16% LP Interest, 99%
                                                                           GP interest
12. St. John Crossings, LLC                            Missouri            JDN Development Company, Inc (99%); Walpert Properties,
                                                                           Inc  (1%)

    OAKLAND - ?

                                 SCHEDULE 6.22

                         MONETARY DEFAULTS UNDER LEASES

Property      Property                                     Amount
 Number         Name              Tenant         S.F.       Due       Reason for Default
 ------         ----              ------         ----       ---       ------------------
  301        Riverplace            CATO          6,000   $80,345.39   In litigation - paying percentage rent instead of full rent
             Canton, GA

  301        Riverplace        3 Dollar Bill     2,600    $4,485.94   November & December rent
             Canton, GA

  301        Riverplace      Soleus Healthcare   1,600    $4,125.46   November & December rent
             Canton, GA

  405        River Hills     Philly Connection   1,600    $5,938.61   November & December rent
            Asheville, NC

  410        Cross Pointe         Egg Roll       1,200    $5,709.78   October, November & December rent
           Fayetteville, NC

  720       Bermuda Square         Ukrops       31,748    $8,583.11   2001 Year End Prorations
             Chester, VA

  761       Genito Crossing     Papa Georgio     1,200    $3,247.65   October, November & December rent
            Midlothian, VA



                             Schedule 6.22 - Page 1

                                 SCHEDULE 6.25

                            MATERIAL LOAN AGREEMENTS

DEBT                                         PRINCIPAL(1)        RATE(2)        MATURITY
Mandatory Par Put Remarketed Securities      75,000,000          7.08%          31-Mar-03
Mortgage Note Payable - Richmond, KY          5,705,000          7.63%          01-Dec-03
Construction Loan - Grandville, MI           10,074,000          3.88%          22-Mar-04
Construction Loan - Mesquite, TX             12,184,000          3.81%          12-Apr-04
Construction Loan - St. John, MO              4,061,000          3.88%          31-Jul-04
Seven Year Notes                             74,935,000          7.10%          01-Aug-04
Ten Year Notes                               84,871,000          7.23%          01-Aug-07
Mortgage Note Payable - Milwaukee, WI         3,792,000          7.75%          01-Aug-09
Mortgage Note Payable - Marietta, GA         10,252,000          7.72%          15-Nov-17
Mortgage Note Payable - Lilburn, GA          11,703,000          6.74%          10-Feb-18
Mortgage Note Payable - Woodstock, GA        11,007,000          6.63%          15-Apr-18
Mortgage Note Payable - Hendersonville, TN   10,065,000          7.71%          15-Jan-19
Mortgage Note Payable - Alpharetta, GA       12,576,000          6.70%          15-Apr-19
Mortgage Note Payable - Allentown, PA        19,915,000          7.01%          28-Jun-21
Mortgage Note Payable - Denver, CO           29,929,000          7.41%          21-Jun-27

(1) Rounded to nearest 1,000 as of 9/30/2002
(2) Effective interest rates as of 9/30/2002

                                  SCHEDULE 8.3

                               OTHER INVESTMENTS

   Project               Total Costs                   JV Partner                    % JDN will hold
   -------               -----------                   ----------                    ---------------
1. Bennett, CO          $13,241,777                    Kroger                              50%
2. Boulder CO           $13,241,777                    Kroger                              50%
3. Grand Junction, CO   $ 4,716,901                    Kroger                              50%
4. John's Creek II      $ 5,000,000                    Hendon Properties                   49%
5. Nashville, TN        $10,415,646                    Kroger                              50%
6. Oakland, TN          $ 5,919,682                    Kroger                              50%



















                                      -ii-